Information contained herein is subject to completion or amendment. Offers to buy these securities may not be accepted without the delivery of a final prospectus supplement and prospectus. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 Subject to Completion, Dated December 11, 1997

                                                      Registration No. 033-46723

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 11, 1997)

                           $658,634,000 (Approximate)
                          Morgan Stanley Capital I Inc.
                                  as Depositor

                          AETNA LIFE INSURANCE COMPANY
                  as Mortgage Loan Seller and Special Servicer

                           MIDLAND LOAN SERVICES, L.P.
                               as Master Servicer


      AETNA COMMERCIAL MORTGAGE TRUST MULTICLASS PASS-THROUGH CERTIFICATES,
                                SERIES 1997-ALIC
                               -------------------

     The Series 1997-ALIC Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates (the "Certificates") will consist of 17 classes (each, a "Class") of Certificates: (i) the Class A-1A, Class A-1B and Class A-2 Certificates (together, the "Class A Certificates"); (ii) the Class IO Certificates (the "Class IO Certificates" or the "Interest Only Certificates" and, collectively with the Class A Certificates, the "Senior Certificates");
(iii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates (collectively, the "Subordinate Certificates" and, collectively with the Senior Certificates, the "REMIC Regular Certificates"); (iv) the Class R Certificate; (v) the Class V Certificates; and
(vi) the Class W Certificates (the Class V Certificates, together with the Class W Certificates, collectively, the "Non-REMIC Certificates"). Only the Class A-1A, Class A-1B, Class A-2, Class IO, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. It is a condition to their issuance that the respective Classes of Offered Certificates be assigned ratings by Fitch IBCA, Inc. ("Fitch") and/or by Moody's Investors Service, Inc. ("Moody's" and, together with Fitch, the "Rating Agencies") as set forth in the table below. Each Class of Offered Certificates will be issued with the aggregate principal balance (the aggregate "Certificate Balance") or aggregate notional amount (the aggregate "Notional Amount"), and will accrue interest (initially, in the case of the Interest Only Certificates) at the per annum rate (the "Pass-Through Rate"), set forth in the table below.

     The Certificates will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be established by Morgan Stanley Capital I Inc. (the "Depositor") pursuant to a Pooling and Servicing Agreement, to be dated as of December 1, 1997 (the "Pooling and Servicing Agreement"), among the Depositor, Midland Loan Services, L.P. as master servicer (the "Master Servicer"), Aetna Life Insurance Company as special servicer (the "Special Servicer") and State Street Bank and Trust Company as trustee (the "Trustee"). Distributions on the Certificates will be payable solely from the assets transferred to the Trust Fund for the benefit of the holders of the Certificates (the "Certificateholders"). The Certificates do not constitute obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective affiliates. Neither the Certificates nor the Mortgage Loans (as defined herein) will be insured or guaranteed by any governmental agency or instrumentality or by the Depositor, the Seller (as defined herein), the Master Servicer, the Special Servicer, the Trustee, any of their respective affiliates or any other person.

     See "Risk Factors and Other Special Considerations" beginning on page S-37 herein and "Risk Factors" beginning on page 13 in the Prospectus for certain factors to be considered in purchasing the Offered Certificates.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                   (cover continued on page S-3)


                           Approximate Initial
                               Aggregate                      Approximate
                          Certificate Balance or                Initial              Final Scheduled                   Ratings
       Class                Notional Amount(1)           Pass-Through Rate(2)      Distribution Date(3)          (Fitch/Moody's)(4)
       -----                ------------------           --------------------      --------------------          ------------------
Class A-1A ..........         $169,000,000                 6.44%                      10/15/00                         AAA/Aaa
Class A-1B ..........         $191,279,000                 6.72%                      11/15/02                         AAA/Aaa
Class A-2 ...........         $ 97,552,000                 6.17%                      3/15/05                          AAA/Aaa
Class IO ............         $803,212,971                 2.60%                      1/15/18                          AAA/Aaa
Class B .............         $ 64,257,000                 7.04%                      1/15/06                          AA/Aa2
Class C .............         $ 68,273,000                 7.33%                      11/15/07                         A/A2
Class D .............         $ 48,193,000                 7.48%                      12/15/07                         BBB/Baa2
Class E .............         $ 20,080,000                 7.52%                      11/15/08                         BBB-/Baa3

----------

(Footnotes on page S-3)

                                   ----------

     The Offered Certificates will be purchased from the Depositor by Morgan Stanley & Co. Incorporated (the "Underwriter") and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting issuance expenses payable by the Depositor, will be approximately $ plus accrued interest. For further information with respect to the plan of distribution and any discounts, commissions and profits on resale that may be deemed underwriting discounts or commissions, see "Plan of Distribution" herein.

     The Offered Certificates are offered by the Underwriter when, as and if issued by the Depositor, delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC") in the United States and may be made in book-entry form through Cedel Bank, S.A. ("CEDEL") and the Euroclear System ("Euroclear"), as participants of DTC, in Europe, against payment therefor on or about December __, 1997 (the "Closing Date").

                                   ----------


                           MORGAN STANLEY DEAN WITTER

           The date of this Prospectus Supplement is December __, 1997

                                  [MAP OF U.S.]

                             [PHOTOS OF PROPERTIES]

                             [PHOTOS OF PROPERTIES]

The footnotes to the table on the cover page are as follows:

     (1) The table sets forth: in the case of the Interest Only Certificates, the initial aggregate Notional Amount thereof; and, in the case of each other Class of Offered Certificates, the initial aggregate Certificate Balance thereof. The Interest Only Certificates will not have Certificate Balances and will not entitle the holders thereof to distributions of principal. The initial aggregate Certificate Balance or Notional Amount of each Class of Offered Certificates is subject to a permitted variance of plus or minus 5%.

     (2) The Pass-Through Rates for the Class A-1A, Class A-1B, Class A-2, Class B, Class C, Class D and Class E Certificates are fixed at the respective per annum rates set forth in the table. The Pass-Through Rate for the Class IO Certificates is variable and, subsequent to the initial Distribution Date (as defined herein), will be determined as described under "Description of the Certificates--Pass-Through Rates" herein. The initial Pass-Through Rate for the Interest Only Certificates as set forth in the table is approximate.

     (3) The Final Scheduled Distribution Date with respect to any Class of Offered Certificates is the Distribution Date (as defined herein) on which the final distribution would occur for such Class based on the assumption that no Mortgage Loan is prepaid in whole or in part and otherwise based on the Maturity Assumptions (as described herein). The actual performance and experiences of the Mortgage Loans will likely differ from such assumptions. As described herein under "Ratings", the Final Rated Distribution Date for those Classes of Offered Certificates entitled to distributions of principal will be the Distribution Date in January 2028.

     (4)  See "Ratings" herein.


----------
(cover continued from second preceding page)

     Initially, the assets of the Trust Fund will consist primarily of a segregated pool (the "Mortgage Pool") of (i) 41 fixed-rate commercial and multifamily mortgage loans (such mortgage loans, exclusive of the Additional Interests (as defined herein), the "Mortgage Loans") and (ii) the Additional Interests. The Cut-off Date is December 1, 1997 (the "Cut-off Date") and, as of such date, the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of $803,212,971, after application of all payments of principal due on or before such date, whether or not received, and subject to a variance of plus or minus 5%. The Mortgage Loans are further described under "Description of the Mortgage Pool" herein and on Appendix I, Appendix II and Appendix III hereto.

     The Mortgage Pool has been divided into two separate sub-pools (each, a "Loan Group") designated as "Loan Group 1" (and the Mortgage Loans included therein, the "Group 1 Loans") and "Loan Group 2" (and the Mortgage Loans included therein, the "Group 2 Loans"), each of which is described herein. Loan Group 1 will consist of forty (40) fixed-rate Mortgage Loans, and Loan Group 2 will consist of one (1) Mortgage Loan. As of the Cut-off Date, the Group 1 Loans and the Group 2 Loans will have aggregate principal balances, after taking into account all payments of principal due on or before such date, whether or not received of $705,660,785 and $97,552,186, respectively, in each case subject to a variance of plus or minus 5%.

     The Depositor will acquire the Mortgage Loans from Aetna Life Insurance Company (the "Seller") on the Closing Date pursuant to a Mortgage Loan Purchase Agreement between the Seller and the Depositor.

     Distributions on the Certificates will be made, to the extent of available funds, on the 15th day of each month or, if any such 15th day is not a business day, then on the next business day, beginning in January 1998 (each, a "Distribution Date"). As described herein, distributions of interest on each Class of Offered Certificates will be made on each Distribution Date based on
the  Pass-Through   Rate  then  applicable  to  such  Class  and  the  aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class outstanding immediately prior to such Distribution Date. Distributions allocable to principal of the respective Classes of Certificates with Certificate Balances (the "Principal Balance Certificates") will be made in the amounts and in accordance with the priorities described herein until the Certificate Balance of each such Class is reduced to zero. The Interest Only

Certificates will not have Certificate Balances and will not entitle the holders thereof to receive distributions of principal. As described herein, any prepayment premiums, penalties or fees actually collected on the Mortgage Loans will be distributed among certain of the Classes of Certificates in the amounts and in accordance with the priorities described herein. See "Description of the Certificates--Distributions" herein. As described herein, any amounts collected in respect of the Non-REMIC Assets and the Non-REMIC Fees (each as described herein) will be distributed to the Class V and the Class W Certificates, respectively.

     As and to the extent described herein, the Subordinate Certificates will be subordinate to the Senior Certificates; and each Class of Subordinate Certificates will further be subordinate to each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The Class R Certificate will be subordinate to the REMIC Regular Certificates. See "Description of the Certificates--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein.

     The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans that result in a reduction of the aggregate Certificate Balance or Notional Amount of such Class. The yield to maturity of the Interest Only Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans, which rate and timing of principal payments and losses may fluctuate significantly from time to time. A rate of principal prepayments on the Mortgage Loans that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Interest Only Certificates. Investors in the Interest Only Certificates should consider the associated risks, including the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of investors in such Certificates to recover fully their initial investments. See "Yield Considerations" and "Maturity Considerations" herein and "Yield Considerations" and "Risk Factors--Average Life of Certificates; Prepayments; Yields" in the Prospectus.

     As described herein, three separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I", "REMIC II" and "REMIC III", respectively). The Offered Certificates will constitute "regular interests" in REMIC III. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     The Additional Interests included in the Trust Fund but not in any of the REMICs will be held by the Trustee as a separate grantor trust, the beneficial ownership of which will be represented by the Class V and Class W Certificates (collectively, the "Non-REMIC Certificates").

     See "Index of Principal Definitions" in the Prospectus for the location of meanings of capitalized terms used but not defined therein. See "Index of Principal Definitions" herein for location of meanings of other capitalized terms used herein.

     There is currently no secondary market for the Offered Certificates. The Underwriter intends to make a secondary market in the Offered Certificates, but is not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     SEE "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS" BEGINNING ON PAGE S-37 HEREIN AND "RISK FACTORS" BEGINNING ON PAGE 13 IN THE PROSPECTUS FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED CERTIFICATES.

         THIS PROSPECTUS SUPPLEMENT IS NOT INTENDED TO FURNISH LEGAL, REGULATORY, TAX OR ACCOUNTING ADVICE TO ANY PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHOULD BE REVIEWED BY EACH PROSPECTIVE PURCHASER AND ITS LEGAL, REGULATORY, TAX AND ACCOUNTING ADVISORS. EACH PROSPECTIVE PURCHASER MUST RELY ON ITS OWN EXAMINATION OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     INVESTORS WHOSE INVESTMENT AUTHORITY IS SUBJECT TO LEGAL RESTRICTIONS SHOULD CONSULT THEIR OWN LEGAL ADVISORS TO DETERMINE WHETHER AND TO WHAT EXTENT THE OFFERED CERTIFICATES CONSTITUTE LEGAL INVESTMENTS FOR THEM.

     THE UNDERWRITER MAY SELL OFFERED CERTIFICATES TO ITS AFFILIATES OR ENTITIES OVER WHICH ITS AFFILIATES HAVE DISCRETIONARY AUTHORITY IN ACCORDANCE WITH APPLICABLE LAW.

                                   ----------

     THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED DECEMBER 11, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     UNTIL FEBRUARY __, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                   ----------


                           FORWARD-LOOKING STATEMENTS

     IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS "EXPECTS," "INTENDS," "ANTICIPATES," "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS," INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN FOREIGN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER EVENTS, CONDITIONS AND CIRCUMSTANCES, MANY OF WHICH ARE BEYOND THE DEPOSITOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE DEPOSITOR EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE DEPOSITOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                                   ----------

                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. Such Registration Statement and exhibits thereto can be inspected and copied at prescribed rates at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

                                   ----------

                          REPORTS TO CERTIFICATEHOLDERS

     The  Trustee  will  mail  or  otherwise  make  available   monthly  reports
concerning the Certificates to all Certificateholders of record.

                                   ----------

     No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein or therein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Depositor since such date.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                            Page
                                                                            ----

                                TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS ............................................      S-5

AVAILABLE INFORMATION .................................................      S-6

REPORTS TO CERTIFICATEHOLDERS .........................................      S-6

TRANSACTION OVERVIEW ..................................................     S-10

SUMMARY ...............................................................     S-11

RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS .........................     S-37
         The Certificates .............................................     S-37
         The Mortgage Loans ...........................................     S-38

DESCRIPTION OF THE CERTIFICATES .......................................     S-48
         General ......................................................     S-48
         Certificate Balances and Notional Amounts ....................     S-50
         Pass-Through Rates ...........................................     S-51
         Distributions ................................................     S-52
         Appraisal Reductions .........................................     S-56
         Subordination; Allocation of Losses and Certain Expenses .....     S-56
         Prepayment Interest Shortfalls ...............................     S-58
         Optional Termination .........................................     S-58
         Advances .....................................................     S-58
         Reports to Certificateholders; Available Information .........     S-60
         Example of Distributions .....................................     S-62
         Voting Rights ................................................     S-63
         The Trustee ..................................................     S-63

MATURITY CONSIDERATIONS ...............................................     S-63

YIELD CONSIDERATIONS ..................................................     S-69
         General ......................................................     S-69
         Rate and Timing of Principal Payments ........................     S-69
         Losses and Shortfalls ........................................     S-70
         Certain Relevant Factors .....................................     S-70
         Delay in Payment of Distributions ............................     S-70
         Yield Sensitivity of the Interest Only Certificates ..........     S-70

DESCRIPTION OF THE MORTGAGE POOL ......................................     S-71
         General ......................................................     S-71
         Additional Interests .........................................     S-72
         Certain Terms and Characteristics of the Mortgage Loans ......     S-72
         Assessments of Property Value ................................     S-76
         Additional Mortgage Loan Information .........................     S-76
         Standard Hazard Insurance ....................................     S-78
         The Seller ...................................................     S-78
         Underwriting Practices .......................................     S-78
         Assignment of the Mortgage Loans .............................     S-79
         Representations and Warranties ...............................     S-80
         Repurchases and Other Remedies ...............................     S-82
         Changes in Mortgage Pool Characteristics .....................     S-82

                                                                           Page
                                                                           ----

SERVICING OF THE MORTGAGE LOANS ........................................    S-83
         General .......................................................    S-83
         The Master Servicer ...........................................    S-85
         The Special Servicer ..........................................    S-85
         Sub-Servicers .................................................    S-85
         Servicing and Other Compensation and Payment of Expenses ......    S-86
         The Operating Adviser .........................................    S-87
         Modifications, Waivers, Amendments and Consents ...............    S-88
         Sale of Defaulted Mortgage Loans and REO Properties ...........    S-89
         REO Properties ................................................    S-90
         Inspections; Collection of Operating Information ..............    S-90
         Maintenance of Master Servicer/Special Servicer Acceptability..    S-92

CERTAIN FEDERAL INCOME TAX CONSEQUENCES ................................    S-92
         General .......................................................    S-92
         Original Issue Discount and Premium ...........................    S-93
         Recent Tax Law Developments ...................................    S-94
         Additional Considerations .....................................    S-95

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN CALIFORNIA,
NEW YORK AND MASSACHUSETTS .............................................    S-95

ERISA CONSIDERATIONS ...................................................    S-96
         Plan Asset Regulation .........................................    S-96
         Availability of Underwriter's Exemption .......................    S-97

LEGAL INVESTMENT .......................................................    S-98

USE OF PROCEEDS ........................................................    S-98

PLAN OF DISTRIBUTION ...................................................    S-98

LEGAL MATTERS ..........................................................    S-99

RATINGS ................................................................    S-99

INDEX OF PRINCIPAL DEFINITIONS .........................................   S-100


APPENDIX I - MORTGAGE POOL INFORMATION (TABLES) ........................     I-1

APPENDIX II - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS ............    II-1

APPENDIX III - SIGNIFICANT LOAN SUMMARIES ..............................   III-1

APPENDIX IV - ENVIRONMENTAL DISCLOSURE .................................    IV-1


PRELIMINARY TERM SHEET .................................................     T-1

                              TRANSACTION OVERVIEW

     Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus relating to the Offered Certificates in making their investment decision. The following Transaction Overview does not include all relevant information relating to the securities and underlying assets described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus in their entirety.

============================================================================================================================
              INITIAL
             AGGREGATE
            CERTIFICATE                                                                                         INITIAL
             BALANCE OR              RATINGS                                          DESCRIPTION               PASS-
              NOTIONAL               (FITCH/             WEIGHTED       PRINCIPAL       OF PASS-                THROUGH
 CLASS       AMOUNT(1)             MOODY'S)(2)          AVG. LIFE (3)    WINDOW (3)   THROUGH RATE              RATE (4)
----------------------------------------------------------------------------------------------------------------------------
A-1A         $169,000,000            AAA/Aaa              2.0021          1-34        Fixed Rate                6.44%
----------------------------------------------------------------------------------------------------------------------------
A-1B         $191,279,000            AAA/Aaa              4.0039         34-59        Fixed Rate                6.72%
----------------------------------------------------------------------------------------------------------------------------
A-2          $ 97,552,000            AAA/Aaa              5.3917          1-87        Fixed Rate                6.17%
----------------------------------------------------------------------------------------------------------------------------
IO           $803,212,971 (b)        AAA/Aaa              6.7613          N/A         Variable Rate I/O         2.60%
----------------------------------------------------------------------------------------------------------------------------
B            $ 64,257,000             AA/Aa2              7.7381         87-97        Fixed Rate                7.04%
----------------------------------------------------------------------------------------------------------------------------
C            $ 68,273,000              A/A2               8.8920         97-119       Fixed Rate                7.33%
----------------------------------------------------------------------------------------------------------------------------
D            $ 48,193,000            BBB/Baa2             9.9043        119-120       Fixed Rate                7.48%
----------------------------------------------------------------------------------------------------------------------------
E            $ 20,080,000           BBB-/Baa3            10.2804        120-131       Fixed Rate                7.52%
----------------------------------------------------------------------------------------------------------------------------
F(a)         $ 44,177,000             BB/Ba3             12.1032        131-152       Fixed Rate                6.44%
----------------------------------------------------------------------------------------------------------------------------
G(a)         $  8,032,000             BB-/NR             12.9435        152-159       Fixed Rate                6.44%
----------------------------------------------------------------------------------------------------------------------------
H(a)         $ 14,056,000              B/B2              13.6676        159-169       Fixed Rate                6.44%
----------------------------------------------------------------------------------------------------------------------------
J(a)         $ 26,104,000             B-/NR              14.1159        169-175       Fixed Rate                6.44%
----------------------------------------------------------------------------------------------------------------------------
K(a)         $ 20,080,000             NR/NR              14.9249        175-183       Fixed Rate                6.44%
----------------------------------------------------------------------------------------------------------------------------
L(a)         $ 32,129,971             NR/NR              15.9840        183-241       Fixed Rate                6.44%
----------------------------------------------------------------------------------------------------------------------------
V(a)(c)      N/A                       N/A               N/A              N/A         N/A                       N/A
----------------------------------------------------------------------------------------------------------------------------
W(a)(c)      N/A                       N/A               N/A              N/A         N/A                       N/A
============================================================================================================================

(1)  In each case, subject to a variance of plus or minus 5%.
(2)  See "Ratings" herein.
(3) The weighted average life (expressed in years) and the period (expressed in months following the Closing Date and commencing with the month of the first Distribution Date) during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table is based on the Maturity Assumptions (as defined herein) and a pricing speed of 5% CPR (as defined in the Prospectus) for each Mortgage Loan commencing, in each case, at the later of the end of the related Lock-out Period and the end of the period during which a Yield Maintenance Premium (as defined herein) (as defined herein) is payable with respect to prepayments of such Mortgage Loan. See "Yield Considerations" and "Maturity Considerations" herein.
(4) The initial Pass-Through Rate for the Interest Only Certificates set forth in the table is approximate.

---------------
(a)  Not offered hereby.
(b)  Aggregate Notional Amount.
(c) The Class V and Class W Certificates represent beneficial ownership interests in the Additional Interests included in the Trust Fund, and do not have Certificate Balances, Notional Amounts, Pass-Through Rates or any ratings thereon.

                                     SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. An "Index of Principal Definitions" is included at the end of each of this Prospectus Supplement and the Prospectus.

Depositor......................  Morgan  Stanley  Capital  I  Inc.,  a  Delaware
                                 corporation (the "Depositor"). The Depositor's principal offices are located at 1585 Broadway, New York, New York 10036, telephone (212) 761-4700.

The Certificates...............  The Aetna Commercial  Mortgage Trust Multiclass
                                 Pass- Through Certificates, Series 1997-ALIC (the "Certificates") will be issued in 17 classes (each, a "Class") designated as: (i) the Class A-1A, Class A-1B and Class A-2 Certificates (together, the "Class A Certificates"); (ii) the Class IO Certificates (the "Interest Only Certificates" or the "Class IO Certificates" and, collectively with the Class A Certificates, the "Senior Certificates"); (iii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates (collectively, the "Subordinate Certificates" and, collectively with the Senior Certificates, the "REMIC Regular Certificates"); (iv) the Class R Certificate; (v) the Class V Certificates; and (vi) the Class W Certificates (the Class V Certificates, together with the Class W Certificates, collectively, the "Non-REMIC Certificates").

                                 The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be formed by the Depositor pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Special Servicer and the Trustee. Initially, the assets of the Trust Fund will consist primarily of (i) 41 fixed-rate mortgage loans (such mortgage loans, exclusive of the Additional Interests (as defined herein), the "Mortgage Loans") and (ii) the Additional Interests. As of the Cut-off Date, the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of $803,212,971, after application of all payments due on or before such date, whether or not received. The Trust Fund will also hold (i) any Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure in respect of a Mortgage Loan that becomes defaulted (any such property upon acquisition, an "REO Property") and (ii) certain other related property, as described herein. The Certificates collectively represent the entire interest in the Trust Fund.

                                 Only the Class A-1A, Class A-1B, Class A-2, Class IO, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class K and Class L Certificates, the Non-REMIC Certificates, and
                                 the Class R Certificate (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

Seller.........................  Aetna Life  Insurance  Company,  a  Connecticut
                                 corporation. The Seller will sell the Mortgage Loans on the Closing Date pursuant to an agreement (the "Mortgage Loan Purchase Agreement"), which will be assigned in relevant part to the Trustee. See "Description of the Mortgage Pool--The Seller" herein. The Class IO Certificates and a portion of the Certificates not offered hereby, including the Non-REMIC Certificates, may be acquired by a limited liability company whose sole members are the Seller and a wholly-owned subsidiary of the Seller.

Master Servicer................  Midland Loan Services, L.P., a Missouri limited partnership. The Master Servicer will be obligated to make Advances (as defined herein) with respect to the Mortgage Loans as described herein. See "Description of the Certificates--Advances" herein. The Master Servicer will be responsible for servicing the Mortgage Loans except to the extent that the Special Servicer is responsible for performing certain asset management functions with respect to the Mortgage Loans and for performing certain broader servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent, and with respect to REO Properties and other collateral. See "Servicing of the Mortgage Loans--General"; "--Master Servicer" and "--Special Servicer" herein.

Special Servicer...............  Aetna  Life  Insurance  Company.   The  Special
                                 Servicer  will be  responsible  for  performing
                                 certain asset management functions with respect
                                 to  the  Mortgage   Loans  and  for  performing
                                 certain   broader   servicing   functions  with
                                 respect to Mortgage Loans that, in general, are
                                 in default or as to which  default is imminent,
                                 and with  respect to REO  Properties  and other
                                 collateral.   The  Special   Servicer  will  be
                                 required to notify the Operating Adviser before
                                 taking certain actions,  and may be replaced by
                                 the  Operating   Adviser   without  cause,   as
                                 described  herein.  Initially,   however,  CMBS
                                 Holdings,  L.L.C., a limited  liability company
                                 whose  sole   members  are  the  Seller  and  a
                                 wholly-owned subsidiary of the Seller, will be the Operating Adviser. See "Servicing of the
                                 Mortgage  Loans--Special  Servicer"  and "--The
                                 Operating Adviser" herein.

Trustee........................  State   Street  Bank  and  Trust   Company,   a
                                 Massachusetts  trust company.  See "Description
                                 of the  Certificates--The  Trustee" herein. The
                                 Trustee will be obligated to make Advances with
                                 respect  to  the  Mortgage   Loans  in  certain
                                 circumstances  where  the  Master  Servicer  or
                                 Special Servicer was required, but
                                 failed,   to  do   so,   as   described   under
                                 "Description  of  the   Certificates--Advances"
                                 herein.


Operating  Adviser.............. The holders of Certificates  representing  more than 50% of the aggregate Certificate Balance of the most subordinate Class of Principal Balance Certificates outstanding at any time of determination (or, if the then aggregate Certificate Balance of such Class of Certificates is less than 25% of the initial aggregate Certificate Balance of such Class, of the next most subordinate Class of Principal Balance Certificates) (in any event, the "Controlling Class"), may appoint a representative (the "Operating Adviser") as described herein. The Special Servicer will be required to notify the Operating Adviser before taking certain actions, and may be replaced by the Operating Adviser without cause, as described herein. Initially, however, CMBS
                                 Holdings, L.L.C., whose sole members are the Special Servicer and a wholly-owned subsidiary of the Special Servicer, will be the Operating Adviser. See "Servicing of the Mortgage Loans--The Operating Adviser" herein.

Cut-off Date ..................  December 1, 1997.

Closing Date ..................  On or about December __, 1997.

Record Date....................  With   respect   to  each   Class  of   Offered
                                 Certificates  and each  Distribution  Date, the
                                 last   business  day  of  the  calendar   month
                                 immediately preceding the month in which such Distribution Date occurs.

Distribution Date..............  The 15th day of each month or, if such 15th day is not a business day, the business day immediately following such 15th day, commencing in January 1998.

Determination Date.............  With  respect to each  Distribution  Date,  the fifth business day prior to such Distribution Date.

Collection Period..............  With respect to the initial  Distribution Date, the period beginning on the day after the Cut-off Date and ending on the Determination Date in the month in which such Distribution Date occurs. With respect to any subsequent Distribution Date, the period beginning on the day after the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ending on the Determination Date in the calendar month in which such Distribution Date occurs.

Interest Accrual Period........  With   respect   to  each   Class  of   Offered
                                 Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Registration and Denominations   The  Class A  Certificates  will  initially  be
                                 issued in book-entry form in  denominations  of
                                 $5,000 initial  Certificate  Balance and in any
                                 whole dollar  denomination  in excess  thereof.
                                 The Class  IO,  Class B,  Class C,  Class D and
                                 Class E  Certificates  will initially be issued
                                 in book-entry form in  denominations of $50,000
                                 initial Certificate Balance or Notional Amount,
                                 as   applicable,   and  in  any  whole   dollar
                                 denomination in excess  thereof.  Each Class of
                                 Offered Certificates will be represented by one
                                 or more Certificates  registered in the name of
                                 Cede & Co., as nominee of The Depository  Trust
                                 Company   ("DTC").   No  person   acquiring  an
                                 interest  in an Offered  Certificate  (any such
                                 person, a "Certificate Owner") will be entitled
                                 to   receive   a  fully   registered   physical
                                 certificate   (a   "Definitive    Certificate")
                                 representing  such  interest,  except under the
                                 limited  circumstances  described herein and in
                                 the   Prospectus.   See   "Description  of  the
                                 Certificates--General" herein and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

Clearance and Settlement.......  Certificateholders   must  hold  their  Offered
                                 Certificates  in book entry  form,  delivery of
                                 which will be made  through the  facilities  of
                                 DTC  (in  the  United  States)  and may be made
                                 through the  facilities of Cedel Bank,  societe
                                 anonyme    ("CEDEL")   or   Euroclear    System
                                 ("Euroclear")  (in  Europe).  Transfers  within
                                 DTC,  CEDEL or  Euroclear,  as the case may be,
                                 will be in accordance  with the usual rules and
                                 operating  procedures  of the relevant  system.
                                 Crossmarket  transfers  between persons holding
                                 directly or indirectly  through DTC, on the one
                                 hand, and  counterparties  holding  directly or
                                 indirectly  through CEDEL or Euroclear,  on the
                                 other,   will  be   effected   in  DTC  through
                                 Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of CEDEL and Euroclear, respectively.

Subordination..................  Credit  enhancement  for each  Class of Offered
                                 Certificates will be provided by those other Classes of Certificates that are subordinate thereto with respect to (a) rights to receive distributions of interest and principal, to the extent described herein, and (b) the allocation of Realized Losses (as defined herein) incurred on the Mortgage Loans and Expense Losses (also as defined herein), to the extent described herein. As described herein, the Class R Certificate is subordinate to the REMIC Regular Certificates; each Class of Subordinate Certificates is subordinate to the Senior Certificates and to each other Class of Subordinate Certificates with an earlier alphabetical Class designation (for example, the Class L Certificates are subordinate to the Class K Certificates); and the respective Classes of Senior Certificates rank pari passu in entitlement to distributions of interest. The level of credit enhancement available to any Class of Offered Certificates will change over time as a result of (i) the allocation, as described herein, of principal payments on the Mortgage Loans (including scheduled payments, prepayments, liquidations of Mortgage Loans or associated REO Properties or the sale of defaulted Mortgage Loans) and (ii) the allocation of any Realized Losses and Expense Losses to one or more Classes of Subordinate Certificates in the order of priority described herein.

Description of the
  Certificates.................  The   Certificates   will  have  the  following
                                 characteristics.

A.  Certificate Balances
      and Notional Amounts.....  Upon initial  issuance,  the Class A-1A,  Class
                                 A-1B,  Class A- 2,  Class B,  Class C, Class D,
                                 Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates (collectively, the "Principal Balance Certificates") will have the following aggregate Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                                                                     Approximate
                                                 Approximate         Percentage
                                               Initial Aggregate     of Initial
                                  Class       Certificate Balance   Pool Balance
                                  -----       -------------------   ------------

                                 Class A-1A      $169,000,000            57.00%
                                 Class A-1B       191,279,000            57.00
                                 Class A-2         97,552,000            57.00
                                 Class B           64,257,000             8.00
                                 Class C           68,273,000             8.50
                                 Class D           48,193,000             6.00
                                 Class E           20,080,000             2.50
                                 Class F           44,177,000             5.50
                                 Class G            8,032,000             1.00
                                 Class H           14,056,000             1.75
                                 Class J           26,104,000             3.25
                                 Class K           20,080,000             2.50
                                 Class L           32,129,971             4.00

                                 The "Certificate Balance" of any Principal Balance Certificate outstanding at any time will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of future cash flow on the Mortgage Loans and other assets included in the Trust Fund. The initial Certificate Balance of any Principal Balance Certificate will be set forth on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on such Certificate on such Distribution Date, and will be further reduced by any Realized Losses or Expense Losses allocated to such Certificate on such Distribution Date. See "Description of
                                 the       Certificates--Distributions"      and
                                 "--Subordination; Allocation of Losses and Certain Expenses" herein.

                                 The Interest Only Certificates will not have Certificate Balances; each such Certificate will instead represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The aggregate Notional Amount of the Class IO Certificates will equal 100% of the aggregate Stated Principal Balance (as defined herein) of the Mortgage Loans outstanding from time to time.

                                 The Notional Amount of each Interest Only Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

                                 The Class V and Class W Certificates will not have Certificate Balances or Notional Amounts.

                                 The  Class  R  Certificate   will  not  have  a
                                 Certificate Balance.

                                 A Class of Offered Certificates will be considered outstanding until its aggregate Certificate Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that reimbursements of any previously allocated Realized Losses and Expense Losses may thereafter still be made with respect thereto. See "Description of the Certificates--Certificate Balances and Notional Amounts" and "--Distributions" herein.

B.   Pass-Through Rates........  The Pass-Through  Rates applicable to the Class
                                 A-1A, Class A-1B, A-2, Class B, Class C, Class D and Class E Certificates will, at all times, be equal to 6.44%, 6.72%, 6.17%, 7.04%, 7.33%,
                                 7.48% and 7.52% per annum, respectively.

                                 The Pass-Through Rate applicable to the Class IO Certificates for the initial Distribution Date will equal approximately 2.60% per annum. The Pass-Through Rate applicable to the Class IO Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of the first day of the related Collection Period (in the case of each such Mortgage Loan that is a Non-30/360 Loan, adjusted as described below), the relevant weighting to be on the basis of the respective Stated Principal Balances of such Mortgage Loans immediately prior to such Distribution Date, over (ii) the weighted average of the Pass-Through Rates applicable to the respective Classes of Principal Balance Certificates for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date.

                                 The Pass-Through Rates applicable to the Class F, Class G, Class H, Class J, Class K and Class L Certificates will, at all times, be equal to 6.44%, 6.44%, 6.44%, 6.44%, 6.44% and 6.44%, respectively.

                                 The Class V and Class W Certificates do not have Pass-Through Rates.

                                 The "Net Mortgage Rate" with respect to any Mortgage Loan will, in general, be a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the applicable Master Servicing Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any post-Closing Date modification, waiver or amendment of the terms of such Mortgage Loan. In addition, when calculating the Pass-Through Rates in respect of such Certificates for each Distribution Date, the Net Mortgage Rate of each relevant Mortgage Loan, if any, that accrues interest other than on such basis (each, a "Non-30/360 Loan"), will be appropriately adjusted to reflect such difference. See "Description of the Certificates -- Pass-Through Rates" and "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein.


Distributions of Interest
and Principal................... The total of all payments or other  collections
                                 (or Advances in lieu thereof) on or in respect of the Mortgage Loans (exclusive of Prepayment Premiums and Additional Interests) that are available for distributions of interest on and principal of the Certificates on any Distribution Date is herein referred to as the "Available Distribution Amount" for such date.
                                 See         "Description         of         the
                                 Certificates--Distributions--The      Available
                                 Distribution Amount" herein.

                                 The Available Distribution Amount will not include any amount in respect of any of the Additional Interests. The Non-REMIC Certificates will be entitled to amounts that are collected in respect of the Additional Interests.

                                 On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:


                                 (1) to pay interest to the holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date;

                                 (2) to pay principal: (a) from the Principal Distribution Amount (as defined below) with respect to Loan Group 1 for such Distribution Date, first to the holders of the Class A-1A Certificates, second to the holders of the Class A-1B Certificates and third to the holders of the Class A-2 Certificates, in each case up to an amount equal to the lesser of (i) the then- outstanding aggregate Certificate Balance of such Class of Certificates and (ii) the remaining portion of such Principal Distribution Amount; and (b) from the Principal Distribution Amount with respect to Loan Group 2 for such Distribution Date, first to the holders of the Class A-2 Certificates, second to the holders of
                                            the  Class  A-1A   Certificates  and
                                            third to the  holders  of the  Class
                                            A-1B Certificates,  in each case, up
                                            to an amount  equal to the lesser of
                                            (i) the  then-outstanding  aggregate
                                            Certificate Balance of such Class of
                                            Certificates  and (ii) the remaining
                                            portion     of    such     Principal
                                            Distribution Amount.

                                 (3) to reimburse the holders of the respective Classes of Class A Certificates, up to an amount equal to (a) the respective amounts of Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the respective Pass-Through Rates of such Class; and

                                 (4)        to make payments on the  Subordinate
                                            Certificates   and   the   Class   R
                                            Certificate as contemplated below.

                                 On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of Subordinate Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority (i.e., payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B Certificates, then payments under clauses (1),
                                 (2) and (3) below, in that order, to the holders of the Class C Certificates, and in such manner with respect to the Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates):

                                 (1) to pay interest to the holders of the particular Class of Certificates, up to an amount equal to the Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                                 (2) if the aggregate Certificate Balance of the Class A Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class
                                            designation   has  been  reduced  to
                                            zero,   to  pay   principal  to  the
                                            holders of the  particular  Class of
                                            Certificates,  up to an amount equal
                                            to   the    lesser    of   (a)   the
                                            then-outstanding           aggregate
                                            Certificate Balance of such Class of
                                            Certificates  and (b) the  aggregate
                                            of    the    remaining     Principal
                                            Distribution  Amount  for both  Loan
                                            Groups for such  Distribution  Date;
                                            and

                                 (3) to reimburse the holders of the particular Class of Certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the respective Pass-Through Rates of such Classes.

                                 Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holder of the Class R Certificate.

                                 Any reimbursement of previously allocated Realized Losses and Expense Losses (the likelihood of any such distribution being remote) will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate
                                 Balances of the Certificates in respect of which any such reimbursement is made.

                                 The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will equal the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by such Class of Certificates' allocable share (calculated as described herein) of each Net Aggregate Prepayment Interest Shortfall (as defined herein) for such Distribution Date, and increased by each Class Interest Shortfall in respect of such Class of Certificates for such Distribution Date. The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will equal the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the Certificates--Distributions--Distributable
                                 Certificate Interest" and "--Prepayment Interest Shortfalls" herein.

                                 The "Class Interest Shortfall" with respect to any Class of REMIC Regular Certificates for any Distribution Date will equal: (a) in the case of the initial Distribution Date, zero; and (b) in the case of any subsequent Distribution Date, the sum of (i) the excess, if any, of (A) the Distributable Certificate Interest in respect of such Class of Certificates for the immediately preceding Distribution Date, over
                                 (B) all distributions of interest made with respect to such Class of Certificates on the immediately preceding Distribution Date, plus
                                 (ii) to the extent permitted by applicable law, other than in the case of the Interest Only Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates.

                                 The "Principal Distribution Amount" with respect to each Loan Group for each Distribution Date will, in general, equal the aggregate of the following:

                                 (a) the principal portions of all Monthly Payments (other than Balloon Payments (as defined herein)) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans in such Loan Group for their respective Due Dates (as defined herein)
                                            occurring    during   the    related
                                            Collection Period; and

                                 (b) all payments (including voluntary principal prepayments and Balloon Payments) and other collections received on the Mortgage Loans in such Loan Group during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a payment or other recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously paid or recovered.

                                 The "Monthly Payment" for any Mortgage Loan will, in general, be the scheduled payment of principal and/or interest due thereon from time to time (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower).

                                 An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Balloon Loan (as defined herein) that is delinquent in respect of its Balloon Payment beyond the end of the Collection Period in which its stated maturity date occurs and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment for any such Balloon Loan deemed due on its stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity. The Assumed Monthly Payment for any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property that is deemed due on each Due Date for so long as such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Balloon Loan described in the prior sentence, the

                                 Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

Distributions of
  Prepayment Premiums..........  Any Prepayment  Premium  collected with respect to a Group 1 Loan during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the respective Classes of Principal Balance Certificates (other than the Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates) then entitled to distributions of principal from the Principal Distribution Amount in respect of Loan Group 1 for such Distribution Date (other than, if applicable, the Class A-2 Certificates), will be entitled to an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the amount of the subject Prepayment Premium, multiplied by the lesser of (i) a fraction, expressed as a percentage, the numerator of which is equal to the excess, if any, of the then- current Pass-Through Rate applicable to the most senior of such Classes of Principal Balance Certificates then outstanding (or, in the case of two or more Classes of Class A Certificates, the one with the earliest payment priority), over the relevant Discount Rate (as defined herein), and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Group 1 Loan, over the relevant Discount Rate and (ii) 25%. If there is more than one Class of Principal Balance Certificates (other than the Class A-2 Certificates) entitled to distributions of principal from the Principal Distribution Amount for Loan Group 1 for such Distribution Date, the aggregate amount described in the preceding sentence shall be allocated among such Classes on a pro rata basis in accordance with the relative sizes of such distributions of principal. Any portion of such Prepayment Premium that is not so distributed to the holders of such Principal Balance Certificates will be distributed to the holders of the Class IO Certificates. See "Description of the Certificates-- Distributions-- Distributions of Prepayment Premiums" herein.

                                 Any Prepayment Premium collected with respect to a Group 2 Loan during any particular collection period will be distributed on the following Distribution Date to the holders of the Class IO Certificates. See "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein.

Appraisal Reductions...........  As soon as reasonably practicable following the earliest of (i) the date 90 days after the occurrence of any delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured, (ii) the date the related borrower files a bankruptcy petition or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the effective date of any modification to the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency (each, a

                                 "Money Term") of a Mortgage Loan, other than the extension of the date that a Balloon Payment is due for a period of less than six months and (iv) the date a Mortgaged Property becomes an REO Property (each of (i), (ii),
                                 (iii) and (iv), an "Appraisal Event"; and the affected Mortgage Loan, a "Required Appraisal Loan"), the Master Servicer or Special Servicer, as applicable, will be required to obtain an MAI appraisal of the related Mortgaged Property or REO Property, as the case may be (or, at its discretion, if the Stated Principal Balance of the particular Required Appraisal Loan is less than or equal to $500,000, to perform an internal valuation of such property). As a result of such appraisal or internal valuation, an "Appraisal Reduction" may be created.

                                 The Appraisal Reduction for any Mortgage Loan, including a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, will be an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which an appraisal report is obtained, equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Mortgage Loan,
                                 (ii) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on the Mortgage Loan, (iii) all related unreimbursed Advances and interest on such Advances at the Advance Rate (as defined herein) and (iv) all currently due and unpaid real estate taxes and assessments (net of any amounts escrowed for such items), insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be, over (b) 90% of the appraised value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such appraisal. Notwithstanding the foregoing, if an internal valuation of the related Mortgaged Property or REO Property is performed, the Appraisal Reduction will equal the greater of (a) the amount calculated as described in the preceding sentence and (b) 25% of the Stated Principal Balance of the Mortgage Loan. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then-current terms of the Mortgage Loan for at least three consecutive months or is paid in full, liquidated, repurchased, replaced or otherwise disposed of.

                                 The existence of an Appraisal Reduction proportionately reduces the Master Servicer's or the Trustee's, as the case may be, advancing obligation in respect of delinquent principal and interest on the related Mortgage Loan, which may result in a reduction in current distributions in respect of the then most subordinate Class of Certificates. See "Description of the Certificates--Advances--P&I Advances" herein.

Allocation of Realized Losses
  and Expense Losses...........  As and to the extent described herein, Realized
                                 Losses and Expense Losses will generally be allocated with respect to each Distribution Date to the Class L, Class K, Class J, Class

                                 H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1A, Class A-1B and Class A-2 Certificates, pro rata, in each case by reducing the aggregate Certificate Balance of such Class of Certificates by the amount so allocated thereto. See "Description of Certificates--Subordination; Allocation of
                                 Losses and Certain Expenses" herein. Neither Realized Losses nor Expenses Losses will be allocated to the Non-REMIC Certificates.

Prepayment Interest
  Shortfalls...................  If a borrower prepays a Mortgage Loan, in whole or in  part,  after  the  date in any  calendar
                                 month when the Monthly Payment is payable on such Mortgage Loan (the "Due Date"), but prior to the Determination Date in such month, the amount of interest (net of related Master Servicing Fees (as described herein)) accrued on such prepayment, in general, from the Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the Due Date in any calendar month but after the prior Determination Date and does not pay interest on such prepayment through, in general, the Due Date, then the shortfall in a full month's interest (net of related Master Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall".

                                 Prepayment Interest Excesses collected on the Mortgage Loans during any Collection Period will first be applied to offset Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during such Collection Period and, to the extent not needed for such purposes, will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will be obligated to cover, out of its own funds, without right of reimbursement, to the extent of that portion of its Master Servicing Fees for the related Collection Period calculated in respect of all the Mortgage Loans, any Prepayment Interest Shortfalls in respect of the Mortgage Loans that are not so offset by Prepayment Interest Excesses. Any payment so made by the Master Servicer to cover such Prepayment Interest Shortfalls will constitute a "Compensating Interest Payment". The aggregate of all Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment made by the Master Servicer, shall constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

                                 Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated among the respective Classes of REMIC Regular Certificates, on a pro rata basis, in the ratio that the Accrued Certificate Interest with respect to any such Class of Certificates for such Distribution Date, bears to the total of the Accrued Certificate Interest with respect to all Classes of REMIC Regular Certificates for such Distribution Date. The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates will be reduced to the extent that any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein.

Optional Termination...........  The Operating  Advisor,  the Special  Servicer,
                                 the Depositor, the Master Servicer and the holder of a majority interest in the Class R Certificate, in that order, will each have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date as of which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 5% of the Initial Pool Balance. Such purchase will be at the price described herein. See "Description of the Certificates--Optional Termination" herein.

Master Servicing Fees..........  The Master Servicer will be entitled to receive a monthly fee (a "Master Servicing Fee") in respect of each Mortgage Loan (payable out of payments (or Advances in lieu thereof) and other collections of interest thereon) generally equal to that portion of the interest accrued on such Mortgage Loan from time to time at the related Master Servicing Fee Rate. The "Master Servicing Fee Rate" for each Mortgage Loan will equal 0.054% per annum. The Master Servicer will be obligated to pay the fees of its subservicers and the ongoing fees of the Trustee out of its Master Servicing Fee. For a discussion of additional Master Servicer compensation, as well as Special Servicer compensation, see "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein.

Advances.......................  As and  to the  extent  described  herein,  the
                                 Master Servicer and the Trustee will each be obligated to make advances in respect of delinquent payments of principal (other than the principal portion of Balloon Payments) and/or interest on the Mortgage Loans ("P&I Advances") and the Master Servicer will be obligated to cover certain servicing expenses ("Servicing Advances", and, together with P&I Advances, "Advances") in accordance with the provisions set forth in the Pooling and Servicing Agreement. See "Description of the Certificates--Advances" herein. If the Master Servicer fails to make any Advance that it is obligated to make pursuant to the Pooling and Servicing Agreement, the Trustee will be required to make such Advance as provided in the Pooling and Servicing Agreement. No
                                 Advances will be required in respect of payments on the Non-REMIC Assets or the Non-REMIC Fees.

                                 The Master Servicer and the Trustee, as applicable, will be obligated to make Advances only to the extent that it determines, in its reasonable discretion, that such Advances are ultimately recoverable from future payments and other collections on the related Mortgage Loan or REO Property. Such determination will be conclusive and binding on the Certificateholders.

                                 The Master Servicer and the Trustee will each be entitled, with respect to any Advance made thereby, to receive interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Advance Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer or the Trustee, as the case may be, out of the portion of the default interest distributable to and actually collected by the Master Servicer or the Special Servicer (and not retainable by any Sub-Servicer) in respect of the related Mortgage Loan or, in connection with or at any time following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by default interest actually collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates. See "Description of the Certificates--Advances" herein.

Certain Yield and Prepayment
  Considerations...............  The yield on the Offered  Certificates  of each
                                 Class thereof will depend on, among other things, the Pass-Through Rate for such Certificates.

                                 The yield on any Principal Balance Certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such Certificate, which in turn will be affected by
                                 (i) the rate and timing of principal payments (including principal prepayments) on the Mortgage Loans and (ii) the extent to which such principal payments are applied on any Distribution Date in reduction of the Certificate Balance of such Certificate. An investor that purchases any Principal Balance Certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on such Certificate will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Principal Balance Certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on such Certificate will result in an actual yield that is lower than such investor's expected yield. Insofar as an investor's initial investment in any Principal Balance Certificate is returned in the form of payments of principal thereon, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield. See "Description of the Certificates -- Distributions --

                                 Application   of  the  Available   Distribution
                                 Amount"  and   "--Distributions   --  Principal
                                 Distribution Amount" herein.

                                 The Class IO Certificates are interest-only Certificates and are not entitled to any distributions in respect of principal. The yield to maturity of the Interest Only Certificates will be especially sensitive to the prepayment, repurchase, default and recovery experience on the Mortgage Loans, which prepayment, repurchase, default and recovery experience may fluctuate significantly from time to time. A rate of principal payments and liquidations on the Mortgage Loans that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Interest Only Certificates. See "Yield Considerations--Yield Sensitivity of the Interest Only Certificates" herein.

                                 The actual rate of prepayment of principal on the Mortgage Loans cannot be predicted. The investment performance of the Offered Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans being higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of such Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of such Certificate may not be realized. For a discussion of certain factors affecting prepayment of the Mortgage Loans, including the effect of Prepayment Premiums, see "Yield Considerations" herein. In deciding whether to purchase any Offered Certificates, an investor should make an independent decision as to the appropriate prepayment assumptions to be used.

                                 For a discussion of certain prepayment and default risks associated with Loan Group 2, see "Risk Factors and Other Special Considerations--Prepayment and Default Risks Associated with Loan Group 2."

Certificate Ratings............  It  is a  condition  of  the  issuance  of  the
                                 Offered Certificates that they receive the following credit ratings from Fitch IBCA, Inc. ("Fitch") and/or Moody's Investors Service, Inc. ("Moody's" and, together with Fitch, the "Rating Agencies"):


                                 Class                      Fitch       Moody's
                                 -----                      -----       -------
                                 Class A-1A............     AAA            Aaa
                                 Class A-1B............     AAA            Aaa
                                 Class A-2.............     AAA            Aaa
                                 Class IO..............     AAA            Aaa
                                 Class B...............      AA            Aa2
                                 Class C...............       A             A2
                                 Class D...............     BBB            Baa2
                                 Class E...............     BBB-           Baa3

                                 In addition, it is a condition of the issuance of the Private Certificates that the Class F, Class G, Class H and Class J Certificates be rated "BB", "BB-", "B" and "B-", respectively, by Fitch and that the Class F and Class H Certificates be rated "Ba3" and "B2", respectively, by Moody's. The Class G Certificates and Class J Certificates will be unrated by Moody's and the Class K Certificates, Class L Certificates, the Class R Certificate, the Class V Certificates and the Class W Certificates will be unrated by either of Fitch or Moody's.

                                 A securities rating addresses the likelihood of the receipt by Certificateholders of distributions of interest and principal due on their Certificates. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Certificates, including, if applicable, ultimate distribution of all principal by the Distribution Date in January 2028 (the "Final Rated Distribution Date"). Each security rating assigned to the Certificates should be evaluated independently of any other security rating.


                                 The ratings on the Offered Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans or the corresponding effect on yield to investors, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of Interest Only Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Interest Only Certificates consist only of interest and a portion of Prepayment

                                 Premiums actually collected. The aggregate Notional Amount upon which interest in respect of the Interest Only Certificates is calculated may be reduced by Realized Losses and prepayments of principal, whether voluntary or involuntary. If all of the Mortgage Loans were to prepay or default in the initial month, with the result that the Interest Only Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such result will be consistent with the "AAA/Aaa" rating received on the Interest Only Certificates because the rating addresses only the obligation to pay interest timely on the respective Notional Amounts of such Certificates as so reduced from time to time. Accordingly, the ratings of the Interest Only Certificates should be evaluated independently from similar ratings on other types of securities.

                                 A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" and "Risk Factors and Other Special Considerations" herein.

The Mortgage Pool..............  The  Mortgage  Pool will consist of 41 Mortgage
                                 Loans with an Initial Pool Balance of $803,212,971, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the Mortgage Loans (that is, in each case, its principal balance outstanding as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received) range from $41,298 to $97,552,186, and the Mortgage Loans have an average Cut- off Date Balance of $19,590,560. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by Cut-off Date Balance. For purposes of calculations herein, each Mortgage Loan is deemed to be secured by a Mortgage on one Mortgaged Property, whether or not such Mortgaged Property consists of more than one parcel of real property.

                                 A brief summary of the material terms of the largest Mortgage Loans in the Mortgage Pool is set forth on Appendix III attached hereto.

                                 Substantially all of the Mortgage Loans are non-recourse obligations of the related borrowers, and prospective investors should consider all of them to be non-recourse. No Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer, or generally by any other person.


                                 Thirty-five (35) of the Mortgage Loans (representing 77.6% of the Initial Pool
                                 Balance) are secured by a first mortgage lien on the related borrower's fee simple estate in an income- producing real property. One (1) of the Mortgage Loans (representing 3.1% of the Initial Pool Balance) is secured by a second mortgage lien on the related borrower's fee simple estate in an income-producing real property. Four (4) of the Mortgage Loans (representing 17.5% of the Initial Pool Balance) are secured by a Mortgage that creates a first mortgage lien on the related borrower's leasehold estate in an income-producing real property. One (1) of the Mortgage Loans (representing 1.8% of the Initial Pool Balance) is secured by a second mortgage lien on the related borrower's leasehold estate in an income-producing real property (each such fee simple estate or leasehold or partial leasehold estate, as the case may be, a "Mortgaged Property").

                                 In the case of ten (10) of the Mortgage Loans, representing 20.3% of the Initial Pool Balance, the related Mortgagor granted to the Seller, at the time of origination or modification of such Mortgage Loan, one or more of the following interests: (i) certain rights to share in the proceeds from the sale or refinancing of the related Mortgaged Property and/or the revenues generated by such Mortgaged Property (for instance, payments in the nature of equity participations in certain revenues and contingent interest) (eight (8) Mortgage Loans representing 16.1% of the Initial Pool Balance), (ii) certain rights to accrued interest in those cases in which interest is currently payable at a rate less than the rate at which interest is accruing, with the difference being added to the principal balance of the Mortgage Loan (five (5) of the Mortgage Loans, representing 9.0% of the Initial Pool Balance), or (iii) certain rights to payments required to be applied toward amounts owed on an additional "note" issued by the Mortgagor to the Seller (two (2) Mortgage Loans, representing 2.9% of the Initial Pool Balance). Such interests shall be referred to herein, collectively, as the "Non-REMIC Assets".

                                 The Non-REMIC Assets, along with the right to receive 50% of the related mortgagee's interest in any loan fees, assumption fees, extension fees, modification fees or default interest collected under any of the loan documents relating to any Mortgage Loan (all such rights, collectively, the "Non- REMIC Fees", and, together with the Non-REMIC Assets, the "Additional Interests") were transferred to the Depositor by the Seller along with the Mortgage Loans, and were transferred by the Depositor, along with the Mortgage Loans, into the Trust Fund on the Closing Date. Unlike the Mortgage Loans, however, the Additional Interests are not included in the Mortgage Pool and are assets of the Trust Fund for which no REMIC election has been or will be made; no "regular interest" in any of REMIC I, REMIC II or REMIC III will correspond to any Additional Interest; and the Non-REMIC Certificates, which will be the only Certificates representing an interest in the pool of Additional Interests, will not be issued by any of REMIC I, REMIC II or REMIC
                                 III. No holder of any Certificate other than a Non-REMIC Certificate will be entitled to any cash flow or other collections in respect of the Additional Interests.

                                 Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                                                      Percentage of   Number of
                                          Property    Initial Pool     Mortgage
                                            Type         Balance        Loans
                                        ------------  -------------   ---------

                                 Office.............       50.4%           20
                                 Retail.............       16.2%            6
                                 Mixed Use..........       13.0%            2
                                 Hospitality........        8.7%            4
                                 Industrial.........        8.0%            4
                                 Multifamily........        3.7%            5


                                 For purposes of the foregoing, the term "mixed use" is used to denote a Mortgaged Property that consists of a single property used for certain combined uses detailed on Appendix II and Appendix III.

                                 Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the three (3) states with the highest concentrations.

                                                     Percentage of     Number of
                                                     Initial Pool       Mortgage
                                      State             Balance          Loans
                                    -------------    -------------     ---------

                                 California.......       21.7%             7
                                 Massachusetts....       14.7%             3
                                 New York.........       14.3%             2


                                 The remaining Mortgaged Properties are located throughout 16 other states. No other state has a concentration of Mortgaged Properties that represents security for more than 10.2% of the Initial Pool Balance. See Appendix I hereto.


                                 Two (2) separate groups of Mortgage Loans (the "Cross-Collateralized Mortgage Loans") are, solely as among the Mortgage Loans in each such group, cross-collateralized with each other. Each such group of Mortgage Loans represents 6.7% and 2.8% of the Initial Pool Balance, and all such groups of Mortgage Loans collectively represent 9.5% of the Initial Pool Balance. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans--Cross-Collateralized Mortgage Loans"
                                 herein and Appendix II hereto.

                                 Certain of the Mortgage Loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership and where, in general, the related Mortgaged Properties are commonly managed. The four (4) groups, by aggregate Cut-off Date Balance of the Mortgage Loans, represent 10.2%, 6.7%, 4.5% and 2.7%, respectively, of the Initial Pool Balance. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans--Borrower Concentrations" herein and Appendix II hereto.

                                 Thirty-eight (38) of the Mortgage Loans, representing 91.0% of the Initial Pool Balance, bear interest at annualized rates ("Mortgage Rates") that will remain fixed for the remaining terms of the Mortgage Loans. Two (2) of the Mortgage Loans, representing 4.3% of the Initial Pool Balance, bear interest at annualized rates that are fixed until a certain date and thereafter bear interest at a higher annualized rate that is fixed until maturity. One (1) of the Mortgage Loans, representing 4.7% of the Initial Pool Balance, bears interest that is payable at an annualized fixed rate of 10.02% until June 30, 1998, thereafter bears interest at an annualized fixed rate of 8.975% until January 30, 2000, and thereafter bears interest at an annualized fixed rate of 7.93% until November 1, 2007.

                                 Thirty-three (33) of the Mortgage Loans, representing 97.6% of the Initial Pool Balance, provide for one of the following: (i) twenty-two (22) of the Mortgage Loans, representing 72.3% of the Initial Pool Balance, provide for Monthly Payments of principal and interest based on amortization schedules significantly longer than their terms to maturity, (ii) two (2) of the Mortgage Loans, representing 2.9% of the Initial Pool Balance, provide for Monthly Payments of interest only for a period and then Monthly Payments of principal and interest based on amortization schedules significantly longer than their terms to maturity, or Monthly Payments of interest only for a period and then application of principal amounts not sufficient to fully amortize the Mortgage Loan, and (iii) nine (9) of the Mortgage Loans, representing 22.4% of the Initial Pool Balance, provide for Monthly Payments of interest only. As a result, such Mortgage Loans (the "Balloon Loans") will have substantial payments (each such payment, a "Balloon Payment") due and payable on their respective maturity dates, unless prepaid prior thereto. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Balloon
                                 Payments" herein. The remaining eight (8) Mortgage Loans, representing 2.4% of the Initial Pool Balance, are fully amortizing, with insignificant or no balances due at maturity. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans--Amortization" herein.

                                 For purposes of calculating certain distributions on the Certificates, the Mortgage Pool has been divided into two Loan Groups, designated as "Loan Group 1" and "Loan Group 2", respectively. Loan Group 1 consists of forty (40) fixed-rate loans and Loan Group 2 consists of one (1) fixed-
                                 rate loan, the Poughkeepsie Galleria Loan. Payments of principal in respect of the
                                 Poughkeepsie Galleria Loan comprising Loan Group 2 (including any prepayments) will be distributed first to the holders of the Class A-2 Certificates. See "--Distributions of Interest and Principal."

                                 As of the Cut-off Date, thirty-four (34) of the Mortgage Loans, representing 93.8% of the Initial Pool Balance, restrict voluntary principal prepayments as follows: (i) eight (8) Mortgage Loans, representing 31.6% of the Initial Pool Balance, prohibit voluntary prepayments for a period (a "Lock-out Period") ending on a date (generally ranging from two
                                 (2) months to 123 months from the Cut-off Date and, in most such cases, thereafter impose "Prepayment Premiums" until a specified date
                                 (generally three to six months) prior to maturity; and (ii) twenty-six (26) of the
                                 Mortgage Loans, representing 62.2% of the Initial Pool Balance, do not provide for Lock-out Periods but impose Prepayment Premiums in connection with voluntary principal prepayments made prior to a specified date (also generally three to six months) prior to maturity. "Prepayment Premiums" are amounts required to be paid in addition to the amount of a principal prepayment and are calculated on the basis of either or both of a yield maintenance formula (a "Yield Maintenance Premium") or as a percentage of the amount prepaid, which percentage, in some cases, declines over time (a "Percentage Premium"). See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans--Prepayment Restrictions" herein.
                                 However, seven (7) of the Mortgage Loans, representing 6.2% of the Initial Pool Balance, permit, in each such case, voluntary principal prepayments of the outstanding principal balance of the Mortgage Loan without the imposition of a Prepayment Premium.

                                 For a discussion of certain prepayment and default risks associated with Loan Group 2, see "Risk Factors and Other Special Considerations--Prepayment and Default Risks Associated with Loan Group 2."

                                 The Master Servicer may not waive the imposition of a Prepayment Premium or reduce the amount thereof. The Special Servicer may waive the imposition of a Prepayment Premium, or reduce the amount thereof, with respect to a Specially Serviced Mortgage Loan if such waiver or reduction is consistent with the Servicing Standard (as described herein). Neither the
                                 Depositor nor the Seller makes any representation as to the enforceability of any Mortgage Loan provisions requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium.

                                 As of the Cut-off Date, the Mortgage Loans have the following additional characteristics:

                                 (i) Mortgage Rates ranging from 7.000% per annum to 11.780% per annum, and a weighted average Mortgage Rate of 9.331% per annum;

                                 (ii) Loan Constants (that is, in each case, the ratio of (a) the annual debt service to (b) the Cut-off Date Balance) ranging from 7.000% to 67.040% and a weighted average Loan Constant of 10.680%.

                                 (iii) remaining terms to scheduled maturity ranging from 1 month to 241 months, and a weighted average remaining term to scheduled maturity of 97 months for all Mortgage Loans;

                                 (iv) remaining amortization terms ranging from 20 months to 337 months, and a weighted average remaining amortization term of 188 months;

                                 (v) Current Implied Loan-to-Value Ratios (that is, in each case, the ratio of
                                            (a) the Cut-off Date Balance of such
                                            Mortgage  Loan  to  (b)  the  capped
                                            Underwritten  NOI of  such  Mortgage
                                            Loan (calculated as described herein
                                            under  "Description  of the Mortgage
                                            Pool--Additional    Mortgage    Loan
                                            Information"), ranging from 15.2% to
                                            119.3%   and  a   weighted   average
                                            Current Implied  Loan-to-Value Ratio
                                            of 67.2%;

                                 (vi)       Debt   Service    Coverage    Ratios
                                            (calculated   as  described   herein
                                            under  "Description  of the Mortgage
                                            Pool--Additional    Mortgage    Loan
                                            Information")  ranging from 0.50x to
                                            2.69x and a  weighted  average  Debt
                                            Service Coverage Ratio of 1.26x; and

                                 (vii) Assumed Debt Service Coverage Ratios (calculated assuming each Mortgage Loan has an assumed fixed constant of 9.5% as described herein under "Description of the Mortgage Pool--Additional Mortgage Loan
                                            Information")  ranging from 0.79x to
                                            4.27x and a weighted average Assumed
                                            Debt  Service   Coverage   Ratio  of
                                            1.38x.

                                 In determining Current Implied Loan-to-Value Ratios and Debt Service Coverage Ratios, (a) all Cross-Collateralized Mortgage Loans were aggregated and treated as a single loan (with the values of their related Mortgaged Properties similarly aggregated), and (b) the amount of any Mortgage Loan secured by a second mortgage lien on the related Mortgaged Property was added to any amounts due under the loan secured by the first mortgage lien on such Mortgaged Property.

                                 On or prior to the Closing Date, the Depositor will purchase the Mortgage Loans and assign the Mortgage Loans, without recourse, to the
                                 Trustee for the benefit of the Certificateholders. The Seller will make certain representations and warranties regarding the characteristics of the Mortgage Loans, and, as more particularly described herein, the Seller will agree to cure any material breach thereof or, in the absence of such a cure, to repurchase or replace the affected Mortgage Loan. See "Description of the Mortgage Pool--Representations and Warranties" and "-- Repurchases and Other Remedies" herein.

                                 The characteristics of the Mortgage Loans are more particularly described herein under "Description of the Mortgage Pool," in the tables in Appendix I and in the Mortgage Loan
                                 Schedule in Appendix II. A brief summary of the material terms of the largest Mortgage Loans in the Mortgage Pool is set forth in Appendix III.

Use of Proceeds................  The Depositor will use substantially all of the net proceeds from the sale of the Offered Certificates to purchase the Mortgage Loans from the Seller and to pay certain expenses in connection with the issuance of the Certificates.

Federal Income
  Tax Considerations...........  Three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The assets of "REMIC I" will consist primarily of the Mortgage Loans and any properties acquired on behalf of the Certificateholders (but not including the Additional Interests). The assets of "REMIC II" will consist of the separate uncertificated REMIC I regular interests. The assets of "REMIC III" will consist of the separate uncertificated REMIC II regular interests. For federal income tax purposes, (i) the REMIC Regular Certificates will be the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and (ii) the Class R Certificate will represent three classes of REMIC residual interests comprising the sole class of residual interests in REMIC I, REMIC II and REMIC III, respectively.

                                 The Offered Certificates will be treated as "real estate assets" under Section 856(c)(4)(A) and 856(c)(5)(B) of the Internal Revenue Code of 1986, as amended, (the "Code") and will qualify for treatment as "permitted assets" for a financial asset securitization investment trust, within the meaning of Section 860L(c)(1)(G) of the Code, generally in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such
                                 Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. The Offered Certificates also will be treated as "qualified mortgages" under Section 860G(a)(3) of the Code with respect to other REMICs and those held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of Section 582(c)(1). However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C)(xi) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, may not be suitable for certain thrift institutions.

                                 The Class IO Certificates will, and the other Classes of Offered Certificates may, be treated for Federal income tax information reporting purposes as having been issued with "original issue discount." The prepayment assumption (the "Prepayment Assumption") that will be used in determining the rate of accrual of original issue discount, market discount and amortizable premium, if any, for federal income tax purposes will be a 5% CPR (as described in the Prospectus) applied to each Mortgage Loan during any period that voluntary principal prepayments may be made thereon without a Yield Maintenance Premium being required. However, the Depositor makes no representation that the Mortgage Loans or the Offered Certificates will only prepay during any such period or will prepay at any particular rate before or during any such period. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

                                 In addition, the Additional Interests included in the Trust Fund but not in any of the REMICs will be held by the Trustee as a separate grantor trust, the beneficial ownership of which will be represented by the Class V and Class W Certificates. The V Certificates will represent beneficial ownership of the Non-REMIC Assets and the W Certificates will represent beneficial ownership of the Non-REMIC Fees.

ERISA Considerations...........  A  fiduciary  of an  employee  benefit  plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or an investor that is an insurance company, should review carefully with its legal advisors whether the purchase, holding or sale of the Offered Certificates could constitute or result in a transaction that is prohibited or is not otherwise permissible under ERISA or
                                 Section 4975 of the Code and, if prohibited, whether any statutory or administrative exemption is applicable to any such purchase, holding or sale.

                                 The United States Department of Labor has issued an individual prohibited transaction exemption to the Underwriter that generally exempts from the application of certain of the prohibited transaction provisions of ERISA and the Code transactions relating to the purchase, holding and sale of certain pass-through certificates underwritten by the Underwriter such as the Senior Certificates and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied. These exemptions are not applicable to the Class B, Class C, Class D and Class E Certificates; however, a class prohibited transaction exemption granted with respect to transactions involving insurance company general accounts may be applicable to the purchase and holding by insurance companies of such Classes, provided that the conditions of such exemption are satisfied. See "ERISA Considerations" herein.


Legal Investment ..............  The Offered  Certificates  will not  constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of a Class of Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

                                 The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or
                                 financial        institution         regulatory
                                 characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" herein and in the Prospectus.

                  RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS

     Investors should consider, among other things, the following risks and other important factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with a purchase of Offered
Certificates:

The Certificates

Limited Liquidity

     There is currently no secondary market for the Offered Certificates. The Depositor has been advised by the Underwriter that it presently intends to make a secondary market in the Offered Certificates; however, it has no obligation to do so and any market making activity may be discontinued at any time. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. See "Risk Factors--Limited Liquidity" in the Prospectus.

Certain Yield Considerations

     The yield on any Offered Certificate will depend on (x) the price at which such Certificate is purchased by an investor and (y) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will, in turn, depend on, among other things, (a) the Pass-Through Rate for such Certificate, (b) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificate, (c) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Expense Losses and the extent to which such losses and expenses result in a reduction of the Certificate Balance or Notional Amount of such Certificate, (d) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocated in reduction of the interest payable on such Certificate, (e) the timing and severity of any Appraisal Reductions and the extent to which such Appraisal Reductions result in a reduction or deferral of amounts otherwise payable on such Certificate and (f) the extent to which Prepayment Premiums are collected and, in turn, distributed on such Certificate. Except for the Pass-Through Rates on the Principal Balance Certificates (which are, in each case, fixed), it is impossible to predict with certainty any of the factors described in the preceding sentence. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any Class of Offered Certificates. The yield to maturity of the Interest Only Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on or in respect of the Mortgage Loans and an investor in the Interest Only Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the aggregate Notional Amount of its Certificates could result in the failure of such investors to recoup their initial investments. See "Description of the Mortgage Pool", "Description of the Certificates--Distributions", "--Subordination; Allocation of Losses and Certain Expenses" and "Yield Considerations" herein. See also "Yield Considerations" and "Risk Factors--Average Life of Certificates; Prepayments; Yields" in the Prospectus.

     For a discussion of certain prepayment and default risks associated with Loan Group 2, see "Risk Factors and Other Special Considerations--Prepayment and Default Risks Associated with Loan Group 2."

     Delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to extend the payment of principal of the Mortgage Loans. Because approximately 97.6% of the Initial Pool Balance consists of Balloon Loans and because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment, there is a risk that a number of Mortgage Loans having Balloon Payments may default at maturity, or that, following or in anticipation of such a default, the Master Servicer or the Special Servicer may extend the maturity of a number of such Mortgage Loans in connection with working them out. In the case of a default, recovery of proceeds may be delayed by, among other things, bankruptcy of the related borrower or adverse conditions in the market where the Mortgaged Property is located.

Limited Obligations

     The Offered Certificates will represent beneficial ownership interests solely in the assets of the Trust Fund and will not represent an interest in or obligation of the Depositor, the Seller, the Master Servicer, the Special Servicer, the Trustee or any of their respective affiliates or any other person. Distributions on any Class of Offered Certificates will depend solely on the amount and timing of payments and other collections in respect of the Mortgage Loans. Although amounts, if any, otherwise distributable to the holders of any Class of Subordinate Certificates on any Distribution Date will be available, to the extent set forth herein, to make distributions on the Senior Certificates and the Classes of Subordinate Certificates senior thereto, if Realized Losses or Expense Losses occur, there can be no assurance that these amounts, together with other payments and collections in respect of the Mortgage Loans, will be sufficient to make full and timely distributions on any Class of Offered Certificates. See "Risk Factors--Limited Assets" in the Prospectus.

Subordination of Class B, Class C, Class D and Class E Certificates

     As described herein, the rights of holders of the Subordinate Certificates, including the Class B, Class C, Class D and Class E Certificates, to receive certain payments of principal and interest otherwise payable on their Certificates will, in the case of each Class of Subordinate Certificates, be subordinated to such rights of the holders of the Senior Certificates and the holders of each other Class of Subordinate Certificates, if any, having an earlier alphabetical Class designation, to the extent set forth herein. See "Description of the Certificates--Distributions" herein. Realized Losses on the Mortgage Loans and Expense Losses will be allocated to the Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts payable to each such Class.

Potential Conflict of Interest in Connection with Specially Serviced Mortgage Loans

     The Special Servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted Mortgage Loans. As described under "Servicing of the Mortgage Loans--The Operating Adviser," the Operating Adviser will be controlled generally by the holders of the majority interest in the most subordinated Class of REMIC Regular Certificates (that is, the Controlling Class as described herein) outstanding from time to time, which holders may have interests in conflict with those of the holders of the other Classes of Certificates. For instance, the holders of Certificates of the Controlling Class might desire to mitigate the potential for loss to that Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the Trust Fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken. Although the Operating Adviser is not permitted to direct the Special Servicer to take, and the Special Servicer may not take, any action that will violate the Servicing Standard or any other provision of the Pooling and Servicing Agreement, the Operating Adviser may terminate the Special Servicer without cause. It is anticipated that an affiliate of the Special Servicer will be the initial holder of the Class L Certificates, which will be the initial Controlling Class.

The Mortgage Loans

Risks of Lending on Income-Producing Properties Generally

     The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences. Multifamily and commercial real estate lending typically involves larger loans than single-family lending. In addition, and unlike the case of loans made on the security of single-family residences, repayment of loans made on the security of income-producing real property depends upon the ability of that property (i) to generate rental income sufficient to pay operating expenses, to make necessary repairs, tenant improvements and capital improvements and to pay debt service and (ii) in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are economic conditions generally and in the area of the project, the age, quality and design of the project and the degree to which it competes with other projects in the area, changes or continued weaknesses in specific industry segments, increases in operating costs, the willingness and ability of the owner to provide capable property management and maintenance and the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, or tenants concentrated in a particular business or industry. If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for financing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, particular types of income properties are exposed to particular risks, some of which are summarized below.

Dependence on Tenants

     The borrower under a mortgage loan secured by income-producing property generally relies on periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of the building, to fund capital improvements and to service the loan and any other debt or obligations it may have outstanding. There can be no guaranty that tenants will renew leases upon expiration or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. The income of a borrower under a Mortgage Loan would be adversely affected if tenants were unable to pay rent or if space were unable to be rented on favorable terms or at all. For example, if any borrower under a Mortgage Loan were to relet or renew the existing leases (or renegotiate existing leases) for a significant amount of space at rental rates significantly lower than expected rates, then such borrower's funds from operations may be adversely affected. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, including, without limitation, the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases (or renegotiating existing leases), the borrower under a Mortgage Loan secured by commercial and industrial property will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the Mortgaged Property. There will be existing leases that expire during the term of the Mortgage Loans and there can be no assurance that such leases will be renewed. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.

     In the case of retail, office and industrial properties, the performances and liquidation values of such properties may be dependent upon the businesses operated by tenants, the creditworthiness of such tenants and the number of tenants. In some cases, a relatively small number of tenants may account for a disproportionately large share of the rentable space or rental income of such property. Accordingly, a decline in the financial condition of a significant tenant, or other adverse circumstances in respect of such a tenant (such as bankruptcy or insolvency), may have a disproportionately greater effect on the net operating income derived from such property than would be the case if rentable space or rental income were more evenly distributed among the tenants at such property.

     If mortgaged properties are leased to single tenants, the lender does not have the benefit of tenant credit risk diversification, but instead is substantially reliant upon the creditworthiness of one tenant. The Mortgaged Properties securing the Cambridge Park-2 Loan, the Clark Equipment Loan, the Thornhill Road Loan and the Big 5 Sporting Goods Loan are in each case leased to one tenant. In addition, the Mortgaged Property securing the United Farm Bureau Headquarters Loan is leased to two (2) subsidiaries of the same insurance company.

     Additional risks are presented when a property is leased to a single tenant and the lease expires prior to maturity of the mortgage loans secured thereby. In the case of the Cambridge Park-2 Loan, the Clark Equipment Loan and the Thornhill Road Loan, the respective single tenant's lease expires before the maturity of the related Mortgage Loan (or in the case of the Thornhill Road Loan is a month-to-month lease), such that the respective Mortgaged Property if not relet may be vacant when substantial principal payments are due. In addition, commercial properties typically experience more rapid deterioration when unoccupied.

     The bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on a Mortgaged Property leased to such tenants and the income produced by such Mortgaged Property. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be treated (absent collateral securing the claim) as a general unsecured claim. In general, the amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus lease payments for the greater of one year or 15% of the remaining lease term (but not to exceed three years). As a result of these provisions, a credit lease lender may recover less from a bankrupt credit tenant than it would recover if it held a direct unsecured debt obligation against such tenant. If a tenant in bankruptcy assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

     No assurance can be given that tenants in a Mortgaged Property will continue making payments under their leases or that other tenants will not file for bankruptcy protection in the future or, if any such tenants file, that they will continue to make rental payments in a timely manner. In the case of any single tenant property, a bankruptcy of the single tenant would have a greater impact on the borrower and the related Mortgage Loan than if such Mortgaged Property were leased to separate unaffiliated tenant operators. In addition, a tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of or failure to make rental payments when due. If a tenant defaults in its obligations to a borrower, the borrower may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

     The Mortgaged Property securing the Poughkeepsie Galleria Loan constitutes a shopping mall which includes as anchor tenants Montgomery Ward and Lechmere, both of which currently are in bankruptcy. Montgomery Ward has not given any indication that it will reject its lease; however, there can be no assurance that it will not reject the lease. In addition, although the Lechmere store does not constitute collateral for the Poughkeepsie Galleria Loan, the ultimate disposition of the Lechmere store may impact the financial performance of the other stores in the shopping mall that are tenants of the Mortgaged Property.

Competition

     Other multifamily residences, hotels, retail shopping facilities, office buildings and industrial facilities located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of such types to attract residents, retail sellers, tenants, customers and guests. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a Mortgage Loan competes with all lessors and developers of comparable types of real estate in the area in which the Mortgaged Property is located. Such lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a Mortgage Loan may renovate, refurbish or expand the Mortgaged Property to maintain it and remain competitive, such renovation, refurbishment or expansion may itself entail significant risks. Increased competition could adversely affect income from and the market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

Risks Particular to Retail, Office and Industrial Properties

     Thirty-two (32) Mortgage Loans, representing 87.6% of the Initial Pool Balance, are secured by Mortgages on office properties (50.4% of the Initial Pool Balance), retail properties (16.2% of the Initial Pool Balance), mixed use properties (13.0% of the Initial Pool Balance) used for a combination of commercial purposes and industrial properties (8.0% of the Initial Pool
Balance). In addition to risks generally associated with real estate, such properties can also be adversely affected by other factors. For instance, office properties generally require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. In addition, as with anchored shopping centers, the success of an office property with a single or dominant tenant may depend significantly on that tenant's continued occupancy.

     Retail properties can be affected significantly by adverse changes in consumer spending patterns and competition from alternative forms of retailing (such as direct mail, video shopping networks, telephone shopping and electronic commerce) that reduce the need for retail space. In addition, significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants. Thus, a retail property may be adversely affected if an anchor or other significant tenant ceases operations (which may occur at the expiration of a lease term or the term of its covenant to operate, the tenant's bankruptcy, its general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases if one or more anchor tenants cease operations.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment. Also, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or, like office properties, may become functionally obsolete relative to newer properties.

     Properties used for a combination of commercial purposes generally will be subject to one or more of the risks set forth herein.

Risks Particular to Hotels.

     Four (4) Mortgage Loans (the "Hotel Loans"), representing 8.7% of the Initial Pool Balance, are secured by Mortgages solely on hotel properties and one (1) of the Mortgage Loans, representing 7.0% of the Initial Pool Balance, is secured by a Mortgage on a mixed use property that includes a hotel, which maintains no national franchise affiliation. Various factors, including location, quality and franchise affiliation, if any, affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition that do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on such hotel or motel's quality of service and economic viability.

     Certain of the Mortgaged Properties securing the Hotel Loans are franchisees of national hotel chains. The viability of any hotel or motel property which is affiliated with a franchise depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any Mortgaged Property, the purchaser of such Mortgaged Property would not have the right to use the franchise license without the franchisor's consent. Further, in the event of a foreclosure on a Mortgaged Property, it is unlikely that the Trustee (or Master Servicer) or purchaser of such Mortgaged Property would be entitled to the rights under any liquor license. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.

     Certain of the Mortgaged Properties securing the Hotel Loans are not franchisees of national hotel chains and therefore do not have the benefits typically associated with being part of such a chain (including, for example, reservation systems and marketing).

Risks Particular to Multifamily Properties

     Five (5) Mortgage Loans, representing 3.7% of the Initial Pool Balance, are secured by Mortgages on multifamily properties. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to newer projects with better amenities. In addition, occupancy and rent levels may be adversely affected by unfavorable economic conditions generally, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Further, reduced mortgage interest rates may encourage renters to purchase single-family housing.

Mortgage Loans Not Insured

     The Mortgage Loans are not insured or guaranteed by any governmental entity or any private mortgage insurer. As described herein, in certain limited circumstances, the Seller may be obligated to repurchase or replace a Mortgage Loan if its representations and warranties concerning such Mortgage Loan are breached; however, there can be no assurance that the Seller will be in a financial position to effect such repurchase or substitution. See "Description of the Mortgage Pool--The Seller", "--Representations and Warranties" and "-- Repurchases and Other Remedies" herein.

Non-Recourse Mortgage Loans

     Substantially all of the Mortgage Loans are non-recourse loans as to which recourse, in the event of a default, will be limited to the related Mortgaged Property. In those cases where the loan documents permit recourse to the borrower or a guarantor, the Seller has not evaluated the financial condition of such person. Consequently, payment on each Mortgage Loan prior to maturity is (or should be considered by investors to be) dependent primarily on the sufficiency of the cash flow of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property.

Environmental Considerations

     Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. The Seller has represented to the Depositor that, with respect to each Mortgage Loan, except for seven (7) Mortgage Loans, (representing 0.2% of the Initial Pool Balance), an environmental site assessment was performed with respect to the related Mortgaged Property in connection with the sale of the Mortgage Loan, a report of such assessment has been reviewed by the Seller and delivered to the Depositor, and, to the Seller's knowledge, such assessment is not misleading and does not contain any false statements. With respect to five (5) of the Mortgage Loans (14.9% of the Initial Pool Balance), the Seller has provided to the Trustee a limited indemnity with respect to certain covered conditions. No assurance can be given that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely remediated. See "Description of the Mortgage Pool--Assessments of Property Value and Condition--Environmental Assessments" herein and "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation" in the Prospectus. A brief description of certain of the environmental conditions at certain of the Mortgaged Properties, the covered conditions affecting certain of the Mortgaged Properties related to such Mortgage Loans and such indemnity is attached hereto as Appendix IV.

     The Pooling and  Servicing  Agreement  requires  that the Special  Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security of the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken). Furthermore, although such requirement decreases the likelihood that the Trust Fund will become liable for a material adverse environmental condition at a Mortgaged Property, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Risk Factors--Environmental Risks" and "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation" in the Prospectus.

Balloon Payments

     Thirty-three (33) of the Mortgage Loans, representing 97.6% of the Initial Pool Balance, do not fully amortize over their respective terms to maturity (thereby creating an incentive for the borrower to prepay). Thus, each such Mortgage Loan will have a substantial payment (that is, a "Balloon Payment") due at its stated maturity date, unless prepaid prior thereto. Loans with Balloon Payments involve a greater risk to a lender than fully-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. None of the Seller, the Master Servicer, the Special Servicer or their respective affiliates is under any obligation to refinance any Mortgage Loan. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans" herein and "Risk Factors--Balloon Payments; Obligor Default" in the Prospectus.

     The incentive for the borrower to prepay its Mortgage Loans created by certain features of the Mortgage Loans, including (a) the balloon payments described above and (b) certain terms of the Mortgage Loans which provide that a borrower may prepay its loan without penalty for a certain period of time, could have an adverse effect on the yield to maturity of Certificateholders, particularly holders of the Interest Only Certificates, which will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations). See "Risk Factors and Other Special Considerations--The Certificates--Certain Yield Considerations" herein and "Risk Factors--Average Life of Certificates; Prepayments; Yields" in the Prospectus.

     In order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer may modify and/or extend the maturity of Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, to the limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributed in respect of a Class of Principal Balance Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Certificates. See "Yield Considerations" herein and in the Prospectus.

Rate Increases

     Two (2) of the Mortgage Loans, representing 4.3% of the Initial Pool Balance, each bears interest at an annualized rate that is fixed until a certain date and thereafter bears interest at a higher annualized rate that is fixed until maturity. See "Description of the Mortgage Pool -- Certain Terms and Characteristics of the Mortgage Loans -- Mortgage Rates; Calculations of Interest" herein. Such increases in the monthly payments beyond the amounts assumed in the original underwriting of such loans could cause a decrease in the related debt service coverage ratio for such Mortgage Loan and a default rate higher than that on mortgage loans with rates that do not increase over the term of the term of the loan.

Prepayment Premiums

     Most of the Mortgage Loans require, during a substantial portion of the terms of said Mortgage Loans, that any voluntary principal prepayment be accompanied by a Prepayment Premium but seven (7) of the Mortgage Loans, representing 6.2% of the Initial Pool Balance, permit, in each case, voluntary principal payments of the outstanding principal balance without the imposition of a Prepayment Premium. See "Description of the Mortgage Pool -- Certain Terms and Characteristics of the Mortgage Loans -- Prepayment Restrictions" herein.

     If and to the extent received, Prepayment Premiums will generally be distributed among the holders of each of the respective Classes of Certificates whose aggregate Certificate Balance or Notional Amount, as the case may be, is reduced in connection with the distribution of the related prepayment of principal, in the amounts and in accordance with the priorities described herein. See "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein. No representation is made herein as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectibility of any Prepayment Premium, or as to whether, if enforceable and collectible, such payment of a Prepayment Premium would adequately compensate Certificateholders for any loss of value caused by a principal prepayment.

     The enforceability, under the laws of a number of states, of provisions similar to the provisions of the Mortgage Loans providing for the payment of a Prepayment Premium upon a voluntary or involuntary prepayment is unclear. In particular, no assurance can be given that, at any time that any Prepayment Premium is required to be made in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium will be enforceable under applicable law or, if enforceable, the foreclosure proceeds will be sufficient to make such payment. Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan. For a discussion of certain prepayment and default risks associated with Loan Group 2, see "Risk Factors and Other Special Considerations--Prepayment and Default Risks Associated with Loan Group 2, and for a general description of the enforceability of Prepayment Premiums, see "Certain Legal Aspects of Mortgage Loans -Enforceability of Prepayment and Late Payment Fees" in the Prospectus.

     No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by the Seller for a material breach of representation or warranty on the part of the Seller or any failure to deliver documentation relating thereto, and no Prepayment Premium will be payable in connection with the purchase of all the Mortgage Loans and any REO Properties by the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor or and any holder of a majority interest in the Class R Certificate in connection with the termination of the Trust Fund. See "Description of the Certificates--Optional Termination" herein.

Geographic Concentration

     Seven (7) of the Mortgage Loans, representing 21.7% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in the State of California. Concentrations of Mortgaged Properties (in each case representing security for 14.7% or less of the Initial Pool Balance) also exist in several other states. In general, a concentration of Mortgaged Properties in a particular state or region increases the exposure of the Mortgage Pool to any adverse economic or other developments or acts of nature that may occur in that state or region. In recent periods, most regions of the United States (including California and other regions in which the Mortgaged Properties are located) have experienced downturns in the market value of real estate. In addition, improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. The Mortgage Loans generally do not require borrowers to maintain earthquake insurance.

Concentrations of Mortgage Loans and Borrowers

     Many of the Mortgage Loans, either individually or together with other Mortgage Loans with which they are cross-collateralized, have Cut-off Date Balances that are substantially higher than the $19,590,560 average Cut-off Date Balance. For instance, the two largest Mortgage Loans constitute 4.9% of the Mortgage Pool by number but have Cut-off Date Balances ($97,552,186 and $55,997,412) that together represent approximately 19.1% of the Initial Pool Balance, and the five largest Mortgage Loans (without taking into account cross-collateralization) constitute 12.2% of the Mortgage Pool by number but have Cut-off Date Balances that represent, in the aggregate, approximately 36.0% of the Initial Pool Balance.

     Four (4) groups of Mortgage Loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership and where, in general, the related Mortgaged Properties are commonly managed. The four (4) groups, by aggregate Cut-off Date Balance of the Mortgage Loans, represent 10.2%, 6.7%, 4.5% and 2.7%, respectively, of the Initial Pool Balance.

     The Glen Pointe Centre West Loan and the Court Plaza Loan are a set of related loans (representing, in the aggregate, 10.2% of the Initial Pool Balance) in that such loans are under common management and related ownership. The largest of the cross-collateralized groups, the Commerce Distribution Center Loans (representing 6.7% of the Initial Pool Balance), is comprised of the Commerce Distribution Center - 50 Loan and the Commerce Distribution Center - 36 Loan, which are secured by Mortgaged Properties in the same complex in Bell/Commerce, California, are to the same borrower and are cross-defaulted and cross-collateralized. The second related loan group, representing 4.5% of the Initial Pool Balance, is the Timberland Loans, a set of three (3) loans due from affiliated borrowers, secured by Mortgaged Properties that are part of the same office complex in Troy, Michigan. In addition, within the set of Timberland Loans, the Timberland B Loan and Timberland C Loan are cross-collateralized. The Commerce Plaza--I Mortgage Loan and the Commerce Plaza--II Mortgage Loan (representing, in the aggregate, 2.7% of the Initial Pool Balance) are secured by adjacent Mortgaged Properties and are under common management and related ownership. Accordingly, they present a concentration of credit risk.

     In general, concentrations in a mortgage pool of loans with larger than average principal balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate principal balance of the pool were more evenly distributed. Concentration of borrower representation in a mortgage pool can also pose increased risks because each group of related or cross-collateralized Mortgage Loans can be viewed in some respects as a single loan. Therefore, there is a greater risk that the affiliated borrowers, particularly those whose Mortgage Loans are cross-defaulted and cross-collateralized with one another, under certain circumstances, could determine that it was in their collective interest to file bankruptcy petitions that would stay the enforcement of their collective Mortgage Loans which might result in the interruption of related Monthly Payments for an indefinite period. In addition, Mortgaged Properties that are owned by a group of related borrowers and are commonly managed create the risk that property management errors or poor property management, or financial difficulties in respect of any such borrower, could have a more widespread adverse effect on the Mortgage Pool than would be the case absent such common ownership and management.

Limitations of Appraisals

     An appraisal of each Mortgaged Property was performed in connection with the origination of the related Mortgage Loan. In many cases such appraisal was performed by the staff of a correspondent of the Seller. In general, an appraisal represents the analysis and opinion of a qualified valuation expert and is not a guarantee of present or future value. Moreover, appraisals generally seek to establish the amount a typically motivated buyer would pay a typically motivated seller acting without any particular time or other pressure. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property in a distress or liquidation sale.

     Furthermore, none of the estimates of the values of the Mortgaged Properties, for purposes of determining the loan-to-value ratios contained herein, were made on the basis of appraisals. Rather, such values were estimated by applying capitalization rates which were determined by the Seller to Underwritten NOI (as defined herein), as described herein under "The Mortgage Loans--Additional Mortgage Loan Information."

Property Management

     The successful operation of an income producing property is dependent on the performance and viability of the property manager. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, and ensuring that maintenance and capital improvements are carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of an income producing property. The Seller has identified several groups of Mortgage Loans that have the same or related management. See "--Concentrations of Mortgage Loans and Borrowers" herein.

Leasehold Considerations

     Five (5) Mortgage Loans representing 19.3% of the Initial Pool Balance, are secured solely by a Mortgage on the borrower's leasehold interest under a ground lease. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. With respect to four (4) of these Mortgage Loans, the related ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default by the borrower/lessee. With respect to one (1) of the Mortgage Loans, the mortgagee has a binding agreement with the holder of the first leasehold mortgage (which is the Seller) pursuant to which the first leasehold mortgagee agrees (x) to promptly provide mortgagee with any notice it receives from the ground lease landlord regarding the ground lease, (y) that mortgagee shall have and be entitled to exercise "cure rights" with regard to the ground lease in the same manner and timeframe as the first leasehold mortgagee and (z) that it will not transfer its mortgage without ensuring that its transferee provides similar assurances to the leasehold mortgagee. The Mortgaged Property securing the UCLA Medical Center Loan (representing 2.6% of the Initial Pool Balance) is a leasehold interest in which the ground lessor has, under certain circumstances, a right of first refusal as well as options to purchase the leasehold interest securing the Mortgage Loan. See "Appendix III--Significant Loan Summaries--UCLA Medical Center Loan". The ground lessor and the ground lessee of the Mortgaged Property securing the Charles Hotel Loan each have an option to purchase the respective interest of the other under the circumstances set forth in the ground lease. See "Appendix III--Significant Loan Summaries--Charles Hotel Loan".

Risks of Secured Subordinate Financing

     Six (6) of the Mortgaged Properties, representing security for 5.1% of the Initial Pool Balance, are known to be encumbered by secured subordinated debt held by third parties.

     The Mortgaged Property securing the Sonesta Beach Hotel Loan is encumbered by the following: (i) a mortgage in favor of Florida Sonesta Corporation, securing a loan in the amount of $5,000,000, maturing on December 31, 1997; (ii) a mortgage in favor of Florida Sonesta Corporation, securing a loan in the amount of $6,500,000, maturing on December 31, 2004; (iii) a mortgage in favor of VMS Mortgage Company II, securing a loan in the amount of $2,000,000, maturing on December 31, 1997; (iv) a mortgage in favor of Florida Sonesta Corporation, securing a loan in the amount of $2,194,005; and (v) a mortgage in favor of Key Biscayne Beach Hotel Associates Ltd., securing a loan in the amount of $1,317,426.

     The Mortgaged Property securing the Crowne Plaza - Union Station Loan is encumbered by a mortgage in favor of the City of Indianapolis, securing a loan in the amount of $1,000,000, which bears interest at the rate of 6%, is subject to a subordination agreement, and matures prior to the Crowne Plaza - Union Station Loan.

     The Mortgaged Property securing the Pinellas Center Loan is encumbered by a mortgage in favor of Republic Bank, securing a loan in the amount of $235,580, which requires monthly debt service of 0.5% of that amount.

     The Mortgaged Property securing the Phillips Place Cooperative Loan is encumbered by the following: (i) a mortgage in favor of Minneapolis/St. Paul Family Housing, securing a loan in the amount of $600,000; (ii) a mortgage in favor of Minneapolis/St. Paul Family Housing, securing a loan in the amount of $150,000; and (iii) a mortgage in favor of Minneapolis Community Development Agency, securing a loan in the amount of $600,000. The mortgages do not require monthly debt service and they mature subsequent to the Phillips Place Cooperative Loan.

     The Mortgaged Property securing the Clinton Avenue Townhomes Loan is encumbered by the following: (i) a mortgage in favor of Minneapolis/St. Paul Housing Fund, securing a loan in the amount of $644,827; (ii) a mortgage in favor of Minneapolis/St. Paul Housing Fund, securing a loan in the amount of $482,000; and (iii) a Repayment Note and Grant of Lien in favor of Housing and Redevelopment Authority of St. Paul in the amount of $39,210. Neither of the mortgages requires monthly debt service or matures prior to the Clinton Avenue Townhomes Loan.

     The Mortgaged Property securing the 150 Sycamore Street Loan is encumbered by a mortgage in favor of Mechanics Savings Bank, securing a loan in the amount of $600,000.

     Most of these subordinate loans are not subject to any intercreditor agreements or other restrictions on the respective subordinate lender's exercise of foreclosure rights or other remedies. In addition, eighteen (18) other Mortgage Loans permit further encumbrances of the related Mortgaged Property, generally subject to the satisfaction of certain conditions. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans--Subordinate Financing" herein. The existence of secured subordinate indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity. Also, if the holder of the secured subordinated debt becomes a debtor in a bankruptcy proceeding, foreclosure of the Mortgage Loan could be delayed.

Non-REMIC Assets

     In the case of ten (10) of the Mortgage Loans, representing 20.3% of the Initial Pool Balance, the related Mortgaged Property secures an obligation of the related Mortgagor evidenced by a related Non-REMIC Asset. Each Non-REMIC Asset constitutes an obligation of the related Mortgagor secured by the related Mortgaged Property that is, pursuant to the related loan documents, secured ratably with and in addition to the obligations the Mortgagor has with respect to the related Mortgage Loan.

     Pursuant to the terms of the Pooling and Servicing Agreement, so long as payments in respect of the Mortgage Loans in the Trust Fund are current, payments shall be made in respect of the Non- REMIC Assets as their interests may appear, but in the event of a default under any of the Mortgage Loans in the Trust Fund, the related Non-REMIC Asset will be subordinated and no payments will be made in respect of such Non-REMIC Asset so long as such default is continuing.

     Certain of the Non-REMIC Assets that constitute shared appreciation interest are not payable until the related Mortgage Loan is paid in full; however the existence of such Non-REMIC Asset could adversely affect the ability of the Mortgagor to refinance the related Mortgage and make full and timely payments on the Mortgage Loan. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans--Additional Interests" herein.

     In addition, because the Class V Certificates will initially be held by the Operating Advisor, who will be an affiliate of the Special Servicer, and because the Operating Advisor, who owes no duty of care to the holders of the Offered Certificates, has the power, under the Pooling and Servicing

Agreement, to remove the Special Servicer at any time without cause, the Special Servicer may face a potential conflict of interest in servicing the Mortgage Loans, subject to the Special Servicer's compliance with the Servicing Standard.

Risk of Changes in Concentrations

     As payments in respect of principal (including in the form of voluntary principal prepayments and liquidation proceeds) are received with respect to the Mortgage Loans, the Mortgage Pool may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Principal Balance Certificates is payable in sequential order, the Classes thereof that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

Low Debt Service Coverage Ratios

     Ten (10) of the Mortgage Loans representing 19.8% of the Initial Pool Balance have Debt Service Coverage Ratios (calculated as described herein under "Description of Mortgage Pool--Additional Mortgage Loan Information") below 1.00x. In general, debt service coverage ratios are used by income property lenders to measure the ratio of: (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.
Consequently, debt service coverage ratios measure the current, or recent, ability of a property to service mortgage debt. Accordingly, Mortgage Loans with debt service coverage ratios less than 1.0x may be more likely to default than Mortgage Loans with higher debt coverage ratios.

Prepayment and Default Risks Associated with Loan Group 2

     Payments of principal in respect of the Poughkeepsie Galleria Loan comprising Loan Group 2 (including any prepayments) will be distributed first to the holders of the Class A-2 Certificates as described under "Description of the Certificates--Distributions--Application of the Available Distribution Amount". The Seller has received a letter from the Poughkeepsie Galleria Loan borrower in which the borrower has stated that it intends to prepay the Poughkeepsie Galleria Loan in not less than sixty-five days and not more than 370 days from the Cut-off Date. The borrower further states in the letter that it does not intend to pay the Prepayment Premium required under the loan documents in connection with such prepayment, but rather intends to seek a judicial determination that the Prepayment Premium is void and unenforceable. Any prepayment of the Poughkeepsie Galleria Loan would result in a corresponding distribution in respect of the Class A-2 Certificates which may, among other things, reduce the average life of the Subordinated Certificates, and would reduce the Notional Amount of the Class IO Certificates. In addition, such letter may indicate an increased likelihood that the borrower under the Poughkeepsie Galleria Loan will default under one or more of the terms of its Mortgage Loan. Any Realized Loss resulting from such a default will be allocated to Certificateholders as set forth under "Description of the Certificates--Subordination; Allocation Losses and Certain Expenses."


                         DESCRIPTION OF THE CERTIFICATES

General

     The Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates, Series 1997- ALIC (the "Certificates") will be issued on or about December __, 1997 (the "Closing Date") pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Special Servicer and the Trustee. Registered holders of the Certificates are herein referred to as "Certificateholders". The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of principal prepayments received prior to the Cut-off Dates, scheduled payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted

Mortgage Loan through foreclosure, deed in lieu of foreclosure or otherwise (any such Mortgage Property, upon acquisition, an "REO Property"); (iii) certain rights of the Depositor under, or assigned to the Depositor pursuant to, the Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Seller regarding the Mortgage Loans; and (iv) the Additional Interests.

     The Certificates will consist of 17 classes (each, a "Class") thereof, to be designated as: (i) the Class A-1A, Class A-1B and Class A-2 Certificates (together, the "Class A Certificates"); (ii) the Class IO Certificates (the "Interest Only Certificates" or the "Class IO Certificates" and , collectively with the Class A Certificates, the "Senior Certificates"); (iii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E
Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates and the Class L Certificates (collectively, the "Subordinate Certificates"; and, collectively with the Senior Certificates, the "REMIC Regular Certificates"); (iv) the Class R Certificate; (v) the Class V Certificates; and (vi) the Class W Certificates
(the Class V Certificates, together with the Class W Certificates, the "Non-REMIC Certificates"). The Class R Certificate represents three separate interests in the Trust Fund, and the Pooling and Servicing Agreement will provide that the Class R Certificate may be split into its three component interests, each represented by a separate class of certificates.

     Only the Senior Certificates and the Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class K and Class L Certificates, the Non-REMIC Certificates, and the Class R Certificate (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

     The Class A Certificates will be issued in book-entry format in denominations of $5,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class IO, Class B, Class C, Class D and Class E Certificates will be issued in book-entry format in denominations of $50,000 initial Certificate Balance or Notional Amount, as applicable, and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing such interest, except as set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations ("Participants"), and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC (and its Participants). See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

     Certificateholders must hold their Offered Certificates in book entry form, delivery of which will be made through the facilities of DTC (in the United States) and may be made through the facilities of Cedel Bank, societe anonyme ("CEDEL") or Euroclear System ("Euroclear") (in Europe). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of CEDEL and Euroclear, respectively.

     Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Balances and Notional Amounts

     Upon initial issuance, the Class A-1A, Class A-1B, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates (collectively, the "Principal Balance Certificates") will have the following aggregate Certificate Balances (in each case, subject to a variance of plus or minus 5%):


                                                       Approximate              Approximate
                        Initial Aggregate          Percent of Initial        Percent of Credit
Class                  Certificate Balance            Pool Balance                Support
-----                  -------------------            ------------           -----------------
Class A-1A                $169,000,000                   57.00%                  43.00%
Class A-1B                 191,279,000                   57.00                   43.00
Class A-2                   97,552,000                   57.00                   43.00
Class B                     64,257,000                    8.00                   35.00
Class C                     68,273,000                    8.50                   26.50
Class D                     48,193,000                    6.00                   20.50
Class E                     20,080,000                    2.50                   18.00
Class F                     44,177,000                    5.50                   12.50
Class G                      8,032,000                    1.00                   11.50
Class H                     14,056,000                    1.75                    9.75
Class J                     26,104,000                    3.25                    6.50
Class K                     20,080,000                    2.50                    4.00
Class L                     32,129,971                    4.00                    0.00

     The "Certificate Balance" of any Principal Balance Certificate outstanding at any time will equal the then maximum amount that the holder thereof will be entitled to receive in respect of principal out of future cash flow on the Mortgage Loans and other assets included in the Trust Fund. The initial Certificate Balance of any Principal Balance Certificate will be set forth on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on such Certificate on such Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such Certificate on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" below.

     The Interest Only Certificates will not have Certificate Balances. Each such Certificate will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The aggregate Notional Amount of the Class IO Certificates will equal 100% of the aggregate Stated Principal Balance of the REMIC II Regular Interests, which will be the same as the aggregate Stated Principal Balance of the Mortgage Loans outstanding from time to time. The Class IO Certificates will have an initial aggregate Notional Amount of $803,212,971 (subject to a variance of plus or minus 5%).

     The Class V and Class W Certificates will not have Certificate Balances or Notional Amounts.

     The Class R Certificate will not have a Certificate Balance or Notional Amount.

     The "Stated Principal Balance" of each Mortgage Loan will generally equal the unpaid principal balance thereof as of the Cut-off Date (or, in the case of a Qualifying Substitute Mortgage

Loan (as defined herein), as of the date of substitution), after application of all payments due on or before such date (whether or not received), reduced (to not less than zero) on each subsequent Distribution Date by (i) any payments or other collections (or Advances in lieu thereof) of principal of such Mortgage Loan that have been or, if they had not been applied to cover Additional Trust Fund Expenses, would have been distributed on the Certificates on such date, and
(ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage Loan during the related Collection Period. Notwithstanding the foregoing, but subject to the discussion under "--Distributions--Treatment of REO Properties" below, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, then, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

Pass-Through Rates

     The rate per annum at which any Class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate."

     The Pass-Through Rates applicable to the Class A-1A, Class A-1B, Class A-2, Class B, Class C, Class D and Class E Certificates will, at all times, be equal to 6.44%, 6.72%, 6.17%, 7.04%, 7.33%, 7.48% and 7.52% per annum, respectively.

     The Pass-Through Rate applicable to the Class IO Certificates for the initial Distribution Date will equal approximately 2.60% per annum. The Pass-Through Rate applicable to the Class IO Certificates for each subsequent
Distribution Date will, in general, equal the excess, if any, of (i) the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of the first day of the related Collection Period (in the case of each such Mortgage Loan that is a Non-30/360 Loan, adjusted as described below), the relevant weighting to be on the basis of the respective Stated Principal Balances of such Mortgage Loans immediately prior to such Distribution Date, over (ii) the weighted average of the Pass-Through Rates applicable to the respective Classes of Principal Balance Certificates for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date.

     The Pass-Through Rates applicable to the Class F, Class G, Class H, Class J, Class K and Class L Certificates will, at all times, be equal to 6.44%, 6.44%, 6.44%, 6.44%, 6.44% and 6.44%, respectively.

     The Class V and Class W Certificates do not have Pass-Through Rates.

     The "Net Mortgage Rate" with respect to any Mortgage Loan will, in general, be a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the applicable Master Servicing Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any post-Closing Date modification, waiver or amendment of the terms of such Mortgage Loan. In addition, when calculating the Pass- Through Rates in respect of such Certificates for each Distribution Date, the Net Mortgage Rate of each relevant Mortgage Loan that accrues interest other than on such basis (a "Non-30/360 Loan"), will be appropriately adjusted to reflect such difference. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, that begins immediately following the Cut-off
Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs. The "Determination Date" for each Distribution Date, will be the fifth business day prior to such Distribution Date.

Distributions

General

     Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, and in accordance with the manner and priority set forth herein, on the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day (each, a "Distribution Date"), commencing in January 1998. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement  is  to  occur  after  the  date  on  which  such  Certificate  is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

     The "Record Date" with respect to each Class of Offered Certificates for each Distribution Date, will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs. The "Percentage Interest" evidenced by any Offered Certificate in the Class to which it belongs will be a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such Certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

The Available Distribution Amount

     With respect to any Distribution Date, distributions of interest on and principal of the Certificates (other than the Non-REMIC Certificates) will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal to the sum of (a) all amounts on deposit in the Certificate Account (as described in the Prospectus) as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

          (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

          (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer or the Trustee as compensation or in reimbursement of outstanding Advances and interest thereon and amounts payable in respect of Additional Trust Fund Expenses);

          (iv) amounts that are collected in respect of the Additional Interests (which are separately distributable on the Non-REMIC Certificates as hereinafter described); and

          (v) amounts deposited in the Certificate Account in error; plus

     (b) to the extent not already included in clause (a), any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date.

     As used herein, "Certificate Account" includes, on a collective basis, each collection account established and maintained by the Master Servicer for the retention of payments and other collections of principal and interest in respect of the Mortgage Loans and Additional Interests and each distribution account established and maintained by the Trustee for the retention of funds pending distribution on the Certificates. See "Description of the Agreements--Certificate Account and Other Collection Accounts" in the Prospectus.

Application of the Available Distribution Amount

     On  each   Distribution   Date,   the  Trustee  will  apply  the  Available
Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date;

          (2) to pay principal: (a) from the Principal Distribution Amount with respect to Loan Group 1 for such Distribution Date, first to the holders of the Class A-1A Certificates, second to the holders of the Class A-1B Certificates and third to the holders of the Class A-2 Certificates, in each case up to an amount equal to the lesser of (i) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (ii) the remaining portion of such Principal Distribution Amount; and (b) from the Principal Distribution Amount with respect to Loan Group 2 for such Distribution Date, first to the holders of the Class A-2 Certificates, second to the holders of the Class A-1A Certificates, third to the holders of the Class A-1B Certificates, in each case, up to an amount equal to the lesser of (i) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (ii) the remaining portion of such Principal Distribution Amount;

          (3) to reimburse the holders of the respective Classes of Class A Certificates, up to an amount equal to (a) the respective amounts of Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the respective Pass-Through Rates of such Class; and

          (4) to make payments on the Subordinate Certificates and the Class R Certificate as contemplated below;

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments on the respective Classes of Subordinate Certificates in alphabetical order of Class designation. On each Distribution Date, the holders of each Class of Subordinate Certificates will be entitled, to the extent of the Available Distribution Amount remaining after all required distributions to be made therefrom (as described under this "--Distributions--Application of the Available Distribution Amount" section) on the Senior Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation: first, to distributions of interest, up to an amount equal to the Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date; second, if the aggregate Certificate Balance of the Class A Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to distributions of principal, up to an amount equal to the lesser of (a) the then-outstanding aggregate Certificate Balance of such Class of Certificates and
(b) the aggregate of the remaining Principal Distribution Amount for both Loan Groups for such Distribution Date (or, on the final Distribution Date in connection with the termination of the Trust Fund, up to an amount equal to the then-outstanding aggregate Certificate Balance of such Class of Certificates); and, third, to distributions for purposes of reimbursement, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates.

     On each Distribution Date, following the above-described distributions on the REMIC Regular Certificates, the Trustee will pay the remaining portion, if any, of the Available Distribution Amount for such date to the holders of the Class R Certificate.

Distributable Certificate Interest

     The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will be equal to the Accrued Certificate Interest in respect of such Class of Certificates for such
Distribution   Date,   reduced  (to  not  less  than  zero)  by  such  Class  of
Certificates'  allocable  share  (calculated  as  described  below)  of any  Net
Aggregate Prepayment Interest Shortfall for such Distribution Date, and increased by any Class Interest Shortfall in respect of such Class of Certificates for such Distribution Date. See "--Prepayment Interest Shortfalls" below.

     The  "Accrued  Certificate  Interest"  in  respect  of each  Class of REMIC
Regular Certificates for each Distribution Date will equal the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The "Class Interest Shortfall" with respect to any Class of REMIC Regular Certificates for any Distribution Date, will equal: (a) in the case of the initial Distribution Date, zero; and (b) in the case of any subsequent Distribution Date, the sum of (i) the excess, if any, of (A) the Distributable Certificate Interest in respect of such Class of Certificates for the immediately preceding Distribution Date, over (B) all distributions of interest made with respect to such Class of Certificates on the immediately preceding Distribution Date, plus (ii) to the extent permitted by applicable law, other than in the case of the Interest Only Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates.

     The "Interest Accrual Period" for each Class of Offered Certificates and each Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs.

Principal Distribution Amount

     The "Principal Distribution Amount" with respect to each Loan Group for each Distribution Date will, in general, equal the aggregate of the following:

          (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans in such Loan Group for their respective Due Dates occurring during the related Collection Period; and

          (b) all payments (including voluntary principal prepayments and Balloon Payments) and other collections received on the Mortgage Loans in such Loan Group during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a payment or other recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously paid or recovered.

     If on any Distribution Date the aggregate distributions of principal made on the Principal Balance Certificates in respect of the Principal Distribution Amount for either Loan Group is less than such Principal Distribution Amount, then the amount of such shortfall will be included in the Principal Distribution Amount for such Loan Group for the next succeeding Distribution Date.

     The "Monthly Payment" for any Mortgage Loan will, in general, be the scheduled payment of principal and/or interest (in the absence of a default) due thereon from time to time (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower).

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the end of the Collection Period in which its stated maturity date occurs and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged

Property has become an REO Property. The Assumed Monthly Payment for any such Balloon Loan deemed due on its stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity. The Assumed Monthly Payment for any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property that is deemed due on each Due Date for so long as such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Balloon Loan described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

Distributions of Prepayment Premiums

     Any Prepayment Premium collected with respect to a Group 1 Loan during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the respective Classes of Principal Balance Certificates (other than the Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates) then entitled to distributions of principal from the Principal Distribution Amount in respect of Loan Group 1 for such Distribution Date (other than, if applicable, the Class A-2 Certificates), will be entitled to an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the amount of the subject Prepayment Premium, multiplied by the lesser of (i) a fraction, expressed as a percentage, the numerator of which is equal to the excess, if any, of the then-current Pass-Through Rate applicable to the most senior of such Classes of Principal Balance Certificates then outstanding (or, in the case of two or more Classes of Class A Certificates, the one with the earliest payment priority), over the relevant Discount Rate (as defined herein), and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Group 1 Loan, over the relevant Discount Rate and (ii) 25%. If there is more than one Class of Principal Balance Certificates (other than the Class A-2 Certificates) entitled to distributions of principal from the Principal Distribution Amount for Loan Group 1 for such Distribution Date, the aggregate amount described in the preceding sentence shall be allocated among such Classes on a pro rata basis in accordance with the relative sizes of such distributions of principal. Any portion of such Prepayment Premium that is not so distributed to the holders of such Principal Balance Certificates will be distributed to the holders of the Class IO Certificates.

     Any Prepayment Premium collected with respect to a Group 2 Loan during any Collection Period will be distributed on the following Distribution Date to the holders of the Class IO Certificates.

     For purposes of the foregoing, the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Trustee will select a comparable publication to determine the Treasury Rate.

     Any  Prepayment  Premiums   distributed  to  the  holders  of  a  Class  of
Certificates may not be sufficient to fully compensate such Certificateholders for any loss in yield attributable to the related principal prepayments.

Distributions of Additional Interest Amounts

     Any amounts collected with respect to any Additional Interest during any particular Collection Period will be distributed on the following Distribution Date to the holders of the respective Classes of Non-REMIC Certificates as set forth in the Pooling and Servicing Agreement. No such amounts will be distributed to holders of any Certificates other than the Non-REMIC Certificates.

Treatment of REO Properties

     Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Expense Losses to the Certificates, and the amount of Master Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining Pass-Through Rates and the Principal Distribution Amount for the related Loan Group. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and, subject to the applicable limitations described under "--Advances" below, the Master Servicer and the Trustee will each be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Appraisal Reductions

     As soon as reasonably practicable following the earliest of (i) the date 90 days after the occurrence of any delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured, (ii) the date the related borrower files a bankruptcy petition or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the effective date of any modification to the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency (each, a "Money Term") of a Mortgage Loan, other than the extension of the date that a Balloon Payment is due for a period of less than six months and (iv) the date a Mortgaged Property becomes an REO Property (each of (i), (ii), (iii) and (iv), an "Appraisal Event"; and the affected Mortgage Loan, a "Required Appraisal Loan"), the Master Servicer or Special Servicer, as applicable, will be required to obtain an MAI appraisal of the related Mortgaged Property or REO Property, as the case may be (or, at its discretion, if the Stated Principal Balance of the particular Required Appraisal Loan is less than or equal to $500,000, to perform an internal valuation of such property). As a result of such appraisal or internal valuation, an "Appraisal Reduction" may be created.

     The Appraisal Reduction for any Mortgage Loan, including a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, will be an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which an appraisal report is obtained, equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Mortgage Loan, (ii) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on the Mortgage Loan, (iii) all related unreimbursed Advances and interest on such Advances at the Advance Rate (as defined herein) and (iv) all currently due and unpaid real estate taxes and assessments (net of any amounts escrowed for such items), insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be, over (b) 90% of the appraised value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such appraisal. Notwithstanding the foregoing, if an internal valuation of the related Mortgaged Property or REO Property is performed, the Appraisal Reduction will equal the greater of (a) the amount calculated as described in the preceding sentence and (b) 25% of the Stated Principal Balance of the Mortgage Loan. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then-current terms of the Mortgage Loan for at least three consecutive months or is paid in full, liquidated, repurchased, replaced or otherwise disposed of.

     The existence of an Appraisal Reduction proportionately reduces the Master Servicer's or the Trustee's, as the case may be, advancing obligation in respect of delinquent principal and interest on the related Mortgage Loan, which may result in a reduction in distributions in respect of the then most subordinate Class of Certificates. See "--Advances--P&I Advances" below.

Subordination; Allocation of Losses and Certain Expenses

     As and to the extent described herein, the rights of holders of Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to the entire aggregate Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of such other Classes of Offered Certificates of principal equal to, in each such case, the entire aggregate Certificate Balance of such
Class of Certificates. The subordination of each Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of Credit Support will be available for the benefit of holders of the Offered Certificates.

     If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then-aggregate Certificate Balance of the Principal Balance Certificates, the respective aggregate Certificate Balances of the Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related aggregate Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the aggregate Certificate Balance of all such Classes of Certificates is reduced to zero, then the respective aggregate Certificate Balances of the Class A-1A, Class A-1B and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining aggregate Certificate Balances of such Classes of Certificates, until such deficit (or the aggregate Certificate Balance of each such Class of Certificates) is reduced to zero. Neither Realized Losses nor Expenses Losses will be allocated to the Non-REMIC Certificates.

     In general, any such deficit will be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Expense Losses. Accordingly, the foregoing reductions in the aggregate Certificate Balances of the respective Classes of Principal Balance Certificates will constitute an allocation of any such Realized Losses and Expense Losses. Any such allocation of Realized Losses and/or Expense Losses to a particular Class of Principal Balance Certificates will be allocated among the Certificates of such Class in proportion to their respective Percentage Interests in such Class.

     Realized Losses (as defined below) are losses arising from the inability of the Master Servicer or the Special Servicer to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of any modifications to the terms of a Mortgage Loan, bankruptcy of the related borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. "Realized Losses" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate of the Certificate Balances of the Certificates, after giving effect to distributions made and the allocation of Expense Losses on such Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month in which such Distribution Date occurs.

     "Expense Losses" are losses incurred by the Trust Fund by reason of Additional Trust Fund Expenses being paid out of the Trust Fund. "Additional Trust Fund Expenses" include, among other things, (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest paid in respect of unreimbursed Advances, (iii) any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "Description of the Agreements--Realization Upon Defaulted Whole Loans" in the Prospectus), (iv) any of certain other expenses of the Trust Fund, including, but not limited to, certain reimbursements and indemnification payments to the Trustee and certain related persons, certain reimbursement and indemnification payments to the Depositor, the Master Servicer, the Special Servicer and certain related persons, certain taxes payable from the assets of the Trust Fund, the costs and expenses of any tax audits with respect to the Trust Fund and certain other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the Mortgage Loans and administration of the Trust Fund, and (v) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower.

Prepayment Interest Shortfalls

     If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but prior to the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees) accrued on such prepayment, in general, from the Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the Due Date but after the prior Determination Date and does not pay interest on such prepayment through, in general, the Due Date, then the shortfall in a full month's interest (net of related Master Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses collected on the Mortgage Loans during any Collection Period will first be applied to offset Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during such Collection Period and, to the extent not needed for such purposes, will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will be obligated to cover, out of its own funds, without right of reimbursement, to the extent of its Master Servicing Fees for the related Collection Period, any Prepayment Interest Shortfalls in respect of the Mortgage Loans that are not so offset by Prepayment Interest Excesses. Any payment so made by the Master Servicer to cover such shortfalls will constitute a "Compensating Interest Payment". The aggregate of all Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment made by the Master Servicer, shall constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

     Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated among the respective Classes of REMIC Regular Certificates, on a pro rata basis, in the ratio that the Accrued Certificate Interest with respect to any such Class of Certificates for such Distribution Date, bears to the total of the Accrued Certificate Interest with respect to all Classes of REMIC Regular Certificates for such Distribution Date. The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expense" herein.

Optional Termination

     The Operating Advisor, the Special Servicer, the Depositor, the Master Servicer and the holder of a majority interest in the Class R Certificate, in that order, will each have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date as of which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 5% of the Initial Pool Balance. Such purchase will be at a price (the "Termination Price") equal to 100% of the aggregate unpaid principal balance of the Mortgage Loans (other than any Mortgage Loans as to which the Special Servicer has determined that all payments or recoveries with respect thereto have been made and other than any Mortgage Loans as to which the related Mortgaged Property has become an REO Property), plus accrued and unpaid interest on each such Mortgage Loan at the related Mortgage Rate to the Due Date for such Mortgage Loan in the Collection Period with respect to which such purchase occurs, plus related unreimbursed Servicing Advances, plus interest on any related Advances at the Advance Rate, plus the fair market value of any other property (including REO Property) remaining in the Trust Fund. The Termination Price, net of any portion thereof payable to persons other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

Advances

P&I Advances

     With respect to each Distribution Date, unless the Master Servicer, in its reasonable discretion, determines that the funds therefor would not be recoverable from subsequent payments or other collections (including Insurance Proceeds (as defined in the Prospectus), condemnation proceeds and Liquidation Proceeds) in respect of the related Mortgage Loan (such payments and other collections, "Related Proceeds") as described in the Prospectus, the Master Servicer, will be obligated to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Workout Fee, that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the second business day prior to such Distribution Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction exists with respect to any Mortgage Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction exists, in the event of subsequent delinquencies on such Mortgage Loan, the amount of the P&I Advance in respect of such Mortgage Loan will be reduced to equal the product of (i) the amount of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of the amount of such Appraisal Reduction, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" above. If all the holders of Certificates evidencing an interest in the Controlling Class so elect, such holders may limit the number of Advances made in respect of the Certificates held by such holder. If the Master Servicer fails to make a required P&I Advance, the Trustee will be obligated to make such P&I Advance as provided in the Pooling and Servicing Agreement. See "--The Trustee" below. No Advances will be required in respect of payments on the Non-REMIC Assets.

     The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made by it from Related Proceeds collected in respect of the Mortgage Loan as to which such P&I Advance was made. Notwithstanding the foregoing, neither of the Master Servicer or the Trustee will be obligated to make a P&I Advance that would, if made, constitute a Nonrecoverable Advance (as defined below). The Master Servicer and the Trustee will each be entitled to recover any P&I Advance (with interest thereon) previously made by it that is, at any time, determined to be a Nonrecoverable Advance, out of funds on deposit in the Certificate Account. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Agreements--Certificate Account and Other Collection Accounts" in the Prospectus.

Servicing Advances

     In general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the Master Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable as described below. Notwithstanding the foregoing, the Master Servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof).

     If the Master Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for three (3) more days, the Trustee will be obligated to make such Servicing Advance as provided in the Pooling and Servicing Agreement.

     The Master Servicer and the Trustee will each be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of such party, ultimately recoverable from Related Proceeds.

Nonrecoverable Advances.

     The determination by the Master Servicer (or, if applicable, the Trustee) that any P&I Advance or Servicing Advance previously made or proposed to be made would not be recoverable from Related Proceeds, is to be made in the reasonable and good faith discretion of such party and is to be accompanied by an officer's certificate delivered to the Trustee and setting forth the reasons for such determination, together with copies of appraisals, if any, or other information relevant thereto which support such determination. The Master Servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the Trustee with respect to the obligation of the Trustee to make any Advance. The Trustee shall be entitled to rely conclusively on any determination by the Master Servicer of nonrecoverability with respect to such Advance and shall have no obligation to make a separate determination of recoverability.

Interest on Advances

     The Master Servicer and the Trustee will each be entitled, with respect to any Advance made thereby, to receive interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Advance Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer or the Trustee, as the case may be, out of the portion of the default interest distributable to and actually collected by the Master Servicer or the Special Servicer (and not retainable by any Sub-Servicer) in respect of the related Mortgage Loan or, in connection with or at any time following the reimbursement of such Advance, out of amounts then on deposit in the Certificate Account. To the extent not offset by default interest actually collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates.

Reports to Certificateholders; Available Information

Trustee Reports

     1. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder:

          (a) A statement setting forth, to the extent applicable: (i) the amount, if any, of the distributions to the holders of each Class of Principal Balance Certificates on such Distribution Date applied to reduce the aggregate Certificate Balance thereof; (ii) the amount of the distributions to holders of each Class of REMIC Regular Certificates on such Distribution Date allocable to (A) interest and (B) Prepayment Premiums; (iii) the number and aggregate Stated Principal Balance of outstanding Mortgage Loans in the Mortgage Pool and in each Loan Group;
     (iv) the number and aggregate Stated Principal Balance of Mortgage Loans in the Mortgage Pool and in each Loan Group (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months or (D) as to which foreclosure proceedings have been commenced; (v) with respect to any REO Property acquired during the related Collection Period, the Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property; (vi)(A) the most recent appraised value of any REO Property as of the related Determination Date, (B) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer that it has recovered all Related
     Proceeds which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (C) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan; (vii) the aggregate Certificate Balance or Notional Amount of each Class of REMIC Regular Certificates before and after giving effect to the distributions, and any allocations of Realized Losses and Expense Losses, made on such Distribution Date; (viii) the aggregate amount of principal prepayments made during the related Collection Period; (ix) the Pass-Through Rate
     applicable   to  each  Class  of  REMIC  Regular   Certificates   for  such
     Distribution Date; (x) the aggregate amount of servicing compensation retained by or paid to the Master Servicer and the Special Servicer; (xi) the amount of Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans during the related Collection Period; (xii) the aggregate amount of

     Servicing Advances and P&I Advances outstanding as of the end of the prior calendar month that have been made by the Master Servicer or the Trustee, separately stated; (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan- by-loan basis and the total Appraisal Reductions as of such Distribution Date; and (xiv) such other information and in such form as shall be specified in the Pooling and Servicing Agreement. In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual or notional principal amount of the Certificates for all Certificates of each applicable Class.

          (b) A report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I and Appendix II, will be presented in a tabular format substantially similar to the respective format utilized in Appendix I and Appendix II and will be updated within a reasonable period after the requisite underlying information is available.

     2. If the Depositor so directs the Trustee, and on terms acceptable to the Trustee, the Trustee will make available the monthly Reports to Certificateholders and all associated reporting information through its Corporate Trust home page on the world wide web and/or by facsimile through its Street Fax automated fax-back system. The web page is located at "corporatetrust.statestreet.com." CMBS information is available by clicking the "Investor Information & Reporting" button, and selecting the appropriate transaction. Interested parties can register for Street Fax by calling (617) 664-5600 and requesting an account application by following the instructions provided by the system.

     3. Unless otherwise reported pursuant to 1(b) above, on an annual basis, the Master Servicer is required to deliver to the Trustee, who will deliver (or make available electronically) such report to the Underwriter, the
Certificateholders,   the  Depositor  and  anyone  else  the  Depositor  or  the
Underwriter reasonably designates, a report setting forth the debt service coverage ratio (and the calculation thereof) with respect to each Mortgage Loan for which the Master Servicer obtains operating statements, and such other information, including occupancy, to the extent reasonably available, and substantially in the form set forth in the Pooling and Servicing Agreement.

Special Servicer Reports

     No later than one business day following each Determination Date, the Special Servicer will prepare, or provide the Master Servicer with the information necessary to prepare, reports with respect to Specially Serviced Mortgage Loans substantially in the form set forth in the Pooling and Servicing Agreement. Such reports generally will include a report showing loan-by-loan detail on each Specially Serviced Mortgage Loan that is 60 days delinquent, 90 days delinquent, or in the process of foreclosure, an REO status report for each REO Property and a modification report showing loan-by- loan detail for each modification closed during the most recent reporting period. Such reports will be delivered by the Trustee, no later than the business day prior to each Distribution Date, to the Underwriter, the Rating Agencies and the Depositor.

Other Information

     The Pooling and Servicing Agreement requires that the Trustee make available, at its offices primarily responsible for administering the Trust Fund or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any holder or prospective purchaser of a Certificate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all reports or statements delivered by the Trustee to holders of the relevant Class of Certificates since the Closing Date, (iii) all accountants' reports delivered to the Trustee since the Closing Date, (iv) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer in respect of each Mortgaged Property and delivered to the Trustee, (v) the most recent Mortgaged Property annual operating statements and rent rolls, if any, collected by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer and delivered to the Trustee, and (vii) any and all officers' certificates and other evidence delivered to the Trustee to support the Master Servicer's determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items and any Special Servicer Reports delivered to the Trustee will be available from the Trustee upon request; provided that the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies; and provided further that certain limitations will be imposed on the recipients with respect to the use and further dissemination of the information to the extent described in the Pooling and Servicing Agreement.

Book-Entry Certificates

     Until such time, if any, as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Trustee; however, any Certificate Owner that has delivered to the Trustee a written certification, in form and substance satisfactory to the Trustee, regarding such Certificate Owner's beneficial ownership of Offered Certificates will be recognized as Certificateholders for purposes of obtaining the foregoing information and access.

Example of Distributions

     The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence, assuming the Certificates are issued during December 1997:

The close of business on
December 1....................  (A) Cut-off Date.
December 31...................  (B) Record Date for all Classes of Certificates.
December 1 - January 8........  (C) The Collection Period.  The Master Servicer
                                    receives  Monthly  Payments due, and
                                    any  principal   prepayments   made,
                                    after  the  Cut-off  Date  and on or
                                    prior to  January 8, the last day of
                                    the Collection Period.
January 8.....................  (D) Determination Date.
January 14....................  (E) Master Servicer Remittance Date.
January 15....................  (F) Distribution Date.

     Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

     (A) The outstanding principal balance of the Mortgage Loans will be the aggregate principal balance of the Mortgage Loans at the close of business on December 1, 1997 (after deducting principal payments due on or before such date). Those principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust Fund.

     (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

     (C) Any Monthly Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to January 8, 1997 (the fifth business day preceding January 15) will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of the related Distribution Date and will end on the Determination Date in the month in which the related Distribution Date occurs.

     (D) As of the close of business on the Determination Date, the Master Servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

     (E) The Master Servicer will remit to the Trustee on the business day preceding the related Distribution Date all amounts held by the Master Servicer that constitute the Available Distribution Amount.

     (F) The Trustee will make distributions to Certificateholders on the 15th day of each month or, if any such 15th day is not a business day, the next succeeding business day.

Voting Rights

     At all times during the term of the Pooling and Servicing Agreement, 93% of the voting rights for the Certificates (the "Voting Rights") are to be allocated among the holders of the respective Classes of Principal Balance Certificates in proportion to the aggregate Certificate Balances of such Classes, 6% of the Voting Rights are to be allocated among the holders of the Class IO Certificates, and the remaining Voting Rights are to be allocated equally among the holders of the Class R Certificate. Voting Rights allocated to a Class of Certificateholders will be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

The Trustee

     State Street Bank and Trust Company will act as Trustee. The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt is rated not less than "Aa2" by Moody's and "AA" by Fitch (or such lower ratings as the Rating Agencies would permit without an adverse effect on any of the then-current ratings of the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at Two International Place - 5th Floor, Boston, Massachusetts 02110, attention: Corporate Trust Department, ref: Aetna Series 1997-ALIC. See "Description of the Agreements--The Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.

     The Master Servicer will be responsible for payment of the compensation of the Trustee.

                             MATURITY CONSIDERATIONS

     The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of such Certificate.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the CPR prepayment model (as described under "Yield Considerations--Prepayments--Maturity and Weighted Average Life" in the Prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "3%", "5%", "7%", "10%" and "15%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Yield Maintenance Premium.

     The following tables indicate the percentage of the initial aggregate Certificate Balance of each Class of Offered Certificates (other than the Interest Only Certificates) that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the following assumptions (collectively, the "Maturity Assumptions"): (i) the Stated Principal Balance of the Mortgage Loans is approximately $803,212,971, the Initial Group 1 Balance is approximately $705,660,785 and the Initial Group 2 Balance is $97,552,186, (ii) the initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Offered Certificates is as set forth on the cover page hereof, and the Pass- Through Rate for each Class of Offered Certificates is as set forth or otherwise described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan's Cut-off Date Balance, calculated remaining amortization term and the Mortgage Rate in effect as of the Cut-off Date, and any scheduled increases or decreases in the Mortgage Rates are made in accordance with the terms of the respective Mortgage Loans, (iv) all Monthly Payments are due and timely received on the first day of each month, (v) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reductions with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (vi) (A) prepayments are made on each of the Mortgage Loans at the indicated CPRs (except that prepayments are assumed not to be received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, or yield maintenance period ("YMP"), if any and no prepayment is assumed to be received in respect of the Poughkeepsie Galleria Loan), and (B) the Mortgage Loan that provides for a mortgagee call option prior to stated maturity is not prepaid in full as of the date on which such option becomes exercisable, and remains outstanding until Maturity, (vii) (A) Mortgage Loans that are silent as to the methodology of interest accrual on such loans are assumed to accrue on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis") and (B) Mortgage Loans that accrue interest on the basis of the actual number of days elapsed each month in a 360-day year pay principal based on monthly payments that are calculated on a 30/360 basis,
(viii) no party entitled thereto exercises its right of optional termination described herein under "Description of the Certificates--Optional Termination",
(ix) no Mortgage Loan is required to be repurchased or replaced by the Seller or other party, (x) no Prepayment Interest Shortfalls are incurred, (xi) there are no Additional Trust Fund Expenses, (xii) distributions on the Certificates are made on the 15th day of each month, commencing in January 1998, (xiii) the Certificates are issued on December 22, 1997, (xiv) the prepayment provisions for each Mortgage Loan are assumed to begin on the first payment date of such Mortgage Loan and any resulting Prepayment Premiums are allocated as described herein under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums", and (xv) the open prepayment period, if any, is assumed to begin on the first day of the respective month prior to the maturity date. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Class A-1A, Class A-1B, Class A-2, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. The "Final Scheduled Distribution Date" for each Class of Offered Certificates set forth on the cover page hereof is the Distribution Date on which the related aggregate Certificate Balance or Notional Amount, as the case may be, would be reduced to zero based upon the Maturity Assumptions and a 0% CPR. It is highly unlikely that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial aggregate Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to reflect the Maturity Assumptions and any of the specified CPR percentages.

     Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Based on the Maturity Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1A, Class A-1B, Class A-2, Class B, Class C, Class D and Class E Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after each of the dates shown under the applicable assumptions at the indicated CPRs.

            Percentages of the Initial Aggregate Certificate Balance
              of the Class A-1A Certificates at the Specified CPRs

                           Prepayment Assumption (CPR)
                           ---------------------------

         Date                   0%       3%       5%       7%      10%       15%
         ----                   --       --       --       --      ---       ---

Closing Date .............     100%     100%     100%     100%     100%     100%
December 1998 ............      85       84       84       83       83       82
December 1999 ............      61       60       59       58       57       55
December 2000 ............       0        0        0        0        0        0
 Weighted Average
Life (years) .............    2.04     2.02     2.00     1.99     1.96     1.93


            Percentages of the Initial Aggregate Certificate Balance
              of the Class A-1B Certificates at the Specified CPRs

                           Prepayment Assumption (CPR)
                           ---------------------------

         Date                   0%       3%       5%       7%      10%       15%
         ----                   --       --       --       --      ---       ---

Closing Date .............     100%     100%     100%     100%     100%     100%
December 1998 ............     100      100      100      100      100      100
December 1999 ............     100      100      100      100      100      100
December 2000 ............      98       97       96       95       93       91
December 2001 ............      69       67       65       64       63       60
December 2002 ............       0        0        0        0        0        0
 Weighted Average
Life (years) .............    4.06     4.03     4.00     3.98     3.96     3.91

            Percentages of the Initial Aggregate Certificate Balance
               of the Class A-2 Certificates at the Specified CPRs

                           Prepayment Assumption (CPR)
                           ---------------------------

         Date                   0%       3%       5%       7%      10%       15%
         ----                   --       --       --       --      ---       ---

Closing Date .............     100%     100%     100%     100%     100%     100%
December 1998 ............      97       97       97       97       97       97
December 1999 ............      94       94       94       94       94       94
December 2000 ............      91       91       91       91       91       91
December 2001 ............      88       88       88       88       88       88
December 2002 ............      76       72       70       69       66       63
December 2003 ............      31       31       31       31       31       31
December 2004 ............       3        3        2        2        2        2
December 2005 ............       0        0        0        0        0        0
 Weighted Average
Life (years) .............    5.44     5.41     5.39     5.37     5.35     5.32


            Percentages of the Initial Aggregate Certificate Balance
                of the Class B Certificates at the Specified CPRs

                           Prepayment Assumption (CPR)
                           ---------------------------

         Date                   0%       3%       5%       7%      10%       15%
         ----                   --       --       --       --      ---       ---

Closing Date .............     100%     100%     100%     100%     100%     100%
December 1998 ............     100      100      100      100      100      100
December 1999 ............     100      100      100      100      100      100
December 2000 ............     100      100      100      100      100      100
December 2001 ............     100      100      100      100      100      100
December 2002 ............     100      100      100      100      100      100
December 2003 ............     100      100      100      100      100      100
December 2004 ............     100      100      100      100      100      100
December 2005 ............      54       53       52       52       51       50
December 2006 ............       0        0        0        0        0        0
 Weighted Average
Life (years) .............    7.74     7.74     7.74     7.74     7.73     7.73

            Percentages of the Initial Aggregate Certificate Balance
                of the Class C Certificates at the Specified CPRs

                           Prepayment Assumption (CPR)
                           ---------------------------

         Date                   0%       3%       5%       7%      10%       15%
         ----                   --       --       --       --      ---       ---

Closing Date .............     100%     100%     100%     100%     100%     100%
December 1998 ............     100      100      100      100      100      100
December 1999 ............     100      100      100      100      100      100
December 2000 ............     100      100      100      100      100      100
December 2001 ............     100      100      100      100      100      100
December 2002 ............     100      100      100      100      100      100
December 2003 ............     100      100      100      100      100      100
December 2004 ............     100      100      100      100      100      100
December 2005 ............     100      100      100      100      100      100
December 2006 ............      34       33       33       33       32       31
December 2007 ............       0        0        0        0        0        0
 Weighted Average
Life (years) .............    8.92     8.90     8.89     8.88     8.87     8.84

            Percentages of the Initial Aggregate Certificate Balance
                of the Class D Certificates at the Specified CPRs

                           Prepayment Assumption (CPR)
                           ---------------------------

         Date                   0%       3%       5%       7%      10%       15%
         ----                   --       --       --       --      ---       ---

Closing Date .............     100%     100%     100%     100%     100%     100%
December 1998 ............     100      100      100      100      100      100
December 1999 ............     100      100      100      100      100      100
December 2000 ............     100      100      100      100      100      100
December 2001 ............     100      100      100      100      100      100
December 2002 ............     100      100      100      100      100      100
December 2003 ............     100      100      100      100      100      100
December 2004 ............     100      100      100      100      100      100
December 2005 ............     100      100      100      100      100      100
December 2006 ............     100      100      100      100      100      100
December 2007 ............       0        0        0        0        0        0
 Weighted Average
Life (years) .............    9.91     9.91     9.90     9.90     9.90     9.90

            Percentages of the Initial Aggregate Certificate Balance
                of the Class E Certificates at the Specified CPRs

                           Prepayment Assumption (CPR)
                           ===========================

         Date                   0%       3%       5%       7%      10%       15%
         ----                   --       --       --       --      ---       ---

Closing Date .............     100%     100%     100%     100%     100%     100%
December 1998 ............     100      100      100      100      100      100
December 1999 ............     100      100      100      100      100      100
December 2000 ............     100      100      100      100      100      100
December 2001 ............     100      100      100      100      100      100
December 2002 ............     100      100      100      100      100      100
December 2003 ............     100      100      100      100      100      100
December 2004 ............     100      100      100      100      100      100
December 2005 ............     100      100      100      100      100      100
December 2006 ............     100      100      100      100      100      100
December 2007 ............      78       68       62       56       46       31
December 2008 ............      16        1        0        0        0        0
December 2009 ............       0        0        0        0        0        0
 Weighted Average
Life (years) .............    10.51    10.36    10.28    10.21    10.14    10.04

                              YIELD CONSIDERATIONS
General

     The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and, if the price was other than par, the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

Rate and Timing of Principal Payments

     The yield to holders of the Interest Only Certificates and any other Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof, the Lock-out Period, the yield maintenance period, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the
Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed (and reductions in the Notional Amounts of the
Interest Only Certificates that would otherwise have occurred) over the remaining terms of the Mortgage Loans. Conversely, defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein and "Description of the Agreements--Realization Upon Defaulted Whole Loans" and "Certain Legal Aspects of the Mortgage Loans and Leases--Foreclosure" in the Prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance or Notional Amount, as the case may be, of such Certificate. An investor should consider, in the case of any Principal Balance Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Principal Balance Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on a Principal Balance Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Principal Balance Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. The yield to maturity of the Interest Only Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on or in respect of the Mortgage Loans. Investors in the Interest Only Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the Notional Amounts of their Certificates could result in the failure of such investors to recoup their initial investments.

     Payments of principal in respect of the Poughkeepsie Galleria Loan comprising Loan Group 2 (including any prepayments) will be distributed first to the holders of the Class A-2 Certificates as described under "Description of the Certificates--Distributions--Application of the Available Distribution Amount". The Seller has received a letter from the Poughkeepsie Galleria Loan borrower in which the borrower has stated that it intends to prepay the Poughkeepsie Galleria Loan in not less than sixty-five days and not more than 370 days from the Cut-off Date. The borrower further states in the letter that it does not intend to pay the Prepayment Premium required under the loan documents in connection with such prepayment, but rather intends to seek a judicial determination that the Prepayment Premium is void and unenforceable. Any prepayment of the Poughkeepsie Galleria Loan would result in a corresponding distribution in respect of the Class A-2 Certificates which may, among other things, reduce the average life of the Subordinated Certificates, and would reduce the Notional Amount of the Class IO Certificates. In addition, such letter may indicate an increased likelihood that the borrower under the Poughkeepsie Galleria Loan will default under one or more of the terms of its Mortgage Loan. Any Realized Loss resulting from such a default will be allocated to Certificateholders as set forth under "Description of the Certificates--Subordination; Allocation Losses and Certain Expenses".

Losses and Shortfalls

     The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans (other than Net Aggregate Prepayment Interest Shortfalls) will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Senior Certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of the respective Classes of REMIC Regular Certificates on a pro rata basis as described herein.

Certain Relevant Factors

     The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods, yield maintenance periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors and Other Special Considerations" and "Description of the Mortgage Pool" herein and "Risk Factors" and "Yield Considerations" in the Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lock-out Period, the Prepayment Premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans" herein.

Delay in Payment of Distributions

     Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 15 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Yield Sensitivity of the Interest Only Certificates

     The yield to maturity of the Interest Only Certificates will be especially sensitive to the prepayment and default experience on the Mortgage Loans, which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Interest Only Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Interest Only Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Interest Only Certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

                        DESCRIPTION OF THE MORTGAGE POOL

General

     The Mortgage Pool will consist of forty-one (41) mortgage loans (each, a "Mortgage Loan") with an Initial Pool Balance of $803,212,971 equal to the aggregate Cut-off Date Balance of the Mortgage Loans, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the Mortgage Loans range from $41,298 to $97,552,186, and the Mortgage Loans have an average Cut-off Date Balance of $19,590,560. Thirty-three (33) of the Mortgage Loans, representing 97.6% of the Initial Pool Balance, are Balloon Loans. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. For purposes of calculations herein, each Mortgage Loan is deemed to be secured by a mortgage on one Mortgaged Property, whether or not such Mortgaged Property consists of more than one parcel of real property.

     For purposes of calculating certain distributions on the Certificates, the Mortgage Pool has been divided into two Loan Groups, designated as "Loan Group 1" and "Loan Group 2", respectively. Loan Group 1 consists of forty (40) fixed-rate loans and Loan Group 2 consists of one (1) fixed-rate loan, the Poughkeepsie Galleria Loan. Payments of principal in respect of the Poughkeepsie Galleria Loan comprising Loan Group 2 (including any prepayments) will be distributed first to the holders of the Class A-2 Certificates. See "--Distributions of Interest and Principal."

     A brief summary of the material terms of the largest Mortgage Loans in the Mortgage Pool is set forth on Appendix III attached hereto.

     As of the Cut-off Date, none of the Mortgage Loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date (with the exception of one (1) Mortgage Loan representing 1.5% of the Initial Pool Balance, which has not been delinquent since its date of modification).

     Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note"). Thirty-five (35) of the Mortgage Loans (representing 77.6% of the Initial Pool Balance) are secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on the borrower's fee simple estate in an income-producing real property. One (1) of the Mortgage Loans (representing 3.1% of the Initial Pool Balance) is secured by a Mortgage that creates a second mortgage lien on the borrower's fee simple estate in an income-producing real property. Four (4) of the Mortgage Loans (representing 17.5% of the Initial Pool Balance) are secured by a Mortgage that creates a first mortgage lien on the borrower's leasehold estate in an income-producing real property. One (1) of the Mortgage Loans (representing 1.8% of the Initial Pool Balance) is secured by a second mortgage lien on the related borrower's leasehold estate in an income-producing real property (each such fee simple estate or leasehold or partial leasehold estate, as the case may be, a "Mortgaged Property" and collectively, the "Mortgaged Properties").

     Twenty (20) of the Mortgaged Properties, which represent security for 50.4% of the Initial Pool Balance, are office properties; six (6) of the Mortgaged Properties, which represent security for 16.2% of the Initial Pool Balance, are retail properties; four (4) of the Mortgaged Properties, which represent security for 8.7% of the Initial Pool Balance, are hospitality properties, three
(3) of which are affiliated with national hotel/motel franchisors; four (4) of the Mortgaged Properties, which represent security for 8.0% of the Initial Pool Balance, are industrial properties; and five (5) of the Mortgaged Properties, which represent security for 3.7% of the Initial Pool Balance, are multifamily apartment properties. The remaining two (2) Mortgaged Properties, which represent security for 13.0% of the Initial Pool Balance, are mixed use properties used for a combination of commercial purposes (such as multifamily, office, retail and/or hotel) as indicated on Appendix II and Appendix III. The Mortgaged Properties are located throughout 19 states, with the largest concentration in California (7 Mortgaged Properties, which represent security for 21.7% of the Initial Pool Balance). No other state has a concentration of Mortgaged Properties that represents security for more than 14.7% of the Initial Pool Balance. See Appendix II and Appendix III for a more detailed description of the Mortgage Loans.

     All of the Mortgage Loans were originated and are currently held by the Seller. On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Seller pursuant to a mortgage loan purchase agreement to be entered into between the Depositor and the Seller (the "Mortgage Loan Purchase Agreement"). The Depositor will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Seller", "--Assignment of the Mortgage Loans" and "Repurchases and Other Remedies" below.

     The Mortgage Loans were originated between 1974 and 1997.

Additional Interests

     In the case of ten (10) of the Mortgage Loans, representing 20.3% of the Initial Pool Balance, the related Mortgagor granted to the Seller, at the time of origination or modification of such Mortgage Loan, one or more of the following interests: (i) certain rights to share in the proceeds from the sale or refinancing of the related Mortgaged Property and/or the revenues generated by such Mortgaged Property (for instance, payments in the nature of equity participations in certain revenues and contingent interest) (eight (8) Mortgage Loans representing 16.1% of the Initial Pool Balance), (ii) certain rights to accrued interest in those cases in which interest is currently payable at a rate less than the rate at which interest is accruing, with the difference being added to the principal balance of the Mortgage Loan (five (5) of the Mortgage Loans, representing 9.0% of the Initial Pool Balance), or (iii) certain rights to payments required to be applied toward amounts owed on an additional "note" issued by the Mortgagor to the Seller (two (2) Mortgage Loan, representing 2.9% of the Initial Pool Balance). Such interests shall be referred to herein, collectively, as the "Non-REMIC Assets".

     The Non-REMIC Assets, along with the right to receive 50% of the related mortgagee's interest in any loan fees, assumption fees, extension fees, modification fees or default interest collected under any of the loan documents relating to any Mortgage Loan (all such rights, collectively, the "Non-REMIC Fees", and, together with the Non-REMIC Assets, the "Additional Interests") were transferred to the Depositor by the Seller along with the Mortgage Loans, and were transferred by the Depositor, along with the Mortgage Loans, into the Trust Fund on the Closing Date. Unlike the Mortgage Loans, however, the Additional Interests are not included in the Mortgage Pool and are assets of the Trust Fund for which no REMIC election has been or will be made; no "regular interest" in any of REMIC I, REMIC II or REMIC III will correspond to any Additional Interest; and the Non- REMIC Certificates, which will be the only Certificates representing an interest in the pool of Additional Interests, will not be issued by any of REMIC I, REMIC II or REMIC III. No holder of any Certificate other than a Non-REMIC Certificate will be entitled to any cash flow or other collections in respect of the Additional Interests.

     Each Non-REMIC Asset constitutes an obligation of the related Mortgagor secured by the related Mortgaged Property that is, pursuant to the related loan documents, secured ratably with and in addition to the obligations the Mortgagor has with respect to the related Mortgage Loan. Pursuant to the terms of the Pooling and Servicing Agreement, so long as payments in respect of the Mortgage Loans in the Trust Fund are current, payments shall be made in respect of the Non-REMIC Assets as their interests may appear, but in the event of a default under any of the Mortgage Loans in the Trust Fund, the related Non-REMIC Asset will be subordinated and no payments will be made in respect of such Non-REMIC Asset so long as such default is continuing.

Certain Terms and Characteristics of the Mortgage Loans

     For purposes of calculating certain distributions on the Certificates, the Mortgage Pool has been divided into two Loan Groups, designated as "Loan Group 1" and "Loan Group 2", respectively. Loan Group 1 consists of forty (40) fixed-rate loans and Loan Group 2 consists of one (1) fixed-rate loan, the Poughkeepsie Galleria Loan. Payments of principal in respect of the Poughkeepsie Galleria Loan comprising Loan Group 2 (including any prepayments) will be distributed first to the holders of the Class A-2 Certificates. See "Description of the Certificates -- Distributions -- Application of the Available Distribution Amount."

Mortgage Rates; Calculations of Interest; Interest Deferrals

     The Mortgage Rates of the Mortgage Loans range from 7.000 to 11.780 per annum, and the current weighted average Mortgage Rate of the Mortgage Loans is
9.331 per annum. Thirty-nine (39) of the Mortgage Loans, which represent 95.6% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. Two (2) of the Mortgage Loans, which represent 4.4% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in a year consisting of 360 days.

     Thirty-eight (38) of the Mortgage Loans, representing 91.0% of the Initial Pool Balance, bear interest at annualized rates ("Mortgage Rates") that will remain fixed for the remaining terms of the Mortgage Loans. Two (2) of the Mortgage Loans, representing 4.3% of the Initial Pool Balance, each bears interest at annualized rate that is fixed until a certain date and thereafter bears interest at a higher annualized rate that is fixed until maturity. One (1) of the Mortgage Loans, representing 4.7% of the Initial Pool Balance, bears interest that is payable at an annualized fixed rate of 10.02% until June 30, 1998, thereafter bears interest that is payable at an annualized fixed rate of 8.975% until January 30, 2000, and thereafter bears interest at an annualized fixed rate of 7.93% until November 1, 2007.

Due Dates

     All of the Mortgage Loans have Due Dates (that is, the dates upon which the related Monthly Payments are due) that occur on the first business day of each month, except the Glen Point Centre West Loan which has a Due Date on the tenth business day of each month and has no grace period.

Amortization

     Twenty-two (22) of the Mortgage Loans, representing 72.3% of the Initial Pool Balance, provide for Monthly Payments of principal and interest based on amortization schedules significantly longer than their terms to maturity (or, in 10 additional cases, representing 23.9% of the Initial Pool Balance, provide for Monthly Payments of interest only or Monthly Payments of interest only for a period, and then Monthly Payments of principal and interest based on such an amortization schedule), thereby leaving Balloon Payments due and payable on their respective maturity dates, unless prepaid prior thereto. One (1) Mortgage Loan, representing 1.4% of the Initial Pool Balance, provides for monthly payments of interest only and provides for a fixed annual payment in April of each year, beginning in 1998 and continuing through 2002, of $175,000, to be applied toward the reduction of principal amounts due (with such amounts not being sufficient to fully amortize such Mortgage Loan). Such annual payments of principal will be applied first to pay amounts due on the related Non-REMIC Asset, then to pay amounts due on the Mortgage Loan as follows: $53,514 in 1999 and $175,000 in 2000 through 2002. See "Risk Factors--The Mortgage
Loans--Balloon Payments" herein. The remaining eight (8) Mortgage Loans, representing 2.4% of the Initial Pool Balance, are fully amortizing, with insignificant or no balances due at maturity.

Prepayment Restrictions

     As of the Cut-off Date, thirty-four (34) Mortgage Loans, representing 93.8% of the Initial Pool Balance, restrict voluntary principal prepayments as follows: (i) eight (8) Mortgage Loans, representing 31.6% of the Initial Pool Balance, prohibit voluntary prepayments for a Lock-out Period ending on a date (ranging from two (2) months to 123 months from the Cut-off Date) specified in the related Mortgage Note and, in most such cases, thereafter require, until a specified date (generally three to six months) prior to maturity, that any voluntary prepayment be accompanied by a Prepayment Premium and (ii) twenty-six
(26) of the remaining Mortgage Loans, representing 62.2% of the Initial Pool Balance, do not provide for Lock-out Periods but impose Prepayment Premiums in connection with voluntary principal payments made prior to a specified date (also generally three to six months) prior to maturity.

     With respect to those Mortgage Loans that do not provide for Lock-out Periods but impose Prepayment Premiums in connection with voluntary principal prepayments, Prepayment Premiums are calculated on the basis of (i) a yield maintenance formula ("Yield Maintenance Premium"), payable in the case of two
(2) Mortgage Loans, or 5.2% of the Initial Pool Balance, (ii) a percentage of the amount prepaid ("Percentage Premium"), payable in the case of one (1) Mortgage Loan, representing less than 0.1% of the Initial Pool Balance, (iii) the greater of a Percentage Premium and a Yield Maintenance Premium, payable in the case of twenty-two (22) Mortgage Loans, representing 53.8% of the Initial Pool Balance, or (iv) a Yield Maintenance Premium measured against the rate of comparable Treasury securities plus 150 basis points, payable in the case of one
(1) Mortgage Loan, representing 3.1% of the Initial Pool Balance.

     Seven (7) of the Mortgage Loans, representing 6.2% of the Initial Pool Balance, permit, in each such case, voluntary principal prepayments of the original principal balance of the Mortgage Loan without the imposition of a Prepayment Premium. In the case of the Mortgage Loans that are subject to a Percentage Premium, in some cases such Percentage Premium declines over time.

     Two (2) Mortgage Loans, representing 7.8% of the Initial Pool Balance, provide for partial prepayments without the imposition of any Prepayment Premium under certain particular circumstances: The Charles Hotel Mortgage Loan is subject to such a partial prepayment in March 1998 through the application of certain funds held in escrow. The Orchard Square Shopping Center Loan is subject to such a partial prepayment in March 1998 through the application of a letter of credit upon the failure by the Mortgagor to achieve certain specified leasing goals.

     Yield Maintenance Premiums and Percentage Premiums, if and to the extent collected, will be distributed to the holders of the Certificates as described herein under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" herein. The Master Servicer may not waive the imposition of a Prepayment Premium or reduce the amount thereof. The Special Servicer may waive the imposition of a Prepayment Premium, or reduce the amount thereof, with respect to a Specially Serviced Mortgage Loan if such waiver or reduction is consistent with the Servicing Standard. Neither the Depositor nor the Seller makes any representation as to the enforceability of any Mortgage Loan provisions requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium.

Non-recourse Obligations

     Substantially all of the Mortgage Loans are non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, the Depositor has not evaluated the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be non-recourse. None of the Mortgage Loans is insured or guaranteed by the United States or any government entity or instrumentality.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The majority of the Mortgages contain "due-on-sale" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans permit a one-time transfer of the related Mortgaged Property, subject to the satisfaction of certain conditions, including, in some cases, approval of the proposed transferee by the Master Servicer or Special Servicer, as applicable. In addition, certain Mortgage Loans permit the borrower to transfer the related Mortgaged Property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions as determined by the Master Servicer or Special Servicer, as applicable.

     Most of the Mortgages contain "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower encumbers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, many due-on-encumbrance clauses provide such encumbrances may be permitted generally provided that certain criteria, such as loan-to-value and/or debt service coverage ratio tests are satisfied.

Junior Mortgages

     One (1) of the Mortgage Loans (representing 3.1% of the Initial Pool Balance) is secured by a Mortgage that creates a second mortgage lien on the borrower's fee simple estate in an income-producing real property. The first mortgage lien on such Mortgaged Property is in an original principal amount equal to $70,000,000, bears interest at a rate equal to 7.000% and matures on August 1, 2000, on which date a Balloon Payment is required. One (1) of the Mortgage Loans (representing 1.8% of the Initial Pool Balance) is secured by a second mortgage lien on the related borrower's leasehold estate in an income-producing real property. The first mortgage lien on such Mortgaged Property is in an original principal amount equal to $29,900,000, bears interest at a rate equal to 9.750% and matures on March 1, 2015. See "Risk Factors--Junior Mortgage Loans" in the Prospectus.




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

Subordinate Financing

     Six (6) of the Mortgaged Properties, which constitute security for Mortgage Loans that represent 5.1% of the Initial Pool Balance, are encumbered by secured subordinated debt that is not part of the Mortgage Pool. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Risks of Secured Subordinate Financing" for a summary of such subordinated debt. Eighteen (18) other Mortgage Loans, representing 55.7% of the Initial Pool Balance, also permit the related borrower to encumber the Mortgaged Property with subordinate debt generally provided that the borrower satisfies certain conditions (such as maximum loan-to-value ratios, minimum debt service coverage ratios, and limitations in the loan documentation for the subordinated debt regarding the subordinate lender's ability to foreclose while the related Mortgage Loan is outstanding). All of the remaining Mortgage Loans either prohibit the related borrower from further encumbering the Mortgaged Property with additional debt or require the consent of the holder of the Mortgage prior to so encumbering such property. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Risks of Secured Subordinate Financing" herein and "Certain Legal Aspects of Mortgage Loans and the Leases--Subordinate Financing" in the Prospectus.

Borrower Concentrations/Cross-Collateralized Mortgage Loans

     Four (4) groups of Mortgage Loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership and where, in general, the related Mortgaged Properties are commonly managed. The four (4) groups, by aggregate Cut-off Date Balance of the Mortgage Loans, represent 10.2%, 6.7%, 4.5% and 2.7%, respectively, of the Initial Pool Balance.

     The Glen Pointe Centre West Loan and the Court Plaza Loan are a set of related loans (representing, in the aggregate, 10.2% of the Initial Pool Balance) in that such loans are under common management and related ownership. The largest of the cross-collateralized groups, the Commerce Distribution Center Loans (representing 6.7% of the Initial Pool Balance), is comprised of the Commerce Distribution Center - 50 Loan and the Commerce Distribution Center - 36 Loan, which are secured by Mortgaged Properties in the same complex in Bell/Commerce, California, are to the same borrower and are cross-defaulted and cross-collateralized. The second related loan group, representing 4.5% of the Initial Pool Balance, is the Timberland Loans, a set of three (3) loans due from affiliated borrowers, secured by Mortgaged Properties that are part of the same office complex in Troy, Michigan. In addition, within the set of Timberland Loans, the Timberland B Loan and Timberland C Loan are cross-collateralized. The Commerce Plaza--I Mortgage Loan and the Commerce Plaza--II Mortgage Loan (representing, in the aggregate, 2.7% of the Initial Pool Balance) are secured by adjacent Mortgaged Properties and are under common management and related ownership. Accordingly, they present a concentration of credit risk.

Ground Leases

     Five (5) of the Mortgage Loans, which represent 19.3% of the Initial Pool Balance, are secured solely by a Mortgage on the borrower's leasehold interest in the related Mortgaged Property. None of the ground leases expire prior to ten years after the stated maturity of the related Mortgage Loan. With respect to four (4) of the Mortgage Loans, the related ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default by the borrower/lessee. With respect to one (1) of the Mortgage Loans, the mortgagee has a binding agreement with the holder of the first leasehold mortgage (which is the Seller) pursuant to which the first leasehold mortgagee agrees (x) to promptly provide mortgagee with any notice it receives from the ground lease landlord regarding the ground lease, (y) that mortgagee shall have and be entitled to exercise "cure rights" with regard to the ground lease in the same manner and timeframe as the first leasehold mortgagee and (z) that it will not transfer its mortgage without ensuring that its transferee provides similar assurances to the leasehold mortgagee. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Leasehold Considerations" herein. The Mortgaged Property securing the UCLA Medical Center Loan (representing 2.6% of the Initial Pool Balance) is a leasehold interest in which the ground lessor has, under certain circumstances, a right of first refusal as well as options to purchase the leasehold interest securing the Mortgage Loan. See "Appendix III--Significant Loan Summaries--UCLA Medical Center Loan". The ground lessor and the ground lessee of the Mortgaged Property securing the Charles Hotel Loan each have an option to purchase the respective interest of the other under the circumstances set forth in the ground lease. See "Appendix III--Significant Loan Summaries--Charles Hotel Loan".

Assessments of Property Value

Environmental Assessments

     A brief description of certain environmental conditions affecting certain Mortgaged Properties and Seller's limited indemnity with respect to certain conditions is attached hereto as Appendix IV. In addition, see "Risk Factors and Other Special Considerations--The Mortgage Loans--Environmental Considerations" herein.

Property Condition Assessments

     All of the Mortgaged Properties were inspected, in connection with the origination of the related Mortgage Loan, by an employee of the Seller or by a third party professional engaged by the Seller. Furthermore, in most cases, a licensed engineer or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of the related Mortgage Loan, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The Seller has represented to the Depositor that, with respect to each Mortgage Loan, except for seven (7) Mortgage Loans (representing 0.2% of the Initial Pool Balance), an engineering report was performed with respect to the related Mortgaged Property in connection with the sale of the Mortgage Loan no earlier than the date that is three (3) months prior to the Cut-off Date, such report has been reviewed by the Seller and delivered to the Depositor, and, to the Seller's knowledge, such report is not misleading and does not contain any false statements.

Zoning and Building Code Compliance.

     The Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans were, at their respective dates of origination, in compliance in all material respects with applicable zoning, land use and similar laws and ordinances, but no assurance can be made that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, certifications from government officials and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist at any particular Mortgaged Property, but the Seller does not consider any such violations known to it to be material.

Additional Mortgage Loan Information

     Each of the tables set forth in Appendix I sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Appendix II hereto, and for a brief summary of the material terms of the largest Mortgage Loans in the Mortgage Pool, see Appendix III hereto. Certain additional information regarding the Mortgage Loans is contained herein under "Risk Factors and Other Special Considerations--The Mortgage Loans", elsewhere in this "Description of The Mortgage Pool" section and under "Certain Legal Aspects of Mortgage Loans and the Leases" in the Prospectus.

     As used in this Prospectus Supplement, including for the tables in Appendix I and the information set forth in Appendix II and Appendix III, the following terms shall have the meanings set forth below:

     (1) References to "DSCR" are references to "Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this Prospectus Supplement, including for the tables in Appendix I and the information set forth in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan (or group of Cross-Collateralized Mortgage Loans) is the ratio of "Underwritten Cash Flow" estimated to be produced by the related

          Mortgaged Property or Properties to the annualized amount of debt service payable under that Mortgage Loan (or those Mortgage Loans). "Underwritten Cash Flow" in each case is an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions, giving credit for certain existing escrow amounts. Underwritten Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

          In determining Underwritten Cash Flow for a Mortgaged Property, the Seller generally relied on rent rolls and other generally unaudited financial information provided by the respective borrowers to calculate stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of a Mortgaged Property (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement reserves. To calculate Underwritten Cash Flow, certain changes were made to the operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten Cash Flow derived therefrom, based upon an evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the Seller in determining the presented operating information.

          The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

          References to "Assumed DSCR" are references to "Assumed Debt Service Coverage Ratios." In general Assumed DSCR was calculated in the same manner as DSCR, except that an assumed fixed constant of 9.5% was assumed in such calculation to calculate annual debt service. In those instances in which the applicable Mortgage Loan is secured by a second lien on the related Mortgaged Property, the foregoing calculations are adjusted to take account of the amount of debt service payable in respect of the prior first lien on such Mortgaged Property.

     (2) References to "Current Implied Loan-to-Value Ratio" or "Current Implied LTV" or "Current Implied LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan (or the aggregate Cut-off Date Balance of a group of Cross-Collateralized Mortgage Loans) to the value of the related
          Mortgaged Property or Properties as estimated by applying a capitalization rate determined by the Seller to Underwritten NOI ("Implied Value"). "Underwritten NOI" is calculated in the same manner as Underwritten Cash Flow, except without deducting reserves for capital expenditures, including tenant improvement costs and leasing commissions. References to "Balloon Implied LTV" or "Balloon Implied LTV Ratio" are references to the ratio, expressed as a percentage of the principal balance of a Balloon Loan (or the aggregate principal balance of a group of cross-collateralized Balloon Loans) anticipated to be outstanding at the date on which the related Balloon Payment(s) are scheduled to be due of the Balloon Amount (the "Balloon Amount") to the Implied Value of such Balloon Loan. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In those instances in which the applicable Mortgage Loan is secured by a second lien on the related Mortgaged Property, the foregoing calculations are adjusted to take account of the amount of the prior first lien on such Mortgaged Property.

     (3) References to "Years Built/Renovated" are references to the later of the year in which a Mortgaged Property was originally constructed or the most recent year in which such Mortgaged Property was substantially renovated.

     (4) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

     The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

Standard Hazard Insurance

     To the extent permitted by the terms of the related Mortgage and consistent with the Servicing Standard, the Master Servicer or the Special Servicer, as applicable, will require each borrower to maintain a fire and hazard insurance policy with extended coverage. The coverage of each such policy will be in an amount (subject to a deductible customary in the related geographic area) that is not less than the lesser of the full insurable replacement cost of the improvements that represent security for such Mortgage Loan, with no deduction for depreciation, and the principal amount of such Mortgage Loan, but in any event, unless otherwise specified in the applicable Mortgage or Mortgage Note, in an amount sufficient to avoid the application of any co-insurance clause. If the related Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Master Servicer or the Special Servicer, as applicable, will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of not less than the least of (i) the principal balance of the related Mortgage Loan, (ii) the full insurable value of the Mortgaged Property, (iii) the maximum amount required under such current guidelines, and (iv) 100% of the replacement cost of the improvements on the Mortgaged Property, but only to the extent such Mortgage Loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard. In addition, the Master Servicer or the Special Servicer may require any borrower to maintain other forms of insurance as the Master Servicer or the Special Servicer may be permitted to require under the related Mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The Master Servicer will not require borrowers to maintain earthquake insurance. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. If a borrower fails to maintain the foregoing insurance, the Master Servicer (or, with respect to Specially Serviced Mortgage Loans and REO Properties, the Special Servicer) will be required to obtain such insurance (to the extent available at commercially reasonable rates and to the extent the Trustee has an insurable interest) and the cost thereof will be a Servicing Advance.

The Seller

     The Seller, Aetna Life Insurance Company, is a Connecticut corporation and a subsidiary of Aetna Services, Inc., formerly known as Aetna Life and Casualty Company. Aetna Services, Inc. is a wholly-owned subsidiary of Aetna Inc. Aetna Inc. and its subsidiaries (collectively, the "Company") constitute one of the largest insurance and financial services organizations in the United States. Based on published industry rankings, the Company is one of the nation's largest writers of health care, group life, annuity and pension products. The Seller's principal offices are located at 151 Farmington Avenue, Hartford, Connecticut 06156.

Underwriting Practices

     All of the Mortgage Loans were originated by the Seller or its subsidiaries or its affiliates (collectively, "Aetna"). Aetna's general procedures relating to the underwriting and origination of the Mortgage Loans are described below.

Correspondent Network

     The Mortgage Loans originated by Aetna were generated through Aetna's nationwide network of approximately 35 to 40 correspondent mortgage banking firms. Generally, each correspondent was responsible for cultivating and canvassing its particular market area for potential mortgage loans that met Aetna's then-current criteria for such loans, including that the proposed mortgaged property be a well-leased, well-located income-producing property with strong ownership or other sponsorship. A correspondent identifying a potentially suitable loan opportunity submitted to Aetna a document package including the correspondent's underwriting and valuation (usually based on capitalization of income) analysis and recommendations. Aetna then independently re-underwrote the proposed mortgage loan based on its own criteria (but in many cases based upon appraisals performed by the staff of the correspondent) and, if the proposal satisfied its criteria, Aetna, with its correspondent's continued involvement, negotiated the terms and conditions of the loan directly with the applicant/borrower. Before Aetna issued a loan commitment, the loan application was reviewed and approved by the Aetna officers or employees to whom appropriate authority had been delegated. After Aetna funded the mortgage loan, its correspondent generally serviced the loan for Aetna's benefit pursuant to its servicing agreement or other agreement with Aetna.

General Underwriting Procedures

     Aetna's underwriting procedures were intended to evaluate, among other things, the income derived from the proposed mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the applicant/borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

Appraisals

     An appraisal of each mortgaged property was performed in connection with the origination of the Mortgage Loans. In many cases such appraisal was performed by the staff of the correspondent. This appraisal helped establish that at the time of the appraisal, the loan-to-value ratio of the proposed mortgage loan conformed to Aetna's then-current loan-to-value requirement (which was generally 75% during the period in which the Mortgage Loans were originated).

     In general, an appraisal represents the analysis and opinion of a qualified valuation expert and is not a guarantee of present or future value. Moreover, appraisals generally seek to establish the amount a typically motivated buyer would pay a typically motivated seller acting without any particular time or other pressure. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

     In connection with the sale of the Mortgage Loans by the Seller to the Depositor, none of the Depositor, the Seller, the Underwriter, the Trustee, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property. Not all of the above-described appraisals conformed to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Occupancy Statements, Operating Statements and Other Data

     In connection with its origination of mortgage loans, Aetna generally reviewed rent rolls and related information or statements of occupancy rates, census data, financial data, operating statements and, with respect to mortgage loans secured by office properties and retail properties, selected major tenant leases.

Zoning and Building Code Compliance

     Under the related mortgage or loan documents, each borrower generally represented as of the date on which the mortgage loan was originated, or provided a legal opinion or other evidence to the effect, that the use and operation of the related mortgaged property was in material compliance with applicable zoning, environmental, building, and other similar laws applicable to the mortgaged property, or covenanted to cure any material violations of such laws that might exist.

Assignment of the Mortgage Loans

     On the Closing Date, the Seller will assign its Mortgage Loans, without recourse, to the Depositor, and the Depositor will assign all the Mortgage
Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with the foregoing, the Seller is required, generally, in accordance with the Mortgage Loan Purchase Agreement to deliver the following documents, among others, with respect to each Mortgage Loan so assigned by it (such documents, collectively as to any

Mortgage Loan, a "Mortgage File") to the Trustee: (a) the original Mortgage Note, endorsed (without recourse) in blank or to the order of Trustee; (b) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (c) the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);
(d) an assignment of each related Mortgage in blank or in favor of the Trustee, in recordable form; (e) an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage) in blank or in favor of the Trustee, in recordable form; (f) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); (g) when relevant, the related ground lease or a copy thereof; and (h) copies of UCC-1's and original UCC-3's, if applicable. The Trustee will be required to review the documents delivered by the Seller with respect to its Mortgage Loans within 90 days following the Closing Date, and the Trustee will hold the related documents in trust.

     Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each Mortgage Loan described in clauses (d) and (e) of the preceding paragraph are to be completed by the Seller in the name of the Trustee (if delivered in blank) and submitted by Seller for recording in the real property records of the appropriate jurisdictions.

Representations and Warranties

     In the Mortgage Loan Purchase Agreement, the Seller has represented and warranted with respect to each of the Mortgage Loans, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that: (1) the information pertaining to the Mortgage Loan set forth in the mortgage loan schedule attached to the Mortgage Loan Purchase Agreement was true and correct in all material respects as of the Cut-off Date; (2) the Seller has good title to, and was the sole owner of, the Mortgage Loan; (3) the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (4) each of the related Mortgage Note, Mortgage, loan or credit agreement (if any), and other material agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions therein), enforceable in accordance with its terms, subject to certain creditors' rights exceptions and exceptions of general application; (5) the assignment of the related Mortgage constitutes the legal, valid and binding assignment of such Mortgage from the Seller to the Trustee; (6) the related Mortgage is a valid first lien on the related Mortgaged Property, which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the lien of the Mortgage, except for certain customary permitted encumbrances (except for the following Mortgage Loans, which constitute second liens on the related Mortgaged Properties: The One Post Office Square Loan and The Crystal Square Plaza--2 Loan); (7) either the related Mortgage contains an assignment of leases and rents or there is a separate document providing for such assignment, which creates in favor of the holder thereto a valid and perfected lien of the same priority as the related Mortgage in the property and rights described therein, subject to certain customary permitted encumbrances; (8) none of the related Mortgage, Mortgage Note or Assignment of Leases has been waived, modified, altered, satisfied, cancelled or subordinated in any material respect which continues to be in effect, and the related Mortgaged Property has not been released from the lien or other encumbrance of nor has the Mortgagor been released from its obligations under the related Mortgage, in whole or in any part, in any material respect; (9) all taxes and governmental assessments that on or prior to the Cut-off Date became due and owing in respect of, and affect, the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established; (10) the Seller has not, directly or indirectly, advanced funds for the payment of any principal or interest on the Mortgage Loan or for the payment of real estate taxes, other ad valorem taxes, insurance premiums or any other material amount required by the related Mortgage Note or the related Mortgage for the related Mortgaged Property; (11) the Seller has received no notice of the commencement of any proceeding pending for the total or material partial condemnation of the related Mortgaged Property; (12) an engineering report was prepared with respect to the related Mortgaged Property and, to the Seller's knowledge, such report is not misleading and does not contain any false statements; (13) the related Mortgaged Property is covered by an American Land Title Association (or an equivalent form thereof) lender's title insurance policy that insures that the related Mortgage is a valid first (or second) lien on such Mortgaged Property, subject only to the exceptions stated therein; (14) the related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by casualty and liability insurance policies of a type specified in the Mortgage Loan Purchase Agreement; (15) to Seller's knowledge, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and no existing event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute any of the foregoing is currently in effect; the Seller has not waived any material default, breach, violation or event of acceleration under the related Mortgage or the related Mortgage Note, which waiver is presently in effect and is not included in the related Mortgage File; (16) pursuant to the terms of the Mortgage Loan, the related Mortgage or the related Mortgage Note, no person or party other than the mortgagee may declare an event of default or accelerate the related indebtedness under any such Mortgage Loan, Mortgage or Mortgage Note; (17) no Mortgage Loan was 30 days or more past due as of, or during the 12-month period preceding, the Cut-off Date (with the exception of one (1) Mortgage Loan representing 1.5% of the Initial Pool Balance, which has not been delinquent since its date of modification); (18) no Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans; (19) the Mortgaged Property consists of either a fee simple estate in real property or a ground lease the presently existing term of which (including all consecutive renewal terms which have been exercised) extends for at least ten years beyond the stated Maturity Date for such Mortgage Loan; and, with respect to any Mortgage Loan which is secured by a ground lease of the related Mortgaged Property: (a) such ground lease or a memorandum thereof has been duly recorded and such ground lease permits the interest of the ground lessee thereunder to be encumbered by the related Mortgage; (b) except as indicated in the related lender's title insurance policy, the ground lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage other than the related ground lessor's fee interest; (c) upon the foreclosure of the applicable Mortgage (or transfer in lieu thereof), the ground lessee's interest in such ground lease is assignable to the Trustee for the benefit of the Certificateholders upon notice to, but without the consent of, the ground lessor thereunder; (d) such ground lease is in full force and effect and the Seller has received no written notice from the ground lessor that any default has occurred under such ground lease which remains uncured or that there is any existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of such ground lease; (e) except with respect to the Crystal Square--2 Loan as described under "Risk Factors and Other Special Considerations--Leasehold Considerations," such ground lease or other agreement requires the ground lessor to give notice of any default by the ground lessee to the mortgagee prior to the exercise of any remedies under the ground lease and to enter into a new lease (if the ground lessor consents) with the holder of the Mortgage or its successor or assign as the ground lessee thereunder upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding; (f) except with respect to the Crystal Square--2 Loan as described under "Risk Factors and Other Special Considerations--Leasehold Considerations," the mortgagee is permitted a reasonable opportunity to cure any default under such ground lease which is curable after the receipt of notice of any such default before the ground lessor thereunder may terminate such ground lease; (g) under the terms of such ground lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, or to the payment of the Mortgage Loan; (20) the Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (without regard to Treasury Regulation Section 1.860G-2(f) or any similar rule that provides that a defective obligation is a qualified mortgage for a temporary period);
(21) the related Mortgagor is, to the Seller's knowledge, not the subject of a bankruptcy proceeding; (22) the Mortgage Loan does not permit the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein, except as discussed under "Risk Factors and Other Special Considerations--Risks of Secured Subordinate Financing"; and the Seller has caused a title search to be performed for each Mortgaged Property by a reputable title insurance company within 120 days prior to the date hereof, and, to Seller's knowledge, based on such title searches, no Mortgaged Property is encumbered by any junior or subordinate indebtedness except as set forth on such report; (23) an environmental site assessment was performed with respect to the related Mortgaged Property and, to the Seller's knowledge, the report prepared in connection therewith is not misleading and does not contain any false statements; and (24) the servicing and collection practices used by the Seller have been in all material respects reasonable under the circumstances, and have been in all material respects conducted in accordance with the Seller's usual servicing and collection practices.

Repurchases and Other Remedies

     If any Mortgage Loan document required to be delivered to the Trustee by the Seller as described under "--Assignment of the Mortgage Loans" above is not delivered as and when required, contains information that does not conform to the corresponding information in the Mortgage Loan schedule attached to the Mortgage Loan Purchase Agreement, is not properly executed or is defective on its face (any such omission, nonconformity or other defect, a "Document Defect"), or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of its Mortgage Loans and/or the related Mortgaged Properties as described under "--Representations and Warranties" above, and in either case such Document Defect or breach materially and adversely affects the interests of the holders of the Certificates (a "Material Document Defect" and a "Material Breach", respectively), then the Seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the Seller will be obligated, not later than the last day of such Permitted Cure Period, to (i) repurchase the affected Mortgage Loan from the Purchaser or its assignee at a price (the "Purchase Price") at least equal to the unpaid principal balance of such Mortgage Loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the repurchase and any related unreimbursed Servicing Advances (with interest thereon), or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of
Section 860(a)(4)(B) (ii) of the Code and Treasury Regulation Section 1.860G-2(f)), at its option, (A) replace such Mortgage Loan with a mortgage loan having certain payment terms comparable to the Mortgage Loan to be replaced and that is acceptable to each Rating Agency and would be a qualified replacement mortgage within the meaning of Code Section 860G(a)(4) (a "Qualifying Substitute Mortgage Loan") and (B) pay an amount (a "Substitution Shortfall Amount") generally equal to the excess of the applicable Purchase Price for the Mortgage Loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

     For purposes of the foregoing, the "Permitted Cure Period" applicable to any Material Document Defect or Material Breach in respect of any Mortgage Loan will generally be the 90-day period immediately following the earlier of the discovery by the Seller or receipt by the Seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, but it is reasonably likely that such Material Document Defect or Material Breach, as the case may be, could be corrected or cured within 180 days of the earlier of discovery by the Seller and receipt by the Seller of notice of such Material Document Defect or Material Breach, as the case may be, and the Seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will, with the consent of the Trustee (which consent may not be unreasonably withheld), be extended for an additional 90 days.

     The foregoing obligations of the Seller to cure a Material Document Defect or a Material Breach in respect of any of its Mortgage Loans or repurchase or replace the defective Mortgage Loan, will constitute the sole remedies of the Trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of the Depositor or any other person or entity will be obligated to repurchase or replace the affected Mortgage Loan if the Seller defaults on its obligation to do so.

Changes in Mortgage Pool Characteristics

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

General

     Set forth below is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "Description of the Agreements," for additional important information regarding the terms and conditions of the Pooling and Servicing Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. Further, the summary contained herein does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the Pooling and Servicing Agreement.

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the Mortgage Loans in the best interests and for the benefit of the Certificateholders (as determined by the Master Servicer or Special Servicer, as applicable, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the following standard (the "Servicing Standard"): (i) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and asset management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those for which it is responsible hereunder; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate); and (iii) without regard to (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower; (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Master Servicer's obligation to make Advances (as defined herein); (D) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances (as defined herein); (E) the right of the Master Servicer or the Special Servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction; and (F) without regard to the existence of any related borrower.

     In general, except as described below, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired in respect of a defaulted Mortgage Loan on behalf of the Certificateholders through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). However, the Special Servicer will have certain duties with respect to the Mortgage Loans that are not Specially Serviced Mortgage Loans (prior to a Servicing Transfer Event) that will generally include exercising whatever rights and fulfilling whatever obligations are granted to the lender under the related loan documents for each Mortgage Loan, including discharging what would generally be described as asset management functions (including the processing of requests for assumptions, releases of collateral, reviews and approvals of leases, approvals of subordinate financing and similar functions). In addition, the Special Servicer will be required to administer in all respects (other than certain bookkeeping functions, for which the Master Servicer will be responsible) the Non-REMIC Assets, including all discussions and negotiations with respect thereto.

     A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events: (i) the related borrower has failed to make when due a Balloon Payment, which failure has continued unremedied for 30 days; (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued unremedied for 60 days;
(iii) the Master Servicer (in consultation with the Special Servicer) has determined, in its good faith and reasonable judgment, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i) or (ii) above, that in the Master Servicer's good faith and reasonable judgment (in consultation with the Special Servicer) materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days); (v) commencement of any involuntary case against the related Mortgagor under any present or future federal or state bankruptcy, insolvency or similar laws, or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of the related Mortgagor's affairs; (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;
(vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; and (viii) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

     The Master Servicer will continue to receive payments (including amounts collected by the Special Servicer), collect information, make certain calculations and prepare all reports to the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer shall have any responsibility for the performance by the other of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume primary servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

          (w) with  respect to the  circumstances  described  in clauses (i) and
     (ii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (x) with respect to the circumstances described in clauses (iii), (v),
     (vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

          (y) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured as a result of a modification to a Money Term of such Mortgage Loan; and

          (z) with respect to the circumstances described in clause (viii) of the preceding paragraph, such proceedings are terminated.

     The Master Servicer and Special Servicer will each be required to service and administer any group of Cross-Collateralized Mortgage Loans as a single Mortgage Loan, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan with which it is cross-collateralized shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan may subsequently become a Corrected Mortgage Loan, unless and until each Mortgage Loan in the group independently meets the requirements to be a Corrected Mortgage Loan.

The Master Servicer

     Midland Loan Services, L.P., a Missouri limited partnership, will act as the Master Servicer with respect to the Mortgage Loans. Midland Loan Services, L.P., ("Midland", or in its capacity as master servicer, the "Master Servicer") was organized under the laws of Missouri in 1992 as a limited partnership. Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

     As of October 31, 1997, Midland and its affiliates were responsible for servicing approximately 12,700 commercial and multifamily loans with an aggregate principal balance of approximately $19.2 billion, the collateral for which is located in all fifty states, Puerto Rico and the District of Columbia. With respect to such loans, approximately 11,100 loans with an aggregate principal balance of approximately $14.2 billion pertain to commercial and multifamily mortgage-backed securities. Midland has been approved as a master and special servicer for investment grade-rated commercial and multifamily mortgage-backed securities by Fitch and Moody's.

     The foregoing information was provided by the Master Servicer. None of the Seller, the Special Servicer, the Underwriter, the Trustee, the Depositor or the Operating Advisor takes any responsibility therefor, or makes any representation or warranty as to the accuracy or completeness thereof.

The Special Servicer

     The Special Servicer will be Aetna Life Insurance Company, the Seller of the Mortgage Loans. The Special Servicer's principal place of business is in Hartford, Connecticut.

     The Special Servicer currently is the special servicer for the Aetna 1995 Commercial Mortgage Trust Multi-Class Pass-Through Certificates, Series 1995-C5 and the current outstanding principal balance of the related mortgage loans is approximately $280,000,000 as of November 1997. In addition, the Special Servicer manages certain other mortgage loans held by or in its name and the name of its affiliates, resulting in total mortgage loans under management of approximately $5.5 billion as of September 30, 1997. The Special Servicer is rated "superior" by Standard & Poor's and "above-average" by Fitch and was approved as a Special Servicer for the Mortgage Loans by Moody's. The Special Servicer may own assets which, depending upon the particular circumstances, may compete with one or more of the Mortgaged Properties.

     The foregoing information was provided by the Special Servicer and neither the Depositor, the Underwriter, the Trustee nor the Master Servicer makes any
representation   or  warranty  as  to  the  accuracy  or  completeness  of  such information.

Sub-Servicers

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling and Servicing Agreement for such delegated duties. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may assume such party's rights and obligations under such Sub-Servicing Agreement or, in some circumstances, may terminate such Sub-Servicer. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby, irrespective of whether its compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement. See "--Servicing and Other Compensation and Payment of Expenses" herein.

Servicing and Other Compensation and Payment of Expenses

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at the Master Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed. The "Master Servicing Fee Rate" is 0.054% per annum.

     The Master Servicer may, at its option, assign to any third party or retain for itself the Retained Servicing Interest. The "Retained Servicing Interest" will consist of the amount of the Master Servicing Fees otherwise payable to the Master Servicer that accrue at a per annum rate of 0.044%, which rate equals the excess of the Master Servicing Fee Rate over a 0.01% floor (such floor, the "Minimum Master Servicing Fee Rate"). The holder of the Retained Servicing
Interest (i.e., the Master Servicer or such third party) shall be entitled to receive payment in respect of the Retained Servicing Interest at such time and to the extent the Master Servicer is entitled to receive payment of the Master Servicing Fees (subject to the Retained Servicing Interest) under the terms and provisions of the Pooling and Servicing Agreement; provided, however, that such payment to the holder of the Retained Servicing Interest shall continue notwithstanding any termination without cause of the Master Servicer pursuant to the Pooling and Servicing Agreement; provided, further, that the Retained Servicing Interest may be reduced by the Trustee to the extent that all or a portion of the Retained Servicing Interest is needed by the Trustee in its discretion in order to obtain a qualified successor Master Servicer willing to receive servicing compensation accruing at a per annum rate in excess of the Minimum Master Servicing Fee Rate.

     As additional servicing compensation, the Master Servicer will be entitled to retain any late payment charges collected by it from a borrower with respect to any Mortgage Loan and fifty percent (50%) of any default interest and extension fees actually collected on any Mortgage Loan (other than a Specially Serviced Mortgage Loan). The remainder of any such charges will be deposited in a grantor trust, established by the Depositor as part of the Trust Fund; however, such charges will not be a part of the Mortgage Pool, and will not be available for distributions on any Certificate other than the Class W Certificates. The Master Servicer will also be entitled to Prepayment Interest Excesses collected on the Mortgage Loans and not otherwise applied to cover Prepayment Interest Shortfalls (and will be charged to the extent Prepayment Interest Shortfalls exceed Prepayment Interest Excesses). In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it or the Trustee that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any investment losses on such funds from its own funds without any right to reimbursement. Furthermore, the Master Servicer will also be entitled to any interest earned on escrow accounts and reserve accounts maintained in respect of the Mortgage Loans and any fees associated therewith (to the extent not otherwise payable to the borrowers).

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Mortgage Loan is computed, and will be payable monthly from general collections on the Mortgage Loans and any REO Properties held by the Master Servicer from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 0.75% to, each collection of principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. A Workout Fee will be payable with respect to each Corrected Mortgage Loan irrespective of how many times such Mortgage Loan has been a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties in accordance with the terms described herein, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. The Special Servicer's fee for administering the Non-REMIC Assets will be equal to 0.75% of the amount of any distribution to the holders of the Class V Certificates and will be payable from amounts collected in respect of the Non-REMIC Assets only.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" equal to the product of (x) 1.0%, (y) a fraction, the numerator of which is equal to the Liquidation Proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property and the denominator of which is equal to the unpaid principal balance of the related Mortgage Loan or REO Property and accrued and unpaid interest thereon and (z) the related Liquidation Proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase or replacement of any Mortgage Loan by the Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, in connection with the purchase of any Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Operating Adviser, the Special Servicer or any holder of Certificates evidencing a majority interest in the Controlling Class or in connection with the purchase of all of the Mortgage Loans and REO Properties by any person entitled to effect an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal, and the Liquidation Fee otherwise payable shall be reduced to the extent of the Workout Fee paid or payable to the Special Servicer.

     The Special Servicer will be entitled to additional servicing compensation in the form of all late payment charges collected by it from a borrower with respect to any Mortgage Loan, and fifty percent (50%) of (i) any assumption fees and modification fees received by it on or with respect to any Mortgage Loan, including, but not limited to, any Specially Serviced Mortgage Loan, (ii) any extension fees received by it on or with respect to any Specially Serviced Mortgage Loan and (iii) any default interest actually collected on any Specially Serviced Mortgage Loan; provided, however, that the Special Servicer will be entitled to such default interest and late payment charges only to the extent that such default interest and late payment charges are not allocable to pay any portion of a Workout Fee or Liquidation Fee payable to the Special Servicer with respect to the related Mortgage Loan or to cover interest payable to the Master Servicer or the Trustee with respect to any Advances made in respect of the related Mortgage Loan and any other fees (including asset management fees) collected from the related borrower in connection with the Special Servicer's exercise or waiver of any of the rights of the related mortgagee under any of the loan documents relating to any Mortgage Loan. The remainder of any such fees or payments will be deposited in a grantor trust, established by the Depositor as part of the Trust Fund; however, such fees and payments will not be a part of the Mortgage Pool, and will not be available for distributions on any Certificate other than the Class W Certificates.

     The Master Servicer and the Special Servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In addition, the Master Servicer will be required to pay, from the Master Servicing Fee, the fees of the Trustee.

The Operating Adviser

     The Pooling and Servicing Agreement will permit the holder (or holders) of Certificates representing more than 50% of the aggregate Certificate Balance of the most subordinate Class of Principal Balance Certificates at any time of determination (or, if the aggregate Certificate Balance of such Class of Certificates is less than 25% of the original aggregate Certificate Balance thereof, of the next most subordinate Class of Principal Balance Certificates) (in any event, the "Controlling Class") to appoint any person or entity to act as the representative of the Controlling Class to the extent described below (such person or entity, in such capacity, the "Operating Adviser").

     If the Special Servicer is not the Operating Adviser, the Special Servicer will notify the Operating Adviser prior to the Special Servicer's taking any of the following actions at least five (5) Business Days prior to the commencement of any such action: (i) any foreclosure or comparable conversion (which may include acquisition of an REO Property) of any Mortgaged Property; (ii) any modification of a Money Term of a Mortgage Loan other than a modification consisting of the extension of the original maturity of the Mortgage Loan for two years or less; (iii) any proposed sale of a Specially Serviced Mortgage Loan or REO Property (other than upon termination of the Trust Fund pursuant to the Pooling and Servicing Agreement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws; and (v) any acceptance of substitute or additional collateral for a Mortgage Loan.

     The Operating Adviser may replace the Special Servicer, provided that such replacement will be subject to, among other things, receipt from the Rating Agencies of written confirmation that such replacement will not result in a qualification, downgrade or withdrawal of any of the then-current ratings assigned to any Class of Certificates. The initial Operating Advisor shall be CMBS Holdings, L.L.C., whose sole members are the Seller and a wholly-owned subsidiary of the Seller.

Modifications, Waivers, Amendments and Consents

     Subject  to  any  restrictions   applicable  to  REMICs,   and  to  certain
limitations imposed by the Pooling and Servicing Agreement, including the requirement that the Master Servicer comply with the Servicing Standard, the Master Servicer may extend the maturity date of any Balloon Loan (other than a Specially Serviced Mortgage Loan) to a date that, in the aggregate, with all previous extensions is not more than 60 days beyond the original maturity date. Subject to any restrictions applicable to REMICs, and to certain limitations imposed by the Pooling and Servicing Agreement, including the requirement that the Special Servicer comply with the Servicing Standard, the Special Servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of reduction in the related Mortgage Rate, (iii) forebear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Mortgage Loan, (iv) extend the maturity date of any Specially Serviced
Mortgage Loan, and/or (v) accept a principal prepayment during any Lock-out Period; provided in each case that (w) such modification, waiver or amendment would not cause any action that, under the REMIC Provisions, if taken or not taken, as the case may be, would either (i) endanger the status of any REMIC as a REMIC or (ii) subject to the restrictions set forth in the Pooling and Servicing Agreement, result in the imposition of a tax upon the income of any REMIC or any of their respective assets or transactions, including (without limitation) the tax on prohibited transactions as defined in Code Section 860F(1)(2) and the tax on prohibited contributions set forth in Section 860G(d) of the Code, (x) in the case of any Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable, and (y) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery of the Specially Serviced Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Mortgage Rate).

     In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Final Rated Distribution Date, (ii) extend the maturity date of a Specially Serviced Mortgage Loan and provide for an interest rate during such extension below the then prevailing interest rate for comparable loans, as determined by the Special Servicer (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Specially Serviced Mortgage Loan at an interest rate in excess of the prevailing rate for comparable loans at the time of such modification), (iii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Mortgage Loan beyond a date which is ten (10) years prior to the expiration of the term of such ground lease, (iv) reduce the Mortgage Rate of a Specially Serviced Mortgage Loan to a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer or (v) defer interest due on any Specially Serviced Mortgage Loan in excess of 25% of the Stated Principal Balance of such Specially Serviced Mortgage Loan or defer the collection of interest on any Specially Serviced Mortgage Loan without accruing interest at a rate at least equal to the Mortgage Rate of such Specially Serviced Mortgage Loan.

     Notwithstanding the foregoing, if a Mortgage Loan is a Balloon Loan that has failed to make the Balloon Payment at its scheduled maturity, and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), then in addition to the other alternatives specified above, the Special Servicer may make up to five one-year extensions at the existing Mortgage Rate for such Mortgage Loan.

     Modifications of a Mortgage Loan that forgive principal or interest will result in Realized Losses on such Mortgage Loan and such Realized Losses will be allocated among the various Classes of Certificates in the manner described herein under "Description of the Certificates--Distributions--Subordination; Allocation of Losses and Certain Expenses."

     The modification of a Mortgage Loan may tend to reduce prepayments by avoiding liquidations and therefor may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See "Maturity Considerations" and "Yield Considerations" herein.

Sale of Defaulted Mortgage Loans and REO Properties

     The Special Servicer may offer to sell for cash to any person, for an amount equal to the Purchase Price, any REO Property or any Mortgage Loan that is in default or as to which the Special Servicer has made a determination that default is imminent under the loan documents. The Special Servicer is required to give the Operating Adviser and the Trustee not less than fifteen days' prior written notice of its intention to sell any such defaulted Mortgage Loan or REO Property, to offer such defaulted Mortgage Loan or REO Property for sale in a fair auction or other manner as is consistent with the Servicing Standard, and to accept the highest cash bid received in such auction or other procedure from any person other than an interested person (as described in the Pooling and Servicing Agreement) for any defaulted Mortgage Loan or REO Property in an amount, except as otherwise provided in the Pooling and Servicing Agreement in the case of REO Property, at least equal to the Purchase Price.

     In the absence of any bid in the amount of the Purchase Price, the Special Servicer may accept the highest cash bid, if the Special Servicer determines, consistent with the Servicing Standard, that such sale at such price is in the best interest of the Certificateholders; provided that the Special Servicer may not accept such bid if made by the Trustee in its individual capacity, any of its affiliates, or any interested person (as described in the Pooling and Servicing Agreement), except in limited circumstances described in the Pooling and Servicing Agreement.

     Notwithstanding the above, if the Operating or the Special Servicer intends to place its bid for an REO Property or defaulted Mortgage Loan that has been offered for sale as described under this heading, it shall place such bid with the Trustee. If the bid provided by the Operating Adviser or, in the absence of a bid by the Operating Adviser, the Special Servicer is at least equal to the Purchase Price, the Trustee will be required to accept such bid. If the bid provided by the Special Servicer is below the Purchase Price, the auction procedure provided for in the previous paragraph must be followed by the Special Servicer. However, even after auction, the Operating Adviser and, in the absence of a bid by the Operating Adviser, the Special Servicer is permitted under the Pooling and Servicing Agreement to be the purchaser of a defaulted Mortgage Loan or a related REO Property if there has been at least one other bid from a non-affiliated party pursuant to such auction and the Trustee has determined that the price at which the Special Servicer has bid is at least equal to the highest bid received at such auction. See "Description of the Agreements--Realization Upon Defaulted Whole Loans" in the Prospectus.

Due-on-Sale and Due-on-Encumbrance Provisions

     The Special Servicer will determine whether to exercise or to waive any right the Trustee may have under any "due-on-sale" provision or "due-on-encumbrance" provision with respect to any Mortgage Loan in a manner consistent with the Servicing Standard and shall promptly notify the Trustee of any such exercise or waiver.

REO Properties

     If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to attempt to sell the Mortgaged Property for cash by the close of the third taxable year following the taxable year in which the Mortgaged Property was acquired (such date, the "REO Sale Deadline"), unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property beyond the REO Sale Deadline will not result in the imposition of a tax on the Trust Fund or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer will be obligated to, or may contract with a third party to, operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

Inspections; Collection of Operating Information

     The Master Servicer is required to, or may contract with a third party to, perform physical inspections of each Mortgaged Property (that does not relate to a Specially Serviced Mortgage Loan) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year). In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred to the Special Servicer, and annually thereafter for so long as it remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes REO Property. The Special Servicer and the Master Servicer will each be required to prepare or to contract with a third party to prepare a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan that requires the borrower to deliver annual operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, and neither the Master Servicer nor the Special Servicer is likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Certain Matters Regarding the Master Servicer and the Special Servicer

Fidelity Bond and Errors and Omissions Insurance Policy

     The Master Servicer and the Special Servicer will each be required to maintain a fidelity bond and an errors and omissions insurance policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors or omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted under the Pooling and Servicing Agreement.

Certain Information Compliance

     Both the Master Servicer and the Special Servicer shall provide an annual officer's certificate signed by an appropriate officer of each, stating that applicable activities of the Master Servicer or the Special Servicer were conducted under such officer's review and, to the best of such officer's knowledge, the Master Servicer or the Special Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects.

Resignation

     Except as otherwise provided in the following paragraph, neither the Master Servicer nor the Special Servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement unless (as evidenced by an opinion of counsel to such effect) it determines that its duties under the Pooling and Servicing Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with other activities carried on by it.

     Each of the Master Servicer and the Special Servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement upon 30 days notice to the Trustee, provided that (i) a successor servicer is
(A) available, (B) has assets of at least $15,000,000 and (C) willing to assume the obligations, responsibilities and covenants to be performed under the Pooling and Servicing Agreement by the resigning servicer on substantially the same terms and conditions, and for not more than equivalent compensation, as therein provided; (ii) the resigning party bears all costs associated with its resignation and the transfer of servicing; and (iii) the Rating Agencies shall have confirmed in writing that such resignation and designation of a successor master servicer or special servicer shall not result in and of itself in a qualification, downgrade or withdrawal of any rating of any of the Certificates then rated.

     No such resignation by either the Master Servicer or the Special Servicer will become effective unless and until a successor thereto assumes the obligations and responsibilities thereof under the Pooling and Servicing
Agreement. Notwithstanding the foregoing, the Master Servicer may not resign without the approval of the Operating Adviser.

     In connection with any such resignation by the Special Servicer, the Special Servicer will be entitled to sell its servicing rights and obligations under the Pooling and Servicing Agreement to a successor special servicer, subject to the conditions set forth above and certain other requirements under the Pooling and Servicing Agreement.

Limitation on Liability

     None of the Master Servicer, the Special Servicer or any of the directors, officers, employees or agents of the Master Servicer or the Special Servicer will be under any liability to each other or the Certificateholders, the Depositor or the Trustee, for any action taken or for refraining from the taking of any action in good faith using reasonable business judgment pursuant to the Pooling and Servicing Agreement; provided that the Master Servicer, the Special Servicer and such other Persons will not be protected against any breach of a representation or warranty contained in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties or by reason of negligent disregard for its obligations and duties under the Pooling and Servicing Agreement. The Master Servicer, the Special Servicer and any director, officer, employee or agent of the Master Servicer or the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under the Pooling and Servicing Agreement; provided that the Master Servicer or the Special Servicer in its sole discretion may undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans serviced by it, and is required to undertake any such action if instructed to do so by the Trustee. All legal expenses and costs of such action will be expenses and costs of the Trust Fund.

Indemnification of the Master Servicer and the Special Servicer

     The Master Servicer, the Special Servicer and any director, officer, employee or agent of the Master Servicer (or its general partner) or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action brought against the Master Servicer, the Special Servicer or any such other Person relating to the Pooling and Servicing Agreement, the Certificates or any asset of the Trust Fund, other than any loss, liability or expense: (i) specifically required to be borne by such party pursuant to the terms thereof; (ii) which constitutes a Servicing Advance (and is otherwise specifically reimbursable thereunder); or (iii) which was incurred in connection with claims against such party resulting from (A) any breach of a representation or warranty made therein by such party, (B) willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder by such party, or from negligent disregard of such obligations or duties, or (C) any violation by such party of any state or federal securities law. The Master Servicer or the Special Servicer, as the case may be, will immediately notify the Trustee if a claim is made by a third party with respect to the Pooling and Servicing Agreement or the Mortgage Loans entitling the Master Servicer or the Special Servicer, as the case may be, to indemnification.

Maintenance of Master Servicer/Special Servicer Acceptability

     It will be an event of default in respect of the Master Servicer or the Special Servicer, as applicable, if the Trustee receives notice from either Rating Agency to the effect that the continuation of the then-current Master Servicer or Special Servicer, as the case may be, in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the Prospectus, describes the material federal income tax considerations for investors in the Offered Certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

General

     For United States federal income tax purposes, the Trust Fund (except for the Additional Interests, which will be treated as a separate Grantor Trust) will be a "tiered REMIC structure" described in the Prospectus. See "Certain Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the Prospectus. Three separate REMIC elections will be made with respect to the
Trust Fund. Upon the issuance of the Offered Certificates, Latham & Watkins, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming (i) the making of proper elections, (ii) ongoing compliance with all
provisions  of  the  Pooling  and  Servicing   Agreement  and  (iii)  continuing
compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code. For federal income tax purposes, the Class R Certificate will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III, respectively; and the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC
III. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus. The Offered Certificates will be REMIC Regular Certificates issued by REMIC III. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Certificates" in the Prospectus for a discussion of the principle federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. References in the Prospectus to the Master REMIC should be read as references to REMIC III. Each of REMIC I and REMIC II will be a Subsidiary REMIC as such term is used in the Prospectus.

     The Offered Certificates will be "real estate assets" within the meaning of
Section   856(c)(4)(A)   (formerly,   Section   856(c)(5)(A))  and  856(c)(5)(B)
(formerly, Section 856(c)(6)(B)) of the Code in the same proportion that the assets of the Trust Fund underlying such Certificates would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" under
Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered Certificates also will qualify for treatment as "permitted assets," within the meaning of Section 860L(c)(1)(G) of the Code, of a financial asset securitization investment trust (a "FASIT") generally in the same proportion as the assets of the Trust Fund would be so treated, and those Offered Certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Code.

     The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C)(v) of the Code generally only to the extent that the Mortgage Loans secured by mortgages on multifamily, nursing home and congregate care properties are a percentage of the principal balance of the Mortgage Pool. The percentage of such Mortgage Loans included in the initial principal balance of the Mortgage Pool (which is subject to change due to changes in principal balances and prepayments) is initially approximately 3.7%. The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) to any taxable year beginning after December 31, 1995. See "Description of the Mortgage Pool" herein and "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

Original Issue Discount and Premium

     The Class IO Certificates will be treated for Federal income tax reporting purposes as having been issued with "original issue discount" ("OID"). Based on anticipated prices (including accrued interest), the assumed Mortgage Loan characteristics and the prepayment assumption described below, the Classes of Offered Certificates other than the Class IO Certificates should not be treated as issued with OID. Certain Classes of Offered Certificates may be treated as issued with OID not exceeding a de minimis amount, and certain other Classes of Offered Certificates are expected to be issued with premium, depending on the price at which such Classes of Certificates are sold. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 5% CPR (as described in the Prospectus) applied to each Mortgage Loan during any period that voluntary principal prepayments may be made thereon without a Yield Maintenance Premium being required. For a description of CPR, see "Yield Considerations" and "Maturity Considerations" in this Prospectus Supplement. However, the Depositor makes no representation that the Mortgage Loans or any Class of Certificates will only prepay during any such period or that they will prepay at any particular rate before or during any such period.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to prepayable securities such as the Offered Certificates. Moreover, the OID Regulations include an antiabuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount in respect of Offered Certificates. In addition, there is considerable uncertainty concerning the application of
Section  1272(a)(6)  of the  Code  and  the OID  Regulations  to  REMIC  Regular
Certificates, such as the Class IO Certificates, that are Super-Premium Certificates. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates, and the appropriate method of reporting interest and original issue discount with respect to Offered Certificates.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a holder of a Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     Certain Classes of Offered Certificates, other than the Class IO Certificates, may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. Under those regulations, if a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied against qualified stated interest. The proposed regulations generally would be effective for Certificates acquired on or after the date 60 days after the date final regulations are published in the Federal Register. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

     To the extent that any Offered Certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the Prospectus, a holder who receives a payment that is included in the stated redemption price at maturity (generally, the principal amount) of such Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the Offered Certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such Certificate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the Prospectus.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the treatment of such Certificates.

     Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax information reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Master Servicer's actual receipt of a Prepayment Premium to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

Recent Tax Law Developments

     The Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997 amended the definition of a trust that qualifies as a "United States person" for federal income tax purposes. Under the amended definition, a "United States person" includes any trust as to which (i) a court within the United States is able to exercise primary supervision over its administration, and (ii) one or more United States persons have the authority to control all its substantial decisions. Under this amended definition, certain trusts that would not have been classified as foreign trusts under prior law may be so classified and consequently be required to comply with the identification and other requirements described in the Prospectus (including, but not limited to, not holding 10% or more of the Class R Certificate) in order for payments of interest to be exempt from United States withholding tax. See "Certain Federal Income Tax Consequences--REMICs --Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" in the Prospectus.

Additional Considerations

     The Special Servicer is authorized under certain circumstances in which doing so is consistent with maximizing the Trust Fund's net after-tax proceeds from an REO Property, to incur taxes on the Trust Fund in connection with the operation of such REO Property. Any such taxes imposed on the Trust Fund would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--REO Properties" herein.

     Federal income tax information reporting duties with respect to the Offered Certificates and REMIC I, REMIC II and REMIC III will be the obligation of the Trustee, and not of the Master Servicer. See "Certain Federal Income Tax Consequences REMICs--Information Reporting and Backup Withholding" in the Prospectus.

     For further information regarding the tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs" and "State Tax Considerations" in the Prospectus.

         CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN CALIFORNIA,
                           NEW YORK AND MASSACHUSETTS

     The following discussion contains summaries of certain legal aspects of mortgage loans secured by real property in California (approximately 21.7% of the Initial Pool Balance), Massachusetts (approximately 14.7% of the Initial Pool Balance) and New York (approximately 14.3% of the Initial Pool Balance) which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

California

     Mortgage Loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the Trustee, if foreclosed pursuant to the Trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. In certain circumstances, the lender may have a receiver appointed.

Massachusetts

     Mortgage Loans in Massachusetts generally are secured by mortgages on the related real estate. Foreclosure of a mortgage generally is accomplished by a non-judicial power of sale under a specific provision in the mortgage. Public notice and advertisement of the sale is prescribed by statute. In the case of registered land, a foreclosure action must be brought in the Land Court. The proceeds of a foreclosure sale are applied first to the costs of the sale and then in satisfaction of the indebtedness. There is no right of redemption after a properly conducted sale. In certain circumstances, deficiency judgments may be obtained. The remedy of the appointment of a receiver generally is not available in Massachusetts.

New York

     Mortgage Loans in New York generally are secured by mortgages on the related real estate. Upon default of a mortgage, a mortgagee is generally presented with the choice of either proceeding in equity to foreclose upon the mortgaged property or proceeding at law and suing on the note. New York law does not require that the mortgagee bring a foreclosure action before being entitled to sue on the note. However, once having begun a foreclosure action or an action to sue on the note or guaranty, a mortgagee is generally not permitted to initiate the other type of action without leave of the court. While a foreclosure may proceed either judicially or non-judicially, nonjudicial foreclosures are virtually unused today. In either case, sale is at auction and the holder of mortgage may buy the property. The proceeds received from the sale are applied first to the cost and expenses of the sale and then in satisfaction of the indebtedness secured by the mortgage. There is no right of redemption after foreclosure sale in New York. In certain circumstances, deficiency judgments may be obtained, provided that a series of procedural and substantive requirements are satisfied. The remedy of appointment of receiver for the mortgaged real estate is available under certain circumstances.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("ERISA Plans") and on those persons who are fiduciaries of ERISA Plans. In accordance with the general fiduciary standards of ERISA, a fiduciary of an ERISA Plan should consider whether an investment in the Offered Certificates is permitted under ERISA, permitted by the documents and instruments governing the ERISA Plan, consistent with the ERISA Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

     In addition to imposing general fiduciary standards, ERISA prohibits sales, exchanges, loans and certain other transactions involving assets of an ERISA Plan and certain related persons ("Parties in Interest"). Section 4975 of the Code imposes an excise tax on similar transactions between employee benefit plans subject to such Section (such plans collectively with ERISA Plans, "Plans") and similarly related persons ("Disqualified Persons"). Such a transaction may be exempt from such prohibitions and excise taxes if a statutory or administrative exemption applies thereto. The Depositor, the Seller, the Master Servicer, the Special Servicer, the Trustee or any obligor in respect of any Mortgage Loan may be considered to be, or may become considered to be, a Party in Interest or a Disqualified Person with respect to one or more Plans. Accordingly, the acquisition of the Offered Certificates on behalf of, or using the assets of, a Plan may constitute or result in a prohibited transaction under ERISA or the Code unless an exemption applies.

     Employee benefit plans that are governmental plans and certain church plans (if no election has been made under Section 410(a) of the Code) are not subject to ERISA or Section 4975 of the Code. Whether assets of such plans may be invested in the Offered Certificates is determined under the provisions of applicable law and, in the case of a plan that is qualified under Section 401(a) of the Code, any restrictions imposed under Section 503 of the Code.

Plan Asset Regulation

     The United States Department of Labor (the "DOL") has issued a final regulation (the "Final DOL Regulation") determining when assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan. Unless an exception provided by the Final DOL Regulation applies, an undivided portion of the assets of the Trust Fund will be treated, for purposes of applying the fiduciary standards of ERISA and the prohibited transaction rules of ERISA and the Code, as an asset of each Plan that acquires and holds the Offered Certificates. If the Trust Fund is deemed to include "plan assets", transactions involving the assets of the Trust Fund will be subject to the fiduciary standards of ERISA and the prohibited transaction rules of ERISA and the Code.

     The Final DOL Regulation provides an exception to "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity (excluding interests held by any person who has discretionary authority or control with respect to the assets of the entity or any affiliate of such a person) are held by "benefit plan investors" (e.g., Plans, governmental plans, foreign plans). There can be no assurance that this exception will apply to the Trust Fund.

Availability of Underwriter's Exemption

     The DOL has granted to the Underwriter Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20,548 (1990) (the "Underwriter's Exemption") which generally exempts from the application of the prohibited transaction rules of ERISA and the Code transactions relating to: (1) the acquisition, holding and sale by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts with respect to which the Underwriter or any of its affiliates is the sole underwriter, the manager or co-manager of the underwriting syndicate or a selling or placement agent and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general and specific conditions set forth in the Underwriter's Exemption are satisfied. Among the conditions which must be satisfied for the Underwriter's Exemption to apply are: (a) assets of the type included in the Trust Fund have been included in other investment pools ("Other Pools"); (b) certificates evidencing interests in Other Pools have been both (1) rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. and (2) purchased by investors other than Plans for at least one year prior to a Plan's acquisition of the Offered Certificates in reliance upon the Underwriter's Exemption; (c) at the time of such acquisition, the Offered Certificates acquired by the Plan have received a rating in one of the rating categories referred to in condition (b) above; (d) the Class of the Offered Certificates acquired by the Plan are not subordinated to other Classes of the Offered Certificates with respect to the right to receive payment in the event of a default or delinquency on the underlying assets of the Trust Fund;
(e) the Plan is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended); (f) the acquisition of the Certificates by a Plan is on terms (including the price of the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; (g) the sum of all payments made to and retained by the Underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the assets of the Trust Fund to the trust represents not more than the fair market value of such assets; and the sum of all payments retained by the Master Servicer and the Special Servicer represents not more than reasonable compensation for such servicers' services under the Pooling and Servicing Agreement and reimbursement of such servicers' reasonable expenses in connection therewith; and (h) the Trustee is not an affiliate of any member of the Restricted Group (as defined in the Prospectus).

     The Underwriter (as defined below) believes that conditions (a) through (d) and (h) to the applicability of the Underwriter's Exemption as described above are satisfied with respect to the Class A Certificates and the Interest Only Certificates and that condition (g) is likely to be satisfied. Whether the other requirements of the Underwriter's Exemption are satisfied (including conditions
(e) and (f) above) will depend upon the particular circumstances at the time a Plan acquires any such Certificates.

     The conditions to the applicability of the Underwriter's Exemption are not satisfied with respect to Class B, Class C, Class D and Class E Certificates. Accordingly, the Certificates of any such Class may not be acquired by or with the assets of any Plan based on the availability of the Underwriter's Exemption. The foregoing prohibition does not apply to the acquisition of Certificates by an insurance company, provided that the requirements of Section III of Prohibited Transaction Class Exemption 95-60, 56 Fed. Reg. 27543 (1995) ("PTE 95-60") are satisfied with respect to such acquisition and holding. Each purchaser of a Class B, Class C, Class D or Class E Certificate will be deemed to represent, warrant and covenant that either (i) it is not acquiring such certificate with the assets of any Plan; or (ii) it is an insurance company and its acquisition and holding of such certificate satisfies the requirements of
Section III of PTE 95-60.

     Before purchasing any of the Offered Certificates, a fiduciary of a Plan should itself confirm that the general and specific conditions of the Underwriter's Exemption and the other requirements set forth therein would be satisfied. Due to the complexity of the applicable provisions of ERISA and the Code, it is particularly important that persons responsible for investment decisions with respect to Plans review carefully the discussion above and consult their counsel regarding the consequences under ERISA and the Code of acquiring and holding the Offered Certificates.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of a Class of Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

     The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" in the Prospectus.

                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                              PLAN OF DISTRIBUTION

     The Depositor has entered into an underwriting agreement (the "Underwriting Agreement") with Morgan Stanley & Co. Incorporated (the "Underwriter"), an affiliate of the Depositor. The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent, and that the Underwriter will be obligated to purchase all of the Offered Certificates if any are purchased.

     The Underwriter has advised the Depositor that it proposes to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The Underwriter may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of such Classes of Offered Certificates for whom it may act as agent.

     The Offered Certificates are offered by the Underwriter when, as and if issued by the Depositor, delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about December __, 1997, which is the ________ business day following the date of pricing of the Certificates. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

     The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     The Depositor has agreed to indemnify the Underwriter against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriter may be required to make in respect thereof.

     The Underwriter intends to make a secondary market in the Offered Certificates, but it is not obligated to do so.

                                  LEGAL MATTERS

     The legality of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Latham & Watkins, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriter by Latham & Watkins, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Seller by Dechert Price & Rhoads, New York, New York.

                                     RATINGS

     It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Fitch and Moody's:

CLASS                                                    FITCH        MOODY'S
-----                                                    -----       -------
Class A-1A ...............................                AAA           Aaa
Class A-1B ...............................                AAA           Aaa
Class A-2 ................................                AAA           Aaa
Class IO .................................                AAA           Aaa
Class B ..................................                 AA           Aa2
Class C ..................................                  A            A2
Class D ..................................                BBB          Baa2
Class E ..................................                BBB-         Baa3

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the Final Rated Distribution Date. The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     The ratings of the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Interest Only Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Interest Only Certificates consist only of interest. If all of the Mortgage Loans were to prepay or default in the initial month, with the result that the Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such result will be consistent with the "AAA/Aaa" ratings received on the Interest Only Certificates. The Notional Amount upon which interest in respect of the Interest Only Certificates is calculated is reduced by the allocation of Realized Losses, Expense Losses and prepayments of principal, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount as so reduced from time to time. Accordingly, the rating of the Interest Only Certificates should be evaluated independently from similar ratings on other types of securities.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto at the request of the Depositor.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                            Page(s) on which
                                                            term is defined
Term                                                in the Prospectus Supplement
----                                                ----------------------------

30/360 basis ...........................................                    S-64
Accrued Certificate Interest ...........................              S-19, S-54
Additional Interests ...................................              S-29, S-72
Additional Trust Fund Expenses .........................                    S-57
Advance Rate ...........................................              S-25, S-60
Advances ...............................................              S-24, S-59
Aetna ..................................................                    S-78
Appraisal Event ........................................              S-22, S-56
Appraisal Reduction ....................................              S-22, S-56
Assumed Monthly Payment ................................              S-20, S-54
Available Distribution Amount ..........................              S-17, S-52
Balloon Amount .........................................                    S-77
Balloon Implied LTV ....................................                    S-77
Balloon Implied LTV Ratio ..............................                    S-77
Balloon Loans ..........................................                    S-31
Balloon Payment ........................................              S-31, S-43
CEDEL ..................................................         S-1, S-14, S-49
Certificate Account ....................................                    S-52
Certificate Balance ....................................         S-1, S-15, S-50
Certificate Owner ......................................              S-14, S-49
Certificateholders .....................................               S-1, S-48
Certificates ...........................................         S-1, S-11, S-48
Class ..................................................         S-1, S-11, S-49
Class A Certificates ...................................         S-1, S-11, S-49
Class Interest Shortfall ...............................              S-19, S-54
Class IO Certificates ..................................         S-1, S-11, S-49
Closing Date ...........................................               S-1, S-48
Code ...................................................                    S-34
Collection Period ......................................                    S-51
Commission .............................................                     S-6
Company ................................................                    S-78
Compensating Interest Payment ..........................              S-23, S-58
Controlling Class ......................................              S-13, S-87
Corporate Trust Office .................................                    S-63
Corrected Mortgage Loan ................................                    S-84
Cross-Collateralized Mortgage Loans ....................                    S-30
Current Implied Loan-to-Value Ratio ....................                    S-77
Current Implied LTV ....................................                    S-77
Current Implied LTV Ratio ..............................                    S-77
Cut-off Date ...........................................                     S-3
Cut-Off Date Balance ...................................                    S-28
Debt Service Coverage Ratios ...........................                    S-76
Definitive Certificate .................................              S-14, S-49
Depositor ..............................................               S-1, S-11
Determination Date .....................................                    S-51
Discount Rate ..........................................                    S-55
Disqualified Persons ...................................                    S-96
Distributable Certificate Interest .....................              S-19, S-54
Distribution Date ......................................               S-3, S-52
Document Defect ........................................                    S-82
DOL ....................................................                    S-96
DSCR ...................................................                    S-76
DTC ....................................................         S-1, S-14, S-49
Due Date ...............................................                    S-23
ERISA ..................................................              S-35, S-96
ERISA Plans ............................................                    S-96
Euroclear ..............................................         S-1, S-14, S-49
Expense Losses .........................................                    S-57
FASIT ..................................................                    S-93

Final DOL Regulation .....................................                  S-96
Final Rated Distribution Date ............................                  S-27
Final Scheduled Distribution Date ........................                  S-64
Fitch ....................................................             S-1, S-27
Hotel Loans ..............................................                  S-41
Implied Value ............................................                  S-77
Initial Pool Balance .....................................             S-3, S-11
Interest Accrual Period ..................................                  S-54
Interest Only Certificates ...............................       S-1, S-11, S-49
Liquidation Fee ..........................................                  S-87
Liquidation Fee Rate .....................................                  S-87
Loan Constants
         Loan Constant ...................................                  S-33
Lock-out Period ..........................................                  S-32
LOP ......................................................                  S-64
Master Servicer ..........................................             S-1, S-85
Master Servicing Fee .....................................            S-24, S-86
Master Servicing Fee Rate ................................                  S-86
Material Breach ..........................................                  S-82
Material Document Defect .................................                  S-82
Maturity Assumptions .....................................                  S-64
Midland ..................................................                  S-85
Money Term ...............................................            S-22, S-56
Monthly Payment ..........................................            S-20, S-54
Moody's ..................................................             S-1, S-27
Mortgage .................................................                  S-71
Mortgage File ............................................                  S-80
Mortgage Loan ............................................                  S-71
Mortgage Loan Purchase Agreement .........................            S-12, S-72
Mortgage Loans ...........................................             S-3, S-11
Mortgage Note ............................................                  S-71
Mortgage Pool ............................................                   S-3
Mortgage Rates ...........................................            S-31, S-73
Mortgaged Property .......................................            S-29, S-71
Net Aggregate Prepayment Interest Shortfall ..............            S-23, S-58
Net Mortgage Rate ........................................            S-16, S-51
Non-30/360 Loan ..........................................            S-17, S-51
Non-REMIC Assets .........................................            S-29, S-72
Non-REMIC Certificates ...................................       S-1, S-11, S-49
Non-REMIC Fees ...........................................            S-29, S-72
Notional Amount ..........................................       S-1, S-15, S-50
Offered Certificates .....................................       S-1, S-11, S-49
OID ......................................................                  S-93
Operating Adviser ........................................            S-13, S-88
Other Pools ..............................................                  S-97
P&I Advance ..............................................                  S-58
P&I Advances .............................................                  S-24
Participants .............................................                  S-49
Parties in Interest ......................................                  S-96
Pass-Through Rate ........................................             S-1, S-51
Percentage Interest ......................................                  S-52
Percentage Premium .......................................            S-32, S-73
Permitted Cure Period ....................................                  S-82
Permitted Investments ....................................                  S-86
Plans ....................................................                  S-96
Pooling and Servicing Agreement ..........................       S-1, S-11, S-48
Prepayment Assumption ....................................                  S-35
Prepayment Interest Excess ...............................            S-23, S-58
Prepayment Interest Shortfall ............................            S-23, S-58
Prepayment Premiums ......................................                  S-32
Principal Balance Certificates ...........................       S-3, S-15, S-50
Principal Distribution Amount ............................            S-19, S-54
Principal Window .........................................                  S-10
Private Certificates .....................................            S-11, S-49
PTE 95-60 ................................................                  S-97
Purchase Price ....................................                         S-82

Qualifying Substitute Mortgage Loan ...............                         S-82
Rating Agencies ...................................                    S-1, S-27
Realized Loss .....................................                         S-57
Record Date .......................................                         S-52
Related Proceeds ..................................                         S-58
REMIC .............................................                    S-4, S-34
REMIC I ...........................................                    S-4, S-34
REMIC II ..........................................                    S-4, S-34
REMIC III .........................................                    S-4, S-34
REMIC Regular Certificates ........................        S-1, S-11, S-34, S-49
REO Extension .....................................                         S-90
REO Property ......................................             S-11, S-49, S-83
REO Sale Deadline .................................                         S-90
REO Tax ...........................................                         S-90
Required Appraisal Loan ...........................                   S-22, S-56
Retained Servicing Interest .......................                         S-86
Seller ............................................                          S-3
Senior Certificates ...............................              S-1, S-11, S-49
Servicing Advances ................................                   S-24, S-59
Servicing Standard ................................                         S-83
Servicing Transfer Event ..........................                         S-83
SMMEA .............................................                   S-36, S-98
Special Servicer ..................................                          S-1
Special Servicing Fee .............................                         S-86
Special Servicing Fee Rate ........................                         S-86
Specially Serviced Mortgage Loan ..................                         S-83
Stated Principal Balance ..........................                         S-50
Sub-Servicer ......................................                         S-85
Sub-Servicing Agreement ...........................                         S-85
Subordinate Certificates ..........................              S-1, S-11, S-49
Substitution Shortfall Amount .....................                         S-82
Termination Price .................................                         S-58
Treasury Rate .....................................                         S-55
Trust Fund ........................................              S-1, S-11, S-48
Trustee ...........................................                          S-1
Underwriter .......................................                    S-1, S-98
Underwriter's Exemption ...........................                         S-97
Underwriting Agreement ............................                         S-98
Underwritten Cash Flow ............................                         S-77
Underwritten NOI ..................................                         S-77
Voting Rights .....................................                         S-63
Workout Fee .......................................                         S-86
Workout Fee Rate ..................................                         S-86
Yield Maintenance Premium .........................                         S-73
Yield Maintenance Premiums ........................                         S-32
YMP ...............................................                         S-64

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                              CUT-OFF DATE BALANCES

====================================================================================================================================
                                                                                 Weighted                   Weighted       Weighted
                                                        Percent by   Weighted    Average                     Average       Average
                           Number of      Aggregate     Aggregate     Average    Remaining       Weighted    Current       Balloon
                            Mortgage     Cut-off Date  Cut-off Date  Mortgage    Term to         Average     Implied       Implied
Cut-off Date Balance ($)     Loans         Balance      Balance (%)   Rate (%)  Maturity (mos)   DSCR (x)    LTV (%)       LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1 to 1,000,000                   7        $1,893,845         0.24     9.525          59           0.91        28.52           0.36
1,000,001 to 3,000,000           1         2,618,345         0.33     9.000           1           1.24        64.37          64.37
5,000,001 to 10,000,000          5        38,800,526         4.83     9.621          82           1.06        73.39          68.70
10,000,001 to 25,000,000        18       308,028,203        38.35     9.133          77           1.20        73.75          67.45
25,000,001 to 50,000,000         8       298,322,455        37.14     9.219         107           1.27        67.39          52.20
50,000,001 and above             2       153,549,598        19.12     9.874         127           1.39        52.79          19.84
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average:      41      $803,212,971       100.00%    9.331%         97           1.26x       67.22%         52.58%
====================================================================================================================================

Min:  $41,298
Max:  $97,552,186
Average:  $19,590,560

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                 MORTGAGE RATES

====================================================================================================================================
                                                        Percent by                Weighted                    Weighted    Weighted
                                                        Aggregate     Weighted     Average                     Average     Average
                           Number of    Aggregate        Cut-off       Average    Remaining       Weighted     Current     Balloon
                            Mortgage   Cut-off Date        Date       Mortgage     Term to      Average DSCR   Implied     Implied
Mortgage Rate (%)            Loans       Balance       Balance (%)    Rate (%)  Maturity (mos)       (x)       LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
6.501 to 7.000                1        $23,500,000         2.93         7.000         16            1.08        119.25      119.25
7.501 to 8.000                7        177,504,019        22.10         7.928         69            1.53         64.64       61.23
8.001 to 8.500                3         37,309,427         4.64         8.335         37            1.17         76.95       73.87
8.501 to 9.000                8        106,555,516        13.27         9.000         60            1.45         61.53       59.05
9.001 to 9.500                3         77,032,135         9.59         9.292         73            1.16         63.50       55.09
9.501 to 10.000               8         88,087,212        10.97         9.846        135            0.97         73.57       48.34
10.001 to 10.500              5        216,590,412        26.97        10.296        141            1.12         66.15       36.01
10.501 to 11.000              5         54,202,764         6.75        10.621        165            1.22         64.53       39.01
11.001 and above              1         22,431,486         2.79        11.780         34            1.41         48.79       48.79

------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:   41       $803,212,971       100.00%        9.331%        97            1.26x        67.22%      52.58%
====================================================================================================================================

Min:  7.000%
Max:  11.780%
WAC:  9.331%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                                 LOAN CONSTANTS

====================================================================================================================
                                                                                               Weighted
                                                                                    Weighted    Average
                                                           Percent by   Weighted    Average   Remaining
                             Number of    Aggregate        Aggregate     Average     Loan       Term to    Weighted
                              Mortgage   Cut-off Date    Cut-off Date   Mortgage    Constant   Maturity    Average
Loan Constant (%)             Loans       Balance          Balance (%)    Rate (%)    (%)       (mos)      DSCR (x)
--------------------------------------------------------------------------------------------------------------------

Less than or equal to 8.00         4    $99,140,000          12.34       7.752       7.752        49        1.36
8.01 to 9.00                       6     73,180,478           9.11       8.666       8.902        68        1.07
9.01 to 10.00                      4    110,399,047          13.74       8.238       9.236        79        1.52
10.01 to 11.00                     4     30,915,553           3.85       9.729      10.563       112        1.00
11.01 to 12.00                    13    357,352,087          44.49       9.800      11.419        89        1.22
12.01 to 13.00                     3    130,331,962          16.23      10.448      12.674       188        1.23
15.01 and above                    7      1,893,845           0.24       9.525      42.160        59        0.91
--------------------------------------------------------------------------------------------------------------------

Total or Weighted Average:        41   $803,212,971         100.00%      9.331%     10.680%       97        1.26x
====================================================================================================================

============================================================

                                        Weighted   Weighted
                              Weighted   Average    Average
                              Average    Current    Balloon
                              Assumed    Implied   Implied
Loan Constant (%)             DSCR (x)    LTV (%)    LTV(%)
------------------------------------------------------------

Less than or equal to 8.00     1.12      79.63      79.63
8.01 to 9.00                   1.00      83.81      82.93
9.01 to 10.00                  1.47      63.67      58.29
10.01 to 11.00                 1.12      73.72      65.08
11.01 to 12.00                 1.42      65.41      52.26
12.01 to 13.00                 1.63      55.48       8.77
15.01 and above                3.09      28.52       0.36
------------------------------------------------------------

Total or Weighted Average:     1.38x     67.22%     52.58%
============================================================

Min:  7.000%
Max:  67.040%
Weighted Average:  10.680%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                                 PROPERTY TYPES

=======================================================================================================================
                                                                                                Weighted
                                                                                     Weighted   Average
                                                          Percent by     Weighted    Average    Remaining
                              Number of     Aggregate     Aggregate      Average       Loan      Term to     Weighted
                              Mortgage    Cut-off Date   Cut-off Date    Mortgage    Constant   Maturity     Average
Property Type                  Loans        Balance       Balance (%)    Rate (%)      (%)       (mos)       DSCR (x)

-----------------------------------------------------------------------------------------------------------------------

Office                          20       $405,168,826        50.44         9.337      10.549        93        1.10
Retail                           6        129,822,050        16.16         9.930      12.027       152        1.17
Mixed                            2        104,471,612        13.01         8.536      10.435        47        1.48
Hotel                            4         70,193,922         8.74         9.856      10.753       104        1.86
Industrial                       4         64,058,113         7.98         8.264       8.530        48        1.36
Multifamily                      5         29,498,449         3.67        10.496      11.923       176        1.37
-----------------------------------------------------------------------------------------------------------------------

Total or Weighted Average:      41       $803,212,971       100.00%        9.331%     10.680%       97        1.26x
=======================================================================================================================

============================================================

                                         Weighted   Weighted
                              Weighted   Average    Average
                              Average    Current    Balloon
                              Assumed    Implied    Implied
Property Type                 DSCR (x)   LTV (%)    LTV(%)

------------------------------------------------------------

Office                         1.16      75.67      64.15
Retail                         1.47      63.57      24.71
Mixed                          1.67      57.19      52.79
Hotel                          2.02      46.76      36.98
Industrial                     1.21      65.87      65.61
Multifamily                    1.72      54.50      24.32
------------------------------------------------------------

Total or Weighted Average:     1.38x     67.22%     52.58%
============================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                                     STATES

================================================================================================================================
                                                                                     Weighted
                                                                                     Average                 Weighted   Weighted
                                                          Percent by     Weighted    Remaining               Average    Average
                              Number of     Aggregate     Aggregate      Average      Term to     Weighted   Current    Balloon
                              Mortgage    Cut-off Date   Cut-off Date    Mortgage    Maturity     Average    Implied    Implied
State                          Loans        Balance       Balance (%)    Rate (%)     (mos)       DSCR (x)    LTV (%)    LTV(%)
--------------------------------------------------------------------------------------------------------------------------------


California                       7       $174,471,035      21.72          8.419          76        1.44       65.57     61.05
Massachusetts                    3        118,235,171      14.72          9.169          62        1.53       58.91     51.91
New York                         2        115,012,599      14.32         10.413         188        1.22       55.36      6.37
New Jersey                       2         82,092,779      10.22         10.084         175        0.93       75.08     39.82
Virginia                         4         56,250,367       7.00          8.465          39        1.23       73.69     72.48
Indiana                          2         48,962,596       6.10         10.435          82        1.12       70.09     59.29
Florida                          3         48,549,832       6.04          9.316          24        1.24       83.73     83.73
Connecticut                      2         40,921,260       5.09          9.115         103        1.29       55.85     41.09
Michigan                         3         36,530,705       4.55          9.000          97        1.02       81.91     81.91
Alabama                          2         22,115,849       2.75          9.507          49        0.96       79.83     79.51
Kansas                           2         21,663,984       2.70          9.820         151        1.03       67.48     55.80
New Hampshire                    1         11,884,801       1.48          8.500          49        1.05       98.40     97.55
Maryland                         1         11,300,000       1.41          9.000          64        1.17       76.24     72.34
Kentucky                         1          7,799,767       0.97          9.830          24        1.05       63.70     61.54
South Carolina                   1          5,685,529       0.71          9.875          83        1.31       59.65     52.16
Pennsylvania                     1            871,603       0.11          8.500          20        0.50       22.13      0.26
Texas                            1            516,782       0.06         10.875         117        1.47       32.58      0.45
Minnesota                        2            280,558       0.03         10.000          61        1.12       32.03      0.79
Arizona                          1             67,756       0.01          8.750          42        1.20       19.34      0.00

--------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:      41       $803,212,971     100.00%         9.331%         97        1.26x      67.22%    52.58%
================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                          DEBT SERVICE COVERAGE RATIOS

====================================================================================================================================
                                                                                 Weighted
                                                                                  Average                        Weighted   Weighted
                                                        Percent by   Weighted   Remaining              Weighted   Average    Average
                           Number of   Aggregate        Aggregate     Average     Term to    Weighted  Average    Current    Balloon
Debt Service               Mortgage  Cut-off Date    Cut-off Date    Mortgage    Maturity    Average   Assumed    Implied    Implied
Coverage Ratio (x)          Loans      Balance         Balance (%)   Rate (%)     (mos)      DSCR (x)  DSCR (x)    LTV (%)    LTV(%)
------------------------------------------------------------------------------------------------------------------------------------
0.01 to 1.00                     10   $158,633,409       19.75         9.925        130        0.92      1.07       78.26     58.10
1.01 to 1.15                     13    294,372,360       36.65         9.322         94        1.10      1.25       72.25     53.81
1.16 to 1.25                      4     38,359,125        4.80         8.522         39        1.23      1.21       70.41     67.01
1.26 to 1.35                      5     99,697,138       12.41         9.747        121        1.30      1.45       62.61     46.29
1.36 to 1.50                      4     76,588,268        9.54         9.127         49        1.41      1.36       60.92     60.70
1.51 to 1.75                      3     52,627,716        6.55         8.850        139        1.57      1.60       60.32     42.17
1.76 to 2.00                      1     55,997,412        6.97         9.000         37        1.80      2.18       45.21     41.32
2.01 and above                    1     26,757,544        3.33         7.750        119        2.69      2.57       36.84     29.68
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:       41   $803,212,971      100.00%        9.331%        97        1.26x     1.38x      67.22%    52.58%
====================================================================================================================================

Min:  0.50x
Max:  2.69x
Weighted Average:  1.26x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                      ASSUMED DEBT SERVICE COVERAGE RATIOS

====================================================================================================================================
                                                                                Weighted                         Weighted   Weighted
                                                     Percent by    Weighted      Average               Weighted   Average    Average
                        Number of      Aggregate      Aggregate    Average      Remaining    Weighted   Average   Current    Balloon
Assumed Debt Service    Mortgage      Cut-off Date  Cut-off Date   Mortgage      Term to     Average    Assumed   Implied    Implied
Coverage Ratio (x)       Loans          Balance      Balance (%)   Rate (%)   Maturity (mos)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

0.01 to 1.00                8        $121,339,088       15.11        8.958         62        0.97      0.92       92.20       91.07
1.01 to 1.15                6         167,398,493       20.84        9.190        119        1.02      1.10       74.15       54.23
1.16 to 1.25                6         133,075,328       16.57        8.964         54        1.23      1.21       69.36       66.73
1.26 to 1.35                4          81,636,674       10.16        9.350         80        1.31      1.29       69.01       61.84
1.36 to 1.50                2           2,734,194        0.34        9.074          5        1.22      1.40       64.19       61.65
1.51 to 1.75                6         195,035,829       24.28       10.124        140        1.25      1.58       56.39       25.11
2.01 and above              9         101,993,365       12.70        8.958         94        1.99      2.28       42.73       30.48
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average:      41   $803,212,971      100.00%       9.331%        97        1.26x     1.38x      67.22%      52.58%
====================================================================================================================================

Min:  0.79x
Max:  4.27x
Weighted Average:  1.38x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                      CURRENT IMPLIED LOAN-TO-VALUE RATIOS

====================================================================================================================================
                                                                                       Weighted                 Weighted   Weighted
                                                          Percent by     Weighted      Average                   Average   Average
                             Number of     Aggregate      Aggregate       Average     Remaining     Weighted     Current   Balloon
Current Implied               Mortgage    Cut-off Date   Cut-off Date    Mortgage      Term to      Average      Implied   Implied
Loan-to-Value Ratio (%)        Loans        Balance      Balance (%)     Rate (%)   Maturity (mos)  DSCR (x)     LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Less than or equal to 50.00       10     $124,424,851         15.49        9.467           83         1.88        43.83      33.78
50.01 to 75.00                    19      453,016,678         56.40        9.324          111         1.22        64.66      46.20
75.01 to 100.00                   11      202,271,443         25.18        9.533           84         0.98        81.33      70.68
100.01 to 125.00                   1       23,500,000          2.93        7.000           16         1.08       119.25     119.25
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average:        41     $803,212,971        100.00%       9.331%          97         1.26x       67.22%     52.58%
====================================================================================================================================

Min:  15.22%
Max:  119.25%
Weighted Average:  67.22%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                      BALLOON IMPLIED LOAN-TO-VALUE RATIOS

===================================================================================================================================
                                                                                 Weighted                  Weighted       Weighted
                                                      Percent by    Weighted      Average                    Average       Average
                            Number of    Aggregate    Aggregate     Average     Remaining       Weighted    Current       Balloon
Balloon Implied              Mortgage   Cut-off Date  Cut-off Date  Mortgage      Term to        Average     Implied       Implied
Loan-to-Value Ratio (%)       Loans       Balance     Balance (%)   Rate (%)   Maturity (mos)    DSCR (x)    LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Less than or equal to 50.00      16    $360,384,990       44.87      9.867          136           1.37       56.45          28.57
50.01 to 75.00                   16     308,023,922       38.35      8.925           69           1.24       69.32          64.22
75.01 to 100.00                   8     111,304,059       13.86      9.211           66           0.98       85.31          83.99
100.01 to 125.00                  1      23,500,000        2.93      7.000           16           1.08      119.25         119.25
-----------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average:       41    $803,212,971      100.00%     9.331%          97           1.26x      67.22%         52.58%
===================================================================================================================================

Min:  0.00%
Max:  119.25%
Weighted Average:  52.58%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                          REMAINING TERM TO MATURITIES

====================================================================================================================================
                                                                                      Weighted                  Weighted    Weighted
                                                         Percent by     Weighted      Average                    Average    Average
                           Number of      Aggregate      Aggregate       Average     Remaining       Weighted    Current    Balloon
Remaining Term to           Mortgage     Cut-off Date   Cut-off Date    Mortgage      Term to        Average     Implied    Implied
Maturity (mos)               Loans         Balance       Balance (%)    Rate (%)   Maturity (mos)    DSCR (x)    LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1 to 12                        2         $16,083,317          2.00        7.849            9           1.13       79.51       78.89
13 to 24                       3          32,171,370          4.01        7.727           18           1.06      103.15      102.03
25 to 36                       5         101,413,138         12.63        9.982           32           1.16       67.46       65.30
37 to 48                       3          56,106,465          6.99        9.000           37           1.80       45.16       41.24
49 to 60                       5         135,999,001         16.93        8.286           55           1.20       72.98       71.13
61 to 84                       6          50,907,716          6.34        8.949           73           1.31       69.65       66.18
85 to 120                     10         176,443,239         21.97        9.169          107           1.42       66.29       57.12
121 to 180                     4         165,240,321         20.57       10.163          172           1.06       63.91       21.66
181 to 240                     2          51,387,991          6.40       10.457          184           1.06       68.14       39.73
241 to 300                     1          17,460,413          2.17       10.625          241           1.61       45.48        0.00
------------------------------------------------------------------------------------------------------------------------------------

Total or Weighted Average:    41        $803,212,971        100.00%       9.331%          97           1.26x      67.22%      52.58%
====================================================================================================================================

Min:  1
Max:  241
Weighted Average:  97

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                                    SEASONING

============================================================================================================
                                                                                     Weighted
                                                         Percent by    Weighted      Average      Weighted
                             Number of    Aggregate       Aggregate    Average      Remaining     Average
                              Mortgage   Cut-off Date   Cut-off Date   Mortgage      Term to      Seasoning
Seasoning (mos)                Loans       Balance       Balance (%)   Rate (%)   Maturity (mos)    (mos)
------------------------------------------------------------------------------------------------------------

1 to 12                           6     $143,134,383       17.82         8.527         89              4
13 to 24                          6       83,967,800       10.45         9.110         98             20
25 to 36                          2       33,300,000        4.15         9.330         54             34
37 to 48                          3       50,048,629        6.23        10.012         25             46
49 to 60                          4       72,671,369        9.05         7.782         37             54
61 to 84                          2      104,471,612       13.01         8.536         47             62
85 to 120                        12      171,301,158       21.33        10.308        124            105
121 to 180                        2      143,576,336       17.88        10.215        175            126
181 to 240                        2          632,630        0.08        10.852        115            209
241 to 300                        2          109,053        0.01         8.797         41            281
------------------------------------------------------------------------------------------------------------

Total or Weighted Average:       41     $803,212,971      100.00%        9.331%        97             65
============================================================================================================

=================================================================
                                           Weighted    Weighted
                                           Average     Average
                               Weighted    Current     Balloon
                                Average    Implied     Implied
Seasoning (mos)                DSCR (x)    LTV (%)     LTV (%)
----------------------------------------------------------------

1 to 12                         1.61        64.99       58.79
13 to 24                        1.17        67.11       59.19
25 to 36                        1.03        78.68       77.35
37 to 48                        1.23        61.00       59.92
49 to 60                        1.28        85.19       84.01
61 to 84                        1.48        57.19       52.79
85 to 120                       1.07        70.60       54.17
121 to 180                      1.07        63.37       16.51
181 to 240                      1.34        37.61        0.37
241 to 300                      1.18        17.78        0.00
---------------------------------------------------------------

Total or Weighted Average:      1.26x       67.22%      52.58%
===============================================================

Min:  1
Max:  284
Weighted Average:  65

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                         PREPAYMENT PROTECTION ANALYSIS


                                                                 Percentage of Mortgage Pool by
                                                          Prepayment Restriction Assuming No Prepayment
                             =======================================================================================================
Prepayment Restrictions      Current  12 Mo.    24 Mo.   36 Mo.   48 Mo.    60 Mo.   72 Mo.    84 Mo.    96 Mo.    108 Mo.   120 Mo.
-----------------------      -------  ------    ------   ------   ------    ------   ------    ------    ------    -------   -------
Locked Out                   31.63%   30.04%    25.09%   20.60%   22.38%    29.32%   28.30%    29.65%    31.60%     40.69%   18.41%
Yield Maintenance            62.06%   65.50%    68.38%   73.90%   71.56%    62.65%   71.61%    64.66%    56.78%     33.29%   47.37%
Penalty Points
        5.00% and greater    0.00%    0.00%     0.00%    0.00%    0.00%     0.00%    0.00%     0.00%      0.00%     25.99%    0.00%
        4.00% to 4.99%       0.00%    0.00%     0.00%    0.00%    0.00%     0.00%    0.00%     0.00%      0.00%     0.00%    34.22%
        3.00% to 3.99%       0.00%    0.00%     0.00%    0.00%    0.00%     0.00%    0.00%     0.00%      0.00%     0.00%     0.00%
        2.00% to 2.99%       0.00%    0.00%     0.00%    0.00%    0.00%     0.00%    0.00%     0.00%      0.00%     0.00%     0.00%
        1.00% to 1.99%       0.06%    0.06%     0.06%    0.07%    0.07%     0.08%    0.07%     0.06%      0.04%     0.03%     0.00%
Open                         6.25%    4.39%     6.47%    5.43%    6.00%     7.95%    0.01%     5.63%     11.58%     0.00%     0.00%
====================================================================================================================================

TOTALS                       100.00%  100.00%   100.00%  100.00%  100.00%   100.00%  100.00%   100.00%   100.00%   100.00%   100.00%
Mortgage Pool Balance
    Outstanding (in
    millions)                $803.21  $776.04   $733.04  $624.00  $562.84   $419.73  $375.42   $347.92   $315.68   $236.00   $160.24
                             -------- --------  -------- -------- --------  -------- --------  --------  -------   -------   -------
% of Initial Pool Balance    100.00%  96.62%    91.26%   77.69%   70.07%    52.26%   46.74%    43.32%    39.30%     29.38%   19.95%
====================================================================================================================================

Note: Any penalty points less than 1% are considered to be open to prepayment without restriction.

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                      Aggregate        Cut-off Date
 Loan    Loan                                         Related       Cut-off Date       Balance/Unit
  No.   Group(1)             Property Name           Borrower (2)     Balance             or SF (3)           Loan Type
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   1       2    Poughkeepsie Galleria                                $97,552,186             $155              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
   2       1    Charles Hotel                                        $55,997,412         $189,180(6)           Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
   3       1    Commerce Distribution Center-50          1A          $28,790,000              $29                  IO
------------------------------------------------------------------------------------------------------------------------------------
   4       1    Commerce Distribution Center-36          1A          $24,850,000              $29                  IO
------------------------------------------------------------------------------------------------------------------------------------
   5       1    Koll Center Irvine II                                $48,474,200             $106              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
   6       1    Glen Pointe Centre West                  1B          $46,024,150             $138              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
   7       1    High Ridge Office Park                               $40,879,963              $82              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
   8       1    Cambridge Park-2                                     $37,684,735             $152       Normal P&I/Rate Decrease
------------------------------------------------------------------------------------------------------------------------------------
   9       1    Court Plaza                              1B          $36,068,628             $111              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  10       1    United Farm Bureau Headquarters                      $33,643,233              $96              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  11       1    Doubletree Hotel-Fishermans Wharf                    $26,757,544          $71,544              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  12       1    One Post Office Square                               $24,553,024             $121              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  13       1    First Fort Lauderdale Place                          $23,500,000             $141                  IO
------------------------------------------------------------------------------------------------------------------------------------
  14       1    Timberlands Office Park-C                1C          $13,536,095             $101                  IO
------------------------------------------------------------------------------------------------------------------------------------
  15       1    Timberlands Office Park-B                1C           $9,084,565             $101                  IO
------------------------------------------------------------------------------------------------------------------------------------
  16       1    Sonesta Beach Hotel                                  $22,431,486          $76,820           IO/Rate Increase
------------------------------------------------------------------------------------------------------------------------------------
  17       1    Financial Center                                     $22,000,000              $78                  IO
------------------------------------------------------------------------------------------------------------------------------------
  18       1    Hyatt Plaza Office-2                                 $22,000,000              $81                  IO
------------------------------------------------------------------------------------------------------------------------------------
  19       1    UCLA Medical Office Building                         $20,790,358             $174              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  20       1    Mercer Square Condos                                 $17,460,413          $63,958              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  21       1    Crowne Plaza-Union Station                           $15,319,363          $55,707              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  22       1    Crystal Square-2                                     $14,152,172              $86              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  23       1    Timberlands Office Park-H                1C          $13,910,046             $108                  IO
------------------------------------------------------------------------------------------------------------------------------------
  24       1    One Courthouse Metro                                 $13,464,972             $140              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  25       1    Brentwood Gardens                                    $13,167,303             $209              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  26       1    Commerce Plaza-I                         1D          $12,066,542              $77              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  27       1    Pentucket Shopping Center                            $11,884,801              $73   IO/Then Amortizing/Rate Increase
------------------------------------------------------------------------------------------------------------------------------------
  28       1    Executive 2 Apartments                               $11,641,629          $45,475              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  29       1    Foxleigh Building                                    $11,300,000             $113          IO/Then Amortizing
------------------------------------------------------------------------------------------------------------------------------------
  30       1    Commerce Plaza-II                        1D           $9,597,442              $76              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  31       1    Clark Equipment                                       $7,799,767              $21              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  32       1    Orchard Square Shopping Center                        $6,633,223              $75              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  33       1    Days Inn Surfside                                     $5,685,529          $35,984              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  34       1    Pinellas Center                                       $2,618,345              $25              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  35       1    Thorn Hill Road                                         $871,603              $14              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  36       1    Park Plaza-1                                            $516,782              $25              Normal P&I

----------------------------------------------------------------------------------------------------------------------------------
                                                                                          Interest
 Loan    Loan                                         Mortgage             Loan          Calculation             Note
  No.   Group(1)             Property Name              Rate             Constant        Methodology           Date (4)
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   1       2    Poughkeepsie Galleria                  10.375%            12.885%          30/360                9/17/87
----------------------------------------------------------------------------------------------------------------------------------
   2       1    Charles Hotel                          9.000%             11.509%          30/360                 9/1/92
----------------------------------------------------------------------------------------------------------------------------------
   3       1    Commerce Distribution Center-50        8.000%             8.000%           30/360                3/17/97
----------------------------------------------------------------------------------------------------------------------------------
   4       1    Commerce Distribution Center-36        8.000%             8.000%           30/360                3/17/97
----------------------------------------------------------------------------------------------------------------------------------
   5       1    Koll Center Irvine II                  8.000%             9.195%           30/360                11/1/92
----------------------------------------------------------------------------------------------------------------------------------
   6       1    Glen Pointe Centre West                9.875%             11.660%          30/360               12/12/86
----------------------------------------------------------------------------------------------------------------------------------
   7       1    High Ridge Office Park                 9.115%             11.184%          30/360                 7/1/96
----------------------------------------------------------------------------------------------------------------------------------
   8       1    Cambridge Park-2                      10.020%(7)          11.308%(7)       30/360                11/1/97
----------------------------------------------------------------------------------------------------------------------------------
   9       1    Court Plaza                            10.350%            11.397%          30/360                2/17/88
----------------------------------------------------------------------------------------------------------------------------------
  10       1    United Farm Bureau Headquarters        10.310%            11.243%          30/360               10/26/90
----------------------------------------------------------------------------------------------------------------------------------
  11       1    Doubletree Hotel-Fishermans Wharf      7.750%             9.074%           30/360                11/1/97
----------------------------------------------------------------------------------------------------------------------------------
  12       1    One Post Office Square                 8.250%             11.362%          30/360                 8/3/93
----------------------------------------------------------------------------------------------------------------------------------
  13       1    First Fort Lauderdale Place            7.000%              7.000%          30/360                12/1/92
----------------------------------------------------------------------------------------------------------------------------------
  14       1    Timberlands Office Park-C              9.000%              9.000%          30/360                12/1/95
----------------------------------------------------------------------------------------------------------------------------------
  15       1    Timberlands Office Park-B              9.000%              9.000%          30/360                12/1/95
----------------------------------------------------------------------------------------------------------------------------------
  16       1    Sonesta Beach Hotel                   11.780%(8)          11.780%          30/360                12/1/93
----------------------------------------------------------------------------------------------------------------------------------
  17       1    Financial Center                       9.500%              9.500%          30/360                 1/1/95
----------------------------------------------------------------------------------------------------------------------------------
  18       1    Hyatt Plaza Office-2                   7.949%              7.949%          Act/360               11/8/93
----------------------------------------------------------------------------------------------------------------------------------
  19       1    UCLA Medical Office Building          10.545%             11.128%          30/360                2/27/89
----------------------------------------------------------------------------------------------------------------------------------
  20       1    Mercer Square Condos                  10.625%             12.067%          30/360               12/15/87
----------------------------------------------------------------------------------------------------------------------------------
  21       1    Crowne Plaza-Union Station            10.710%             12.026%          30/360                8/12/88
----------------------------------------------------------------------------------------------------------------------------------
  22       1    Crystal Square-2                       9.480%             11.839%          30/360                 7/1/94
----------------------------------------------------------------------------------------------------------------------------------
  23       1    Timberlands Office Park-H              9.000%              9.000%          30/360                12/1/95
----------------------------------------------------------------------------------------------------------------------------------
  24       1    One Courthouse Metro                   7.625%              8.911%         Act/360                 1/1/94
----------------------------------------------------------------------------------------------------------------------------------
  25       1    Brentwood Gardens                      8.000%              9.272%          30/360                11/1/97
----------------------------------------------------------------------------------------------------------------------------------
  26       1    Commerce Plaza-I                       9.820%             10.529%          30/360                6/29/90
----------------------------------------------------------------------------------------------------------------------------------
  27       1    Pentucket Shopping Center              8.500%(9)           8.500%          30/360                 1/1/97
----------------------------------------------------------------------------------------------------------------------------------
  28       1    Executive 2 Apartments                10.313%             11.337%          30/360               10/10/88
----------------------------------------------------------------------------------------------------------------------------------
  29       1    Foxleigh Building                      9.000%              9.000%          30/360                 3/1/95
----------------------------------------------------------------------------------------------------------------------------------
  30       1    Commerce Plaza-II                      9.820%             10.529%          30/360                6/29/90
----------------------------------------------------------------------------------------------------------------------------------
  31       1    Clark Equipment                        9.830%             11.445%          30/360                12/1/87
----------------------------------------------------------------------------------------------------------------------------------
  32       1    Orchard Square Shopping Center         9.720%             10.619%          30/360                3/12/90
----------------------------------------------------------------------------------------------------------------------------------
  33       1    Days Inn Surfside                      9.875%             11.169%          30/360                 4/1/96
----------------------------------------------------------------------------------------------------------------------------------
  34       1    Pinellas Center                        9.000%             10.703%          30/360                 7/1/93
----------------------------------------------------------------------------------------------------------------------------------
  35       1    Thorn Hill Road                        8.500%             67.040%          30/360                 8/1/96
----------------------------------------------------------------------------------------------------------------------------------
  36       1    Park Plaza-1                           10.875%            16.680%          30/360                8/26/80


------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Rem.                                    Non-
 Loan    Loan                                      Maturity      Orig.      Rem.      Amort.     Security        Lien         REMIC
  No.   Group(1)             Property Name           Date       Term (5)   Term (5)    Term        Type         Status        Asset
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   1       2    Poughkeepsie Galleria               10/1/12       301       178        190      Fee Simple      First
------------------------------------------------------------------------------------------------------------------------------------
   2       1    Charles Hotel                        1/1/01       100        37        204      Leasehold       First
------------------------------------------------------------------------------------------------------------------------------------
   3       1    Commerce Distribution Center-50      6/1/02        62        54        N/A      Fee Simple      First
------------------------------------------------------------------------------------------------------------------------------------
   4       1    Commerce Distribution Center-36      6/1/02        62        54        N/A      Fee Simple      First
------------------------------------------------------------------------------------------------------------------------------------
   5       1    Koll Center Irvine II               11/1/02       120        59        308      Leasehold       First
------------------------------------------------------------------------------------------------------------------------------------
   6       1    Glen Pointe Centre West              1/1/12       300       169        229      Fee Simple      First
------------------------------------------------------------------------------------------------------------------------------------
   7       1    High Ridge Office Park              6/30/06       120       103        223      Fee Simple      First
------------------------------------------------------------------------------------------------------------------------------------
   8       1    Cambridge Park-2                    11/1/07       120       119        299      Fee Simple      First
------------------------------------------------------------------------------------------------------------------------------------
   9       1    Court Plaza                          3/1/13       301       183        278      Fee Simple      First
------------------------------------------------------------------------------------------------------------------------------------
  10       1    United Farm Bureau Headquarters     10/1/00       120        34        291      Fee Simple      First
------------------------------------------------------------------------------------------------------------------------------------
  11       1    Doubletree Hotel-Fishermans Wharf   11/1/07       120       119        299      Fee Simple      First
------------------------------------------------------------------------------------------------------------------------------------
  12       1    One Post Office Square               8/1/00        84        32        189      Fee Simple      Second
------------------------------------------------------------------------------------------------------------------------------------
  13       1    First Fort Lauderdale Place          4/1/99        76        16        N/A      Fee Simple      First          (12)
------------------------------------------------------------------------------------------------------------------------------------
  14       1    Timberlands Office Park-C            1/1/06       121        97        N/A      Fee Simple      First          (13)
------------------------------------------------------------------------------------------------------------------------------------
  15       1    Timberlands Office Park-B            1/1/06       121        97        N/A      Fee Simple      First          (13)
------------------------------------------------------------------------------------------------------------------------------------
  16       1    Sonesta Beach Hotel                 10/1/00        82        34        N/A      Fee Simple      First          (14)
------------------------------------------------------------------------------------------------------------------------------------
  17       1    Financial Center                     1/1/02(10)    84        49        N/A      Fee Simple      First          (15)
------------------------------------------------------------------------------------------------------------------------------------
  18       1    Hyatt Plaza Office-2                9/30/03       119        70        N/A      Fee Simple      First          (16)
------------------------------------------------------------------------------------------------------------------------------------
  19       1    UCLA Medical Office Building         3/1/05       192        87        337      Leasehold       First
------------------------------------------------------------------------------------------------------------------------------------
  20       1    Mercer Square Condos                 1/1/18       361       241        241      Fee Simple      First
------------------------------------------------------------------------------------------------------------------------------------
  21       1    Crowne Plaza-Union Station           8/1/13       299       188        249      Leasehold       First
------------------------------------------------------------------------------------------------------------------------------------
  22       1    Crystal Square-2                     1/1/00        67        25        205      Leasehold       Second
------------------------------------------------------------------------------------------------------------------------------------
  23       1    Timberlands Office Park-H            1/1/06       121        97        N/A      Fee Simple      First          (13)
------------------------------------------------------------------------------------------------------------------------------------
  24       1    One Courthouse Metro                10/1/98        57        10        306      Fee Simple      First          (17)
------------------------------------------------------------------------------------------------------------------------------------
  25       1    Brentwood Gardens                   12/1/07       121       120        299      Fee Simple      First
------------------------------------------------------------------------------------------------------------------------------------
  26       1    Commerce Plaza-I                     7/1/10       240       151        331      Fee Simple      First
------------------------------------------------------------------------------------------------------------------------------------
  27       1    Pentucket Shopping Center            1/1/02        60        49        N/A      Fee Simple      First          (18)
------------------------------------------------------------------------------------------------------------------------------------
  28       1    Executive 2 Apartments              11/1/04       193        83        281      Fee Simple      First
------------------------------------------------------------------------------------------------------------------------------------
  29       1    Foxleigh Building                   3/31/03        96        64        N/A      Fee Simple      First          (19)
------------------------------------------------------------------------------------------------------------------------------------
  30       1    Commerce Plaza-II                    7/1/10       240       151        331      Fee Simple      First
------------------------------------------------------------------------------------------------------------------------------------
  31       1    Clark Equipment                    11/30/99       144        24        240      Fee Simple      First
------------------------------------------------------------------------------------------------------------------------------------
  32       1    Orchard Square Shopping Center       3/1/00       120        27        306      Fee Simple      First
------------------------------------------------------------------------------------------------------------------------------------
  33       1    Days Inn Surfside                   11/1/04       103        83        263      Fee Simple      First
------------------------------------------------------------------------------------------------------------------------------------
  34       1    Pinellas Center                      1/1/98        55         1        246      Fee Simple      First
------------------------------------------------------------------------------------------------------------------------------------
  35       1    Thorn Hill Road                      8/1/99        36        20         20      Fee Simple      First
------------------------------------------------------------------------------------------------------------------------------------
  36       1    Park Plaza-1                         9/1/07       324       117        117      Fee Simple      First

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                      Aggregate        Cut-off Date
 Loan    Loan                                         Related       Cut-off Date       Balance/Unit
  No.   Group(1)             Property Name           Borrower (2)     Balance             or SF (3)           Loan Type
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  37       1    Phillips Place Cooperative                              $153,010           $6,653              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  38       1    Clinton Avenue Townhomes                                $127,548           $7,086              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  39       1    Enterprise Apartments                                   $115,849           $7,241              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  40       1    Big 5 Sporting Goods                                     $67,756               $6              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------
  41       1    150 Sycamore Street                                      $41,298               $6              Normal P&I
------------------------------------------------------------------------------------------------------------------------------------

                Total/Weighted Average                              $803,212,971


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            Interest
 Loan    Loan                                           Mortgage             Loan          Calculation             Note
  No.   Group(1)             Property Name                Rate             Constant        Methodology           Date (4)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  37       1    Phillips Place Cooperative               10.000%            24.862%          30/360                1/15/88
------------------------------------------------------------------------------------------------------------------------------------
  38       1    Clinton Avenue Townhomes                 10.000%            25.174%          30/360               12/14/87
------------------------------------------------------------------------------------------------------------------------------------
  39       1    Enterprise Apartments                    10.750%            17.501%          30/360               11/27/79
------------------------------------------------------------------------------------------------------------------------------------
  40       1    Big 5 Sporting Goods                     8.750%             33.686%          30/360                 7/2/74
------------------------------------------------------------------------------------------------------------------------------------
  41       1    150 Sycamore Street                      8.875%             35.523%          30/360                3/29/74
------------------------------------------------------------------------------------------------------------------------------------

                Total/Weighted Average                   9.331%             10.680%


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Rem.                                     Non-
 Loan    Loan                                   Maturity     Orig.         Rem.       Amort.        Security      Lien         REMIC
  No.   Group(1)             Property Name        Date      Term (5)      Term (5)     Term           Type       Status        Asset
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  37       1    Phillips Place Cooperative        1/1/03      179           61          62         Fee Simple    First
------------------------------------------------------------------------------------------------------------------------------------
  38       1    Clinton Avenue Townhomes          2/1/03      180           61          61         Fee Simple    First
------------------------------------------------------------------------------------------------------------------------------------
  39       1    Enterprise Apartments            12/1/06      323          107         107         Fee Simple    First
------------------------------------------------------------------------------------------------------------------------------------
  40       1    Big 5 Sporting Goods              9/1/02      336           42(11)      42         Fee Simple    First
------------------------------------------------------------------------------------------------------------------------------------
  41       1    150 Sycamore Street               4/1/01      324           40          39         Fee Simple    First
------------------------------------------------------------------------------------------------------------------------------------

                Total/Weighted Average                        162           97         251

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

----------------------------------------------------------------------------------------------------------------------------------


 Loan     Loan
  No.   Group(1)              Property Name                           Address                  City            State   Zipcode
----------------------------------------------------------------------------------------------------------------------------------

   1       2     Poughkeepsie Galleria                 Rt. 9 & Cottam Hill Road         Poughkeepsie            NY      12601
----------------------------------------------------------------------------------------------------------------------------------
   2       1     Charles Hotel                         University/Bennett Street        Cambridge               MA      02138
----------------------------------------------------------------------------------------------------------------------------------
   3       1     Commerce Distribution Center-50       Lindberg Lane & Bandini Blvd.    Bell                    CA      90201
   4       1     Commerce Distribution Center-36       4801-19 Eastern Avenue           Bell                    CA      90201
----------------------------------------------------------------------------------------------------------------------------------
   5       1     Koll Center Irvine II                 NEC Von Karman & Michelson       Irvine                  CA      92715
----------------------------------------------------------------------------------------------------------------------------------
   6       1     Glen Pointe Centre West               500 Frank W. Burr Blvd.          Teaneck                 NJ      07666
----------------------------------------------------------------------------------------------------------------------------------
   7       1     High Ridge Office Park                High Ridge Park                  Stamford                CT      06905
----------------------------------------------------------------------------------------------------------------------------------
   8       1     Cambridge Park-2                      150 Cambridge Park Drive         Cambridge               MA      02140
----------------------------------------------------------------------------------------------------------------------------------
   9       1     Court Plaza                           25 Main Street                   Hackensack              NJ      07601
----------------------------------------------------------------------------------------------------------------------------------
  10       1     United Farm Bureau Headquarters       225 South East St.               Indianapolis            IN      46204
----------------------------------------------------------------------------------------------------------------------------------
  11       1     Doubletree Hotel-Fishermans Wharf     Delmonte Avenue                  Monterey                CA      93940
----------------------------------------------------------------------------------------------------------------------------------
  12       1     One Post Office Square                One Post Office Square           Boston                  MA      02109
----------------------------------------------------------------------------------------------------------------------------------
  13       1     First Fort Lauderdale Place           100 NE 3rd Avenue                Fort Lauderdale         FL      33301
----------------------------------------------------------------------------------------------------------------------------------
  14       1     Timberlands Office Park-C             Building C  5445 Corporate Dr    Troy                    MI      48098
  15       1     Timberlands Office Park-B             Building B  5435 Corporate Dr.   Troy                    MI      48098
----------------------------------------------------------------------------------------------------------------------------------
  16       1     Sonesta Beach Hotel                   350 Ocean Drive                  Key Biscayne            FL      33149
----------------------------------------------------------------------------------------------------------------------------------
  17       1     Financial Center                      501 North 20th Street            Birmingham              AL      35203
----------------------------------------------------------------------------------------------------------------------------------
  18       1     Hyatt Plaza Office-2                  12701 Fairlakes Circle           Fairfax                 VA      22033
----------------------------------------------------------------------------------------------------------------------------------
  19       1     UCLA Medical Office Building          100 UCLA Medical Plaza           Los Angeles             CA      90024
----------------------------------------------------------------------------------------------------------------------------------
  20       1     Mercer Square Condos                  250 Mercer Street                New York                NY      10012
----------------------------------------------------------------------------------------------------------------------------------
  21       1     Crowne Plaza-Union Station            123 Louisiana Street             Indianapolis            IN      46204
----------------------------------------------------------------------------------------------------------------------------------
  22       1     Crystal Square-2                      1725 Jefferson Davis Highway     Arlington               VA      22202
----------------------------------------------------------------------------------------------------------------------------------
  23       1     Timberlands Office Park-H             1450 West Long Lake Rd.          Troy                    MI      48098
----------------------------------------------------------------------------------------------------------------------------------
  24       1     One Courthouse Metro                  2200 Wilson Boulevard            Arlington               VA      22201
----------------------------------------------------------------------------------------------------------------------------------
  25       1     Brentwood Gardens                     11677 San Vicente Boulevard      Los Angeles             CA      90049
----------------------------------------------------------------------------------------------------------------------------------
  26       1     Commerce Plaza-I                      7300 W. 100th Street             Overland Park           KS      66210
----------------------------------------------------------------------------------------------------------------------------------
  27       1     Pentucket Shopping Center             Route 125                        Plaistow                NH      03865
----------------------------------------------------------------------------------------------------------------------------------
  28       1     Executive 2 Apartments                11343 Mountain View Avenue       Rancho Cucamonga        CA      91730
----------------------------------------------------------------------------------------------------------------------------------
  29       1     Foxleigh Building                     2330 W. Joppa Road               Lutherville             MD      21093
----------------------------------------------------------------------------------------------------------------------------------
  30       1     Commerce Plaza-II                     7400 W. 110th Street             Overland Park           KS      66210
----------------------------------------------------------------------------------------------------------------------------------
  31       1     Clark Equipment                       172 Trade Street                 Lexington               KY      40511
----------------------------------------------------------------------------------------------------------------------------------
  32       1     Orchard Square Shopping Center        Kempsville Rd & Volvo Pkwy       Chesapeake              VA      23320
----------------------------------------------------------------------------------------------------------------------------------
  33       1     Days Inn Surfside                     15 South Ocean Boulevard         Surfside Beach          SC      29587
----------------------------------------------------------------------------------------------------------------------------------
  34       1     Pinellas Center                       12555 Enterprise Blvd.           Largo                   FL      33542
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


 Loan     Loan
  No.   Group(1)              Property Name              Property Type         Management Company                      Units/NSF
------------------------------------------------------------------------------------------------------------------------------------

   1       2     Poughkeepsie Galleria                      Retail         Pyramid Management Group, Inc.                630,158
------------------------------------------------------------------------------------------------------------------------------------
   2       1     Charles Hotel                        Hotel/Office/Retail  Cambridge Hotel Assoc.                            296(6)
------------------------------------------------------------------------------------------------------------------------------------
   3       1     Commerce Distribution Center-50          Industrial       Trammell Crow Company                       1,000,751
   4       1     Commerce Distribution Center-36          Industrial       Trammell Crow Company                         821,695
------------------------------------------------------------------------------------------------------------------------------------
   5       1     Koll Center Irvine II                   Office/Retail     CB/Koll Real Estate Company                   457,312
------------------------------------------------------------------------------------------------------------------------------------
   6       1     Glen Pointe Centre West                    Office         A.S. Management                               333,561
------------------------------------------------------------------------------------------------------------------------------------
   7       1     High Ridge Office Park                     Office         F.D. Rich Company                             498,091
------------------------------------------------------------------------------------------------------------------------------------
   8       1     Cambridge Park-2                           Office         Spaulding and Slye                            248,152
------------------------------------------------------------------------------------------------------------------------------------
   9       1     Court Plaza                                Office         A.S. Management                               325,325
------------------------------------------------------------------------------------------------------------------------------------
  10       1     United Farm Bureau Headquarters            Office         United Farm Bureau                            350,000
------------------------------------------------------------------------------------------------------------------------------------
  11       1     Doubletree Hotel-Fishermans Wharf           Hotel         Doubletree                                        374
------------------------------------------------------------------------------------------------------------------------------------
  12       1     One Post Office Square                     Office         Beacon Management                             753,500
------------------------------------------------------------------------------------------------------------------------------------
  13       1     First Fort Lauderdale Place                Office         Draper & Kramer                               166,790
------------------------------------------------------------------------------------------------------------------------------------
  14       1     Timberlands Office Park-C                  Office         Etkin Management                              132,854
  15       1     Timberlands Office Park-B                  Office         Etkin Management                               91,809
------------------------------------------------------------------------------------------------------------------------------------
  16       1     Sonesta Beach Hotel                         Hotel         Sonesta                                           292
------------------------------------------------------------------------------------------------------------------------------------
  17       1     Financial Center                           Office         Johnson-Rast & Hays, Co., Inc.                282,788
------------------------------------------------------------------------------------------------------------------------------------
  18       1     Hyatt Plaza Office-2                       Office         Fair Lakes Management Co.                     272,563
------------------------------------------------------------------------------------------------------------------------------------
  19       1     UCLA Medical Office Building               Office         Held Properties                               119,374
------------------------------------------------------------------------------------------------------------------------------------
  20       1     Mercer Square Condos                    Multi-Family      Casdal Realty Corp.                               273
------------------------------------------------------------------------------------------------------------------------------------
  21       1     Crowne Plaza-Union Station                  Hotel         General Hotels Corporation                        275
------------------------------------------------------------------------------------------------------------------------------------
  22       1     Crystal Square-2                           Office         Charles E. Smith Management                   458,652
------------------------------------------------------------------------------------------------------------------------------------
  23       1     Timberlands Office Park-H                  Office         Etkin Management                              128,732
------------------------------------------------------------------------------------------------------------------------------------
  24       1     One Courthouse Metro                       Office         Guardian Realty Management                     96,468
------------------------------------------------------------------------------------------------------------------------------------
  25       1     Brentwood Gardens                          Retail         Brentwood Leasing & Management                 63,135
------------------------------------------------------------------------------------------------------------------------------------
  26       1     Commerce Plaza-I                           Office         The Winbury Group, Kansas City                156,110
------------------------------------------------------------------------------------------------------------------------------------
  27       1     Pentucket Shopping Center                  Retail         Atlantic Retail                               163,392
------------------------------------------------------------------------------------------------------------------------------------
  28       1     Executive 2 Apartments                  Multi-Family      Lewis Homes Managment Corp.                       256
------------------------------------------------------------------------------------------------------------------------------------
  29       1     Foxleigh Building                          Office         Mullan Enterprises, Inc.                      100,388
------------------------------------------------------------------------------------------------------------------------------------
  30       1     Commerce Plaza-II                          Office         The Winbury Group, Kansas City                125,868
------------------------------------------------------------------------------------------------------------------------------------
  31       1     Clark Equipment                          Industrial       Angelucci Company                             374,000
------------------------------------------------------------------------------------------------------------------------------------
  32       1     Orchard Square Shopping Center             Retail         The Breeden Company                            88,728
------------------------------------------------------------------------------------------------------------------------------------
  33       1     Days Inn Surfside                           Hotel         Harold Coker, CHA                                 158
------------------------------------------------------------------------------------------------------------------------------------
  34       1     Pinellas Center                          Industrial       Rubin Management                              103,600
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

                                                          Year                                Pct.
 Loan     Loan                                           Built/             Percent        Leased as
  No.   Group(1)              Property Name             Renovated         Leased (20)     of Date (20)
----------------------------------------------------------------------------------------------------------

   1       2     Poughkeepsie Galleria                    1987                91%             6/30/97
----------------------------------------------------------------------------------------------------------
   2       1     Charles Hotel                            1995                93%(6)           9/1/97(6)
----------------------------------------------------------------------------------------------------------
   3       1     Commerce Distribution Center-50          1979                99%             7/31/97
   4       1     Commerce Distribution Center-36          1979                89%              9/1/97
----------------------------------------------------------------------------------------------------------
   5       1     Koll Center Irvine II                    1983                99%             9/20/97
----------------------------------------------------------------------------------------------------------
   6       1     Glen Pointe Centre West                  1985                95%              2/1/97
----------------------------------------------------------------------------------------------------------
   7       1     High Ridge Office Park                   1989                97%              9/8/97
----------------------------------------------------------------------------------------------------------
   8       1     Cambridge Park-2                         1987               100%              9/1/97
----------------------------------------------------------------------------------------------------------
   9       1     Court Plaza                              1984                99%              2/1/97
----------------------------------------------------------------------------------------------------------
  10       1     United Farm Bureau Headquarters          1992               100%             4/17/96
----------------------------------------------------------------------------------------------------------
  11       1     Doubletree Hotel-Fishermans Wharf        1996                79%              9/1/97
----------------------------------------------------------------------------------------------------------
  12       1     One Post Office Square                   1981               100%             9/26/97
----------------------------------------------------------------------------------------------------------
  13       1     First Fort Lauderdale Place              1984                90%              8/1/97
----------------------------------------------------------------------------------------------------------
  14       1     Timberlands Office Park-C                1989               100%             6/30/97
  15       1     Timberlands Office Park-B                1987               100%             6/30/97
----------------------------------------------------------------------------------------------------------
  16       1     Sonesta Beach Hotel                      1994                76%            12/31/96
----------------------------------------------------------------------------------------------------------
  17       1     Financial Center                         1997                86%             3/31/97
----------------------------------------------------------------------------------------------------------
  18       1     Hyatt Plaza Office-2                     1988                98%              4/1/97
----------------------------------------------------------------------------------------------------------
  19       1     UCLA Medical Office Building             1990                96%            11/11/97
----------------------------------------------------------------------------------------------------------
  20       1     Mercer Square Condos                     1983               100%              9/1/97
----------------------------------------------------------------------------------------------------------
  21       1     Crowne Plaza-Union Station               1996                74%            12/31/96
----------------------------------------------------------------------------------------------------------
  22       1     Crystal Square-2                         1980               100%              5/1/97
----------------------------------------------------------------------------------------------------------
  23       1     Timberlands Office Park-H                1990               100%             9/30/97
----------------------------------------------------------------------------------------------------------
  24       1     One Courthouse Metro                     1988               100%              6/1/97
----------------------------------------------------------------------------------------------------------
  25       1     Brentwood Gardens                        1988                93%            10/17/97
----------------------------------------------------------------------------------------------------------
  26       1     Commerce Plaza-I                         1986                98%             7/24/97
----------------------------------------------------------------------------------------------------------
  27       1     Pentucket Shopping Center                1987                89%            10/30/97
----------------------------------------------------------------------------------------------------------
  28       1     Executive 2 Apartments                   1990                96%             5/27/97
----------------------------------------------------------------------------------------------------------
  29       1     Foxleigh Building                        1987               100%              3/1/97
----------------------------------------------------------------------------------------------------------
  30       1     Commerce Plaza-II                        1989                93%             9/16/97
----------------------------------------------------------------------------------------------------------
  31       1     Clark Equipment                          1987               100%             9/19/97
----------------------------------------------------------------------------------------------------------
  32       1     Orchard Square Shopping Center           1990                96%              8/1/97
----------------------------------------------------------------------------------------------------------
  33       1     Days Inn Surfside                        1987                76%            12/31/96
----------------------------------------------------------------------------------------------------------
  34       1     Pinellas Center                          1982                89%              6/1/97
----------------------------------------------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-------------------------------------------------------------------------------------------------------------------------------


 Loan     Loan
  No.   Group(1)         Property Name                                Address                  City            State   Zipcode
-------------------------------------------------------------------------------------------------------------------------------

  35       1     Thorn Hill Road                       Thorn Hill Road                  Marshall Twnshp         PA      15005
-------------------------------------------------------------------------------------------------------------------------------
  36       1     Park Plaza-1                          1301-45 Hwy 3                    Webster                 TX      77598
-------------------------------------------------------------------------------------------------------------------------------
  37       1     Phillips Place Cooperative            East 19th Street                 Minneapolis             MN      55418
-------------------------------------------------------------------------------------------------------------------------------
  38       1     Clinton Avenue Townhomes              465-499 Clinton Avenue           St. Paul                MN      55107
-------------------------------------------------------------------------------------------------------------------------------
  39       1     Enterprise Apartments                 4508 Bob Wallace Ave             Huntsville              AL      35805
-------------------------------------------------------------------------------------------------------------------------------
  40       1     Big 5 Sporting Goods                  921 E. Southern Ave.             Tempe                   AZ      85282
-------------------------------------------------------------------------------------------------------------------------------
  41       1     150 Sycamore Street                   150 Sycamore St                  Glastonbury             CT      06033
-------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------


 Loan     Loan
  No.   Group(1)         Property Name                   Property Type     Management Company                      Units/NSF
----------------------------------------------------------------------------------------------------------------------------------

  35       1     Thorn Hill Road                           Office         Thorn Hill Place                         60,499
----------------------------------------------------------------------------------------------------------------------------------
  36       1     Park Plaza-1                              Retail         Professional Park Plaza Partnership      20,919
----------------------------------------------------------------------------------------------------------------------------------
  37       1     Phillips Place Cooperative             Multi-Family      The Parliament Company                       23
----------------------------------------------------------------------------------------------------------------------------------
  38       1     Clinton Avenue Townhomes               Multi-Family      Perennial Properties                         18
----------------------------------------------------------------------------------------------------------------------------------
  39       1     Enterprise Apartments                  Multi-Family      Enterprise Apartments                        16
----------------------------------------------------------------------------------------------------------------------------------
  40       1     Big 5 Sporting Goods                      Retail         Pernell J H                              12,000
----------------------------------------------------------------------------------------------------------------------------------
  41       1     150 Sycamore Street                       Office         CF & DP Monzeglio                         6,404
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

                                                        Year                                Pct.
 Loan     Loan                                         Built/             Percent        Leased as
  No.   Group(1)         Property Name               Renovated         Leased (20)     of Date (20)
----------------------------------------------------------------------------------------------------

  35       1     Thorn Hill Road                       1985               100%             9/24/97
----------------------------------------------------------------------------------------------------
  36       1     Park Plaza-1                          1980                85%             8/7/97
----------------------------------------------------------------------------------------------------
  37       1     Phillips Place Cooperative            1988               100%             6/30/97
----------------------------------------------------------------------------------------------------
  38       1     Clinton Avenue Townhomes              1987               100%             7/31/97
----------------------------------------------------------------------------------------------------
  39       1     Enterprise Apartments                 1980                88%             8/18/97
----------------------------------------------------------------------------------------------------
  40       1     Big 5 Sporting Goods                  1974               100%             7/1/97
----------------------------------------------------------------------------------------------------
  41       1     150 Sycamore Street                   1973               100%             7/31/97
----------------------------------------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Loan   Loan                                     Underwritten   Monthly Debt            Assumed  Underwritten    Implied        Cap
No.    Group(1)       Property Name               Cash Flow      Service      DSCR(3)   DSCR(3)      NOI          Value        Rate
------------------------------------------------------------------------------------------------------------------------------------
 1     2      Poughkeepsie Galleria             $14,498,821   $1,047,500     1.15      1.56     $15,366,972   $170,744,133    9.00%
------------------------------------------------------------------------------------------------------------------------------------
 2     1      Charles Hotel                     $11,590,933     $537,051     1.80      2.18     $12,384,729   $123,847,290   10.00%
------------------------------------------------------------------------------------------------------------------------------------
 3     1      Commerce Distribution Center-50    $3,293,337     $191,933     1.41      1.19      $3,738,421    $43,981,424    8.50%
 4     1      Commerce Distribution Center-36    $2,777,193     $165,667     1.41      1.19      $3,142,257    $36,967,729    8.50%
------------------------------------------------------------------------------------------------------------------------------------
 5     1      Koll Center Irvine II              $5,013,445     $371,416     1.12      1.09      $6,142,348    $68,248,311    9.00%
------------------------------------------------------------------------------------------------------------------------------------
 6     1      Glen Pointe Centre West            $4,827,204     $447,200     0.90      1.10      $5,408,031    $60,089,233    9.00%
------------------------------------------------------------------------------------------------------------------------------------
 7     1      High Ridge Office Park             $5,890,293     $380,997     1.29      1.52      $6,582,450    $73,138,333    9.00%
------------------------------------------------------------------------------------------------------------------------------------
 8     1      Cambridge Park-2                   $4,537,561     $355,123(7)  1.31(7)   1.27(7)   $4,646,273    $51,625,256    9.00%
------------------------------------------------------------------------------------------------------------------------------------
 9     1      Court Plaza                        $3,943,652     $342,560     0.96      1.15      $4,438,146    $49,312,733    9.00%
------------------------------------------------------------------------------------------------------------------------------------
10     1      United Farm Bureau Headquarters    $3,931,486     $315,198     1.04      1.23      $3,966,486    $44,072,067    9.00%
------------------------------------------------------------------------------------------------------------------------------------
11     1      Doubletree Hotel-Fishermans Wharf  $6,532,200     $202,329     2.69      2.57      $7,264,080    $72,640,800   10.00%
------------------------------------------------------------------------------------------------------------------------------------
12     1      One Post Office Square            $10,691,819     $232,483     1.25      1.23     $12,001,905   $133,354,500    9.00%
------------------------------------------------------------------------------------------------------------------------------------
13     1      First Fort Lauderdale Place        $1,773,654     $137,083     1.08      0.79      $1,773,654    $19,707,267    9.00%
------------------------------------------------------------------------------------------------------------------------------------
14     1      Timberlands Office Park-C          $1,303,476     $101,521     1.06      1.00      $1,537,564    $17,084,044    9.00%
15     1      Timberlands Office Park-B            $848,153      $68,134     1.06      1.00        $978,016    $10,866,844    9.00%
------------------------------------------------------------------------------------------------------------------------------------
16     1      Sonesta Beach Hotel                $3,733,095     $220,202     1.41      1.75      $4,597,734    $45,977,340   10.00%
------------------------------------------------------------------------------------------------------------------------------------
17     1      Financial Center                   $2,013,234     $174,167     0.96      0.96      $2,477,189    $27,524,322    9.00%
------------------------------------------------------------------------------------------------------------------------------------
18     1      Hyatt Plaza Office-2               $2,690,343     $145,732(21) 1.54      1.29      $2,832,276    $31,469,733    9.00%
------------------------------------------------------------------------------------------------------------------------------------
19     1      UCLA Medical Office Building       $1,974,567     $192,802     0.85      1.00      $2,141,615    $23,795,722    9.00%
------------------------------------------------------------------------------------------------------------------------------------
20     1      Mercer Square Condos               $3,387,297     $175,579     1.61      2.04      $3,455,547    $38,394,967    9.00%
------------------------------------------------------------------------------------------------------------------------------------
21     1      Crowne Plaza-Union Station         $2,374,406     $153,530     1.29      1.63      $2,718,089    $27,180,890   10.00%
------------------------------------------------------------------------------------------------------------------------------------
22     1      Crystal Square-2                   $5,026,938     $139,624     1.07      1.35      $5,906,403    $65,626,700    9.00%
------------------------------------------------------------------------------------------------------------------------------------
23     1      Timberlands Office Park-H          $1,198,051     $104,325     0.96      0.91      $1,499,381    $16,659,789    9.00%
------------------------------------------------------------------------------------------------------------------------------------
24     1      One Courthouse Metro               $1,334,260      $99,991     1.11      1.04      $1,469,666    $16,329,622    9.00%
------------------------------------------------------------------------------------------------------------------------------------
25     1      Brentwood Gardens                  $1,906,519     $101,734     1.56      1.52      $2,058,018    $20,580,180   10.00%
------------------------------------------------------------------------------------------------------------------------------------
26     1      Commerce Plaza-I                   $1,259,709     $105,877     0.99      1.10      $1,571,156    $17,457,289    9.00%
------------------------------------------------------------------------------------------------------------------------------------
27     1      Pentucket Shopping Center          $1,061,233      $84,184     1.05      0.94      $1,213,555    $12,135,550   10.00%
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                                   Current                       Balloon
Loan   Loan                                        Implied    Balloon            Implied
No.    Group(1)       Property Name                LTV (3)    Amount             LTV (3)
----------------------------------------------------------------------------------------
 1     2      Poughkeepsie Galleria                  57%        $12,827,793         8%
-----------------------------------------------------------------------------------------
 2     1      Charles Hotel                          45%        $51,179,632        41%
-----------------------------------------------------------------------------------------
 3     1      Commerce Distribution Center-50        66%        $28,790,000        66%
 4     1      Commerce Distribution Center-36        66%        $24,850,000        66%
-----------------------------------------------------------------------------------------
 5     1      Koll Center Irvine II                  71%        $45,070,943        66%
-----------------------------------------------------------------------------------------
 6     1      Glen Pointe Centre West                77%        $21,379,930        36%
-----------------------------------------------------------------------------------------
 7     1      High Ridge Office Park                 56%        $30,081,790        41%
-----------------------------------------------------------------------------------------
 8     1      Cambridge Park-2                       73%        $30,501,339        59%
-----------------------------------------------------------------------------------------
 9     1      Court Plaza                            73%        $22,302,106        45%
-----------------------------------------------------------------------------------------
10     1      United Farm Bureau Headquarters        76%        $32,650,555        74%
-----------------------------------------------------------------------------------------
11     1      Doubletree Hotel-Fishermans Wharf      37%        $21,558,285        30%
-----------------------------------------------------------------------------------------
12     1      One Post Office Square                 69%        $22,361,120        65%
-----------------------------------------------------------------------------------------
13     1      First Fort Lauderdale Place           119%        $23,500,000       119%
-----------------------------------------------------------------------------------------
14     1      Timberlands Office Park-C              81%        $13,536,095        81%
15     1      Timberlands Office Park-B              81%         $9,084,565        81%
-----------------------------------------------------------------------------------------
16     1      Sonesta Beach Hotel                    49%        $22,431,486        49%
-----------------------------------------------------------------------------------------
17     1      Financial Center                       80%        $22,000,000        80%
-----------------------------------------------------------------------------------------
18     1      Hyatt Plaza Office-2                   70%        $22,000,000        70%
-----------------------------------------------------------------------------------------
19     1      UCLA Medical Office Building           87%        $19,499,745        82%
-----------------------------------------------------------------------------------------
20     1      Mercer Square Condos                   45%                 $0         0%
-----------------------------------------------------------------------------------------
21     1      Crowne Plaza-Union Station             56%         $7,284,028        27%
-----------------------------------------------------------------------------------------
22     1      Crystal Square-2                       60%        $13,420,124        57%
-----------------------------------------------------------------------------------------
23     1      Timberlands Office Park-H              83%        $13,910,046        83%
-----------------------------------------------------------------------------------------
24     1      One Courthouse Metro                   82%        $13,343,302        82%
-----------------------------------------------------------------------------------------
25     1      Brentwood Gardens                      64%        $10,645,543        52%
-----------------------------------------------------------------------------------------
26     1      Commerce Plaza-I                       69%         $9,978,592        57%
-----------------------------------------------------------------------------------------
27     1      Pentucket Shopping Center              98%        $11,838,353        98%
---------------------------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Loan   Loan                                     Underwritten   Monthly Debt            Assumed  Underwritten    Implied        Cap
No.    Group(1)       Property Name               Cash Flow      Service      DSCR(3)   DSCR(3)      NOI          Value        Rate
------------------------------------------------------------------------------------------------------------------------------------
28     1      Executive 2 Apartments             $1,350,647     $109,981     1.02      1.22      $1,401,847    $16,992,085    8.25%
------------------------------------------------------------------------------------------------------------------------------------
29     1      Foxleigh Building                  $1,189,819      $84,750(22) 1.17      1.11      $1,333,977    $14,821,967    9.00%
------------------------------------------------------------------------------------------------------------------------------------
30     1      Commerce Plaza-II                  $1,094,685      $84,212     1.08      1.20      $1,320,362    $14,670,689    9.00%
------------------------------------------------------------------------------------------------------------------------------------
31     1      Clark Equipment                      $941,008      $74,393     1.05      1.27      $1,040,842    $12,245,200    8.50%
------------------------------------------------------------------------------------------------------------------------------------
32     1      Orchard Square Shopping Center       $576,866      $58,701     0.82      0.92        $678,346     $6,783,460   10.00%
------------------------------------------------------------------------------------------------------------------------------------
33     1      Days Inn Surfside                    $829,990      $52,918(23) 1.31      1.54        $953,110     $9,531,100   10.00%
------------------------------------------------------------------------------------------------------------------------------------
34     1      Pinellas Center                      $348,020      $23,354     1.24      1.40        $406,737     $4,067,370   10.00%
------------------------------------------------------------------------------------------------------------------------------------
35     1      Thorn Hill Road                      $290,374      $48,693     0.50      3.51        $393,850     $3,938,500   10.00%
------------------------------------------------------------------------------------------------------------------------------------
36     1      Park Plaza-1                         $126,627       $7,183     1.47      2.58        $158,643     $1,586,430   10.00%
------------------------------------------------------------------------------------------------------------------------------------
37     1      Phillips Place Cooperative            $37,616       $3,170     0.99      2.59         $43,366       $433,660   10.00%
------------------------------------------------------------------------------------------------------------------------------------
38     1      Clinton Avenue Townhomes              $40,838       $2,676     1.27      3.37         $45,338       $453,380   10.00%
------------------------------------------------------------------------------------------------------------------------------------
39     1      Enterprise Apartments                 $15,279       $1,690     0.75      1.39         $19,279       $192,790   10.00%
------------------------------------------------------------------------------------------------------------------------------------
40     1      Big 5 Sporting Goods                  $27,345       $1,902     1.20      4.25         $35,025       $350,250   10.00%
------------------------------------------------------------------------------------------------------------------------------------
41     1      150 Sycamore Street                   $16,752       $1,223     1.14      4.27         $27,134       $271,340   10.00%
------------------------------------------------------------------------------------------------------------------------------------

              Total/Weighted Average                                         1.26      1.38                                   9.15%

---------------------------------------------------------------------------------------
                                                 Current                       Balloon
Loan   Loan                                      Implied    Balloon            Implied
No.    Group(1)       Property Name              LTV (3)     Amount            LTV (3)
---------------------------------------------------------------------------------------
28     1      Executive 2 Apartments               69%        $10,466,195        62%
---------------------------------------------------------------------------------------
29     1      Foxleigh Building                    76%        $10,721,486        72%
---------------------------------------------------------------------------------------
30     1      Commerce Plaza-II                    65%         $7,936,736        54%
---------------------------------------------------------------------------------------
31     1      Clark Equipment                      64%         $7,535,207        62%
---------------------------------------------------------------------------------------
32     1      Orchard Square Shopping Center       98%         $6,489,970        96%
---------------------------------------------------------------------------------------
33     1      Days Inn Surfside                    60%         $4,971,651        52%
---------------------------------------------------------------------------------------
34     1      Pinellas Center                      64%         $2,618,345        64%
---------------------------------------------------------------------------------------
35     1      Thorn Hill Road                      22%            $10,104(24)     0%
---------------------------------------------------------------------------------------
36     1      Park Plaza-1                         33%             $7,113(24)     0%
---------------------------------------------------------------------------------------
37     1      Phillips Place Cooperative           35%             $6,266(24)     1%
---------------------------------------------------------------------------------------
38     1      Clinton Avenue Townhomes             28%                 $0         0%
---------------------------------------------------------------------------------------
39     1      Enterprise Apartments                60%                 $0         0%
---------------------------------------------------------------------------------------
40     1      Big 5 Sporting Goods                 19%                 $0         0%
---------------------------------------------------------------------------------------
41     1      150 Sycamore Street                  15%                 $0         0%
---------------------------------------------------------------------------------------

              Total/Weighted Average               67%                           53%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                         Partial                                                            Yield
  Loan     Loan                                         Paydowns                             Lockout        Yield        Maintenance
  No.    Group(1)            Property Name            Allowed (25)   Seasoning (5)    Open    Period     Maintenance     Description
------------------------------------------------------------------------------------------------------------------------------------

   1         2     Poughkeepsie Galleria                   Yes            123                  121           108            YM0.5
------------------------------------------------------------------------------------------------------------------------------------
   2         1     Charles Hotel                           No              63                   93            7              YM1
------------------------------------------------------------------------------------------------------------------------------------
   3         1     Commerce Distribution Center-50         No              8                                 59              YM1
   4         1     Commerce Distribution Center-36         No              8                                 59              YM1
------------------------------------------------------------------------------------------------------------------------------------
   5         1     Koll Center Irvine II                   No              61                                120             YM1
------------------------------------------------------------------------------------------------------------------------------------
   6         1     Glen Pointe Centre West                 Yes            131                  240           57               YM
------------------------------------------------------------------------------------------------------------------------------------
   7         1     High Ridge Office Park                  No              17                                115             YM1
------------------------------------------------------------------------------------------------------------------------------------
   8         1     Cambridge Park-2                        No              1                   117
------------------------------------------------------------------------------------------------------------------------------------
   9         1     Court Plaza                             Yes            118                  241           57              YM1
------------------------------------------------------------------------------------------------------------------------------------
   10        1     United Farm Bureau Headquarters         No              86                   60           60               YM
------------------------------------------------------------------------------------------------------------------------------------
   11        1     Doubletree Hotel-Fishermans Wharf       No              1                                 117             YM1
------------------------------------------------------------------------------------------------------------------------------------
   12        1     One Post Office Square                  No              52                                81           YM+150 bps
------------------------------------------------------------------------------------------------------------------------------------
   13        1     First Fort Lauderdale Place             No              60                   73
------------------------------------------------------------------------------------------------------------------------------------
   14        1     Timberlands Office Park-C               No              24                                115             YM1
   15        1     Timberlands Office Park-B               No              24                                115             YM1
------------------------------------------------------------------------------------------------------------------------------------
   16        1     Sonesta Beach Hotel                     No              48                                82              YM1
------------------------------------------------------------------------------------------------------------------------------------
   17        1     Financial Center                        No              35                   48           36               YM
------------------------------------------------------------------------------------------------------------------------------------
   18        1     Hyatt Plaza Office-2                    No              49
------------------------------------------------------------------------------------------------------------------------------------
   19        1     UCLA Medical Office Building            No             105                   60           128             YM1
------------------------------------------------------------------------------------------------------------------------------------
   20        1     Mercer Square Condos                    Yes            120                  122           236             YM1
------------------------------------------------------------------------------------------------------------------------------------
   21        1     Crowne Plaza-Union Station              No             111                  179           114             YM1
------------------------------------------------------------------------------------------------------------------------------------
   22        1     Crystal Square-2                        No              42                                64              YM1
------------------------------------------------------------------------------------------------------------------------------------
   23        1     Timberlands Office Park-H               No              24                                115             YM1
------------------------------------------------------------------------------------------------------------------------------------
   24        1     One Courthouse Metro                    Yes             47
------------------------------------------------------------------------------------------------------------------------------------
   25        1     Brentwood Gardens                       No              1                                 118             YM1
------------------------------------------------------------------------------------------------------------------------------------
   26        1     Commerce Plaza-I                        No              89                                234             YM1
------------------------------------------------------------------------------------------------------------------------------------
   27        1     Pentucket Shopping Center               No              11
------------------------------------------------------------------------------------------------------------------------------------
   28        1     Executive 2 Apartments                  No             110                   60           129             YM1
------------------------------------------------------------------------------------------------------------------------------------
   29        1     Foxleigh Building                       No              32                                90              YM1
------------------------------------------------------------------------------------------------------------------------------------
   30        1     Commerce Plaza-II                       No              89                                234             YM1
------------------------------------------------------------------------------------------------------------------------------------
   31        1     Clark Equipment                         No             120                   83           58               YM
------------------------------------------------------------------------------------------------------------------------------------
   32        1     Orchard Square Shopping Center          No              93                   60           57              YM1
------------------------------------------------------------------------------------------------------------------------------------
   33        1     Days Inn Surfside                       Yes             20                   18           83              YM1
------------------------------------------------------------------------------------------------------------------------------------
   34        1     Pinellas Center                         Yes             54
------------------------------------------------------------------------------------------------------------------------------------
   35        1     Thorn Hill Road                         No              16          13                    20              YM1
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                      Prepayment Code (26)

  Loan     Loan
  No.    Group(1)            Property Name                5%   4.5%   4%   3.5%   3%  2.5%   2%   1.5%   1%  0.5%   Open
---------------------------------------------------------------------------------------------------------------------------

   1         2     Poughkeepsie Galleria                   6     6    6     6     6     6    6     6     6    12      6
------------------------------------------------------------------------------------------------------------------------
   2         1     Charles Hotel
------------------------------------------------------------------------------------------------------------------------
   3         1     Commerce Distribution Center-50                                                                    3
   4         1     Commerce Distribution Center-36                                                                    3
------------------------------------------------------------------------------------------------------------------------
   5         1     Koll Center Irvine II
------------------------------------------------------------------------------------------------------------------------
   6         1     Glen Pointe Centre West                                                                            3
------------------------------------------------------------------------------------------------------------------------
   7         1     High Ridge Office Park                                                                             5
------------------------------------------------------------------------------------------------------------------------
   8         1     Cambridge Park-2                                                                                   3
------------------------------------------------------------------------------------------------------------------------
   9         1     Court Plaza                                                                                        3
------------------------------------------------------------------------------------------------------------------------
   10        1     United Farm Bureau Headquarters
------------------------------------------------------------------------------------------------------------------------
   11        1     Doubletree Hotel-Fishermans Wharf                                                                  3
------------------------------------------------------------------------------------------------------------------------
   12        1     One Post Office Square                                                                             3
------------------------------------------------------------------------------------------------------------------------
   13        1     First Fort Lauderdale Place                                                                        3
------------------------------------------------------------------------------------------------------------------------
   14        1     Timberlands Office Park-C                                                                          6
   15        1     Timberlands Office Park-B                                                                          6
------------------------------------------------------------------------------------------------------------------------
   16        1     Sonesta Beach Hotel
------------------------------------------------------------------------------------------------------------------------
   17        1     Financial Center
------------------------------------------------------------------------------------------------------------------------
   18        1     Hyatt Plaza Office-2                                                                             119
------------------------------------------------------------------------------------------------------------------------
   19        1     UCLA Medical Office Building                                                                       4
------------------------------------------------------------------------------------------------------------------------
   20        1     Mercer Square Condos                                                                               3
------------------------------------------------------------------------------------------------------------------------
   21        1     Crowne Plaza-Union Station                                                                         6
------------------------------------------------------------------------------------------------------------------------
   22        1     Crystal Square-2                                                                                   3
------------------------------------------------------------------------------------------------------------------------
   23        1     Timberlands Office Park-H                                                                          6
------------------------------------------------------------------------------------------------------------------------
   24        1     One Courthouse Metro                                                                              57
------------------------------------------------------------------------------------------------------------------------
   25        1     Brentwood Gardens                                                                                  3
------------------------------------------------------------------------------------------------------------------------
   26        1     Commerce Plaza-I                                                                                   6
------------------------------------------------------------------------------------------------------------------------
   27        1     Pentucket Shopping Center                                                                         60
------------------------------------------------------------------------------------------------------------------------
   28        1     Executive 2 Apartments                                                                             4
------------------------------------------------------------------------------------------------------------------------
   29        1     Foxleigh Building                                                                                  6
------------------------------------------------------------------------------------------------------------------------
   30        1     Commerce Plaza-II                                                                                  6
------------------------------------------------------------------------------------------------------------------------
   31        1     Clark Equipment                                                                                    3
------------------------------------------------------------------------------------------------------------------------
   32        1     Orchard Square Shopping Center                                                                     3
------------------------------------------------------------------------------------------------------------------------
   33        1     Days Inn Surfside                                                                                  2
------------------------------------------------------------------------------------------------------------------------
   34        1     Pinellas Center                                                                                   55
------------------------------------------------------------------------------------------------------------------------
   35        1     Thorn Hill Road                                                                                    3
------------------------------------------------------------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                         Partial                                                            Yield
  Loan     Loan                                         Paydowns                             Lockout        Yield        Maintenance
  No.    Group(1)            Property Name            Allowed (25)   Seasoning (5)    Open    Period     Maintenance      Descriptio
------------------------------------------------------------------------------------------------------------------------------------

   36        1     Park Plaza-1                            Yes            207                   97
------------------------------------------------------------------------------------------------------------------------------------
   37        1     Phillips Place Cooperative              No             118                   96           80              YM*
------------------------------------------------------------------------------------------------------------------------------------
   38        1     Clinton Avenue Townhomes                No             119                   96           82              YM**
------------------------------------------------------------------------------------------------------------------------------------
   39        1     Enterprise Apartments                   No             216                   96
------------------------------------------------------------------------------------------------------------------------------------
   40        1     Big 5 Sporting Goods                    Yes            279         120
------------------------------------------------------------------------------------------------------------------------------------
   41        1     150 Sycamore Street                     Yes            284                   60
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                      Prepayment Code (26)

  Loan     Loan
  No.    Group(1)            Property Name                5%   4.5%   4%   3.5%   3%  2.5%   2%   1.5%   1%  0.5%   Open
---------------------------------------------------------------------------------------------------------------------------
   36        1     Park Plaza-1                                                                         227
---------------------------------------------------------------------------------------------------------------------------
   37        1     Phillips Place Cooperative                                                                         3
---------------------------------------------------------------------------------------------------------------------------
   38        1     Clinton Avenue Townhomes                                                                           3
---------------------------------------------------------------------------------------------------------------------------
   39        1     Enterprise Apartments                              12          12         12          12         179
---------------------------------------------------------------------------------------------------------------------------
   40        1     Big 5 Sporting Goods                   12    12    12    12    12   12    12    12    12   12     96
---------------------------------------------------------------------------------------------------------------------------
   41        1     150 Sycamore Street                                            12   12    12    12    12   12    192
---------------------------------------------------------------------------------------------------------------------------

     APPENDIX II
     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
     FOOTNOTES TO APPENDIX II

1 Loan Group 2 contains only one Mortgage Loan, the Poughkeepsie Galleria Loan. The remainder of the Mortgage Loans are in Loan Group 1. The Seller has received a letter from the borrower on the Poughkeepsie Galleria Loan in which the borrower has stated that it intends to prepay the Poughkeepsie Galleria Loan in not less than 65 days, and not more than 370 days from the Cut-off Date. The borrower further states in the letter that it does not intend to pay the Prepayment Premium required under the loan documents in connection with such prepayment, but rather intends to seek a judicial determination that the Prepayment Premium is void and unenforceable.

2 Sets of Mortgage Loans that have identical alphabetical coding designate Mortgage Loans that are either cross-collateralized and cross-defaulted or Mortgage Loans that are not cross-collateralized and cross-defaulted but have related borrowers. Commerce Distribution Center-50 and Commerce Distribution Center-36 are cross-collateralized and cross-defaulted. Timberlands Office Park-B and Timberlands Office Park-C are cross-collateralized and cross-defaulted and have a related borrower to Timberlands Office Park-H. Glenpointe Center West and Court Plaza have a related borrower. Commerce Plaza-I and Commerce Plaza-II have a related borrower.

3 Certain ratios including Cut-off Date Balance Loan per Unit, DSCR, Assumed DSCR, Current Implied LTV and Balloon Implied LTV are calculated on a combined basis for Mortgage Loans that are cross-collateralized and cross-defaulted and for the two Mortgage Loans that are secured by second liens, include any amount due under the loan secured by the first mortgage lien on such Mortgaged Property.

4    Note Date indicates the most recent date of origination or modification.

5 Original Term, Remaining Term and Seasoning are all calculated based on the first payment date under the current note.

6 The Charles Hotel Loan has 296 rooms, 107,724 square feet of office space and 40,237 square feet of retail space. For this Loan, Cut-off Date Balance Loan per Unit is calculated based on the Cut-off Date Balance and number of rooms only. The average occupancy of the hotel was 81% for the eight months ended 9/1/97 and the percent leased of commercial space is 93% as of 9/1/97.

7 The Mortgage Rate on the Cambridge Park-2 Loan will decrease to 8.975% on 7/1/98 and then decrease to 7.930% on 2/1/00. The Monthly Debt Service that the Certificateholders are entitled to for the Cambridge Park-2 Loan will decrease to $321,985 on 7/1/98 and then decrease to $289,419 on 2/1/00. The borrower's pay rate remains at 7.930% through the life of the Loan; however, there is an escrow in place to fund the difference between the 7.930% pay rate and the 10.020% Mortgage Rate until 7/1/98 and the difference between the 7.930% pay rate and the 8.975% Mortgage Rate until 2/1/00. Certain ratios, including DSCR and Assumed DSCR, are calculated by taking into account the borrower's pay rate of 7.930% and Monthly Debt Service of $289,419; however, Loan Constant is calculated by taking into account the current Mortgage Rate of 10.020% and current Monthly Debt Service of $355,123.

8 The Mortgage Rate on the Sonesta Beach Hotel Loan will increase to 12.780% on 4/1/99.

9 The Mortgage Rate to which the Certificateholders will be entitled on the Pentucket Shopping Center Loan will increase to 9.000% on 8/1/99. The Loan will begin amortizing on a 30 year schedule at that time.

10 The Financial Center Loan has a call option on 1/1/99 but the Master Servicer will be prohibited from exercising said call option.

11 Remaining Term is inconsistent with Maturity Date due to prepayments over the life of the Loan that have shortened the actual term.

12   First Fort Lauderdale Loan
     A. Interest Accrual. Interest accrues at the rate of 9%, but is paid at the rate of 7%. Deferred interest accrues thereon, and is paid at maturity.
     B. Equity Kicker. After payment of loan and deferred interest, additional amounts are due and payable based on availability of Net Sales Proceeds or, if no sale, Net Appraisal Value. Holder's claim equals
          (a) the first $771,445.77 and (b) 20% of any remaining proceeds or value.

13   Timberland Office Park Loans
     A. Interest Accrual. The Timberland B and C Loans accrue interest at the rate of 10.3% and the Timberland H Loan accrues interest at the rate of 10.085%. Interest on all three (3) loans is paid at the rate of 9%. Deferred interest does not accrue interest and is payable solely as part of the Equity Kicker. If the loans are repaid in accordance with the loan terms, including amounts related to the equity kickers, the accrued interest will be forgiven.
     B. Equity Kicker. After payment of all three (3) loans (the documents provide various formulas for computation of the Equity Kicker in the event the loans are not paid off together), additional amounts are due and payable based on availability of Net Sales Proceeds or, if no sale, Net Appraisal Value, (which Net Sales Proceeds or Net Appraisal Value, as applicable, includes amounts in the Master Reserve Account, the reserve accounts and the outstanding letter of credit). Holder's claim equals (a) after payment of the first $1.4 million to borrowers (which may be in the form of cancellation of any remaining face amount of a letter of credit held for the benefit of the first mortgage, 50% of proceeds or value, up to the amount of the deferred interest (capped at $4.45 million), and (b) 25% of any remaining proceeds or value.

14   Sonesta Beach Hotel Loan
     A. Interest Accrual. Deferred interest: (i) accrued at the rate of 2% for the period December 1, 1993 up to November 1, 1997, as well as the period October 1, 1991 through December 1, 1993; and (ii) accrues at the rate of 1% for the period from November 1, 1997 through March 1, 1999. From March 1, 1999 to October 1, 2000 the Mortgage Rate is scheduled to be 12.78% and there will be no accrual. The first payment date based on the 12.78% Mortgage Rate will be 4/1/99. Deferred interest will be forgiven if loan is otherwise paid in full on or before its maturity.

15   Financial Center Loan
     A. B Note. B Note in amount of $12.2 million, which accrues interest at the rate of 9.5%. Forgiven upon payment of the Equity Kicker.
     B. Equity Kicker. After payment of senior note, additional amounts are due and payable based on availability of Net Sales Proceeds or, if no sale, Net Appraisal Value. Holder's claim equals (a) 75% of the first $4 million in proceeds or value, and (b) 90% of any remaining proceeds or value.

16   Hyatt Plaza Office-2 Loan
     A. B Note. B Note in amount of $15.5 million, which accrues interest at the rate of 2.49%, payable if available from current cash flow. Forgiven upon repayment of the Equity Kicker.
     B. Equity Kicker. After payment of senior note, additional amounts are due and payable based on availability of Net Sale Proceeds or, if no sale, Net Appraisal Value. Holder's claim equals (a) the first $3 million of proceeds or value, (b) 50% of next $6.7 million, and (c) 75% of any remaining proceeds or value.
     C. Right of First Refusal. Holder has a right of first refusal on the purchase of the property.

17   One Courthouse Metro Loan
     A. B Note. B Note in the amount of $7.95 million, which does not accrue interest and is payable solely from Equity Kicker. B. Equity Kicker. After payment of the senior note, additional amounts are due and payable based on availability of Net Sales Proceeds or, if no sale, Net Appraisal Value. Holder's claim equals (a) the first $7.95 million of proceeds or value after payment of the senior note, and (b) 15% of any remaining proceeds or value.

18   Pentucket Shopping Center Loan
     A. Interest Accrual. Interest accrues at a rate of 9.0%, but through July 1, 1999 is paid at the rate of 8.5%. Deferred interest accrues interest thereon, and is payable monthly (with interest) as a pro-rata portion of the principal and interest payment upon commencement of amortization, with the balance at maturity. Amortization begins on 8/1/99 over a 30 year schedule for the accrued interest amount.
     B. Contract Claim. Holder has a non-interest bearing contract claim in the amount of $474,000, which is payable at maturity of loan.
     C. Equity Kicker. After payment of the senior note and the contract claim, additional amounts are due and payable based on availability of Net Sale Proceeds or, if no sale, Net Appraisal Value. Holder's claim equals 25% of any remaining proceeds or value.

19   Foxleigh Building Loan
      A. B Note. B Note in the amount of $296,486, which does not accrue interest and is payable in annual principal payments of $175,000 due each April beginning in 1998 through 2002. Any such principal payments in excess of the amount of the B Note are applied to reduce senior note without prepayment penalty.

20 For most Mortgaged Properties, percent leased was determined based on a rent roll provided by the borrower. "Percent Leased as of Date" indicates the date as of which percent leased was determined.

21 Due to the actual/360 Interest Calculation Methodology, the amount of monthly interest only payments will vary according to number of days in the applicable month.

22 The Foxleigh Building Loan will have a principal payment of $53,514 on April 1, 1999 and annual principal payments of $175,000 on April 1 of 2000, 2001 and 2002.

23 The Days Inn Surfside Loan pays $70,557 on a monthly basis from March through November and no payments are made by the borrower from December through February to meet their contractual obligation of a monthly payment of $52,918 to which Certificateholders are entitled.

24 Due to insignificant Balloon Amounts, Thorn Hill, Park Plaza-1 and Phillips Place Cooperative Loans are not considered Balloon Loans for disclosure purposes.

25 "Yes" indicates that partial prepayment is allowed with the payment of the corresponding Prepayment Charge, if any. "No" indicates that only prepayment in full with the corresponding Prepayment Charge is allowed. Notwithstanding these provisions, the Charles Hotel Mortgage Loan is subject to a partial prepayment in March, 1998 through the application of certain funds held in escrow. The Orchard Square Shopping Center Loan is subject to partial prepayment in March, 1998 through the application of a letter of credit upon failure by the borrower to achieve certain specified leasing goals. Both partial prepayments will be without a prepayment penalty.

26 Indicates prepayment provisions from the first Due Date as stated in the Mortgage Loan. "YM" represents yield maintenance and "YM0.5" and "YM1" represent the greater of yield maintenance or one-half of one percent or one percent, respectively, of the outstanding Principal Balance at such time. "YM+150 bps" represents yield maintenance measured against the rate of comparable Treasury Securities plus 150 basis points. "YM*" represents the greater of yield maintenance or 4% for 12 months, yield maintenance or 3% for 12 months, yield maintenance or 2% for 12 months and yield maintenance or 1% for 44 months. "YM**" represents the greater of yield maintenance or 4% for 12 months, yield maintenance or 3% for 12 months, yield maintenance or 2% for 12 months and yield maintenance or 1% for 46 months.

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

Loan No. 1 - Poughkeepsie Galleria Loan and Property

-------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $97,552,186             Property Type:                      Retail
Loan Type:                           Normal Principal        Location:                           Poughkeepsie, NY
                                        and Interest
Maturity Date:                       10/1/12                 Year Built/Renovated:               1987
Mortgage Rate:                       10.375%                 Square Feet:                        630,158
Loan Constant:                       12.885%                 Cut-off Date Balance/SF:            $155
Annual Debt Service:                 $12,570,005             Cap Rate:                           9.00%
DSCR:                                1.15                    Implied Value:                      $170,744,133
DSCR at a 9.5% Constant:             1.56                    Current LTV:                        57%
Underwritten Cash Flow:              $14,498,821             Balloon LTV:                        8%
Underwritten NOI:                    $15,366,972             Percent Leased:                     91%
Balloon Balance:                     $12,827,793             Percent Leased as of Date:          6/30/97
-------------------------------------------------------------------------------------------------------------------


The Loan

     The Poughkeepsie Galleria Loan (the "Poughkeepsie Loan") is secured by a fee mortgage on 630,158 square feet of a two-level regional mall located in Poughkeepsie, New York (the "Poughkeepsie Property"). The Loan was originated by Seller on September 17, 1987.

     The Borrower. The borrower is Poughkeepsie Galleria Company, a New York general partnership (the "PGC Borrower"). The authorized principals of PGC Borrower are Bruce A. Kenan and Marc A. Malifitano. Principals of PGC Borrower include affiliates of Pyramid Management Group, Inc.

     Security. The Poughkeepsie Loan is secured by a Consolidation and Extension Agreement, which consolidated five mortgages into a single mortgage of $112,000,000, an Assignment of Leases and Rents and a UCC Financing Statement, and certain additional security documents. The mortgage is a first lien on a fee interest in the Poughkeepsie Property . The Poughkeepsie Loan is non-recourse, subject to certain limited exceptions.

     Major Anchors. The major anchor stores at the Poughkeepsie Property are:
Filene's, Sears, J.C. Penney, Montgomery Ward and, prior to its closure in conjunction with its bankruptcy, Lechmere. The Construction, Operation and Reciprocal Easement Agreement ("COREA"), Allied Allocable Share Agreement, Lechmere Allocable Share Agreement, May Repurchase Agreement and Declaration of Restrictions and Easements ("Declaration") establish the rights and obligations of the anchor stores and PGC Borrower.

     Bankruptcy of Anchors. Montgomery Ward and Lechmere are presently in bankruptcy; however neither bankruptcy affects the current cash flow securing the Poughkeepsie Loan.

                                     III-1

     Payment Terms. The Mortgage Rate is fixed at 10.375%. The Poughkeepsie Loan requires monthly payments of principal and interest of $1,047,500 until its maturity on October 1, 2012, at which time all unpaid principal and accrued but unpaid interest is due. The remaining amortization term is 190 months, but if the lender applies insurance proceeds or condemnation proceeds to pay down the Poughkeepsie Loan, then the amortization changes to a 30 year schedule. The Poughkeepsie Loan accrues interest computed on the basis of an assumed 30 day month and 360 day year.

     If there is an event of default and the lender accelerates the Poughkeepsie Loan, the security documents require PGC Borrower to pay a prepayment premium as described below. There is a 4% late fee on overdue installments, and the Loan accrues interest at 16.375% while the Loan is in default.

     Prepayment. Prior to October 1, 2006, the Poughkeepsie Loan may be prepaid in whole, but not in part, upon 60 days written notice and upon payment of a prepayment premium equal to the greater of 1/2% of outstanding principal or a yield maintenance charge tied to Treasuries. From October 1, 2006 to March 31, 2012, the premium is equal to a declining percentage of the amount prepaid, commencing with 5% on October 1, 2006 and decreasing 0.5% every six months. No prepayment penalty or premium is due if the Loan is prepaid within the six months prior to maturity.

     Transfer of Properties or Interest in Borrower. The Poughkeepsie Loan becomes immediately due and payable upon the transfer of the Poughkeepsie Property or the transfer of an interest in PGC Borrower. However, if the Poughkeepsie Loan is not in default and the lender has been provided with 60 days prior notice, the lender must consent to the following transfers: (i) a transfer to an entity controlled or owned by PGC Borrower or its general partners or affiliates; (ii) a transfer to an entity which, in the lender's opinion, is of equal or greater financial capability as PGC Borrower; (iii) a transfer of partnership interests in PGC Borrower among existing partners, (iv) transfers, (including testamentary), to immediate family members of general partners or trusts for the benefit of immediate family members; and (v) a transfer of ownership interests in PGC Borrower to any person, provided that the original partners retain 75% of the partnership interests in PGC Borrower. PGC Borrower does not need the lender to consent in order to release certain parcels set forth in the mortgage, which parcels include the Filene's, Sears and Lechmere parcels.

     Escrow/Reserves. There are no tax and insurance escrows. There is a Reserve and Escrow Agreement which establishes a reserve for the cost of tenant improvements and leasing commissions. The current balance is approximately $53,143. Such amount will be disbursed to pay such costs as the work is completed and provide additional security for the Poughkeepsie Loan.

     Subordination/Other Debt. Subordinate indebtedness and encumbrances are prohibited without the prior consent of the lender, except that subordinate indebtedness to an institutional lender is permitted upon notice to the first mortgage lender, subject to certain conditions, including the right of the first mortgage lender to notice of and opportunity to cure defaults under



                                     III-2
the second mortgage, and the requirement that the NOI for the previous 12 months to annual debt service shall not be less than 1.1 to 1.0.

Prepayment and Default Risks Associated with Loan Group 2

     Payments of principal in respect of the Poughkeepsie Galleria Loan comprising Loan Group 2 (including any prepayments) will be distributed first to the holders of the Class A-2 Certificates as described under "Description of the Certificates--Distributions--Application of the Available Distribution Amount." The Seller has received a letter from the borrower in which the borrower has stated that it intends to prepay the Mortgage Loan in not less than sixty-five days and not more than 370 days from the Cut-off Date. The borrower further states in the letter that it does not intend to pay the Prepayment Premium required under the loan documents in connection with such prepayment, but rather intends to seek a judicial determination that the Prepayment Premium is unenforceable. Any prepayment of the Poughkeepsie Galleria Loan would result in a corresponding distribution in respect of the Class A-2 Certificates. In addition, such letter may indicate an increased likelihood that the Borrower under the Poughkeepsie Galleria Loan will default under the terms of its Mortgage Loan. Any Realized Loss resulting from such a default will be allocated to Certificateholders as set forth under "Description of the Certificates--Subordination; Allocation Losses and Certain Expenses."

The Property

     Poughkeepsie Galleria is a two-level regional mall. The Poughkeepsie Galleria is located in the Town of Poughkeepsie, Duchess County, New York, approximately 84 miles north of New York City and 72 miles south of Albany, New York. The Poughkeepsie Galleria opened in the summer of 1987 and was expanded in 1991, 1992, and 1995. Within a total of 1,100,000 square feet of GLA, the Poughkeepsie Galleria contains a base of anchor stores that includes the major facility for each of the four department stores represented in the trade area, plus a junior anchor store, a 12-screen cinema, and 321,508 square feet of mall shops including a 12-unit food court with 10,064 square feet; the 128-acre site provides surface and decked parking for a total of 5,468 cars (4.95 spaces for each 1,000 SF of GLA).

     Situated on the west side of Route 9 approximately 5 miles south of the City of Poughkeepsie and 7 miles north of I-84, the Poughkeepsie Galleria is mid-way along the region's retail strip which extends along both sides of Rt. 9 from the City of Poughkeepsie south to I-84. According to the PGC Borrower, total mall shop sales at Poughkeepsie Galleria for 1996 were approximately 4% over the 1995 level; the average mall shop sales for 1996 was $315 per square foot. The majority of the anchor stores also had sales increases in 1996 over 1995: JC Penney's sales increased 30% to $150 psf; Filene's sales increased 30% to $300 psf; Sear's sales were up just under 1% to $180 psf; and Montgomery Ward's sales held flat at $164 psf. Lechmere had the only decline in sales, 5% to $334 psf. Seller's estimate, based upon information supplied by the PGC Borrower, of current annual gross revenue from the Loan's collateral is $35.50 per square foot.

     Security for the Loan currently includes a total of 751,818 square feet in the following space: JC Penney, Montgomery Ward, the junior anchor, the cinema, the mall shops, and the



                                     III-3
common areas. The Montgomery Ward space was constructed after the Loan had closed and was not part of the original loan underwriting. The loan documents include a provision that, following construction, upon the request of the PGC Borrower, the space that was constructed for Montgomery Ward would be released from the loan without payment to the lender. Assuming release of this space, the security for the loan will include a total of 630,158 square feet of space. All of the various parcels that comprise the whole Poughkeepsie Galleria Mall are tied together and controlled via the COREA, which was put in place in October, 1986, and runs for a term of 65 years.

     In addition to the aforementioned release of the Montgomery Ward space, the PGC Borrower has requested the release of approximately 11.9 acres in the southwest corner of the site from the lien of the loan. No provision for this release was included in the loan documents. This land is excess land given no value in the original loan underwriting, has never been developed, and is now defined as a separate legal parcel. The release was requested to facilitate the development and financing of a Lowe's Home Center for which the PGC Borrower has successfully negotiated a 20-year net lease with Lowe's Home Centers, Inc. The Seller has agreed to this release. Reciprocal easements for parking, ingress, and egress will be provided to insure that the Poughkeepsie Galleria parcel and the adjoining Lowe's parcel will function as one unit as they appear to the public. As compensation for the release of this excess land, the PGC Borrower would deposit cash into the existing reserve for the costs of tenant improvements and leasing commissions, and the existing Reserve and Escrow Agreement would be modified accordingly. These funds would be released to the PGC Borrower to pay for tenant improvements and leasing commissions incurred in subsequent new or renewal leasing of space in the Poughkeepsie Galleria.

Management

     The Poughkeepsie Galleria Property is managed by Pyramid Management Group, Inc. (the "Property Manager"). As an affiliate of the developer and the owners, the Property Manager was responsible for the initial leasing of the Galleria and has managed and leased it ever since. The Property Manager and its affiliates have over 20 years of experience in developing and managing shopping centers and manage a significant number of regional and super-regional shopping centers in the Northeast.



                                     III-4

Loan No. 2 - Charles Hotel Loan and Property

---------------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $55,997,412             Property Type:                      Hotel/Office/Retail
Loan Type:                           Normal Principal        Location:                           Cambridge, MA
                                       and Interest
Maturity Date:                       1/1/01                  Year Built/Renovated:               1995
Mortgage Rate:                       9.000%                  Units:                              296
Loan Constant:                       11.509%                 Cut-off Date Balance/Rm:            $189,180
Annual Debt Service:                 $6,444,616              Cap Rate:                           10.00%
DSCR:                                1.80                    Implied Value:                      $123,847,290
DSCR at a 9.5% Constant:             2.18                    Current LTV:                        45%
Underwritten Cash Flow:              $11,590,933             Balloon LTV:                        41%
Underwritten NOI:                    $12,384,729             Percent Leased:                     Commercial           93%
                                                                                                 Hotel                81%
Balloon Balance:                     $51,179,632             Percent Leased as of Date:          9/1/97
---------------------------------------------------------------------------------------------------------------------------


The Loan

     The Charles Hotel loan ("Charles Hotel Loan") is secured by a 296 unit hotel, a seven (7) story office building containing 107,724 square feet of office space, and a two (2) story retail facility containing 40,237 square feet of retail space, situated on 2.60 acres, located in Cambridge, Massachusetts (the "Charles Hotel Property"). The Charles Hotel Loan was originated by Seller on December 16, 1985 and subsequently was modified to its current terms as of September 1, 1992, when the Charles Hotel Loan was extended for eight years beyond its original maturity date of January 1, 1993. For the first three years of the extended term, the borrower agreed to allow cash flow in excess of debt service to be held in escrow which was applied to the Loan balance (approximately $4 million) according to the loan documents.

     The Borrower. The borrower is KSA Realty Trust (the "Charles Hotel Borrower"), a trust created pursuant to a Declaration of Trust dated June 11, 1982, designating Richard L. Friedman, John L. Hall II, Coleman J. Benedict and Michael R. Chase as trustees for the benefit of Charles Square Limited Partnership n/k/a CH&S Limited Partnership (the "Beneficiary"). The Beneficiary's managing general partner is Charles Square Associates, a Massachusetts joint venture composed of KSA Properties Limited Partnership and Carpenter/Cambridge Associates.

     Security. The Charles Hotel Loan is secured by a first Mortgage, Assignment of Leases and Rents, UCC Financing Statement and certain additional security documents. The mortgage is a first lien on Charles Hotel Borrower's leasehold interest in the Charles Hotel Property and a fee interest, subject to a ground lease, in all buildings, structures and other improvements erected on the Charles Hotel Property. The Charles Hotel Borrower is the ground lessee of the Charles Hotel Property under a ground lease with EMI Cambridge Limited Partnership, as ground lessor, dated December 16, 1985. The ground lease commenced on December 16, 1985 and terminates on December 15, 2035. The current annual base rent is $500,000 plus percentage rent in years one through fifteen of the ground lease, which percentage rent is subordinate to the mortgage. If the ground lessor desires to sell its interest, the Charles Hotel Borrower has the right of first offer



                                     III-5
to purchase the land. In the event that the ground lessor and the Charles Hotel Borrower are unable to agree upon the resetting of contingent rent (which is subordinate to the Charles Hotel Loan) in years 15 (2001) and 30 (2016) of the ground lease term, the parties have rights to cause the sale of the ground lessee's estate for the remainder of the initial term, subject to any leasehold mortgage then in place and upon other terms and conditions set forth in the ground lease. The Charles Hotel Loan is non-recourse, subject to certain limited exceptions.

     Payment Terms. The Mortgage Rate is fixed at 9%. The Charles Hotel Loan requires monthly payments of principal and interest of $537,051 until its maturity on January 1, 2001, at which time all unpaid principal and accrued but unpaid interest is due. The remaining amortization term is 204 months. The Charles Hotel Loan accrues interest computed on the basis of an assumed 30 day month and 360 day year.

     The Loan accrues interest at a rate equal to the lesser of the maximum rate of interest then permitted by law or 15% while the loan is in default There is a 6% late fee on overdue payments.

     Prepayment. The Charles Hotel Loan may be prepaid in whole, but not in part, on or after June 1, 2000, upon 60 days written notice and upon payment of a premium equal to the greater of 1% of the amount prepaid or a yield maintenance charge tied to Treasuries.

     Transfer of Properties or Interest in Borrower. The Charles Hotel Loan becomes immediately due and payable upon the transfer of the Charles Hotel Property or the transfer of interests in Charles Hotel Borrower without the lender's prior consent. However, the lender may not unreasonably withhold its consent to transfers of limited partnership interests in the Beneficiary, or a transfer of any interest in either Charles Hotel Borrower or the Beneficiary by devise or descent or by operation of law upon the death of a person holding an interest in Charles Hotel Borrower or the Beneficiary.

     Escrow/Reserves. There is a tax escrow. There is also a cash flow escrow to be used for capital expenses and debt service, which has a balance of approximately $2,026,473 at December 1, 1997; such escrow is to be terminated, with a portion of the balance thereof to be applied to the principal balance of the Loan. Such amounts will be disbursed to pay such costs and provide additional security for the Charles Hotel Loan.

     Subordination/Other Debt. Subordinate indebtedness and encumbrances are prohibited without the prior consent of the lender.


The Property

     The Charles Hotel is a 296-room luxury hotel located adjacent to the Charles River in the Harvard Square area of Cambridge, Massachusetts. Facilities at the hotel include 3 food and beverage outlets and 8,000 square feet of meeting and banquet space. In addition, the Charles Hotel Property has approximately 148,000 square feet of office and retail space, which includes a full health and fitness center with pool and whirlpool that is available for guest use. Approximately 108,000 square feet of the leased space was designed for office use and the remainder was originally designed as retail; however, the majority has been converted to medical office use.


                                     III-6

     Hotel occupancy was 78% in 1994 and has increased to approximately 81% in 1996. Estimated year end occupancy in 1997 again will be 81%. According to the Charles Hotel Borrower the Charles Hotel Property achieved an ADR of $156 in 1994 and $183 in 1996. The office space is fully occupied. The retail space has one vacant space of 9,800 SF. Within the 148,000 square feet of office and retail space, contractual lease expirations are as follows: 1998 - 27,225 SF (18% of the office and retail space); 1999 - 19,886 SF (13%); 2000 - 18,922 SF
(13%); 2001 - none; and 2002 - none. Average rent for the commercial space is $28 per square foot.


Management

     The Charles Hotel Property is managed by Cambridge Hotel Associates, an affiliate of Interstate Hotels. Interstate Hotels is a full service hotel operator, with a portfolio that includes Marriotts, Sheratons, and Hiltons, among other full service chain affiliations. The hotel management fee is 3.5% of gross revenues plus an incentive fee equal to 10% of house profit and the agreement is terminable on 60 days notice. Carpenter and Company, an affiliate of the Charles Hotel Borrower, manages the office and retail component of the Charles Hotel Property for an annual fee of 4.5% of gross revenues. The agreement is renewable annually and subordinate to the first mortgage. The parking garage is managed by Standard Parking in an agreement that is also subordinate to the first mortgage and renewable annually.

Loan No. 3 - Commerce Distribution Center-50 Loan and Property

---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $28,790,000             Property Type:                      Industrial
Loan Type:                           Interest Only           Location:                           Bell, CA
Maturity Date:                       6/1/02                  Year Built/Renovated:               1979
Mortgage Rate:                       8.000%                  Square Feet:                        1,000,751
Loan Constant:                       8.000%                  Cut-off Date Balance/SF:            $29
Annual Debt Service:                 $2,303,200              Cap Rate:                           8.50%
DSCR:                                1.41                    Implied Value:                      $43,981,424
DSCR at a 9.5% Constant:             1.19                    Current LTV:                        66%
Underwritten Cash Flow:              $3,293,337              Balloon LTV:                        66%
Underwritten NOI:                    $3,738,421              Percent Leased:                     99%
Balloon Balance:                     $28,790,000             Percent Leased as of Date:          7/31/97
---------------------------------------------------------------------------------------------------------------------


                                     III-7

Loan No. 4 - Commerce Distribution Center-36 Loan and Property

---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $24,850,000             Property Type:                      Industrial
Loan Type:                           Interest Only           Location:                           Bell, CA
Maturity Date:                       6/1/02                  Year Built/Renovated:               1979
Mortgage Rate:                       8.000%                  Square Feet:                        821,695
Loan Constant:                       8.000%                  Cut-off Date Balance/SF:            $29
Annual Debt Service:                 $1,988,000              Cap Rate:                           8.50%
DSCR:                                1.41                    Implied Value:                      $36,967,729
DSCR at a 9.5% Constant:             1.19                    Current LTV:                        66%
Underwritten Cash Flow:              $2,777,193              Balloon LTV:                        66%
Underwritten NOI:                    $3,142,257              Percent Leased:                     89%
Balloon Balance:                     $24,850,000             Percent Leased as of Date:          9/1/97
---------------------------------------------------------------------------------------------------------------------

The Loans

     The Commerce Distribution Center III Loans consist of the cross-defaulted, cross-collateralized Commerce Distribution Center-36 Loan and Commerce Distribution Center-50 Loan (collectively, the "Commerce Newcrow III Loans"). The Commerce Newcrow III Loans were originated by Seller on May 16, 1988 and modified on March 17, 1997 in connection with a modification of the Loans wherein the borrower bought down the Mortgage Rate to 8% for a payment of approximately $5,600,000. In addition, the two Loans were cross-defaulted and cross-collateralized.

     The Commerce Distribution Center-36 Loan and the Commerce Distribution Center-50 Loan are each secured by a first mortgage on industrial park property consisting of eight industrial buildings totaling 821,695 square feet situated on 36.02 acres and six industrial buildings totaling 1,000,751 square feet situated on 37.22 acres, respectively (collectively, the "Commerce Newcrow III Properties"), all part of the 6.5 million square foot Commerce Distribution Center Industrial Park located in Commerce and Bell, California.

     The Borrower. The borrower is Newcrow III (the "Commerce Newcrow III Borrower"), a California joint venture composed of Crow-Los Angeles #8, a Texas limited partnership ("Crow"), and Copley Investors Limited Partnership, a Delaware limited partnership ("CILP). The principals of the borrower include affiliates of Trammell Crow Company.

     Security. Each of the Commerce Newcrow III Loans is secured by a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, Assignment of Leases and Rents, UCC financing statements, security documents. Each mortgage is a first lien on the fee interest in the corresponding Commerce Newcrow III Properties. The Commerce Newcrow III Loans are non-recourse, subject to customary exceptions. The Commerce Newcrow III Loans are cross-collateralized and cross-defaulted.

     Payment Terms. The Mortgage Rate is fixed at 8%. The Commerce Newcrow III Loans require monthly interest-only payments in the following amounts:


                                     III-8

     Commerce Distribution Center-36:   $165,667
     Commerce Distribution Center-50:   $191,933

     The Commerce Newcrow III Loans mature on June 1, 2002, at which time all unpaid principal and accrued but unpaid interest are due. Interest is being computed on the loans on the basis of an assumed 30 day month and 360 day year.

     If Commerce Newcrow III Borrower fails to make any payment when due, the security documents require a late charge of 6% of the overdue amount. The lender will waive the late fee, no more than twice in any twelve-month period, if the overdue installment is paid within three days of when due. During the existence of a default under either of the Commerce Newcrow III Loans, all outstanding principal and interest accrue interest at 14%. If, after a default under any of the Commerce Newcrow III Loans the lender elects to accelerate such loan, Commerce Newcrow III Borrower must pay a prepayment premium as described below.

     Prepayment. The Commerce Newcrow III Loans may be prepaid in whole, but not in part, upon 60 days written notice and upon payment of a premium equal to a yield maintenance formula tied to Treasuries. No prepayment penalty or premium is due for prepayments made within the three months prior to maturity.

     Transfer of Properties or Interest in Borrower. The Commerce Newcrow III Loans become immediately due and payable upon the transfer of any of the Commerce Newcrow III Properties or the transfer of any ownership interests in Commerce Newcrow III Borrower at whatever tier. However, a one-time transfer to a transferee meeting the lender's customary credit and experience standards is permitted. Furthermore, the following transfers of ownership are permitted without the lender's consent: (i) transfers of limited partnership interests in Crow, CILP, and CILP's general partner, Copley Management Partnership ("CMP");
(ii) transfers of partnership interests in CMP, provided that an entity 50%-owned by either Copley Real Estate Advisors or New England Mutual Life Insurance Company remains the managing general partner of CMP; (iii) transfers of general partnership interests in Crow, provided that general partners of Trammell Crow Company own a 10% interest in Crow and one general partner of Trammell Crow Company is a managing general partner of Crow; (iv) transfers of joint venture partner interests in Commerce Newcrow III Borrower between Crow and CILP, provided that CILP retains at least a 25% joint venture partner interest in Commerce Newcrow III Borrower; and (v) transfers of interests among the partners of Crow.

     Escrow/Reserves. There are no escrows or reserves for the Commerce Newcrow III Loans.

     Subordination/Other debt. Subordinate indebtedness secured by any portion of the Commerce Newcrow III Properties is prohibited without the prior consent of the lender, except that each of the Commerce Newcrow III Loans allows a one-time subordinate loan from an institutional lender under certain conditions, including the following: (i) the total debt secured by any property shall not exceed 85% of the fair market value of such property and (ii) the projected annual net cash flow from the property must equal at least 115% of the annual total of all payments required by any indebtedness secured by the property.


                                     III-9

The Properties

     The Commerce Distribution Center is a 6.5 million SF industrial park located 6 miles southeast of downtown Los Angeles and in close proximity to the I-710/Long Beach, I-5/Santa Ana, I-605/San Gabriel and I-10/Santa Monica freeways. The tenancy is a diversified mix of distribution, warehouse and light manufacturing users, a number of whom are food distributors, Pacific Rim importers and clothing manufacturers.

     Commerce-36 includes eight 24 foot clear height single-story industrial buildings ranging in size from 46,550 to 215,056 square feet, for a total of 821,695 square feet, on 36.02 acres. Completed between 1979 and 1982, the buildings are constructed of steel frame with concrete tilt up panels, are fully-sprinklered and have dock high doors. The average office finish is 9%. As of September 1, 1997, the Commerce-36 properties are 89% leased at an average net rent of $4.34 per square foot, with the largest tenants being California Equipment Distributors (8%) and GATX Logistics (8%). Contractual lease expirations are as follows: 1998 - 132,745 SF (16%); 1999 - 136,943 SF (17%);
2000 - 201,903 SF (25%); 2001 - 66,384 SF (8%); and 2002 - 27,350 SF (3%).

     Commerce-50 includes six 24 foot clear height, single-story industrial buildings, ranging in size from 64,848 to 307,101 square feet for a total of 1,000,751 square feet on 37.2 acres. Completed between 1979 and 1982, the buildings are constructed of steel frame with concrete tilt up panels, are fully-sprinklered and have dock high doors. The average office finish is 8%. Three of the six buildings are rail served. As of July 31, 1997, the Commerce-50 properties are 99% leased at an average net rent of $4.27 per square foot, with the largest tenants being The Individual Group (17%) and OSP Publishing (10%). Contractual lease expirations are as follows: 1998 - 189,241 SF (19%); 1999 - 66,541 SF (7%); 2000 - 37,865 SF (4%); 2001 - 165,570 SF (17%); and 2002 -
25,920 SF (3%).

Management

     All of the Commerce Newcrow III Properties are managed by Trammell Crow Company, an affiliate of the Commerce Newcrow III Borrower, a large industrial leasing and management company.


                                     III-10

Loan No. 5 - Koll Center Irvine-II Loan and Property

---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $48,474,200             Property Type:                      Office/Retail
Loan Type:                           Normal Principal        Location:                           Irvine, CA
                                       and Interest
Maturity Date:                       11/1/02                 Year Built/Renovated:               1983
Mortgage Rate:                       8.000%                  Square Feet:                        457,312
Loan Constant:                       9.195%                  Cut-off Date Balance/SF:            $106
Annual Debt Service:                 $4,456,995              Cap Rate:                           9.00%
DSCR:                                1.12                    Implied Value:                      $68,248,311
DSCR at a 9.5% Constant:             1.09                    Current LTV:                        71%
Underwritten Cash Flow:              $5,013,445              Balloon LTV:                        66%
Underwritten NOI:                    $6,142,348              Percent Leased:                     99%
Balloon Balance:                     $45,070,943             Percent Leased as of Date:          9/20/97
---------------------------------------------------------------------------------------------------------------------

The Loan

     The Koll Center Irvine II Loan (the "Koll Loan") is secured by a first leasehold mortgage on eight parcels, constituting approximately 31.3 acres, located in Irvine, California which are improved in part with two office buildings and two restaurants owned by the borrower (the "Koll Property"). In addition, there are two additional office buildings and a Marriott hotel located on the Koll Property, each of which are subject to sub-ground leases which have been assigned to lender as collateral for the Loan and which are superior to the leasehold mortgage. Borrower has assigned its interest under the three sub-ground leases to lender as further collateral for its Loan. The Loan was originated by Seller on October 9, 1986 and subsequently was modified to its current terms as of November 1, 1992. The modification extended the Koll Loan for ten years and required borrower-funded principal reductions totaling approximately $11.5 million dollars since the modification. Fifteen million in debt was forgiven in conjunction with the modification.

     The Borrower. The borrower is Koll Center Irvine Number Two, a California limited partnership, whose general partners are Koll Parker Associates, a California general partnership, and Connecticut General Life Insurance Company ("CGLIC"), (the "Koll Borrower"). Principals of Koll Parker Associates include senior management of The Koll Company.

     Security. The Koll Loan is secured by a Modification Agreement and Supplement to Deed of Trust, Assignment of Rents and Security Agreement, an Assignment of Leases and Rents, and a UCC Financing Statement and certain additional security documents. The mortgage is a first lien on a leasehold interest in the Koll Property. The Koll Loan is non-recourse, subject to certain limited exceptions, including an environmental indemnity referenced below.

     The Koll Borrower is a ground lessee under a ground lease with Security Pacific National Bank, sub-trustee under a Trust Agreement dated May 28, 1991, creating Parker-Hannifin Real Estate Collection Trust, successor-in-interest to Parker-Hannifin Corporation, as ground lessor. The Koll Loan is secured by a first mortgage on Koll Borrower's leasehold interest under the ground lease. The ground lease has a 75 year term with a commencement date of March 1,1981. Current annual base rent is $2,050,000 through March 1, 2001, after which base rent will be


                                     III-11
increased based on a CPI formula with a cap of 175% of the then current rent. There are subsequent ten year adjustments of rent equal to 10% of fair market value. There are additional rent provisions based on a percentage of net cash flow and there is a refinancing charge in the event that any permanent loan is refinanced. Subground leases to two other office buildings and the hotel in the park pay sublease rent that totals in excess of 95% of the rent under the Parker-Hannifin ground lease.

     Environmental Indemnity. There is an environmental indemnity agreement from Koll Borrower to lender.

     Payment Terms. The Mortgage Rate is fixed at 8%. The Koll Loan requires monthly payments of principal and interest of $ 371,416 until its maturity on November 1, 2002, at which time all unpaid principal and accrued but unpaid interest is due. The remaining amortization term of the Koll Loan is 308 months. The Koll Loan accrues interest computed on the basis of an assumed 30 day month and 360 day year.

     If there is an event of default and the lender accelerates the Koll Loan, the security documents require Koll Borrower to pay a premium as described below. There is a 6% late fee on overdue installments, and the loan accrues interest at 14% while the loan is in default.

     Prepayment. The Koll Loan may be prepaid in whole, but not in part, upon 60 days written notice and upon payment of a premium equal to the greater of 1% of the amount prepaid or a yield maintenance charge tied to Treasuries.

     Transfer of Properties or Interest in Borrower. The Koll Loan becomes immediately due and payable upon the transfer of the Koll Property or the transfer of partnership interests in Koll Borrower or in Koll Parker Associates, its general partner. However, the lender's consent is not required for: (i) a transfer of partnership interests in Koll Borrower between Koll Parker Associates and Connecticut General Life Insurance Company (CGLIC); (ii) a change in the composition, control or ownership of Koll Borrower or of Koll Parker Associates, which occurs by virtue of any will, testament or law of descent;
(iii) transfers of partnership interests in Koll Borrower to CGLIC; or (iv) a pledge of partnership interests in Koll Borrower to secure financing from CGLIC.

     Escrow/Reserves. There is a tax escrow which escrow will be disbursed to pay taxes and provide additional security for the Koll Loan. There are no additional escrows or reserves.

     Subordination/Other Debt. Subordinate indebtedness and encumbrances are prohibited without the prior consent of the lender.

The Property

     Koll Center Irvine II is part of a 31.3 acre mixed-use development located at the corner of Michelson and Von Karman Avenues in close proximity to the Orange County Airport. The Koll Property includes two 11-story, black glass faced office buildings totaling 426,312 square feet and two retail buildings totaling 31,000 square feet. The remainder of the development includes two additional office towers and a 504-room Marriott hotel.


                                     III-12

     As of September 20, 1997, the Koll Property was 99% leased at an average rent of $21.47 SF with the largest tenants being Union Bank (10%), Ernst & Young (7%), and New Century Financial (9%). Contractual lease expirations are as follows: 1998 - 62,978 SF (14%); 1999 - 32,816 SF - (7%); 2000 - 63,354 SF
(14%); 2001 - 106,464 SF (23%); and 2002 - 106,890 SF (23%).

Management

     The entire Koll Center Irvine development (exclusive of the Marriott Hotel) is managed by CB/Koll Real Estate Company.

Loan No. 6 - Glenpointe Centre West Loan and Property

---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $46,024,150             Property Type:                      Office
Loan Type:                           Normal Principal        Location:                           Teaneck, NJ
                                        and Interest
Maturity Date:                       1/1/12                  Year Built/Renovated:               1985
Mortgage Rate:                       9.875%                  Square Feet:                        333,561
Loan Constant:                       11.660%                 Cut-off Date Balance/SF:            $138
Annual Debt Service:                 $5,366,395              Cap Rate:                           9.00%
DSCR:                                .90                     Implied Value:                      $60,089,233
DSCR at a 9.5% Constant:             1.10                    Current LTV:                        77%
Underwritten Cash Flow:              $4,827,204              Balloon LTV:                        36%
Underwritten NOI:                    $5,408,031              Percent Leased:                     95%
Balloon Balance:                     $21,379,930             Percent Leased as of Date:          2/1/97
---------------------------------------------------------------------------------------------------------------------

The Loan

     The Glenpointe Centre West Loan (the "Glenpointe Loan") is secured by a first mortgage on a 333,561 square foot 7-story office building situated on 2.44 acres and a second mortgage on an adjacent parking garage, which is part of a mixed use project located in Teaneck, New Jersey (the "Glenpointe Property"). The Loan was originated by Seller on December 12, 1986.

     The Borrower. The borrower is Glenpointe Associates, a New Jersey general partnership (the "Glenpointe Borrower"). The principals of Glenpointe Borrower are Alfred Sanzari and Sanzari Associates, a New Jersey limited partnership, which also are principals of the Court Plaza Borrower.

     Security. The Glenpointe Loan is secured by a First Mortgage, Assignment of Leases and Rents, UCC financing statements, and certain additional security documents. The mortgage is a first lien on a fee interest in the Glenpointe Property, except for the parking garage, which is subject to a prior mortgage in favor of The Prudential Insurance Company of America to secure a loan in the principal amount of $41,000,000. The rights and obligations with respect to the use of


                                     III-13
the parking garage are set forth in a Reciprocal Easement Agreement and amendments thereto, all of which are prior to the first and second mortgages. The Glenpointe Loan is non-recourse.

     Payment Terms. The Mortgage Rate is fixed at 9.875%. The Glenpointe Loan requires monthly payments of principal and interest of $447,200 until its maturity on January 1, 2012, at which time all unpaid principal and accrued but unpaid interest is due. The remaining amortization term is 229 months. The Glenpointe Loan accrues interest computed on the basis of a 30 day month and 360 day year.

     If there is an event of default and the Seller accelerates the Glenpointe Loan, the security documents require Glenpointe Borrower to pay a premium as described under Prepayment below. If no prepayment option exists at the time of default, the premium is the greater of 6% of the outstanding balance or a yield maintenance charge tied to Treasuries. There is a 6% late fee on overdue installments, and the Loan accrues interest at 15.875% while the Loan is in default.

     Prepayment. The Glenpointe Loan may be prepaid in whole or in part upon 60 days written notice from and after January 1, 2007 and upon payment of a premium equal to a yield maintenance charge tied to Treasuries. No prepayment penalty or premium is due if the loan is prepaid at any time after October 1, 2011.

     Transfer of Properties or Interest in Borrower. The Glenpointe Loan becomes immediately due and payable, at lender's option, upon the transfer of the Glenpointe Property or partnership interests in Glenpointe Borrower. The Glenpointe Borrower, however, has a one-time right to transfer partnership interests in the Glenpointe Borrower or to transfer the Glenpointe Property, subject to certain financial and management requirements and a payment of a fee equal to 1% of the outstanding principal balance. In addition, the lender's consent is not required for: (i) a transfer of partnership interests in Glenpointe Borrower if the present partners of Glenpointe Borrower continue to maintain at least a 50% interest in Glenpointe Borrower and if Alfred Sanzari remains the managing general partner of Glenpointe Borrower and continues to maintain at least a 19.25% partnership interest in Glenpointe Borrower; (ii) a transfer in trust, or otherwise, by reason of the death of Alfred Sanzari, subject to certain conditions; and (iii) a change in Glenpointe Borrower from a general partnership to another entity, subject to the same requirements that the present partners continue to maintain a 50% interest in Glenpointe Borrower and Alfred Sanzari remains responsible for management of the Glenpointe Property and continues to maintain at least a 19.25% ownership interest in Glenpointe Borrower.

     Escrow/Reserves. There are no tax, insurance, or tenant improvement escrows or reserves.

     Subordination/Other Debt. Subordinate indebtedness and encumbrances are prohibited without the prior consent of the lender, except that subordinate indebtedness is permitted with respect to certain specific parcels of the Glenpointe Property, provided that the subordinate mortgage serves as additional collateral for a mortgage loan made by an institutional lender in connection with a permanent financing of any of the other buildings in the Glenpointe project.


                                     III-14

     In addition, Glenpointe Borrower may, upon prior notice, obtain subordinate financing if: (i) the aggregate principal amount outstanding under the Glenpointe Loan and the principal amount outstanding under the subordinate mortgage is not greater than 75% of the then appraised value of the Glenpointe Property and (ii) the net operating income before debt service is not less than 120% of the aggregate debt service projected for a one year period.


The Property

     The Glenpointe Property is a 95% leased 7-story office building built in 1985 containing 333,561 SF with the right to use a shared parking structure and surface parking spaces. The subject is part of a mixed-use project that includes an additional 7-story, 250,000 SF office building (Glenpointe East); a 345 room Marriott Hotel; a 25,000 SF health club; and a 2-story connector space (the Atrium) which includes 75,000 SF of retail/service space. Both Glenpointe East and the Marriott were built in 1983.

     The Glenpointe Loan is secured by a first lien on the office building portion of the Glenpointe Property and the 2.44 acre parcel of land associated with it, which includes surface parking for approximately 151 cars, and a second lien on the parking structure, which includes parking for approximately 2,400 cars. Free and complete access to all parking and common areas in the Glenpointe Centre Development, together with detailed provision for the maintenance and management thereof and the sharing of the costs associated therewith, are controlled by a Reciprocal Easement Agreement that is senior to all mortgages and runs with the land.

     The Glenpointe Property is located immediately adjacent to a full interchange of I-95/I-80, 5 minutes west of the George Washington Bridge to Manhattan, 1 mile east of the N.J. Turnpike, and 5 miles east of the Garden State Parkway; both Newark Airport and mid-town Manhattan are 20 minutes driving time. The project's amenities include service retail, hotel, and a health club.

     Major tenants in the Glenpointe Property include The Mutual Life Insurance Company of New York (33%), EISAI Corporation of North America (15%), and Univision Television Group, Inc. (14%). Contractual lease expirations are as follows: 1998 - 129,286 SF (39%); 1999 - 26,232 SF (8%); 2000 - none: 2001 -
17,441 SF (5%); and 2002 - 14,971 SF (4%). Average base rent in place is $24.50 per square foot.


Management

     The Glenpointe Property is owned and managed by A.S. Management, a New Jersey based commercial real estate firm that is affiliated with the Glenpointe Borrower.


                                     III-15

Loan No. 7 - High Ridge Office Park Loan and Property

---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $40,879,963             Property Type:                      Office
Loan Type:                           Normal Principal        Location:                           Stamford, CT
                                       and Interest
Maturity Date:                       6/30/06                 Year Built/Renovated:               1989
Mortgage Rate:                       9.115%                  Square Feet:                        498,091
Loan Constant:                       11.184%                 Cut-off Date Balance/SF:            $82
Annual Debt Service:                 $4,571,962              Cap Rate:                           9.00%
DSCR:                                1.29                    Implied Value:                      $73,138,333
DSCR at a 9.5% Constant:             1.52                    Current LTV:                        56%
Underwritten Cash Flow:              $5,890,293              Balloon LTV:                        41%
Underwritten NOI:                    $6,582,450              Percent Leased:                     97%
Balloon Balance:                     $30,081,790             Percent Leased as of Date:          9/8/97
---------------------------------------------------------------------------------------------------------------------

The Loan

     The High Ridge Office Park Loan (the "High Ridge Loan") is secured by a first mortgage on six 3 and 4-story office buildings totaling 498,091 square feet situated on the 40 acre High Ridge Office Park located in Stamford, Connecticut (the "High Ridge Property"). The Loan was originated by Seller on March 1, 1989, and subsequently was modified to its current terms as of its original maturity date of July 1, 1996. The High Ridge Loan was extended for ten years to June 30, 2006. As part of the extension, the borrower paid down the High Ridge Loan by $3 million and established the escrows described herein.

     The Borrower. The borrower is High Ridge Park Associates, LLC, a Connecticut limited liability company (the "High Ridge Borrower"). The principals of High Ridge Borrower are Winter Realty Corp.; Parkway Associates, LLC; Ginsberg High Ridge, LLC; and Samuel S. Miller. Winter Realty Corp. is a wholly-owned subsidiary of F.D. Rich Company, Inc. Members of the Hoffman family are principals of Parkway Associates, LLC.

     Security. The High Ridge Loan is secured by an Open-End Mortgage Deed and Security Agreement, an Assignment of Leases and Rents, a UCC Financing Statement, and certain additional security documents. The mortgage is a first lien on a fee interest in the High Ridge Property. The High Ridge Loan is non-recourse, subject to certain limited exceptions including the guaranty and environmental indemnity described below.

     Guaranty. The High Ridge Loan is guaranteed by F.D. Rich, Jr., Robert N. Rich, Stephen J. Hoffman, and Steven D. Robinson, severally but not jointly. The guarantee is triggered only if the guarantors either contest a foreclosure of the mortgage or other exercise of the lender's remedies or if the guarantors cause High Ridge Borrower to seek bankruptcy relief.

     Environmental Indemnity. There is an environmental indemnity from High Ridge Borrower, the principals of High Ridge Borrower, F.D. Rich Jr., Robert N. Rich, Stephen J. Hoffman and Steven D. Robinson.


                                     III-16

     Payment Terms. The Mortgage Rate is fixed at 9.115%. The High Ridge Loan requires monthly payments of principal and interest of $380,997 until its maturity on June 30, 2006, at which time all unpaid principal and accrued but unpaid interest is due. The remaining amortization term is 223 months. The High Ridge Loan accrues interest on an assumed 30 day month and 360 day year.

     If after an event of default, the lender elects to accelerate the High Ridge Loan, the security documents require High Ridge Borrower to pay a prepayment premium as described under Prepayment below. There is a 6% late fee on overdue installments, and the Loan accrues interest at 15.115% while the Loan is in default.

     Prepayment. The High Ridge Loan may be prepaid in whole, but not in part, upon 45 days written notice and upon payment of a premium equal to the greater of either 1% of the amount prepaid or a yield maintenance charge tied to Treasuries. No prepayment penalty or premium is due if the Loan is prepaid within the five months prior to maturity.

     Transfer of Properties or Interest in Borrower. The High Ridge Loan becomes immediately due and payable upon the transfer of the High Ridge Property or the transfer of an equity interest in High Ridge Borrower, except for transfers of equity interests to family members or affiliates. However, the lender's consent is not required to transfer the High Ridge Property to a limited liability company whose members then own not less than 62% of High Ridge Borrower or if High Ridge Borrower's members transfer, in the aggregate, no more than 38% of the equity interests in High Ridge Borrower.

     Escrow/Reserves. Pursuant to a separate Escrow Agreement, High Ridge Borrower must also deposit in escrow, on a monthly basis, $102,000, including $85,000 a month (reducible to $67,000 upon certain conditions) for tenant improvements and leasing commissions plus $17,000 a month for capital improvements. From January 1, 1998, High Ridge Borrower must make any additional contributions to the escrow necessary to ensure that the escrow balance for tenant improvements and leasing commissions is no less than $1,000,000 at all times. The current balance in the aforesaid escrow is approximately $1,082,000, but it will be reduced by payment for tenant improvement work in progress to approximately $1,000,000 by year-end 1997. There also is a tax escrow. Such amounts will be disbursed to pay such costs and provide additional security for the High Ridge Loan.

     Subordination/Other Debt. Subordinate indebtedness secured by the High Ridge Property is prohibited without the prior consent of the lender.

The Property

     The High Ridge Property is a six building multi-tenant office park on 40 acres. The buildings were constructed between 1967 and 1974 and total square footage is 498,091, including some lower level space for a lunch room, health club, storage areas, etc. There are a total of 1,350 parking spaces indicating a parking ratio of 2.71 per 1,000 SF. The High Ridge Property is


                                     III-17

97% leased as of September 8, 1997. The three major tenants (Cadbury, General Signal and Citizens Utility), which collectively lease 68% of the High Ridge Property, have been at the High Ridge Property between 16 and 28 years. Overall, contractual lease expirations are as follows: 1998 - 15,293 SF (3%); 1999 - 48,028 SF (10%); 2000 - 112,428 SF (23%); 2001 - 78,929 SF (16%); and 2002 -
1,810 SF (less than 1%).

     The High Ridge Property is well located at the Southeast corner of the Merritt Parkway and High Ridge Road, one of the two main roads connecting the Stamford CBD and the northern suburbs.

              Building #                        SF                 Tenant
              ----------                        --                 ------
                  1                           73,611          General Signal
                  2                           31,500          Cadbury
                  3                           78,929          Citizen's
                  4                           61,000          Multiple tenants
                  5                           93,771          Multiple tenants
                  6                         159,280           Cadbury
                                            -------
                 Total                      498,091

     Building 1 is a 3-story 73,611 SF office building built in 1967 and renovated in 1990. Adjacent to the property is a 264 space parking lot (3.59 per 1000 SF). The building is partially sprinklered and 100% occupied by General Signal.

     Building 2 is a 3-story 31,500 SF office building with a unique circular design. It was constructed in 1968 with its last renovation in 1990. Adjacent to the property is a 77 space parking lot (2.44 per 1,000 SF). The building is 100% leased by Cadbury.

     Building 3 is a 4-story 78,929 SF office building built in 1970 with 239 parking spaces (3.02 spaces per 1,000 SF). The building was recently renovated including the complete buildout of new tenant space, exterior repainting, full sprinklering and new HVAC system. It is 100% leased to Citizens.

     Building 4 is a 4-story 61,000 SF multi-tenant office building built in 1970. The building is serviced by a 192 space parking lot (3.15 spaces per 1,000
SF). Currently the building is 100% leased to 9 tenants.

     Building 5 is a 4-story 93,771 SF office building built in 1974 with a 317 car parking lot (3.38 spaces per 1,000 SF). This building is 90% leased to 15 tenants.

     Building 6 is a 3-story office complex with 159,280 SF and 2 levels of underground parking. It was constructed in 1973 and last renovated in 1994. The building is fully sprinklered. There are 407 parking spaces (2.55 spaces per 1,000 SF). 160 spaces are outdoors on-grade and 247 spaces are inside the garage. Cadbury leases 100% of the space.


                                     III-18

Management

     High Ridge Property is managed by F.D. Rich Company as a designee of Winter Management Company, a general partnership of F.D.Rich, Jr. and Robert N. Rich, who manage other projects in the Stamford area.

Loan No. 8 - Cambridge Park 2 Loan and Property

---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $37,684,735             Property Type:                      Office
Loan Type:                           Normal Principal        Location:                           Cambridge, MA
                                       and Interest
Maturity Date:                       11/1/07                 Year Built/Renovated:               1987
Mortgage Rate:                       10.0200%                Square Feet:                        248,152
Loan Constant:                       11.308%                 Cut-off Date Balance/SF:            $152
Annual Debt Service:                 $3,473,032              Cap Rate:                           9.00%
DSCR:                                1.31                    Implied Value:                      $51,625,256
DSCR at a 9.5% Constant:             1.27                    Current LTV:                        73%
Underwritten Cash Flow:              $4,537,561              Balloon LTV:                        59%
Underwritten NOI:                    $4,646,273              Percent Leased:                     100%
Balloon Balance:                     $30,501,339             Percent Leased as of Date:          9/1/97
---------------------------------------------------------------------------------------------------------------------

The Loan

     The Cambridge Park-2 Loan (the "Cambridge Loan") is secured by a first mortgage on a 10-story, 248,152 square foot office building situated on 3.5 acres located in West Cambridge, Massachusetts (the "Cambridge Property"). The Cambridge Loan was originated by Seller on January 29, 1988. The Cambridge Loan subsequently was modified to its current terms as of November 1, 1997. Pursuant to said modification, the borrower obtained a reduction in payment terms, an extension of maturity, and pre-funded a $4 million reserve account for approved tenant improvements and certain operating deficits. The borrower also funded an additional $1,150,000 to fund a portion of the interest payments due, (as hereinafter described), which reserve accounts have been assigned to lender as additional collateral for the Cambridge Loan.

     The Borrower. The borrower is Cambridge Park Two Limited Partnership, a Massachusetts limited partnership (the "Cambridge Borrower"), whose general partner is Triangle Park Associates, a Massachusetts joint venture. The principals of the Cambridge Borrower include affiliates of Spaulding and Slye Company.

     Security. The Cambridge Loan is secured by a Mortgage and Security Agreement, an Assignment of Leases and Rents, financing statements and other customary security documents. The Cambridge Loan is a first lien on a fee interest in the Cambridge Property. The Cambridge Loan is non-recourse, subject to customary exceptions.

     Guaranty. The Cambridge Loan is guaranteed jointly and severally by Spaulding and Slye Services Limited Partnership and Spaulding and Slye Properties Limited Partnership, subject


                                     III-19
to certain conditions, including a $5,000,000 limit on the guarantors' liability, and subject further to a discharge of the guarantors' liability upon
(i) achievement of certain leasing standards, (ii) payment of the guaranteed amount, or (iii) lender's acquisition of title to the Cambridge Property without impediment such as a contested foreclosure or bankruptcy filing by the Cambridge Borrower or any general partner thereof.

     Environmental Indemnity. There is an environmental indemnity from Cambridge Borrower and Spaulding and Slye Properties Limited Partnership to lender.

     Payment Terms. The Mortgage Rate is 10.02% through June 30, 1997, 8.975% through January 30, 2000 and 7.93% thereafter. The Cambridge Loan requires monthly payments of principal and interest of $289,419, until its maturity on November 1, 2007, at which time all unpaid principal and accrued but unpaid interest is due. In addition, until February 1, 2000, interest only payments are due monthly equal to the difference between 7.93% per annum and the then-effective Mortgage Rate. The remaining amortization is 300 months. The Cambridge Loan accrues interest computed on the basis of an assumed 30 day month and 360 day year.

     If there is an event of default and lender accelerates the Cambridge Loan, the security documents require Cambridge Borrower to pay a prepayment premium equal to the greater of (i) 1% of amount being paid, and (ii) a yield maintenance charge tied to Treasuries. There is a 6% late fee on overdue installments, and the Loan accrues interest at a rate of 6% above the then applicable interest rate while the Loan is in default.

     Prepayment. The Cambridge Loan may not be prepaid in whole or in part prior to 90 days prior to the Maturity Date.

     Transfer of Properties or Interest in Borrower. The Cambridge Loan becomes immediately due and payable upon the transfer of the Cambridge Property or a pledge of any general partnership or other interest in the Cambridge Borrower. However, the lender's consent is not required for the transfer of certain limited indirect equity interests in Cambridge Borrower. Cambridge Borrower also has a one-time right to sell the Cambridge Property to a creditworthy purchaser for a purchase price of no less than $52,000,000, provided: (i) the purchase price is not financed by a mortgage on the Cambridge Property; (ii) the Cambridge Loan shall not be in default at the time of sale; and (iii) the lender is satisfied that the proposed operator of the Cambridge Property is reputable and experienced. In 1996, the Seller consented to the transfer of certain equity interests in Cambridge Borrower, which resulted in the ownership structure reflected above.

     Escrow/Reserves. There will be a reserve for the payment of taxes commencing July 1, 1998; however, there is no reserve for insurance. Additional reserves have been established for payment of tenant improvements, leasing commissions, capital improvements and certain premises operating deficits as well as for payment of certain debt service. The current balances of said reserves are approximately $4,000,000 and $1,150,000, respectively. Such amounts will be used to pay the costs described above and provide additional security for the Cambridge Loan.


                                     III-20

     Subordination/Other Debt. Subordinate indebtedness and encumbrances are prohibited without the prior consent of the lender.

The Property

     The Cambridge Property is a 10-story suburban office building containing 248,152 SF which was constructed in 1987 of steel frame with pre-cast concrete panels and bronze glass windows. It contains a 3-story interior atrium lobby, upper level balconies, a cafeteria, and parking for 744 cars (3 per 1,000 SF). The Cambridge Property is located in Cambridge, MA, 5 miles west of downtown Boston, and is situated at the intersection of Routes 2 and 16, and adjacent to the MBTA's Alewife station. The property is part of a three building office park known as Cambridge Park which contains a total of 567,444 SF and has a vacancy rate of 2%.

     The Cambridge Property is 100% leased to Bolt Beranek Newman (BBN), a diversified high-technology company heavily involved in the Internet. BBN has fully leased the entire building since 1987 and currently pays $20.50 NNN through their lease expiration of 6/30/98. BBN did not exercise its renewal option as required by June 30, 1997, and its plans for occupancy after lease expiration are uncertain.

Management

     The Cambridge Property is managed and leased by Spaulding & Slye, a Boston-based full service real estate firm which owns and manages two of the three buildings in Cambridge Park.

Loan No. 9 - Court Plaza Loan and Property

---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $36,068,628             Property Type:                      Office
Loan Type:                           Normal Principal        Location:                           Hackensack, NJ
                                        and Interest
Maturity Date:                       3/1/13                  Year Built/Renovated:               1984
Mortgage Rate:                       10.350%                 Square Feet:                        325,325
Loan Constant:                       11.397%                 Cut-off Date Balance/SF:            $111
Annual Debt Service:                 $4,110,722              Cap Rate:                           9.00%
DSCR:                                0.96                    Implied Value:                      $49,312,733
DSCR at a 9.5% Constant:             1.15                    Current LTV:                        73%
Underwritten Cash Flow:              $3,943,652              Balloon LTV:                        45%
Underwritten NOI:                    $4,438,146              Percent Leased:                     99%
Balloon Balance:                     $22,302,106             Percent Leased as of Date:          2/1/97
---------------------------------------------------------------------------------------------------------------------

The Loan

     The Court Plaza Loan is secured by a mortgage on two office buildings of 3 and 6-stories totaling 325,325 square feet situated on a two-level garage on 5.4 acres located in Hackensack, New Jersey (the "Court Plaza Property"). The Court Plaza Loan was originated by Seller on February 17, 1988.


                                     III-21

     The Borrower. The borrower is Court Plaza Associates, a New Jersey limited partnership (the "Court Plaza Borrower"). The principals of Court Plaza Borrower are Alfred Sanzari, David Sanzari, and Ben Sanzari which also are principals of the Glenpointe Borrower.

     Security. The Court Plaza Loan is secured by a Mortgage, Assignment of Rents and Leases, a UCC financing statement and certain additional security documents. The mortgage is a first lien on a fee interest in the Court Plaza Property. The Court Plaza Loan is non-recourse, subject to certain limited exceptions.

     Payment Terms. The Mortgage Rate is fixed at 10.35%. The Court Plaza Loan requires monthly payments of principal and interest of $342,560 until its maturity on March 1, 2013, at which time all unpaid principal and accrued but unpaid interest is due. The remaining amortization term is 278 months. The Court Plaza Loan accrues interest computed on the basis of a 30 day month and 360 day year.

     If there is an event of default and the lender accelerates the Court Plaza Loan, the security documents require the Court Plaza Borrower to pay a premium equal to the amount it would have paid if it had prepaid the loan at that time. If no prepayment option exists at the time of default, the premium is the greater of 6% of the outstanding principal balance or a yield maintenance charge tied to Treasuries. There is a 6% late fee on overdue installments, and the Loan accrues interest at 16.35% while the Loan is in default.

     Prepayment. The Court Plaza Loan may be prepaid in whole, but not in part, upon 60 days written notice on or after March 1, 2008, and upon payment of a premium equal to the greater of 1% of the amount prepaid or a yield maintenance charge tied to Treasuries. No prepayment penalty or premium is due if the Loan is prepaid within the three months prior to maturity.

     Transfer of Properties or Interest in Borrower. The Court Plaza Loan becomes immediately due and payable upon the transfer of the Court Plaza Property, except for a one-time transfer to a transferee who meets the lender's standards for credit and experience. The Court Plaza Loan also becomes immediately due and payable upon a transfer of interests in Court Plaza Borrower. However, the lender's consent is not required if the present principals retain 50% control after the transfer.

     Escrow/Reserves. There are no tax, insurance or tenant improvement escrows or reserves.

     Subordination/Other debt. Subordinate indebtedness and encumbrances are prohibited without the prior consent of the lender, except that the lender's consent is not required if: (i) the subordinate indebtedness does not have an interest accrual feature; (ii) the combined indebtedness secured by the Court Plaza Property does not exceed 75% of the value of the Property; and (iii) the net cash flow from the Court Plaza Property is at least 115% of the combined annual debt service for all debt secured by the Court Plaza Property.


                                     III-22

The Property

     The Court Plaza Property is a 99% leased two-building office complex of 325,325 SF situated on a raised, 5.4 acre landscaped plaza on top of a two level garage for 1,018 cars (3.13/1,000 SF). The project is located in the center of Hackensack, New Jersey directly across from the county court and registry complex. In the North tower, contractual lease expirations are as follows: 1998
- 3,733 SF (1% of the total project); 1999 - 23,989 SF (7%); 2000 - 39,481 SF
(12%); 2001 - 3,369 SF (1%); and 2002 - none. Built in 1984, the 6-story North tower contains 165,325 SF with multiple occupancy. In the South tower, the Bergen County lease was recently extended for three years from its original March 31, 1998 expiration date. It represents 49% of the total project and now has a contractual expiration date of March 31, 2001. Built in 1988, the 3-story South tower contains 160,000 SF occupied by a single tenant, Bergen County. Base rents in place average $19.80 per square foot.

Management

     The Court Plaza Property is owned and managed by A.S. Management, a New Jersey based commercial real estate firm that is affiliated with the Borrower.

Loan No. 10 - United Farm Bureau Loan and Property

---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $33,643,233             Property Type:                      Office
Loan Type:                           Normal Principal        Location:                           Indianapolis, IN
                                       and Interest
Maturity Date:                       10/1/00                 Year Built/Renovated:               1992
Mortgage Rate:                       10.310%                 Square Feet:                        350,000
Loan Constant:                       11.243%                 Cut-off Date Balance/SF:            $96
Annual Debt Service:                 $3,782,372              Cap Rate:                           9.00%
DSCR:                                1.04                    Implied Value:                      $44,072,067
DSCR at a 9.5% Constant:             1.23                    Current LTV:                        76%
Underwritten Cash Flow:              $3,931,486              Balloon LTV:                        74%
Underwritten NOI:                    $3,966,486              Percent Leased:                     100%
Balloon Balance:                     $32,650,555             Percent Leased as of Date:          4/17/96
---------------------------------------------------------------------------------------------------------------------

The Loan

     The United Farm Bureau Headquarters Loan ("United Loan") is secured by a first mortgage on a 7-story, 350,000 square foot building situated on 9 acres located in Indianapolis, Indiana (the "United Property"). The United Loan was originated by Seller on October 26, 1990.

     The Borrower. The borrower is UFB Properties, an Indiana general partnership (the "United Borrower"). The principals of United Borrower are the United Property's two tenants, United Farm Bureau Family Life Insurance Company (35%) and United Farm Bureau Mutual Insurance Company (65%). The principals are wholly-owned subsidiaries of Farm Bureau, Inc. and are rated "AQ" by Standard & Poors.


                                     III-23

     Security. The United Loan is secured by a Mortgage, Security Agreement and Assignment of Rents and Leases, a UCC financing statement and certain additional security documents. The mortgage is a first lien on a fee interest in the United Property. The United Loan is with recourse against United Borrower.

     Guaranty. The United Loan is jointly and severally guaranteed by United Farm Bureau Family Life Insurance Company and United Farm Bureau Mutual Insurance Company.

     Payment Terms. The Mortgage Rate is fixed at 10.31%. The United Loan requires monthly payments of principal and interest of $315,198 until its maturity on October 1, 2000, at which time all unpaid principal and accrued but unpaid interest is due. The remaining amortization term is 291 months. The United Loan accrues interest computed on the basis of an assumed 30 day month and 360 day year.

     If there is an event of default and the lender accelerates the United Loan, the security documents require United Borrower to pay a prepayment premium as described below. There is a 6% late fee on overdue installments, and the Loan accrues interest at a rate of 16.31% while the Loan is in default.

     Prepayment. The United Loan may be prepaid in whole, but not in part, upon 60 days written notice and upon payment of a premium equal to a yield maintenance charge tied to Treasuries.

     Transfer of Properties or Interest in Borrower. The United Loan becomes immediately due and payable upon the transfer of the United Property or a change in ownership of the United Borrower.

     Escrow/Reserves. There are no tax, insurance or tenant improvement reserves or escrows.

     Subordination/Other debt. Subordinate indebtedness and encumbrances are prohibited without the prior consent of the lender.

The Property

     The United Property is a 350,000 SF seven story office building on approximately 9 acres of land on the southeast side of the Indianapolis CBD. The United Property was a build-to-suit for Farm Bureau, Inc. and serves as the headquarters for two of its subsidiary insurance companies. The 1991/1992 total renovation of this former industrial property included the addition of an attached 2-story parking structure with parking for 676 cars. The building includes a cafeteria, gift shop and a fitness center available to all occupants.

     The United Property is 100% leased to United Farm Bureau Family Life Insurance Company and United Farm Bureau Mutual Insurance Company; the terms of each lease include a triple-net rent of $11.89 SF and an expiration date in 2022.


                                     III-24

Management

     The United Property is managed by United Farm Bureau Life Company's tax and accounting department.

Loan No. 11 - Doubletree Hotel-Fishermans Loan and Property

---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $26,757,544             Property Type:                      Hotel
Loan Type:                           Normal Principal        Location:                           Monterey, CA
                                       and Interest
Maturity Date:                       11/1/07                 Year Built/Renovated:               1996
Mortgage Rate:                       7.750%                  Units:                              374
Loan Constant:                       9.074%                  Cut-off Date Balance/Rm:            $71,544
Annual Debt Service:                 $2,427,948              Cap Rate:                           10.00%
DSCR:                                2.69                    Implied Value:                      $72,640,800
DSCR at a 9.5% Constant:             2.57                    Current LTV:                        37%
Underwritten Cash Flow:              $6,532,200              Balloon LTV:                        30%
Underwritten NOI:                    $7,264,080              Percent Leased:                     79%
Balloon Balance:                     $21,558,285             Percent Leased as of Date:          9/1/97
---------------------------------------------------------------------------------------------------------------------

The Loan

     The Doubletree Hotel - Fishermans Loan ("Doubletree Loan") is secured by a first mortgage on a 374-room hotel comprised of 12 low to mid-rise buildings situated on approximately 4.55 acres in Monterey, California (the "Doubletree Property"). The Doubletree Loan was originated by the Seller on August 7, 1986 and subsequently was extended as of November 1, 1997.

     The Borrower. The borrower is Custom House Hotel, L.P., a Missouri limited partnership (the "Doubletree Borrower"). The general partners of Doubletree Borrower are Custom House, Inc., a Delaware corporation, and CDT Investments, Inc., an Arizona corporation. The founder of Doubletree hotels, no longer an executive of Doubletree hotels, is actively involved with the Doubletree Borrower as president of Custom House, Inc.

     Security. The Doubletree Loan is secured by a Deed of Trust and Assignment of Rents ("Deed of Trust"), an Assignment of Leases, UCC Financing Statement and certain additional security documents. The Deed of Trust creates a first lien on a fee interest in the Doubletree Property. The Doubletree Loan is non-recourse subject to certain limited exceptions, including an environmental indemnity described below.

     Environmental indemnity. There is an environmental indemnity from the general partners of the Doubletree Borrower to lender.

     Payment Terms. The Mortgage Rate is fixed at 7.75%. The Doubletree Loan requires monthly payments of principal and interest of $202,329 until its maturity on November 1, 2007, at


                                     III-25
which time all unpaid principal and accrued but unpaid interest is due. The remaining amortization term is 299 months. The Doubletree Loan accrues interest computed on the basis of an assumed 30 day month and 360 day year.

     If there is an event of default and the Doubletree Loan is accelerated, the security documents require the Doubletree Borrower to pay the same premium as would be payable if the Doubletree Loan were prepaid voluntarily, as explained below. There is a 6% late fee on overdue installments, and the Loan accrues interest at 13.75% while is in default.

     Prepayment. The Doubletree Loan may be prepaid in full, but not in part, on any payment date upon 60 days prior written notice. Unless the prepayment occurs within ninety (90) days prior to the maturity date, a prepayment charge is payable equal to the greater of 1% of the amount prepaid or a yield maintenance charge tied to Treasuries. No prepayment premium is payable upon a sale of the Doubletree Property and assumption of the Doubletree Loan by a transferee approved by lender in its sole discretion, as set forth below, provided that the outstanding principal balance of the Doubletree Loan is reduced to $20,000,000 and the monthly payments are modified based on a 12.25% constant. No prepayment penalty or premium is due if the Doubletree Loan is prepaid within ninety (90) days prior to maturity.

     Transfer of Property or Interest in Borrower. The security documents prohibit any transfer of the Doubletree Property, any change in Doubletree Borrower's general partners, or aggregate transfers of more than 25% of the ownership interests in Doubletree Borrower. However, Doubletree Borrower has a one-time right to transfer the Doubletree Property to a transferee, approved by the lender in its sole discretion, who assumes the Doubletree Loan and prepays an amount sufficient to reduce the outstanding balance to $20,000,000.00.

     Escrow/Reserves. Doubletree Borrower has created a capital reserve fund for the payment of capital improvement expenses specified in annual budgets approved by the Seller. The current balance is approximately $727,000. The reserve is funded quarterly in the amount of 3% of gross revenues. There also is a tax escrow. Such amounts will be disbursed to pay such costs and provide additional security for the Doubletree Loan.

     Subordinated/Other Debt. Doubletree Borrower is not permitted to place subordinate liens on the Doubletree Property except for a maximum aggregate of $250,000 of liens on furnishings, fixtures and equipment.

The Property

     The Doubletree Fishermans Wharf is a 374-room first class hotel located on the bay in Monterey, California. Facilities include 13,000 square feet of meeting and banquet space, 37,000 square feet of retail space, four restaurants and lounges, three tennis courts, and an outdoor pool and whirlpool. The property contains 12 interconnected low to mid-rise buildings spread out over
4.55 acres adjacent to the City of Monterey's convention center and Fisherman's Wharf and the Monterey Bay. The property has undergone substantial recent renovations and all rooms have bay front views. Six additional luxury suites have been created in 1997, increasing the room count to 380.


                                     III-26

Management

     The Doubletree Borrower, principals of which include certain former senior Doubletree executives, manages the property for .75% of revenue under a contract that is subordinate to the mortgage. Doubletree is the franchisee.

Loan No. 12 - One Post Office Square Loan and Property

------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $24,553,024             Property Type:                      Office
Loan Type:                           Normal Principal        Location:                           Boston, MA
                                       and Interest
Maturity Date:                       8/1/00                  Year Built/Renovated:               1981
Mortgage Rate:                       8.250%                  Square Feet:                        753,500
Loan Constant:                       11.362%                 Cut-off Date Balance/SF:            $121
Annual Debt Service:                 $2,789,799              Cap Rate:                           9.00%
DSCR:                                1.25                    Implied Value:                      $133,354,500
DSCR at a 9.5% Constant:             1.23                    Current LTV:                        69%
Underwritten Cash Flow:              $10,691,819             Balloon LTV:                        65%
Underwritten NOI:                    $12,001,905             Percent Leased:                     100%
Balloon Balance:                     $22,361,120             Percent Leased as of Date:          9/26/97
------------------------------------------------------------------------------------------------------------------

The Loan

     The One Post Office Square Loan ("PO Square Loan") is secured by a second mortgage on a 41-story, 753,500 square foot office tower located in the financial district of Boston, Massachusetts ("PO Square Property"). The PO Square Loan was originated by Seller on August 3, 1993. Seller originally held a $106 million first mortgage on the PO Square Property that was scheduled to mature in December 1994. In August 1993, a Connecticut General Life Insurance Company's ("CGLIC") first mortgage, Seller's second mortgage and a $10 million borrower equity infusion combined to refinance Seller's original first mortgage.

     The Borrower. The borrower is One Post Office Square Associates, a Massachusetts general partnership (the "PO Square Borrower"). The principals of PO Square Borrower are Beacon Properties, L.P., a Delaware limited partnership, and The Equitable Life Assurance Society of the United States, a New York corporation.

     Security. The PO Square Loan is secured by a Mortgage and Security Agreement and an Assignment of Leases and Rents, a UCC Financing Statement and certain additional security documents. The mortgage is a second lien on a fee interest in the PO Square Property. The Post Office Square Loan is fully non-recourse.

     Payment Terms. The Mortgage Rate is fixed at 8.25%. The PO Square Loan requires monthly payments of principal and interest of $232,483.24 until its maturity on August 1, 2000, at which time all unpaid principal and accrued but unpaid interest is due. The remaining


                                     III-27
amortization term is 189 months. The PO Square Loan accrues interest based on an assumed 30 day month and 360 day year.

     If there is an event of default and the lender accelerates the PO Square Loan, the security documents require the Borrower to pay a prepayment premium as described below. There is a 6% late fee on overdue installments, and the loan accrues interest at the base rate plus 6% while the loan is in default.

     Prepayment. The PO Square Loan may be prepaid in whole, but not in part, upon 60 days written notice and upon payment of a premium equal to a yield maintenance charge tied to Treasuries plus 150 basis points. No prepayment penalty or premium is due if the loan is prepaid within the three months prior to maturity.

     Transfer of Properties or Interest in Borrower. The PO Square Loan becomes immediately due and payable upon the transfer of the PO Square Property or the transfer of general partnership interests in PO Square Borrower.

     Escrow/Reserves. There are tax and leasing cost reserves pursuant to a Leasing Cost Reserve Account Agreement and the Real Estate Tax Escrow and Security Agreement between the first mortgagee, CGLIC and PO Square Borrower, in which Seller was joined by a Joinder Agreement attached to the escrow agreements for purposes of establishing a subordinate interest in the escrow funds. The current balance of the leasing cost reserve is approximately $1,498,000. Such amount will be disbursed to pay such costs and provide additional security for the PO Square Loan. The reserve is funded by monthly deposits of $167,000.

     Terms Of First Mortgage Loan. The original principal amount of the first mortgage loan , held by CGLIC, was $70,000,000 with a fixed interest rate of 7.0% and a maturity date of August 1, 2000. The monthly debt service payments are $481,470.

     Intercreditor Agreement. Lender and CGLIC are parties to a Subordination and Intercreditor Agreement. CGLIC and lender have reciprocal rights to notice of and opportunity to cure defaults under either loan. If CGLIC does not cure a default in the second mortgage, lender is required to obtain CGLIC's consent before exercising its remedies, which shall not be unreasonably withheld. Lender cannot modify material terms of the PO Square Loan without CGLIC's consent, which must not be unreasonably withheld. Lender is required to obtain the consent of CGLIC prior to any transfer or assignment of lender's interest under the second mortgage, subject to certain limitations. Lender, however, has a right to assign to a trust which is 51% or more controlled or owned by an "Institution" as those terms are defined in the related Mortgage, subject to certain limited conditions.

The Property

     The PO Square Property was constructed in 1981 and consists of a 753,500 SF. 41-story office tower with an enclosed 375 space parking garage. The PO Square Property is located in Boston's Financial District, a submarket of the Boston CBD office market.


                                     III-28

     The PO Square Property currently is 100% leased as of September 26, 1997. Four tenants occupy a total of 77% of the building: Putnam Investments (28%); Coopers and Lybrand (20%); Foley Hoag and Elliot (16%); and Sullivan Worcester (13%). The remaining space is leased to a variety of financial, accounting, consulting and attorney's firms. Average base rent in place is $28.50 per square foot.

     Contractual lease expirations are as follows: 1998 - 24,257 SF (3%); 1999 - 25,653 SF (3%); 2000 - 33,536 SF (4%); 2001 - 448,383 SF (60%); and 2002 -
32,985 SF (4%).

Management

     The Post Office Square Property is managed and leased by the Beacon REIT.

Loan No. 13 - First Fort Lauderdale Loan and Property

-----------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $23,500,000             Property Type:                      Office
Loan Type:                           Interest Only           Location:                           Fort Lauderdale, FL
Maturity Date:                       4/1/99                  Year Built/Renovated:               1984
Mortgage Rate:                       7.000%                  Square Feet:                        166,790
Loan Constant:                       7.000%                  Cut-off Date Balance/SF:            $141
Annual Debt Service:                 $1,645,000              Cap Rate:                           9.00%
DSCR:                                1.08                    Implied Value:                      $19,707,267
DSCR at a 9.5% Constant:             0.79                    Current LTV:                        119%
Underwritten Cash Flow:              $1,773,654              Balloon LTV:                        119%
Underwritten NOI:                    $1,773,654              Percent Leased:                     90%
Balloon Balance:                     $23,500,000             Percent Leased as of Date:          8/1/97
-----------------------------------------------------------------------------------------------------------------------

The Loan

     The First Fort Lauderdale Place Loan (the "FFLP Loan") is secured by a first mortgage on an 11-story office building located in Fort Lauderdale, Florida (the "FFLP Property"). The FFLP Loan was originated by Seller on November 26, 1985. Two early 1990's modifications reset payments under the FFLP Loan to its current pay/accrue status and established the contingent claim outlined below. In addition, the modifications required approximately $1.7 million in new borrower equity contributions to the capital escrow.

     The Borrower. The borrower is First Fort Lauderdale Place, LTD., a Florida limited partnership (the "FFLP Borrower"). The general partners of the FFLP Borrower are Draper & Kramer Inc., an Illinois corporation, Douglas Kramer, and Frederick Ford.

     Security. The FFLP Loan is secured by a first priority Mortgage, Assignment of Rents and Leases, UCC financing statements and other security documents on a fee interest in the FFLP Property. The FFLP Loan is non-recourse, subject to customary exceptions.


                                     III-29

     Guaranty. FFLP Borrower's obligations under the FFLP Loan are guaranteed by Draper & Kramer Inc., however, the guaranty is effective only upon the occurrence of certain events, including FFLP Borrower or any of its general partners filing bankruptcy or contesting the lender's foreclosure of or right to foreclose its mortgage on the FFLP Property.

     Payment Terms. The Mortgage Rate is fixed at 7%. The FFLP Loan requires monthly interest-only payments of $137,083 until its maturity on April 1, 1999, at which time all unpaid principal and accrued but unpaid interest is due. Interest is computed on the basis of an assumed 30-day month and 360-day year.

     If there is an event of default and the lender accelerates the FFLP Loan, the security documents require FFLP Borrower to pay a prepayment premium as described below. There is a charge of 6% late fee on overdue installments and the loan accrues interest at 15% while the loan is in default. If the FFLP Loan is accelerated because of a default, FFLP Borrower is required to pay a prepayment charge equal to the greater of 6% of the outstanding principal balance, or a yield maintenance charge tied to Treasuries.

     Non-REMIC Assets. The Mortgage Rate is fixed at 7%; the interest accrual rate is 9%. Deferred interest is added to principal and accrues interest thereon and is a Non-REMIC Asset. At the maturity of the FFLP Loan, the FFLP Borrower is obligated to pay to lender, in addition to all other amounts due thereunder, additional amounts as follows: (a) the first $771,445 of (1) the Net Sales Proceeds, if the Loan is repaid with proceeds from a sale of the FFLP Property approved by Seller, or (2) the Net Appraised Proceeds, if the Loan is prepaid from sources other than a sale of the FFLP Property approved by lender; plus (b) 20% of the remaining proceeds. In no event, however, shall the aggregate amounts of (a) and (b) exceed the amount of the Net Sales Proceeds or Net Appraised Proceeds, as applicable, as those terms are defined in the Second Loan Modification Agreement. The foregoing interests constitute a Non-REMIC Asset. Amounts collected in respect of such Non-REMIC Asset will not be part of the Available Distribution Amount, and will not be available for distribution on any Certificates other than the Non-REMIC Certificates.

     Prepayment. The FFLP Loan may not be prepaid in whole, or in part, prior to 90 days prior to Maturity Date.

     Transfer of Properties or Interest in FFLP Borrower. The FFLP Loan becomes immediately due and payable upon the transfer of the FFLP Property or the transfer of interests in FFLP Borrower. However, the lender's consent is not required for sales of limited partnership interests in the FFLP Borrower constituting, in the aggregate, no more than 25% of the partnership interests in FFLP Borrower.

     Escrow/Reserves. Reserves have been established for taxes and insurance. Additional reserves have been established for tenant improvements and leasing commissions which are replenished from cash flow; the current balance in this reserve is approximately $2,935,000 and such amounts will be disbursed to fund such items and constitute additional security for the FFLP Loan.


                                     III-30

     Subordination/Other Debt. Subordinate indebtedness and encumbrances are prohibited without the prior consent of the lender.

The Property

     The FFLP Property is an 11-story office building with an attached multi-level parking garage with capacity for 588 cars (3.6 / 1,000 SF) which was constructed in 1984. The FFLP Property is located in the northern most section of the Fort Lauderdale CBD with immediate access off of Broward Avenue, the main artery in the CBD.

     The FFLP Property is currently 90% leased at average base rents of $20.25/SF as of August 1, 1997. The largest Tenants are Oppenheimer & Co. with 21,027 SF (13.8%), Florida Panthers Hockey Club with 19,988 SF (12%), and Berger & Davis with 16,395 SF (9.8%). Contractual lease expirations are as follows:
1998 - 44,212 SF (27%); 1999 - 1,613 SF (1%); 2000 - 9,466 SF (6%); 2001 - 6,017
SF (4%); and 2002 - 11,269 SF (7%).

Management

     The FFLP Property is owned by a limited partnership, whose general partners are Draper & Kramer, Inc. and three of its principals. The property is managed, with on-site services and leasing, by the Florida division of Draper & Kramer.

Loan No. 14 - Timberland Office Park - C Loan and Property

---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $13,536,095             Property Type:                      Office
Loan Type:                           Interest Only           Location:                           Troy, MI
Maturity Date:                       1/1/06                  Year Built/Renovated:               1989
Mortgage Rate:                       9.000%                  Square Feet:                        132,854
Loan Constant:                       9.000%                  Cut-off Date Balance/SF:            $101
Annual Debt Service:                 $1,218,249              Cap Rate:                           9.00%
DSCR:                                1.06                    Implied Value:                      $17,084,044
DSCR at a 9.5% Constant:             1.00                    Current LTV:                        81%
Underwritten Cash Flow:              $1,303,476              Balloon LTV:                        81%
Underwritten NOI:                    $1,537,564              Percent Leased:                     100%
Balloon Balance:                     $13,536,095             Percent Leased as of Date:          6/30/97
---------------------------------------------------------------------------------------------------------------------


                                     III-31

Loan No. 15 - Timberland Office Park - B Loan and Property

---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $9,084,565              Property Type:                      Office
Loan Type:                           Interest Only           Location:                           Troy, MI
Maturity Date:                       1/1/06                  Year Built/Renovated:               1987
Mortgage Rate:                       9.000%                  Square Feet:                        91,809
Loan Constant:                       9.000%                  Cut-off Date Balance/SF:            $101
Annual Debt Service:                 $817,612                Cap Rate:                           9.00%
DSCR:                                1.06                    Implied Value:                      $10,866,844
DSCR at a 9.5% Constant:             1.00                    Current LTV:                        81%
Underwritten Cash Flow:              $848,153                Balloon LTV:                        81%
Underwritten NOI:                    $978,016                Percent Leased:                     100%
Balloon Balance:                     $9,084,565              Percent Leased as of Date:          6/30/97
---------------------------------------------------------------------------------------------------------------------

Loan No. 23 - Timberland Office Park - H Loan and Property

---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $13,910,046             Property Type:                      Office
Loan Type:                           Interest Only           Location:                           Troy, MI
Maturity Date:                       1/1/06                  Year Built/Renovated:               1990
Mortgage Rate:                       9.000%                  Square Feet:                        128,732
Loan Constant:                       9.000%                  Cut-off Date Balance/SF:            $108
Annual Debt Service:                 $1,251,904              Cap Rate:                           9.00%
DSCR:                                0.96                    Implied Value:                      $16,659,789
DSCR at a 9.5% Constant:             0.91                    Current LTV:                        83%
Underwritten Cash Flow:              $1,198,051              Balloon LTV:                        83%
Underwritten NOI:                    $1,499,381              Percent Leased:                     100%
Balloon Balance:                     $13,910,046             Percent Leased as of Date:          9/30/97
---------------------------------------------------------------------------------------------------------------------


The Loans

     The Timberland Office Park Loans consist of the Timberland Office Park Building-B Loan ("Timberland B Loan"), the Timberland Office Park Building-C Loan ("Timberland C Loan") and the Timberland Office Park Building-H Loan ("Timberland H Loan") (collectively the "Timberland Loans"). Most of the terms for the Timberland Loans are the same, except for the property descriptions, tenant lists, rent rolls and the loan amounts and payments as set forth herein.

     The Timberland B Loan is secured by a first mortgage on a 3-story, 91,809 square foot office building situated on 7.4 acres, the Timberland C Loan is secured by a first mortgage on a 4-story, 132,854 square foot office building situated on 7.8 acres, and the Timberland H Loan is secured by a first mortgage on a 4 story, 128,732 square foot building situated on 10 acres, all of which are located in the Timberland Office Park in Troy, Michigan. The Timberland B and C Loans were originated by Seller on September 15, 1988, the Timberland H Loan was originated by Seller on August 11, 1989, and all three Timberland Loans were modified as of December 1, 1995 in anticipation of the need for additional capital investment over the life of the Loans and to


                                     III-32
resolve a dispute regarding the application of the proceeds from a letter of credit originally posted as a rental achievement letter of credit. The modification shortened the Loan terms by approximately three years, converted the Loans to pay/accrue status, and added the appreciation interest feature described herein. At the time of the modification, the Borrowers agreed to leave in place the existing $1.4 million letter of credit securing the Timberland Loans as the deposit into the Master Reserve Account (described below) for all three Timberland Properties.

     The Borrowers. The Timberland B Loan borrower is Timberland Associates of Troy Limited Partnership, a Michigan limited partnership (the "Timberland B Borrower"). The Timberland B Borrower has two general partners. One is Etkin/Equitable Building Limited Partnership, a Michigan limited partnership, which has as its general partner Etkin/Equitable Life, Inc., a Michigan corporation. The other general partner is Grand/Timberland A Limited Partnership, a Michigan limited partnership, which has as its general partner Grand Timberland, Inc., a Michigan corporation.

     The Timberland C Loan borrower is EGH/Timberland Three Limited Partnership, a Michigan limited partnership (the "Timberland C Borrower"). The Timberland C Borrower general partner is Timberland Three Limited Partnership a Michigan limited partnership, which has two general partners. One is Timberland Three/Etkin Limited Partnership, a Michigan limited partnership, which has as its general partner Timberland 3/Etkin, Inc., a Michigan corporation. The other general partner is Timberland 3/Grand, Inc., a Michigan corporation.

     The Timberland H Loan borrower is Timberland Four Limited Partnership, a Michigan limited partnership (the "Timberland H. Borrower"). The Timberland H Borrower has two general partners. One general partner is Etkin Associates/Four Limited Partnership, a Michigan limited partnership, which has as its general partner Etkin Group T-Four Limited Partnership, a Michigan limited partnership, which has as its general partner Timberland Four/Etkin, Inc., a Michigan corporation. The second general partner of the Timberland H Loan Borrower is Timberland Four/Grand, Inc., a Michigan corporation.

     Security. Each of the Timberland Loans is secured by a Mortgage, Assignment of Rents and Leases, and UCC financing statements, as modified, among other security documents. Each mortgage is a first lien on a fee interest in the corresponding Timberland Property. The Timberland Loans are non-recourse, subject to certain customary limited exceptions including, without limitation, certain environmental indemnities. The Timberland B Loan and Timberland C Loan are cross-defaulted and cross-collateralized.

     Guaranty. The Timberland Loans are subject to a limited guaranty of payment from Bruce Etkin, Douglas Etkin and Stephen Grand. The guaranty is joint and several, is applicable to all three Loans and is limited to a maximum amount of $6 million. In addition, the guaranty is only "triggered" by a voluntary bankruptcy of any Timberland Borrower, or the filing (and failure to discharge within 120 days) of an involuntary proceeding against any Timberland Borrower by a general partner thereof, any guarantor, or any insider of any of them. In addition, each of the Timberland Loans is guaranteed by the same three principals of the Timberland Borrowers, by a guaranty of each respective borrower's obligations: (i) to fund the cash reserve and cash collateral accounts; (ii) to pay amounts described below under Non-REMIC Assets due lender;

                                     III-33
and (iii) to indemnify and hold lender harmless pursuant to the mortgages (indemnification for borrower fraud or certain other "bad acts").

     Environmental Indemnity. The aforedescribed guarantees include guarantees of each respective Timberland Borrower's obligation to indemnify and hold lender harmless from environmental liability.

     Payment Terms.. The Mortgage Rate on the Timberland Loans is 9.0%. The Timberland B Loan requires monthly interest-only payments of $68,134. The Timberland C Loan requires monthly interest only-payments of $101,521. The Timberland H Loan requires monthly interest-only payments of $104,325. The Timberland Loans mature on January 1, 2006, at which time all unpaid principal and accrued but unpaid interest is due. Interest on the Timberland Loans is computed on the basis of an assumed 30 day month and 360 day year.

     If there is an event of default and the lender accelerates the Timberland Loans, the security documents require the Timberland Borrowers to pay a premium equal to the prepayment premium as described below. There is a 6% late fee on overdue installments, and the outstanding indebtedness accrues interest at a rate equal to the contract rate plus 6% while the Loans are in default.

     Non-REMIC Assets. The contract interest rate on the Timberland B and C Loans is 10.3% and the contract interest rate on the Timberland H Loan is 10.085%. The Mortgage Rate on the Timberland Loans is 9%. The Timberland Loans provide that if the Timberland Loans are paid at maturity in accordance with their terms and including the respective Equity Kickers (defined below), then any unpaid accrued interest will be forgiven. In addition, each of the Timberland B, C and H Loans provide for amounts to be payable to lender, which amounts, together with the deferred interest described above, constitute Non-REMIC Assets, as follows. If all three (3) Timberland Loans are paid at the same time, the proceeds are to be used as follows: (i) pay off all three (3) notes, including accrued and unpaid interest at the pay rate and any applicable prepayment premiums; (ii) the Timberland Borrowers are to receive the next $1.4 million; (iii) the remaining proceeds are to be split 50%/50% until such time as lender has received $4.45 million; (iv) the remaining proceeds are split 25% to lender and 75% to the Timberland Borrowers (the amounts due lender pursuant to subsections (iii) and (iv) constitute the "Equity Kickers"). In the event the notes are not paid at the same time, the loan documents provide formulas for paying proceeds into the Master Reserve Account in order that at the time the remaining notes are paid, there are sufficient proceeds to satisfy the above formula. "Proceeds" for the purposes of calculating the Equity Kickers include amounts in the Master Reserve Account and are determined based on the sale price of the respective Timberland Property, or an appraisal value. Amounts collected in respect of such Non-REMIC Assets will not be part of the Available Distribution Amount, and will not be available for distribution on any Certificates other than the Non-REMIC Certificates.

     Prepayment. The Timberland B and C Loans may be prepaid together in whole, but not in part, and the Timberland H Loan may be prepaid in whole, but not in part, upon 60 days written notice and upon payment of a premium equal to the greater of 1% of the Loan balance or a yield maintenance amount tied to Treasuries. No prepayment penalty or premium is due if any


                                     III-34

Loan is prepaid within the six months prior to maturity. At time of prepayment, the respective Timberland Borrower must also repay all outstanding loans made to said borrower from the Master Reserve Account. If said borrower prepays within six months prior to maturity date, borrower must also prepay the other Timberland Loans.

     Transfer of Properties or Interest in Borrower. Each Timberland Loan becomes immediately due and payable upon the transfer of the related Timberland property or the transfer of a 75% or greater undivided interest in such property or a transfer after which Stephen Grand, Bruce Etkin and Douglas Etkin do not hold in the aggregate at least 51% of the controlling interest in the respective Timberland Borrower. Notwithstanding the foregoing, the Timberland B Borrower and the Timberland H Borrower have a one-time right to transfer the respective properties upon prior notice to the lender and upon payment of a fee equal to 1% of the loan balance, to a transferee meeting the lender's customary lending requirements who assumes the mortgage and complies with the lender's standard documentation requirements. A similar one-time transfer right with respect to the Timberland C Borrower has already been exercised.

     Escrow/Reserves. The Timberland Loans are subject to a Master Reserve Agreement and Rent Collection and Reserve Account Cash Management Agreements, which, inter alia: (i) created a master reserve account (the "Master Reserve Account") for the benefit of all three Timberland Properties, which Master Reserve Account originally was funded with the $1.4 million letter of credit described above; (ii) established individual tax reserves for each Timberland Property, and (iii) created individual property level reserve accounts for the payment of tenant improvements and leasing commissions. In addition to the $104,496 in the Master Reserve Account, there is approximately $888,182 in the property level account for the Timberland C Property, $63,567 in the property level account for the Timberland B Property, and $278,462 in the property level account for the Timberland H Property. Said funds will be used to pay the costs described herein, and constitute additional collateral for the Timberland Loans.

     Subordination/Other debt. Subordinate indebtedness and encumbrances are prohibited without the prior consent of the lender, except that indebtedness to an institutional lender which debt is subordinate both in payment and lien priority is permitted if: (i) the respective Timberland Loan is not in default;
(ii) net operating income is not less than 115% of the combined debt service on all debt secured by the respective property; (iii) the subordinate indebtedness carries either a fixed interest rate or a floating rate with a ceiling approved by the lender, and (iv) the subordinate loan matures on or before September 1, 2008 (Timberland B Loan), September 1, 2009 (Timberland C Loan) or October 1, 2008 (Timberland H Loan).


                                     III-35

The Properties

     The Timberland B Property is a three story suburban office building containing 91,809 SF on 7.4 acres; the Timberland C Property is a 4-story 132,854 SF office building on 7.8 acres; and the Timberland H Property is a 4-story 128,732 SF office building on 10 acres in the Timberland Office Park. The Park is located approximately 30 minutes north of downtown Detroit in Troy, Michigan, a submarket of metropolitan Detroit. The Timberland Properties were constructed in 1987, 1989 and 1990, respectively, with steel frames and exteriors of brown brick and bronze insulated glass together with surface parking. The Timberland Office Park contains two other office buildings each in excess of 100,000 SF.

     The Timberland B, C and H Properties are multi-tenanted and were 100% occupied, as of June 30, 1997 (with respect to the Timberland B and C Properties) and September 30, 1997 (with respect to the Timberland H Property), with average gross base rents of approximately $19.00 per SF. In Timberland B, contractual lease expirations are as follows: 1998 - 25,722 SF (28%); 1999 - none; 2000 - 7,510 SF (8%); 2001 - 4,735 SF (5%); and 2002 - 43,929 SF (48%). In
Timberland C, contractual lease expirations are as follows: 1998 - 2,637 SF (2%); 1999 - 62,872 SF (47%); 2000 - none; 2001 - none; and 2002 - 26,835 SF
(20%). In Timberland H contractual lease expirations are as follows: 1998 - 3,293 SF (3%); 1999 - 18,025 SF (14%); 2000 - 2,961 SF (2%); 2001 - 29,100 SF
(23%); and 2002 - 25,219 SF (20%).

Management

     Etkin Management, Inc., a Michigan based developer/manager of office and industrial properties, manages the Timberland Properties.

Loan No. 16 - Sonesta Beach Hotel Loan and Property

---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $22,431,486             Property Type:                      Hotel
Loan Type:                           Interest Only;          Location:                           Key Biscayne, FL
                                     Rate Increase
Maturity Date:                       10/1/00                 Year Built/Renovated:               1994
Mortgage Rate:                       11.78%                  Units:                              292
Loan Constant:                       11.78%                  Cut-off Date Balance/Rm:            $76,820
Annual Debt Service:                 $2,642,429              Cap Rate:                           10.00%
DSCR:                                1.41                    Implied Value:                      $45,977,340
DSCR at a 9.5% Constant:             1.75                    Current LTV:                        49%
Underwritten Cash Flow:              $3,733,095              Balloon LTV:                        49%
Underwritten NOI:                    $4,597,734              Percent Leased:                     76%
Balloon Balance:                     $22,431,486             Percent Leased as of Date:          12/31/96
---------------------------------------------------------------------------------------------------------------------


                                     III-36

The Loan

     The Sonesta Beach Hotel Loan ("Sonesta Loan") is secured by a first mortgage on a 292-room resort hotel situated on 11 acres located in Key Biscayne, Florida ("Sonesta Property"). The Seller originated the Sonesta Loan in December of 1984. The Sonesta Loan subsequently was modified to its current terms as of December 1, 1993. Hurricane Andrew damaged the Sonesta Property in 1992 resulting in its closure for over a year to accommodate extensive repair and renovation work. Repairs and lost income were covered by insurance proceeds, but the hotel's closure required an interest accrual which was later substantially repaid with insurance settlement proceeds.

     The Borrower. The borrower is Key Biscayne Limited Partnership, a Florida limited partnership (The "Sonesta Borrower"). Sonesta Borrower's managing general partner is VMS Realty Investment Ltd., an Illinois limited partnership. Sonesta Borrower acquired the Sonesta Property from Florida Sonesta Corporation ("Sonesta") which remains as operator and manager of the Sonesta Property pursuant to a management agreement (the "Management Agreement").

     Security. The Sonesta Loan is secured by a Mortgage and Security Agreement, Assignment of Rents and Leases, UCC Financing Statement and certain additional security documents. The Management Agreement is assigned as collateral security for the loan, is subordinated to the mortgage, and is terminable at the option of the lender upon foreclosure. The mortgage is a first lien on a fee interest in the Sonesta Property. The Loan is non-recourse, subject to certain limited exceptions, including an environmental indemnity described below.

     Environmental Indemnity. There is an environmental indemnity from the general partners of the Sonesta Borrower to lender.

     Payment Terms. The Mortgage Rate is 11.78% through March 1, 1999 and increases to 12.78% thereafter until maturity. Interest only is payable in monthly installments until its maturity on October 1, 2000 when the entire outstanding principal amount, together with accrued but unpaid interest is due and payable. There is a 6% late fee on overdue installments. During the existence of a default under the Loan, interest accrues at a rate of 6% above the rate otherwise payable.

     Non-REMIC Assets. The following described deferred interest constitutes a Non-REMIC Asset: Interest accrues at the rate of 11.78% through March 1, 1999, and thereafter at the rate of 12.78%. Deferred interest at the rate of 2% has accrued for the period of December 1, 1993 through November 1, 1997. Deferred interest at the rate of 1% will accrue during the period of November 1, 1997 through March 1, 1999. Thereafter, interest will be payable as accrued at the 12.78% rate. The sum of such deferred interest plus additional deferred interest at the rate of 2% on the original $22,000,000 principal amount of the Sonesta Loan for the period of October 1, 1991 through December 1, 1993 will be waived and forgiven if the Loan is paid in full on or prior to the maturity date. Amounts collected in respect of such Non-REMIC Asset will not be part of the Available Distribution Amount, and will not be available for distribution on any Certificates other than the Non-REMIC Certificates.


                                     III-37

     Prepayment. The Loan may be prepaid in whole, but not in part, on any payment date upon 60 days written notice. There is a prepayment charge equal to the greater of 1% of the amount prepaid or a yield maintenance charge tied to Treasuries.

     Transfer of Properties or Interest in Borrower. The Sonesta Loan becomes immediately due and payable upon the transfer of the Sonesta Property or the transfer of partnership interests in Sonesta Borrower or VMS Realty Investment Ltd.

     Escrow/Reserves. There is a tax escrow which requires monthly deposits in an amount sufficient to pay taxes and insurance premiums when due. Such amounts will be disbursed to pay such costs and provide additional security for the Sonesta Loan.

     Subordinated/Other Debt. Subordinate indebtedness and encumbrances are prohibited without the prior consent of the Seller. Seller has approved certain existing subordinate debt in favor of Sonesta and an affiliate of Sonesta Borrower, some of which is secured by the Sonesta Property.

The Property

     The Sonesta Property is a 292-room beachfront resort in Key Biscayne, Florida. The property has 38,000 square feet of meeting space, five food and beverage outlets, tennis courts, an outdoor pool and fitness center. Land area is approximately 11 acres and includes a full beach with amenities that include water sports, beach furniture and a food service/bar area.

     The Sonesta Property achieved an occupancy of 69.5% in 1994, 72.2% in 1995, and 75.7% in 1996, while increasing the average daily rate from $161 in 1994 and $166 in 1995, to $175 in 1996.

     The Sonesta Property was originally developed in 1969 with several subsequent renovations including a renovation currently underway.

Management

     The Sonesta Property is managed by Sonesta Hotels, an international resort operator. The management agreement term is 20 years commencing in 1984. The agreement calls for a base fee of 3% of gross revenue, plus a 1.5% of gross advertising and promotional fee. No franchise fees are paid for use of the Sonesta name.


                                     III-38

Loan No. 17 - Financial Center Loan and Property

---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $22,000,000             Property Type:                      Office
Loan Type:                           Interest Only           Location:                           Birmingham, AL
Maturity Date:                       1/1/02                  Year Built/Renovated:               1997
Mortgage Rate:                       9.500%                  Square Feet:                        282,788
Loan Constant:                       9.500%                  Cut-off Date Balance/SF:            $78
Annual Debt Service:                 $2,090,000.             Cap Rate:                           9.00%
DSCR:                                0.96                    Implied Value:                      $27,524,322
DSCR at a 9.5% Constant:             0.96                    Current LTV:                        80%
Underwritten Cash Flow:              $2,013,234              Balloon LTV:                        80%
Underwritten NOI:                    $2,477,189              Percent Leased:                     86%
Balloon Balance:                     $22,000,000             Percent Leased as of Date:          3/31/97
---------------------------------------------------------------------------------------------------------------------

The Loan

     The Financial Center Loan ("Financial Loan") is secured by a first mortgage on a 17-story office, 282,788 square foot building located in Birmingham, Alabama (the "Financial Property"). The Financial Loan was originated by the Seller on December 31, 1986 and modified to its current terms as of January 1, 1995. Effective December, 1994, the original $30.5 million note was converted to a $22 million senior note and the balance was converted to the junior contingent note (which constitutes a Non-REMIC Asset) described below. The modification required the borrower to contribute $1 million to a capital escrow, into which all net cash flows is deposited.

     The Borrower. The borrower is FCB, L.L.C., an Alabama limited liability company ("Financial Borrower") whose members and managers are Thomas E. Rast, Robert E. Reed, Robert A. Schleusner and E. Todd Sharley, Jr. (collectively, the "Principals").

     Security. The Financial Center Loan is secured by a first lien Mortgage, Assignment of Rents and Security Agreement, as amended (the "Mortgage"), an Assignment of Rents and Leases, as amended, UCC financing statements, and other customary security documents, on a fee interest in the Financial Property. The manager's management agreement also has been assigned to the lender as additional security for the Financial Loan and is subordinated to the mortgage. The Loan is non-recourse subject to certain customary exceptions, and the guaranty and environmental indemnity described below.

     Guaranty. The Principals have guaranteed payment of the Financial Loan, but the guarantees are limited to circumstances dealing with bankruptcy or other judicial proceedings which prevent, halt or delay the exercise of the lender's rights and remedies to enforce the Financial Loan. In addition, the Principals have guaranteed Financial Borrower's obligation to fund required reserves.

     Environmental Indemnity. There is an environmental indemnity from members of Financial Borrower to lender.


                                     III-39

     Payment Terms. The Mortgage Rate is 9.5% payable in monthly installments of $174,167, through January 1, 2002, when the entire outstanding principal amount together with accrued but unpaid interest is due and payable. Interest is being computed on the basis of an assumed 30 day month and 360 day year.

     Maturity of the Loan is subject to acceleration at the option of the lender (the "Call Right") on January 1, 1999 and thereafter upon six months written notice to Financial Borrower. The Master Servicer will be prohibited from exercising the Call Right. The loan documents provide for a 6% late charge on payments more than five days late, and the Loan accrues interest at 15.5% while the loan is in default.

     Non-REMIC Asset. In addition to the $22,000,000 senior note described above, lender also holds a $12,241,109 junior note which accrues interest at the rate of 9.5% and matures on January 1, 2002. Upon maturity or prepayment of the notes, whether pursuant to acceleration or as scheduled, or upon a sale or other disposition of the Financial Property, the Financial Borrower is obligated to pay lender an amount after payment of the amounts due under the senior note, equal to 75% of the next $4,000,000 and 90% of any remaining Net Sales Proceeds or Net Appraisal Proceeds (as those terms are defined in the senior note). Upon payment of such amounts, the junior note thereupon is deemed satisfied and canceled. Lender's right to receive such amounts constitutes a Non-REMIC Asset. Amounts collected in respect of such Non-REMIC Asset will not be part of the Available Distribution Amount, and will not be available for distribution on any Certificates other than the Non-REMIC Certificates.

     Prepayment. The Financial Loan may be prepaid in whole, but not in part, on or after January 1, 1999 upon 60 days notice to lender and the payment of a prepayment premium based on a yield maintenance formula tied to Treasuries. The prepayment premium is payable upon acceleration of maturity for default or any other reason, except upon exercise of the Call Right by lender, in which case no prepayment premium is required.

     Escrow/Reserves. Reserves have been established to fund tax and insurance payments. Additional reserves have been established to pay certain other approved expenses, including tenant improvement expenses, leasing commissions and capital improvement expenses, which reserves are replenished from cash flow. The current balance of such reserves is approximately $646,000 which is available to pay the aforesaid, as well as provide additional security for the Financial Loan.

     Transfer of Property or Interests In Borrower. The Financial Loan becomes due and payable upon the transfer of the Financial Property. Financial Borrower is also prohibited from making any distribution of cash or property to or for the benefit of any Principal, including payments of principal and interest on loans extended to Financial Borrower by any Principal, except for amounts to pay back principal of loans, without interest, incurred by Financial Borrower to pay operating expenses of the Financial Property. Financial Borrower may not add members and may not permit transfers of membership interests in excess of an aggregate 25%, except among the Principals or in connection with estate planning.


                                     III-40

     Subordination/Other Debt. Unsecured loans to Financial Borrower from its principals, which loans are subordinate to the Financial Loan, are permitted under certain circumstances.

The Property

     The Financial Property is a 17-story, 282,788 square foot, multi-tenanted office tower located in Birmingham, AL. The property, built in 1982, is located at the center of the CBD. The Financial Borrower controls, through a lease with the city, approximately 350 parking spaces in an adjacent city owned parking deck.

     As of March 31, 1997 the building was 86% leased to approximately 30 tenants, generally law firms and accountants, the largest of which occupies 32,575 SF (11.5%). Contractual lease expirations are as follows: 1998 - 27,423 SF (10%); 1999 - 22,362 SF (8%); 2000 - 36,532 SF (13%); 2001 - 2,489 SF (1%);
and 2002 - 51,386 SF (18%). Average base rents were $15.25 per square foot as of June 16, 1997.

Management

     The Financial Center Property is managed by Johnson-Rast & Hays Co., Inc.

Loan No. 18 - Hyatt Plaza Office-2 Loan and Property

------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $22,000,000             Property Type:                      Office
Loan Type:                           Interest Only           Location:                           Fairfax, VA
Maturity Date:                       9/30/03                 Year Built/Renovated:               1988
Mortgage Rate:                       7.949%                  Square Feet:                        272,563
Loan Constant:                       7.949%                  Cut-off Date Balance/SF:            $81
Annual Debt Service:                 $1,773,068              Cap Rate:                           9.00%
DSCR:                                1.54                    Implied Value:                      $31,469,733
DSCR at a 9.5% Constant:             1.29                    Current LTV:                        70%
Underwritten Cash Flow:              $2,690,343              Balloon LTV:                        70%
Underwritten NOI:                    $2,832,276              Percent Leased:                     98%
Balloon Balance:                     $22,000,000             Percent Leased as of Date:          4/1/97
------------------------------------------------------------------------------------------------------------------

The Loan

     The Hyatt Plaza Office-2 Loan (the "Hyatt Loan") is secured by a first mortgage on a 10-story office building containing 273,563 square feet of office space, situated on 12.7 acres and located in Fairfax, Virginia (the "Hyatt Property"). The Hyatt Loan was originated by Seller on July 24, 1987, and effective November 1993, the original $39,500,000 note was converted to a $22,000,000 senior note and the balance was converted to the junior contingent note (which constitutes a Non-REMIC Asset) described below. At the time of the modification, the borrower contributed $1,000,000 to the capital escrow in the form of a letter of credit.

     The Borrower. The borrower is Hyatt Plaza Limited Partnership, a Virginia limited partnership (the "Hyatt Borrower"). John T. Hazel and Milton V. Peterson are sharesellers of the


                                     III-41
corporate general partner of Hyatt Borrower and are limited partners of Hyatt Borrower. Messrs. Hazel and Peterson are principals of The Hazel-Peterson Companies, a full service real estate company focused on the Northern Virginia markets.

     Security. The Hyatt Loan is secured by a Deed of Trust, Assignment of Leases and Rent, UCC financing statements and other customary security documents. The Deed of Trust is a first lien on a fee interest in the Hyatt Property. The Hyatt Loan is non-recourse, subject to customary exceptions, as well as exceptions if the Hyatt Borrower fails to pay the Hyatt Loan at maturity and Hyatt Borrower either (i) challenges a foreclosure action by the lender, or
(ii) is the subject of a bankruptcy proceeding.

     Guaranty. The Hyatt Loan is jointly and severally guaranteed by John T. Hazel and Milton v. Peterson, but only in the event of the occurrence of certain specified conditions, including the following: Hyatt Borrower defaults in the payment of the Hyatt Loan at maturity and Hyatt Borrower either (i) contests a foreclosure by the lender; or (ii) is the subject of a bankruptcy proceeding.

     Payment Terms. The Mortgage Rate is fixed at 7.949%. The senior note requires monthly interest only payments based on an actual day month, 360 day year, ranging from $136,016 to $150,589 until its maturity on September 30, 2003, at which time all unpaid principal and accrued but unpaid interest is due.

     There is a 6% late fee on overdue payments, and the Loan accrues interest at a rate of 13.949% while the loan is in default.

     Non-REMIC Assets. In addition to the aforementioned senior note, the lender holds a $15,000,000 junior note which accrues interest at a rate of 2.49%, which is payable if there is available cash flow. There is no monthly payment of interest or principal required under the junior note. Upon the maturity of the notes (whether by acceleration or otherwise), in addition to payment of the amounts due under the senior note, lender is entitled to a portion of the Net Proceeds if an Approved Transfer or the Net Appraisal Value if an Approved Refinancing (as defined in the notes) as follows: 100% of the first $3,000,000; 50% of the next $6,700,000; and 75% of any remaining proceeds. The junior note, including accrued interest thereon, is forgiven upon payment of such amounts. Lender's right to receive such amounts constitutes a Non-REMIC Asset. Amounts collected in respect of such Non-REMIC Asset will not be part of the Available Distribution Amount, and will not be available for distribution on any Certificates other than the Non-REMIC Certificates.

     Prepayment. The Hyatt Loan may be prepaid either in whole or in part, without a prepayment premium.

     Transfer of Properties or Interest in Borrower. The Hyatt Loan becomes immediately due and payable upon the transfer of the Hyatt Property or an aggregate transfer of more than 25% of the equity interest in Hyatt Borrower. However, the lender's consent is not required if: (i) the lender receives written notice of any such transfer at least 30 days prior to the closing of such transfer; (ii) Milton Peterson and/or entities in which Milton Peterson controls at least a 50% interest (collectively the "Peterson Group") remain the sole general partners of Hyatt Borrower; (iii) the Peterson Group continues to control the decision-making and management of Hyatt Borrower; (iv) the Peterson Group owns at least a 50% interest in the general partner of Hyatt


                                     III-42

Borrower's general partner, and (v) the Peterson Group retains at least a 55% partnership interest as a limited partner of the general partner of Hyatt Borrower. In addition, lender has a right of first refusal upon a transfer of the Hyatt Property pursuant to a Right of First Refusal Agreement.

     Escrow/Reserves. There are reserves for taxes and insurance. There also is a reserve account for tenant improvements, capital improvements, and leasing commissions, which reserve account is replenished from cash flow and has a current balance of approximately $2,831,000. Said amounts will be disbursed to fund such costs, and constitute additional collateral for the Hyatt Loan.

     Subordination/Other Debt. Subordinate indebtedness and encumbrances secured by the Hyatt Property are prohibited without the prior consent of the lender.

The Property

     The Hyatt Property is a 10-story plus basement office building containing 272,563 square feet of net rentable office area on a 12.7 acre site in Fairfax County, Virginia. The property is located on the south side of Fair Lakes Circle in the Fair Lakes planned community, in Fairfax, Fairfax County, Virginia. Surrounding land uses consist of a mixture of commercial developments, including retail centers, office buildings, a regional mall (Fair Oaks Regional Mall), and residential developments. Specifically, the property is located in the Fairfax/Oakton/Vienna sub-market of Fairfax County in Northern Virginia.

     The subject's building facade is precast granite chip and imported granite in three shades. The glass is double insulated, blue green low reflecting in aluminum frames. There is a three story atrium finished in granite pavers, with polished granite on the first floor walls. On site surface parking is available for 896 cars (3.29/1000 SF). The building was built in 1988. As of April 1, 1997, the Hyatt Property was 98% leased with the largest tenants being Aetna Casualty and Surety Company (19%) and American Management Systems (19%). Contractual lease expirations are as follows: 1998 - 70,210 SF (26%); 1999 - 21,038 SF - (8%); 2000 - 58,594 SF (21%); 2001 - none; and 2002 - none. Average base rent as of April 1, 1997 was $17.75 per square foot.

Management

     Fair Lakes Management Co., an affiliate of The Hazel-Peterson Companies, manages the Hyatt Property.


                                     III-43

Loan No. 19 - UCLA Medical Office Building Loan and Property

---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $20,790,358             Property Type:                      Office
Loan Type:                           Normal Principal        Location:                           Los Angeles, CA
                                       and Interest
Maturity Date:                       3/1/05                  Year Built/Renovated:               1990
Mortgage Rate:                       10.545%                 Square Feet:                        119,374
Loan Constant:                       11.128%                 Cut-off Date Balance/SF:            $174
Annual Debt Service:                 $2,313,625              Cap Rate:                           9.00%
DSCR:                                0.85                    Implied Value:                      $23,795,722
DSCR at a 9.5% Constant:             1.00                    Current LTV:                        87%
Underwritten Cash Flow:              $1,974,567              Balloon LTV:                        82%
Underwritten NOI:                    $2,141,615              Percent Leased:                     96%
Balloon Balance:                     $19,499,745             Percent Leased as of Date:          11/11/97
---------------------------------------------------------------------------------------------------------------------

The Loan

     The UCLA Medical Office Building Loan ("UCLA Loan") is secured by a first leasehold mortgage on a 7-story, 119,374 square foot medical office building situated in the Ambulatory Care Complex on the UCLA campus located in Los Angeles, California (the "UCLA Property"). The UCLA Loan was originated by Seller on February 27, 1989.

     The Borrower. The borrower is Held/Jones III, a California limited partnership (the "UCLA Borrower"). The general partners are Held Properties and Jones Brothers, each a California general partnership. Principals of Jones Brothers are the principals of Peck Jones, a Southern California contractor.

     Security. The UCLA Loan is secured by a Deed of Trust, Assignment of Rents, UCC Financing Statement, and certain additional security documents. The Deed of Trust is a first lien on a leasehold interest in the air rights to the UCLA Property and a fee simple interest in the improvements located thereon. The air lot lease is between UCLA Borrower, as ground lessee, and the University of California Board of Regents, as ground lessor. The air lot lease grants UCLA Borrower certain rights of use and easements over and upon the fee parcel appurtenant to UCLA Borrower's leasehold interest, which are more fully set forth in said lease. The UCLA Loan is subordinate to the air lot lease.

     The air lot lease term is 55 years, expiring on January 1, 2045. If gross revenues from the UCLA Property are $3,500,000 or more, the rent is the greater of: (i) $280,000 plus 20% of gross revenues above $3,500,000 or (ii) 50% of net revenues, defined as income after operating expenses, leasing costs and debt service. If gross revenues from the UCLA Property are less than $3,500,000, then the rent is 90% of the first $500,000 of net revenue, plus 10% of the next $500,000 of net revenue, plus 50% of net revenue (if any) in excess of $1,000,000.

     Ground lessor has under certain circumstances a right of first refusal as well as options to purchase the leasehold interest securing the UCLA Loan. The right of first refusal arises any time the ground lessee receives or solicits a purchase offer for the leasehold estate. The purchase options arise under certain circumstances: (i) when the debt service for the UCLA Property


                                     III-44
exceeds net operating income by at least $50,000 for two consecutive years; or
(ii) upon a transfer which, when aggregated with all prior transfers, would result in the transfer of 49% or more of the voting power equity interests in the ground lessee. The exercise of the purchase option would require the ground lessor to pay the outstanding indebtedness (except payments delinquent more than 150 days), including any applicable prepayment premium.

     The UCLA Loan is non-recourse subject to certain limited exceptions, including the environmental indemnity described below.

     Environmental Indemnity. There is an environmental indemnity agreement from UCLA Borrower to lender.

     Payment Terms. The Mortgage Rate is fixed at 10.545%. The UCLA Loan requires monthly payments of principal and interest of $192,802 until its maturity on March 1, 2005, at which time all unpaid principal and accrued but unpaid interest is due. The remaining amortization term is 337 months. The UCLA Loan accrues interest computed on the basis of an assumed 30 day month and 360 day year.

     If there is an event of default and lender accelerates the UCLA Loan, the security documents require UCLA Borrower to pay a premium equal to the greater of (i) 1% of the loan balance on the date of acceleration or (ii) the prepayment premium, as described below. There is a 6% late fee on overdue payments, and the loan accrues interest at a rate of the base rate plus 6% while the loan is in default.

     Prepayment. The UCLA Loan may be prepaid in whole, but not in part, upon 60 days written notice and upon payment of a premium equal to the greater of 1% of the amount prepaid or a yield maintenance charge tied to Treasuries. No prepayment premium is due if the loan is prepaid on or after November 1, 2004.

     Transfer of Properties or Interest in Borrower. The UCLA Loan becomes immediately due and payable upon the transfer of the UCLA Property, except for:
(i) a transfer to an entity substantially owned by or under common control with UCLA Borrower who meets the lender's credit and business standards; and (ii) a one-time transfer right to a third-party transferee with commercial real estate experience and a financial capability similar to that of the UCLA Borrower, provided the outstanding indebtedness secured by the UCLA Property does not exceed 75% of the purchase price paid by the third-party transferee.

     The UCLA Loan also becomes immediately due and payable, at lender's option, upon the transfer of any interest in the UCLA Borrower, except transfers by the original Held Partners of an interest in Held Properties, or a transfer by the original Jones Partners of an interest in Jones Brothers that occurs upon such person's death, or in trust for the benefit of family members, provided: (i) Held Properties and Jones Brothers remain the general partners of the UCLA Borrower; (ii) Held Properties remains the managing general partner of UCLA Borrower; and (iii) at least 51% of the voting power and ownership of UCLA Borrower is vested in the original Held Partners, the original Jones Partners, and immediate family members or in trust therefore.

     Escrow/Reserves. There is an account to pay back taxes for 1993 and 1994. This account was established consensually by the UCLA Borrower in anticipation of full assessment of the UCLA Property, which was delayed due to an administrative oversight by the taxing authority. There is a capital expenditure escrow which is comprised of approximately $116,172


                                     III-45
for initial build out of tenant space, approximately $405,000 for capital expenses for existing tenant space and approximately $143,874 for discretionary tenant expenses. Such amounts will be disbursed to pay such costs and provide additional security for the UCLA Loan and shall not be replenished.

     Subordination/Other Debt. Subordinate indebtedness and encumbrances are prohibited without the prior consent of lender, except that subordinate indebtedness from an institutional lender is permitted upon prior written notice to lender and payment of a nonrefundable unconditional processing fee, if: (i) the actual and sustainable property cash flow is at least 115% of the debt service of all indebtedness secured by the UCLA Property; (ii) the subordinate loan requires interest as accrued to be paid in full on a monthly or quarterly basis; and (iii) the total debt secured by the UCLA Property does not exceed 75% of the actual value of the UCLA Property as determined by the lender.


The Property

     UCLA Medical Center is a seven-story, 119,374 SF medical office building located within the Ambulatory Care Complex on the campus of the University of California at Los Angeles' Medical Center and Hospital. The complex's other two buildings are owned by UCLA. Completed in 1990, building amenities include column-free floor plates, individually-controlled after hours HVAC and direct access from a two level, subterranean parking garage.

     As of November 1997, UCLA Medical Center was 96% leased at an average base rent of $32.81 per square foot. 30% of the building is leased to UCLA. Contractual lease expirations are as follows: 1998 - 12,956 SF (11%); 1999 - 21,139 SF - (18%); 2000 - 35,763 SF (30%); 2001 - 25,278 SF (21%); and 2002 -
none.


Management

     UCLA Medical Center is managed by Held Properties, which holds a 50% interest in Held/Jones III.



                                     III-46

APPENDIX IV

     A "Phase I" environmental site assessment was performed by Dames & Moore, Inc. ("Dames & Moore") with respect to each of the Mortgaged Properties (excluding seven (7) Mortgaged Properties representing .2 % of the Initial Pool Balance) within three (3) months prior to the Cut-off Date. With respect to certain of the Mortgaged Properties, depending on the results of the "Phase I" assessment, a "Phase II" environmental site assessment was also performed. The Seller did not direct Dames & Moore to recommend Phase II assessments with respect to potential sources of contamination (such as leaking underground storage tanks) not located on the Mortgaged Properties.

     Asbestos-containing materials were identified at several Mortgaged Properties. Dames & Moore stated that these materials could be left in place using operations and maintenance programs. The Seller did not institute such operations and maintenance programs.

     In connection with the Pinellas Center Mortgaged Property, Dames & Moore analyzed a groundwater sample from an existing monitoring well to determine if the property had been impacted by contamination from an adjacent property that had reported releases of chlorinated hydrocarbons. Although no contamination was detected in the sample, Dames & Moore recommended the well be sampled periodically and that remediation activities being conducted by the responsible party at the adjacent site be periodically reviewed to confirm they are protective of the Pinellas Center Mortgaged Property. The Seller does not intend to undertake such activities.

     In connection with the Glen Pointe Centre West Mortgaged Property, soil and groundwater samples taken in the vicinity of a diesel fuel underground storage tank used to power an emergency generator showed total petroleum hydrocarbons ("TPH") in soil and petroleum-related base neutrals compounds in groundwater. Dames & Moore concluded, however, that based on the levels identified, the New Jersey Department of Environmental Protection would not be likely to require a remedial response. Dames & Moore also concluded that tank integrity testing would be appropriate. Such testing was not completed by the Seller.

     In connection with the United Farm Bureau Headquarters Mortgaged Property, the environmental assessment noted the past use of the property as a rubber manufacturer, machine shop, lumber shop, iron yard and junkyard, and that underground storage tanks were used at the property for many years. Dames & Moore therefore recommended sampling soil and groundwater to determine if contamination exists from these historic uses or underground storage tanks. However, UFB Family Life Insurance Company and UFB Mutual Insurance Company net lease the property and are jointly and severally liable on the underlying Mortgage Loan. Based on its view of the creditworthiness of these entities, the Seller took no further action.

     In connection with the Poughkeepsie Galleria Mortgaged Property, the environmental assessment noted certain potential environmental conditions associated with the operations of the Sears and Montgomery Wards stores and Dames & Moore recommended a Phase II investigation thereof. However, because the Sears store is not part of the Mortgaged Property, the Seller believes that Sears would be responsible for any expenses or liabilities associated with any environmental conditions at this facility. Based on its view of the creditworthiness of Sears, Seller did not conduct a Phase II investigation at the Sears store. Because the property on which the Montgomery Wards store is located is a separate parcel that the lender has the right unilaterally to release from its collateral securing the Mortgage Loan at any time, Seller did not conduct a Phase II investigation at the Montgomery Wards store.

     In connection with the Financial Center Mortgaged Property, two soil samples taken to determine whether any diesel fuel had leaked from an underground storage tank on the property used to fuel an emergency generator detected the presence of TPH in excess of the Alabama Department of Environmental Management's action level for TPH of 100 parts per million. Groundwater sampling was attempted, but no groundwater was obtained. According to Dames & Moore, further investigation activities, including additional groundwater sampling, would be necessary in order to achieve a regulatory closure at this site. Seller did not conduct any such further activities and has provided the Environmental Indemnity Agreement described below.

     In connection with the Court Plaza Property, soil and groundwater samples taken in the vicinity of two existing diesel fuel underground storage tanks used to power an emergency generator showed TPH in soil and volatile organic compounds and petroleum-related base neutrals compounds in groundwater. Dames & Moore concluded, however, that based on the levels identified, the New Jersey Department of Environmental Protection would not be likely to require a remedial response. Soil and groundwater samples taken from the vicinity of former gasoline station operations detected the presence of lead, chlorinated solvents and volatile organic compounds. Some separate phase product was also identified in one sampling location. Dames & Moore concluded that the New Jersey Department of Environmental Protection would likely require additional investigation and response actions with respect to this contamination and the Seller has provided the Environmental Indemnity Agreement described below.

     In connection with the Commerce Center-36 and Commerce Center-50 Mortgaged Properties and the Clark Equipment Mortgaged Property, Dames & Moore concluded that Phase II activities (such as soil and groundwater sampling) may be appropriate to determine if there have been impacts to soil or groundwater, if any, from historic and/or present industrial activities with respect to these properties. Seller did not conduct any Phase II investigations at these properties and has provided the Environmental Indemnity Agreement described below.

     With respect to the Financial Center Mortgaged Property, the Commerce Center-36 Mortgaged Property, the Commerce Center-50 Mortgaged Property, the Clark Equipment Mortgaged Property and the Court Plaza Mortgaged Property (the "Covered Properties"), the Seller (in such capacity, the "Indemnitor") and the Trustee will enter into a limited environmental indemnity agreement, dated as of December 1, 1997 (the "Environmental Indemnity Agreement"), solely with respect to specific potential adverse environmental conditions described for such properties in the Environmental Indemnity Agreement (the "Covered Conditions"). The Environmental Indemnity Agreement will provide that if, prior to foreclosing upon, accepting a deed in lieu of foreclosure or otherwise taking or accepting title to a Covered Property, the Trustee (or the Special Servicer acting on behalf of the Trustee) obtains a "Phase II" environmental site assessment for such Covered Property and such "Phase II" assessment states that a Covered Condition for such Covered Property then exists and is required under applicable law to be remediated, removed or otherwise cured, the Indemnitor shall, at its option, either (i) purchase the related Mortgage Loan from the Trust at the Purchase Price, (ii) deliver to the Trustee its written undertaking to remediate, remove or otherwise cure the Covered Condition in accordance with applicable law, or (iii) deliver to the Trustee a written undertaking pursuant to which the Indemnitor will, subject to certain conditions, agree to pay all reasonable direct out-of-pocket expenses incurred by the Trustee for the remediation, removal or curing of the Covered Condition in accordance with applicable law.

--------------------------------------------------------------------------------
MORGAN STANLEY                       [GRAPHIC OMITTED]       December [  ], 1997
Real Estate Debt Capital Markets
Mortgage/Asset Capital Markets
--------------------------------------------------------------------------------

                                 CMBS New Issue
                             Preliminary Term Sheet

                                   ----------

                    Expected Pricing Date: December [ ], 1997

                                   ----------

                                  $658,634,000
                                  (Approximate)

                          Morgan Stanley Capital I Inc.
                                  as Depositor

                          Aetna Life Insurance Company
                         as Seller and Special Servicer

                           Midland Loan Services, L.P.
                               as Master Servicer

                         Aetna Commercial Mortgage Trust
                      Multiclass Pass-Through Certificates
                                Series 1997-ALIC

                                   ----------


                           MORGAN STANLEY DEAN WITTER

THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE PROSPECTUS SUPPLEMENT AND PROSPECTUS AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE PROSPECTUS SUPPLEMENT.

                         Morgan Stanley Capital I Inc.
                           $658,634,000 (Approximate)
      Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates
                                Series 1997-ALIC



-------------------------------------------------------------------------------------------------------------------------
                                                                                         Final Scheduled        Pass-
               Amount(2)             Rating             Average          Principal        Distribution         Through
  Class          ($MM)          (Fitch/ Moody's)        Life(4)        Window(4)(5)          Date(4)           Rate(6)
-------------------------------------------------------------------------------------------------------------------------
   A-1A         $169.0              AAA/Aaa                2.0             1-34             10/15/00           [6.44%]
-------------------------------------------------------------------------------------------------------------------------
   A-1B          191.3              AAA/Aaa                4.0             34-59            11/15/02           [6.72]
-------------------------------------------------------------------------------------------------------------------------
   A-2(1)         97.6              AAA/Aaa                5.4             1-87              3/15/05           [6.17]
-------------------------------------------------------------------------------------------------------------------------
   IO            803.2(3)           AAA/Aaa               N/A               N/A              1/15/18          [2.60]
-------------------------------------------------------------------------------------------------------------------------
   B              64.3               AA/Aa2                7.7             87-97             1/15/06           [7.04]
-------------------------------------------------------------------------------------------------------------------------
   C              68.3                A/A2                 8.9            97-119            11/15/07           [7.33]
-------------------------------------------------------------------------------------------------------------------------
   D              48.2              BBB/Baa2               9.9            119-120           12/15/07           [7.48]
-------------------------------------------------------------------------------------------------------------------------
   E              20.1             BBB-/Baa3              10.3            120-131           11/15/08           [7.52]
-------------------------------------------------------------------------------------------------------------------------
   F*             44.2               BB/Ba3               12.1            131-152            8/15/10           [6.44]
-------------------------------------------------------------------------------------------------------------------------
   G*              8.0               BB-/NR               12.9            152-159            3/15/11           [6.44]
-------------------------------------------------------------------------------------------------------------------------
   H*             14.1                B/B2                13.7            159-169            1/15/12           [6.44]
-------------------------------------------------------------------------------------------------------------------------
   J*             26.1               B-/NR                14.1            169-175            7/15/12           [6.44]
-------------------------------------------------------------------------------------------------------------------------
   K*             20.1               NR/NR                14.9            175-183            3/15/13           [6.44]
-------------------------------------------------------------------------------------------------------------------------
   L*             32.1               NR/NR                16.0            183-241            1/15/18           [6.44]
-------------------------------------------------------------------------------------------------------------------------
   V*(7)          N/A                 N/A                 N/A               N/A                N/A              N/A
-------------------------------------------------------------------------------------------------------------------------
   W*(7)          N/A                 N/A                 N/A               N/A                N/A              N/A
-------------------------------------------------------------------------------------------------------------------------

Notes:    (1)  Payments of  principal  in respect of the  Poughkeepsie  Galleria
               Loan  (including any  prepayments)  will be distributed  first to holders of the Class A-2 Certificates.
          (2)  In the case of each such Class,  subject to a permitted  variance of plus or minus 5%.
          (3)  Class IO  Notional  Amount  is equal to the sum of the  aggregate
               Stated Principal Balance of all of the Mortgage Loans outstanding from time to time.
          (4)  Based  on  Maturity  Assumptions   described  in  the  Prospectus
               Supplement,  including that the  Poughkeepsie  Galleria Loan will not prepay,  and a pricing speed (the "Pricing  Speed") of 5% CPR for each Mortgage Loan commencing,  in each case, at the later of the end of the related  Lock-out Period and the end of the period during which a Yield Maintenance  Premium is payable with respect to prepayments of such Mortgage Loan.
          (5)  Principal Window is the period  (expressed in terms of months and commencing with the month of the first  Distribution Date) during which  distributions  of principal are expected to be made to the holders of each designated  Class in accordance with the Maturity
               Assumptions and the Pricing Speed.
          (6)  Other than the Class IO Certificates,  each Class of Certificates will accrue interest generally at a fixed rate of interest except
               in  limited   circumstances   as  described  in  the   Prospectus
               Supplement.
          (7)  The  Class  V   Certificates   and  the   Class  W   Certificates
               (collectively, the "Non-REMIC Certificates") represent certain interests in non-REMIC eligible assets and will not be offered.


                          Morgan Stanley Capital I Inc.
                           $658,634,000 (Approximate)
      Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates
                                Series 1997-ALIC

------------------
* Not Offered

                          Morgan Stanley Capital I Inc.
                           $658,634,000 (Approximate)
      Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates
                                Series 1997-ALIC




I. Issue Characteristics

Issue Type:                 The  Class  A-1A,  A-1B,  A-2,  B,  C,  D,  E and IO
                            Certificates  are offered pursuant to the Prospectus
                            Supplement  (and   accompanying   Prospectus)  dated
                            December [ ], 1997,  and the Class F, G, H, J, K and
                            L Certificates will be offered  privately  (pursuant
                            to Rule 144A under the  Securities  Act of 1933,  as
                            amended) pursuant to a Private Placement Memorandum,
                            also  dated   December  [  ],  1997.   The  Class  V
                            Certificates and the Class W Certificates represent interests in certain non-REMIC eligible assets and will not be offered.

Offered Certificates:       $658,634,000  fixed rate,  monthly pay,  multiclass,
                            sequential    pay    commercial    mortgage    REMIC
                            Pass-Through Certificates, including seven principal
                            and interest Classes (Classes A-1A, A-1B, A-2, B, C,
                            D and E) and an interest-only Class (Class IO) whose
                            Notional  Amount   consists  of  thirteen   separate
                            variable rate components, each corresponding to the Classes of the Principal Balance Certificates.

Collateral:                 The collateral consists of a $803,212,971 pool of 41
                            seasoned,   generally  fixed  rate,  mortgage  loans
                            secured by commercial and multifamily properties originated by Aetna Life Insurance Company. All of the Mortgage Loans are secured by first liens with the exception of two loans representing 4.8% of the Initial Pool Balance which are secured by second liens.

Loan Groups:                Loan Group 1 will consist of 40 Mortgage  Loans with
                            an  aggregate  principal  balance as of the  Cut-off
                            Date of  $705,660,785  and Loan Group 2 will consist
                            of one  Mortgage  Loan,  the  Poughkeepsie  Galleria
                            Loan,  with a Cut-off Date  Balance of  $97,552,186.
                            Generally, so long as the Poughkeepsie Galleria Loan
                            is not prepaid  prior to its stated  maturity  date,
                            all Principal Balance and Interest Only Certificates
                            will receive distributions of principal and interest
                            from  Mortgage  Loans  within  both Loan Group 1 and
                            Loan  Group 2.  However,  so long as the  Class  A-2
                            Certificates are outstanding,  payments of principal
                            (including  prepayments and  amortization)  from the
                            Poughkeepsie  Galleria Loan will be  distributed  to
                            the  Class  A-2  Certificates.   As  is  more  fully
                            described herein, the Seller has received a letter from the borrower in which the borrower has stated that it intends to prepay the Poughkeepsie Galleria
                            Loan in not less than 65 days and no more than 370 days from the Cut-off Date, without payment of the required prepayment penalty.

                          Morgan Stanley Capital I Inc.
                           $658,634,000 (Approximate)
      Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates
                                Series 1997-ALIC


Seller:
                            Aetna Life Insurance Company

Sole Manager:               Morgan Stanley & Co. Incorporated

Master Servicer:            Midland Loan Services, L.P.

Special Servicer:           Aetna Life Insurance Company

Trustee:                    State Street Bank and Trust Company

Expected Pricing Date:      On or about December [  ] , 1997

Expected Closing Date:      On or about December [  ] , 1997

Distribution Dates:         The 15th of each month, commencing January 15, 1998

Minimum Denominations:      $5,000  for Class A  Certificates;  $50,000  for all
                            other   Principal    Balance   and   Interest   Only
                            Certificates

Settlement Terms:           DTC,  Euroclear  and  Cedel,  same day  funds,  with
                            accrued interest

Legal/Regulatory Status:    Class  A-1A,  A-1B,  A-2  and  IO  Certificates  are
                            expected to be eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible.


Risk Factors:               THE  CERTIFICATES  INVOLVE  A DEGREE OF RISK AND MAY
                            NOT BE SUITABLE  FOR ALL  INVESTORS.  PLEASE SEE THE
                            "RISK  FACTORS  AND  OTHER  SPECIAL  CONSIDERATIONS"
                            SECTION OF THE  PROSPECTUS  SUPPLEMENT AND THE "RISK
                            FACTORS" SECTION OF THE PROSPECTUS.

                          Morgan Stanley Capital I Inc.
                           $658,634,000 (Approximate)
      Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates
                                Series 1997-ALIC


  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL]

CLASS               RATING & RETURN          CLASS IO(1)         VALUE AMOUNT
-----               -----------------        -----------         ------------
CLASS A-1A          AAA/Aaa  (6.44%)                             $169.0MM
CLASS A-1B          AAA/Aaa  (6.72%)                             $191.3MM
CLASS A-2(2)        AAA/Aaa  (6.17%)                             $ 97.6MM
CLASS B             AA/Aa2   (7.04%)                             $ 64.3MM
CLASS C             A/A2     (7.33%)                             $ 68.3MM
CLASS D             BBB/Baa2 (7.48%)                             $ 48.2MM
CLASS E             BBB/Baa3 (7.52%)                             $ 20.1MM
CLASS F             BB/Ba3   (6.44%)                             $ 44.2MM
CLASS G             B-/NR    (6.44%)                             $  8.0MM
CLASS H             B/B2     (6.44%)                             $ 14.1MM
CLASS J             B-/NR    (6.44%)                             $ 26.1MM
CLASS K             NR/NR    (6.44%)                             $ 20.1MM
CLASS L             NR/NR    (6.44%)                             $ 32.1MM

     NR=Not Rated


Note:  (1)    The Class IO Notional  Amount is equal to the sum of the aggregate
              Stated Principal  Balance of all of the Mortgage Loans outstanding from  time  to  time.  The  Pass-Through  Rate  on  the  Class  IO
              Certificates on each Distribution Date will equal, in general, the weighted  average of the Class IO Strip  Rates for the  respective
              Principal  Balance  Certificates for such  Distribution  Date. The
              Class IO Strip Rate will, in general, equal the excess, if any, of the Net Mortgage  Rates in effect for the Mortgage  Loans over the weighted  average  of the  Pass-Through  Rates  applicable  to the
              Classes  of   Principal   Balance   Certificates.   The  Class  IO
              Certificates are rated AAA/Aaa by Fitch and Moody's.

       (2) Generally, so long as the Poughkeepsie Galleria Loan is not prepaid prior to its stated maturity date, all Principal Balance and Interest Only Certificates will receive distributions of principal and interest from Mortgage Loans within both Loan Group 1 and Loan Group 2. However, so long as the Class A-2 Certificates are outstanding, payments of principal (including prepayments and amortization) from the Poughkeepsie Galleria Loan will be distributed to the Class A-2 Certificates. As is more fully described herein, the Seller has received a letter from the borrower in which the borrower has stated that it intends to prepay the Poughkeepsie Galleria Loan in not less than 65 days and no more than 370 days from the Cut-off Date, without payment of the required prepayment penalty.

                          Morgan Stanley Capital I Inc.
                           $658,634,000 (Approximate)
      Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates
                                Series 1997-ALIC


II.  Structure Characteristics

The Principal  Balance  Certificates  are fixed rate,  monthly pay,  multiclass, sequential pay REMIC Pass-Through Certificates. Generally, so long as the Poughkeepsie Galleria Loan is not prepaid prior to its stated maturity date, all Principal Balance and Interest Only Certificates will receive distributions of principal and interest from Mortgage Loans within both Loan Group 1 and Loan Group 2. However, so long as the Class A-2 Certificates are outstanding, payments of principal (including prepayments and amortization) from the Poughkeepsie Galleria Loan will be distributed to the Class A-2 Certificates. As is more fully described herein, the Seller has received a letter from the borrower in which the borrower has stated that it intends to prepay the Poughkeepsie Galleria Loan in not less than 65 days and no more than 370 days from the Cut-off Date, without payment of the required prepayment penalty. The Class V Certificates and the Class W Certificates are entitled to cash flow from "Additional Interests" including (i) certain rights to share in the proceeds from the sale or refinancing of the related Mortgaged Properties and/or the revenues generated by such Mortgaged Properties such as, payments in the nature of equity participations in certain revenues, contingent interest and certain accrued interest (such rights, collectively the "Non-REMIC Assets"), and (ii) the right to receive certain fees provided for in the respective loan documents relating to assumption fees, default interest, extension fees and modification fees (collectively, the "Non-REMIC Fees").

                          Morgan Stanley Capital I Inc.
                           $658,634,000 (Approximate)
      Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates
                                Series 1997-ALIC

                                [GRAPHIC OMITTED]

Notes:    (1)  The  Class  A-1A,  A-1B,  A-2  and IO  Certificates  will be paid interest on a pro rata basis.
          (2)  The above analysis is based on Maturity Assumptions  described in
               the  Prospectus  Supplement,   including  that  the  Poughkeepsie
               Galleria Loan will not prepay,  and a pricing speed (the "Pricing
               Speed")  of 5% CPR for each  Mortgage  Loan  commencing,  in each case, at the later of the end of the related  Lock-out Period and the end of the period during which a Yield Maintenance Premium is payable with respect to prepayments of such Mortgage Loan.
          (3)  Generally,  so  long  as the  Poughkeepsie  Galleria  Loan is not prepaid prior to its stated maturity date, all Principal  Balance and Interest  Only  Certificates  will receive  distributions  of principal and interest from Mortgage Loans within both Loan Group
               1  and  Loan  Group  2.  However,   so  long  as  the  Class  A-2
               Certificates are outstanding, payments of principal (including prepayments and amortization) from the Poughkeepsie Galleria Loan will be distributed to the Class A-2 Certificates. As is more fully described herein, the Seller has received a letter from the borrower in which the borrower has stated that it intends to prepay the Poughkeepsie Galleria Loan in not less than 65 days and no more than 370 days from the Cut-off Date, without payment of the required prepayment penalty.

                          Morgan Stanley Capital I Inc.
                           $658,634,000 (Approximate)
      Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates
                                Series 1997-ALIC

Interest Distributions:     Each Class of Principal  Balance and  Interest  Only
                            Certificates  will be entitled on each  Distribution
                            Date to interest accrued at its Pass-Through Rate on the outstanding Certificate Principal Amount or Notional Amount of such Class, as applicable.

Pass-Through Rates:         Class A-1A:       [6.44%]
                            Class A-1B:       [6.72%]
                            Class A-2:        [6.17%]
                            Class B:          [7.04%]
                            Class C:          [7.33%]
                            Class D:          [7.48%]
                            Class E:          [7.52%]
                            Class F:          [6.44%]
                            Class G:          [6.44%]
                            Class H:          [6.44%]
                            Class J:          [6.44%]
                            Class K:          [6.44%]
                            Class L:          [6.44%]
                            Class IO:         The   Pass-Through  Rate  for  the
                                              Class IO   Certificates  will,  in
                                              general,   equal  the  excess,  if
                                              any, of  the  weighted  average of
                                              the  Net  Mortgage Rates in effect
                                              for  the  Mortgage  Loans over the
                                              weighted      average    of    the
                                              Pass-Through   Rates applicable to
                                              the   respective      Classes   of
                                              Principal  Balance   Certificates.

                            The Pass-Through Rate for each class of Principal Balance Certificates for any Distribution Date will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date.

Principal Distributions:    Principal  payments  with  respect  to the  Mortgage
                            Loans within each Loan Group will be  distributed as
                            follows:  principal  payments  with  respect  to the
                            Mortgage   Loans   within   Loan  Group  1  will  be
                            distributed on each  Distribution  Date sequentially
                            to pay the Class A-1A, A-1B and A-2 Certificates and
                            then  to  the  Subordinate  Certificates;  principal
                            payments  with respect to the Mortgage  Loans within
                            Loan   Group   2  will   be   distributed   on  each
                            Distribution Date sequentially to pay the Class A-2,
                            A1-A   and  A1-B   Certificates   and  then  to  the
                            Subordinate  Certificates.  If, due to  losses,  the
                            Certificate Principal Amounts of the Class B through
                            Class  L   Certificates   are  reduced  to  zero  or
                            Appraisal Reductions

                          Morgan Stanley Capital I Inc.
                           $658,634,000 (Approximate)
      Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates
                                Series 1997-ALIC

                            exceed the aggregate Certificate Principal Amount of the Subordinate Certificates, payments of principal to the Class A-1A, A-1B and A-2 Certificates will be made on a pro rata basis.

Prepayment Premium
Allocation:                 Prepayment  Premiums  on all of the  Mortgage  Loans
                            other than the  Poughkeepsie  Galleria  Loan (to the
                            extent  received) will be allocated  among the Class
                            IO   Certificates   and   the   Principal    Balance
                            Certificates  (other  than  Classes E, F, G, H, J, K
                            and L)  entitled  to  distributions  in  respect  of
                            principal on any Distribution  Date, as described in
                            the Prospectus  Supplement under "DESCRIPTION OF THE
                            CERTIFICATES   -    Distributions    of   Prepayment
                            Premiums." Prepayment Premiums received in respect of the Poughkeepsie Galleria Loan will be allocated to the Class IO Certificates.

Credit Enhancement:         Each Class of Principal Balance  Certificates (other
                            than Classes A-1A, A-1B and A-2) will be subordinate to all other Classes with an earlier alphabetical
                            Class designation.

Advancing:                  The Master  Servicer and the Trustee (as applicable)
                            will each be obligated to make P&I Advances and Servicing Advances, including delinquent property taxes and insurance, but only to the extent that such Advances are deemed recoverable.

Realized Losses and
Expense Losses:             Realized Losses and Expense Losses,  if any, will be
                            allocated to the Class L, Class K, Class J, Class H,
                            Class G,  Class F,  Class  E,  Class D,  Class C and
                            Class B  Certificates,  in that  order,  and then to
                            Classes  A-1A,  A-1B and A-2 and,  with  respect  to
                            losses  that would  reduce  Distributable  Interest,
                            Class  IO  Certificates,  pro  rata,  in  each  case
                            reducing  amounts  payable  thereto.   Any  interest
                            shortfall   of  any  Class  of   Principal   Balance
                            Certificates will result in unpaid interest for such
                            Class  which,   together   with   interest   thereon
                            compounded  monthly at  one-twelfth  the  applicable
                            Class   Pass-Through   Rate,   will  be  payable  in
                            subsequent periods, subject to available funds.

Prepayment Interest
Shortfalls:                 For  any   Distribution   Date,  any  Net  Aggregate
                            Prepayment Interest Shortfall will generally be allocated pro rata to each Class of Principal
                            Balance and Interest Only Certificates in proportion to its entitlement to interest.


Appraisal Reductions:       Any appraisal reduction generally will be created in
                            the amount, if any, by which the Principal Balance of a Mortgage Loan (plus

                          Morgan Stanley Capital I Inc.
                           $658,634,000 (Approximate)
      Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates
                                Series 1997-ALIC

                            other amounts overdue in connection with such loan) exceeds 90% of the appraised value of the related Mortgaged Property or REO Property. The Appraisal Reduction Amount will reduce proportionately the amount of P&I Advances for such Mortgage Loan, which reduction will be borne, in general, by a reduction of interest distributable to the most subordinate Class of Principal Balance Certificates outstanding.

                            An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least three consecutive months, paid in full, liquidated, repurchased, replaced or otherwise disposed of.

Operating Advisor:          The  Operating  Advisor,  which will be appointed by
                            the  Controlling  Class,  will  have the right to be
                            notified of certain actions of the Special  Servicer
                            with respect to Specially  Serviced  Mortgage Loans.
                            Examples include the right to be notified of certain
                            modifications,  foreclosures, sales, bringing an REO
                            Property into environmental compliance or acceptance
                            of   substitute  or   additional   collateral.   The
                            Operating Advisor may remove the Special Servicer without cause.

Controlling Class:          The  Controlling  Class will  generally  be the most
                            subordinate Class of Principal Balance Certificates outstanding at any time or, if the Certificate
                            Principal Amount of such Class is less than 25% of the initial Certificate Principal Amount of such Class, the next most subordinate Class of Principal
                            Balance Certificates.

Special Servicer:           The  Special   Servicer  will  be  responsible   for
                            performing  certain asset management  functions with
                            respect  to the  Mortgage  Loans and for  performing
                            broader   servicing   functions   with   respect  to
                            Specially  Serviced Mortgage Loans. In general,  the
                            Special  Servicer  has the right to modify the terms
                            of  a  Specially   Serviced   Mortgage  Loan  if  it
                            determines that such modification would increase the net present value of the proceeds to the Trust, provided that the Special Servicer generally may not extend the maturity date of a Specially Serviced
                            Mortgage  Loan  beyond two years  prior to the Final
                            Rated Distribution Date, extend the maturity date of a Specially Serviced Mortgage Loan which has a below-market rate (except in limited circumstances), reduce the Mortgage Rate to a rate below the market rate or defer interest due in excess of 25% of the Stated Principal Balance of such Specially Serviced
                            Mortgage Loan.

                          Morgan Stanley Capital I Inc.
                           $658,634,000 (Approximate)
      Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates
                                Series 1997-ALIC

Optional Termination:       The Operating  Advisor,  the Special  Servicer,  the
                            Depositor,  the Master  Servicer and any holder of a
                            majority interest in the R Certificate will have the
                            option to  purchase,  in whole but not in part,  the
                            remaining  assets  of  the  Trust  on or  after  the
                            Distribution Date on which the aggregate Certificate
                            Principal  Amount of all the  Classes  of  Principal
                            Balance  Certificates  then outstanding is less than
                            or equal to 5% of the  Initial  Pool  Balance.  Such
                            purchase price will generally be at a price equal to
                            the  aggregate  unpaid  principal   balance  of  the
                            Mortgage Loans, plus accrued and unpaid interest and unreimbursed Advances.

Reports to
Certificateholders:         The  Trustee  will   prepare  and  deliver   monthly
                            Certificateholder   Reports   including   a   report
                            containing individual Mortgage Loan information that
                            will    be     available     electronically.     The
                            Certificateholder    Report   will   be   based   on
                            information  provided by the Master  Servicer  and a
                            monthly  Special  Servicer  Report  summarizing  the
                            status  of each  Specially  Serviced  Mortgage  Loan
                            prepared by the Special Servicer.  In addition,  the
                            Trustee will make available to Certificateholders an
                            annual  report   prepared  by  the  Master  Servicer
                            setting forth,  among other things, the debt service
                            coverage   ratios  for  each   Mortgage   Loan,   as
                            available.

                          Morgan Stanley Capital I Inc.
                           $658,634,000 (Approximate)
      Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates
                                Series 1997-ALIC

III.   Collateral Description

Summary: The Mortgage Pool consists of a $803,212,971 pool of 41 seasoned, generally fixed rate, mortgage loans secured by liens on commercial properties located throughout 19 states originated by Aetna Life Insurance Company. All of the Mortgage Loans are secured by first liens with the exception of two Mortgage Loans, representing 4.8% of the Initial Pool Balance which are secured by second liens. As of the Cut-off Date, the Mortgage Loans have a weighted average Mortgage Rate of 9.331%, a weighted average Loan Constant of 10.680%, a weighted average DSCR of 1.26x, a weighted average DSCR at a 9.5% constant of 1.38x, a weighted average seasoning of 65 months and a weighted average remaining term to maturity of 97 months. See the Appendices to the Prospectus Supplement for more detailed collateral information.

Significant Mortgage        The  following  is a  brief  overview  of  the  five
Loans:                      largest  Mortgage  Loans in the pool by Cut-off Date
                            Balance.

                          Morgan Stanley Capital I Inc.
                           $658,634,000 (Approximate)
      Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates
                                Series 1997-ALIC

       Poughkeepsie Galleria Loan and Property

       The Poughkeepsie Galleria Loan has a Cut-off Date Balance of $97,552,186 and is secured by a first lien fee simple mortgage on 630,158 square feet of a two-level regional mall located in Poughkeepsie, New York. Three anchors, Sears, Filene's and Montgomery Ward, either have fee title to their locations or the borrower has the right to have such locations released from the mortgage without compensation. Security for the Loan includes the following space: JC Penney, one junior anchor, the cinema, the mall shop space and common areas. The Poughkeepsie Galleria Loan was originated on September 17, 1987 and matures on October 1, 2012. The Mortgage Rate is fixed at 10.375% and the remaining amortization period is 190 months. The DSCR is 1.15x while the DSCR at a 9.5% constant is 1.56x. The prepayment provisions on the Loan are generally yield maintenance followed by a declining percentage penalty period with a six month open period prior to maturity. The Seller has received a letter from the borrower in which the borrower has stated that it intends to prepay the Mortgage Loan in not less than 65 days and no more than 370 days from the Cut-off Date. Borrower further states in the letter that it does not intend to pay the Prepayment Premium required under the loan documents in connection with such prepayment, but rather intends to seek a judicial determination that the Prepayment Premium is void and unenforceable. Any prepayment of the Poughkeepsie Galleria Loan would result in a corresponding distribution in respect of the Class A-2
       Certificates which, among other things, may reduce the average life of the Subordinate Certificates and would reduce the Notional Amount of the Class IO Certificates. In addition, such letter may indicate an increased likelihood that the borrower under the Poughkeepsie Galleria Loan will default under one or more of the terms of its Mortgage Loan. The borrower is Poughkeepsie Galleria Company and the property is managed by Pyramid Management Group, Inc., an affiliate of the borrower.

                          Morgan Stanley Capital I Inc.
                           $658,634,000 (Approximate)
      Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates
                                Series 1997-ALIC

       Charles Hotel Loan and Property

       The Charles Hotel Loan has a Cut-off Date Balance of $55,997,412 and is secured by a first lien leasehold mortgage on a 296 unit hotel, a 7-story office building containing 107,724 square feet of office space and a two story retail facility containing 40,237 square feet of retail space located in Cambridge, Massachusetts. The Charles Hotel Loan was originated on December 16, 1985, modified on September 1, 1992 and matures on January 1, 2001. The Mortgage Rate is fixed at 9.000% and the remaining amortization period is 204 months. The DSCR is 1.80x while the DSCR at a 9.5% constant is 2.18x. The prepayment provision on the Loan is generally yield maintenance. The borrower is KSA Realty Trust and the hotel is managed by Cambridge Hotel Associates, an affiliate of Interstate Hotels.

       Commerce Distribution Center 50, 36 Loans and Properties

       The Commerce Distribution Center Loans and Properties consist of the cross-defaulted, cross-collateralized Commerce Distribution Center-36 Loan (Cut-off Date Balance of $24,850,000) and Commerce Distribution Center-50 Loan (Cut-off Date Balance of $28,790,000) which are secured by first lien fee simple mortgages on fourteen industrial buildings totaling 1,822,446 square feet which are all a part of the 6.5 million square foot Commerce Distribution Center Industrial Park located in Bell, California. The Commerce Distribution Center Loans were originated on May 16, 1988 and modified on March 17, 1997 when the borrower bought down the interest rate on the loans, and mature on June 1, 2002. The Mortgage Rate is fixed at 8.000% and is interest only until maturity. The DSCR is 1.41x while the DSCR at a 9.5% constant is 1.19x. The prepayment provisions on the Loan are generally yield maintenance with a three month open period prior to maturity. The borrower is Newcrow III and the property is managed by Trammell Crow Company, an affiliate of the borrower.

                          Morgan Stanley Capital I Inc.
                           $658,634,000 (Approximate)
      Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates
                                Series 1997-ALIC

       Koll Center Irvine II Loan and Property

       The Koll Center Irvine II Loan has a Cut-off Date Balance of $48,474,200 and is secured by a first lien leasehold mortgage on two office buildings and two restaurants that are part of a mixed use facility located in Irvine, California that contains two additional office buildings and a Marriott hotel that are not part of the subject collateral. The Koll Center Irvine II Loan was originated on October 9, 1986 and matures on November 1, 2002. The Mortgage Rate is fixed at 8.000% and has a remaining amortization period of 308 months. The DSCR is 1.12x while the DSCR at a 9.5% constant is 1.09x. The prepayment provision on the Loan is generally yield maintenance. The borrower is Koll Center Irvine Number Two and the property is managed by CB/Koll Real Estate Company.

       Glenpointe Centre West Loan and Property

       The Glenpointe Centre West Loan has a Cut-off Date Balance of $46,024,150 and is secured by a first lien fee simple mortgage on a 333,561 square foot, 7-story office building located in Teaneck, New Jersey. The Glenpointe Centre West Loan was originated on December 12, 1986 and matures on January 1, 2012. The Mortgage Rate is fixed at 9.875% and has a remaining amortization period of 229 months. The DSCR is .90x while the DSCR at a 9.5% constant is 1.10x. The prepayment provisions on the Loan are generally yield maintenance with a three month open period prior to maturity. The borrower is Glenpointe Associates and the property is managed by A.S. Management, an affiliate of the borrower.

                          Morgan Stanley Capital I Inc.
                           $658,634,000 (Approximate)
      Aetna Commercial Mortgage Trust Multiclass Pass-Through Certificates
                                Series 1997-ALIC

                                PROPERTY SUMMARY
                                ----------------

--------------------------------------------------------------------------------------------------------------------------
                                                                               Weighted         Weighted       Weighted
                                                   Initial     Weighted        Average        Average Debt     Average
                       Number       Aggregate       Pool        Average     Remaining Term      Service        Current
                          of       Balance as    Balance as    Mortgage      to Maturity        Coverage     Implied LTV
    Property Type        Loans     of Cut-off    of Cut-off    Rate (%)         (mos)          Ratio (x)         (%)
                                      Date        Date (%)
--------------------------------------------------------------------------------------------------------------------------
Office                     20     $405,168,826       50.44       9.337              93            1.10          75.67
--------------------------------------------------------------------------------------------------------------------------
Retail                      6      129,822,050       16.16       9.930             152            1.17          63.57
--------------------------------------------------------------------------------------------------------------------------
Mixed Use                   2      104,471,612       13.01       8.536              47            1.48          57.19
--------------------------------------------------------------------------------------------------------------------------
Hotel                       4       70,193,922        8.74       9.856             104            1.86          46.76
--------------------------------------------------------------------------------------------------------------------------
Industrial                  4       64,058,113        7.98       8.264              48            1.36          65.87
--------------------------------------------------------------------------------------------------------------------------
Multifamily                 5       29,498,449        3.67      10.496             176            1.37          54.50
--------------------------------------------------------------------------------------------------------------------------
Total or Weighted
Average                    41     $803,212,971      100.00       9.331              97            1.26          67.22
--------------------------------------------------------------------------------------------------------------------------


                            GEOGRAPHIC DISTRIBUTION


[THE FOLLOWING TABLE WAS REPRESENTED AS A MAP IN THE PRINTED MATERIAL]

New Hampshire                  1.48%
Massachusetts                 14.72%
New York                      14.32%
Connecticut                    5.09%
Pennsylvania                   0.11%
New Jersey                    10.22%
Maryland                       1.41%
Virginia                       7.00%
South Carolina                 0.71%
Florida                        6.04%
Alabama                        2.75%
Kentucky                       0.97%
Indiana                        6.10%
Michigan                       4.55%
Minnesota                      0.03%
Kansas                         2.70%
Texas                          0.06%
Arizona                        0.01%
California                    21.72%

PROSPECTUS

                       Mortgage Pass-Through Certificates
                              (Issuable in Series)

                          Morgan Stanley Capital I Inc.
                                    Depositor

                                   ----------

     The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") or a combination of Mortgage Loans, MBS and/or Government Securities (with respect to any series, collectively, "Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain series of Certificates, will be such rent payments. The Mortgage Loans and MBS are collectively referred to herein as the "Mortgage Assets." If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

     Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

                                                  (cover continued on next page)

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

     Investors  should  consider,  among other  things,  certain risks set forth
under  the  caption  "Risk  Factors"  herein  and  in  the  related   Prospectus
Supplement.

     Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

     Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

                                   ----------

                              MORGAN STANLEY & CO.
                                  INCORPORATED

December 11, 1997

     Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the
Certificates of any series will be made only from the assets of the related Trust Fund.

     The Certificates of each series will not represent an obligation of or interest in the Depositor, Morgan Stanley & Co. Incorporated, any Master Servicer, any Sub-Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Sub-Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

     To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related mortgagors') rights in one or more leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036,
Attention: John E. Westerfield, or by telephone at (212) 761-4700. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

PROSPECTUS SUPPLEMENT ....................................................     2

AVAILABLE INFORMATION ....................................................     3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................     4

SUMMARY OF PROSPECTUS ....................................................     5

RISK FACTORS .............................................................    13

DESCRIPTION OF THE TRUST FUNDS ...........................................    20

USE OF PROCEEDS ..........................................................    26

YIELD CONSIDERATIONS .....................................................    27

THE DEPOSITOR ............................................................    30

DESCRIPTION OF THE CERTIFICATES ..........................................    30

DESCRIPTION OF THE AGREEMENTS ............................................    38

DESCRIPTION OF CREDIT SUPPORT ............................................    55

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES ...............    57

CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..................................    74

STATE TAX CONSIDERATIONS .................................................    98

ERISA CONSIDERATIONS .....................................................    99

LEGAL INVESTMENT .........................................................   101

PLAN OF DISTRIBUTION .....................................................   103

LEGAL MATTERS ............................................................   103

FINANCIAL INFORMATION ....................................................   103

RATING ...................................................................   104

INDEX OF PRINCIPAL DEFINITIONS ...........................................   105

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                              SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates ...............  Mortgage    Pass-Through    Certificates,
                                       issuable in series (the "Certificates").

Depositor ...........................  Morgan   Stanley   Capital   I  Inc.,   a
                                       wholly-owned subsidiary of Morgan Stanley
                                       Group Inc. See "The Depositor."

Master Servicer .....................  The   master    servicer   (the   "Master
                                       Servicer"),  if any,  for each  series of
                                       Certificates,  which may be an  affiliate
                                       of the  Depositor,  will be  named in the
                                       related   Prospectus   Supplement.    See
                                       "Description    of    the   Agreements --
                                       Collection     and    Other     Servicing
                                       Procedures."

Special Servicer ....................  The  special   servicer   (the   "Special
                                       Servicer"),  if any,  for each  series of
                                       Certificates,  which may be an  affiliate
                                       of the Depositor,  will be named,  or the
                                       circumstances  in accordance with which a
                                       Special  Servicer will be appointed  will
                                       be described,  in the related  Prospectus
                                       Supplement.   See   "Description  of  the
                                       Agreements--Special Servicers."

Trustee .............................  The  trustee  (the  "Trustee")  for  each series of  Certificates  will be named in
                                       the related  Prospectus  Supplement.  See
                                       "Description   of   the   Agreements--The
                                       Trustee."

The Trust Assets ....................  Each   series   of   Certificates    will
                                       represent in the aggregate the entire beneficial ownership interest in a Trust
                                       Fund consisting primarily of:

 (a) Mortgage Assets ................  The Mortgage  Assets with respect to each series of Certificates  will consist of a
                                       pool  of  multifamily  and/or  commercial
                                       mortgage   loans    (collectively,    the
                                       "Mortgage     Loans")    and     mortgage
                                       participations,   mortgage   pass-through
                                       certificates  or  other   mortgage-backed
                                       securities  evidencing  interests  in  or
                                       secured by Mortgage Loans  (collectively,
                                       the "MBS") or a  combination  of Mortgage
                                       Loans and MBS.  The  Mortgage  Loans will
                                       not  be  guaranteed  or  insured  by  the
                                       Depositor  or any of its  affiliates  or,
                                       unless   otherwise    provided   in   the
                                       Prospectus     Supplement,     by     any
                                       governmental agency or instrumentality or
                                       other   person.   As  more   specifically
                                       described herein, the Mortgage Loans will
                                       be secured  by first or junior  liens on,
                                       or  security   interests  in,  properties
                                       consisting of (i) residential  properties
                                       consisting  of  five or  more  rental  or
                                       cooperatively-owned  dwelling  units (the
                                       "Multifamily  Properties") or (ii) office
                                       buildings,   shopping   centers,   retail
                                       stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks,

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                                       5

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                                       warehouse   facilities,    mini-warehouse
                                       facilities  or  self-storage  facilities,
                                       industrial   plants,    congregate   care
                                       facilities,  mixed use or other  types of
                                       commercial  properties  (the  "Commercial
                                       Properties").    The   term    "Mortgaged
                                       Properties"  shall  refer to  Multifamily
                                       Properties or Commercial Properties, or both.

                                       To the extent  described  in the  related
                                       Prospectus Supplement, some or all of the
                                       Mortgage  Loans may also be secured by an
                                       assignment of one or more leases (each, a
                                       "Lease") of one or more lessees  (each, a
                                       "Lessee")  of  all  or a  portion  of the
                                       related  Mortgaged   Properties.   Unless
                                       otherwise   specified   in  the   related
                                       Prospectus  Supplement,  a significant or
                                       the sole  source of  payments  on certain
                                       Commercial Loans (as defined herein) will
                                       be the  rental  payments  due  under  the
                                       related Leases. In certain circumstances,
                                       with  respect to  Commercial  Properties,
                                       the material  terms and conditions of the
                                       related  Leases  may be set  forth in the
                                       related   Prospectus   Supplement.    See
                                       "Description of the Trust Funds--Mortgage
                                       Loans--Leases" and "Risk Factors--Limited
                                       Assets" herein.

                                       The Mortgaged  Properties  may be located
                                       in  any  one  of the  fifty  states,  the
                                       District of Columbia or the  Commonwealth
                                       of Puerto Rico. The Prospectus Supplement
                                       will indicate  additional  jurisdictions,
                                       if any, in which the Mortgaged Properties
                                       may be located. Unless otherwise provided
                                       in the related Prospectus Supplement, all
                                       Mortgage   Loans  will  have   individual
                                       principal  balances at origination of not
                                       less than $25,000 and  original  terms to
                                       maturity  of not more than 40 years.  All
                                       Mortgage Loans will have been  originated
                                       by persons other than the Depositor,  and
                                       all   Mortgage   Assets  will  have  been
                                       purchased, either directly or indirectly,
                                       by the Depositor on or before the date of
                                       initial issuance of the related series of
                                       Certificates.   The  related   Prospectus
                                       Supplement will indicate if any such persons are affiliates of the Depositor.

                                       Each  Mortgage  Loan may  provide  for no
                                       accrual  of  interest  or for  accrual of
                                       interest  thereon at an interest  rate (a
                                       "Mortgage  Rate")  that is fixed over its
                                       term or that  adjusts  from time to time,
                                       or  that   may  be   converted   from  an
                                       adjustable to a fixed  Mortgage  Rate, or
                                       from a fixed  to an  adjustable  Mortgage
                                       Rate,   from   time   to   time   at  the
                                       mortgagor's  election,  in  each  case as
                                       described   in  the  related   Prospectus
                                       Supplement.  Adjustable Mortgage Rates on
                                       the Mortgage Loans in a Trust Fund may be
                                       based  on  one  or  more  indices.   Each
                                       Mortgage  Loan may provide for  scheduled
                                       payments  to  maturity,   payments   that
                                       adjust  from time to time to  accommodate
                                       changes  in  the  Mortgage   Rate  or  to
                                       reflect the occurrence of certain events,
                                       and may provide for negative amortization
                                       or accelerated amortization, in each case
                                       as  described  in the related  Prospectus
                                       Supplement.  Each  Mortgage  Loan  may be
                                       fully  amortizing  or  require  a balloon
                                       payment due on its stated  maturity date,
                                       in each case as  described in the related
                                       Prospectus Supplement. Each Mortgage Loan
                                       may contain prohibitions on prepayment
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                                       6

--------------------------------------------------------------------------------
                                       or  require  payment  of a  premium  or a
                                       yield  maintenance  penalty in connection
                                       with  a  prepayment,   in  each  case  as
                                       described   in  the  related   Prospectus
                                       Supplement.   The   Mortgage   Loans  may
                                       provide  for   payments   of   principal,
                                       interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."

 (b) Government Securities ..........  If so provided in the related  Prospectus
                                       Supplement,  the Trust Fund may  include,
                                       in addition to Mortgage  Assets,  certain
                                       direct  obligations of the United States,
                                       agencies   thereof  or  agencies  created
                                       thereby which provide for payment of interest and/or principal (collectively, "Government Securities").

 (c) Collection Accounts ............  Each Trust Fund will  include one or more accounts  established  and  maintained on
                                       behalf  of  the  Certificateholders  into
                                       which the person or persons designated in
                                       the related  Prospectus  Supplement will,
                                       to the  extent  described  herein  and in
                                       such Prospectus  Supplement,  deposit all
                                       payments  and  collections   received  or
                                       advanced  with  respect  to the  Mortgage
                                       Assets  and  other  assets  in the  Trust
                                       Fund.  Such an account may be  maintained
                                       as an interest  bearing or a non-interest
                                       bearing  account,  and funds held therein
                                       may  be  held  as  cash  or  invested  in
                                       certain   short-term,   investment  grade
                                       obligations, in each case as described in
                                       the related  Prospectus  Supplement.  See
                                       "Description    of    the    Agreements--
                                       Certificate Account and Other  Collection
                                       Accounts."

 (d) Credit Support .................  If so provided in the related  Prospectus
                                       Supplement,  partial  or full  protection
                                       against  certain  defaults  and losses on
                                       the Mortgage  Assets in the related Trust
                                       Fund  may be  provided  to  one  or  more
                                       classes of  Certificates  of the  related
                                       series  in the form of  subordination  of
                                       one or more other classes of Certificates
                                       of such series,  which other  classes may
                                       include  one or more  classes  of Offered
                                       Certificates,  or by  one or  more  other
                                       types of credit support, such as a letter
                                       of credit,  insurance policy,  guarantee,
                                       reserve  fund or  another  type of credit
                                       support,  or a  combination  thereof (any
                                       such   coverage   with   respect  to  the
                                       Certificates   of  any  series,   "Credit
                                       Support").   The   amount  and  types  of
                                       coverage,   the   identification  of  the
                                       entity   providing   the   coverage   (if
                                       applicable) and related  information with
                                       respect  to each type of Credit  Support,
                                       if  any,   will  be   described   in  the
                                       Prospectus  Supplement  for a  series  of
                                       Certificates.  The Prospectus  Supplement
                                       for any series of Certificates evidencing
                                       an interest in a Trust Fund that includes
                                       MBS will  describe  any similar  forms of
                                       credit  support  that are  provided by or
                                       with  respect to, or are included as part
                                       of  the  trust  fund   evidenced   by  or
                                       providing  security  for,  such MBS.  See
                                       "Risk       Factors--Credit       Support
                                       Limitations"  and  "Description of Credit
                                       Support."

 (e) Cash Flow Agreements ...........  If so provided in the related  Prospectus
                                       Supplement,  the Trust  Fund may  include
                                       guaranteed  investment contracts pursuant
                                       to
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                                       7

--------------------------------------------------------------------------------
                                       which   moneys  held  in  the  funds  and
                                       accounts   established  for  the  related
                                       series  will be  invested  at a specified
                                       rate.  The  Trust  Fund may also  include
                                       certain   other   agreements,   such   as
                                       interest   rate   exchange    agreements,
                                       interest  rate cap or  floor  agreements,
                                       currency  exchange  agreements or similar
                                       agreements provided to reduce the effects
                                       of  interest  rate or  currency  exchange
                                       rate fluctuations on the Assets or on one
                                       or   more   classes   of    Certificates.
                                       (Currency  exchange  agreements  might be
                                       included in the Trust Fund if some or all
                                       of the Mortgage  Assets (such as Mortgage
                                       Loans  secured  by  Mortgaged  Properties
                                       located  outside the United  States) were
                                       denominated   in  a   non-United   States
                                       currency.)  The  principal  terms  of any
                                       such  guaranteed  investment  contract or
                                       other  agreement (any such  agreement,  a
                                       "Cash   Flow   Agreement"),    including,
                                       without  limitation,  provisions relating
                                       to  the  timing,  manner  and  amount  of
                                       payments    thereunder   and   provisions
                                       relating to the termination thereof, will
                                       be described in the Prospectus Supplement
                                       for the related series. In addition,  the
                                       related   Prospectus    Supplement   will
                                       provide certain  information with respect
                                       to the  obligor  under any such Cash Flow
                                       Agreement.  The Prospectus Supplement for
                                       any series of Certificates  evidencing an
                                       interest  in a Trust  Fund that  includes
                                       MBS   will   describe   any   cash   flow
                                       agreements  that are  included as part of
                                       the trust fund  evidenced by or providing
                                       security for such MBS.  See  "Description
                                       of    the    Trust    Funds--Cash    Flow
                                       Agreements." Description of Certificates.

Distributions on Certificates .......  Each series of Certificates evidencing an interest  in a Trust  Fund that  includes
                                       Mortgage Loans as part of its assets will
                                       be  issued  pursuant  to  a  pooling  and
                                       servicing  agreement,  and each series of
                                       Certificates  evidencing an interest in a
                                       Trust Fund that does not include Mortgage
                                       Loans will be issued  pursuant to a trust
                                       agreement.    Pooling    and    servicing
                                       agreements   and  trust   agreements  are
                                       referred  to herein as the  "Agreements."
                                       Each series of Certificates  will include
                                       one  or  more  classes.  Each  series  of
                                       Certificates   (including  any  class  or
                                       classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate for each class of Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                                       Each series of Certificates  will consist
                                       of one or more  classes  of  Certificates
                                       that may (i)  provide  for the accrual of
                                       interest thereon based on fixed, variable
                                       or  adjustable   rates;  (ii)  be  senior
                                       (collectively,  "Senior Certificates") or
                                       subordinate (col-
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                                       8

--------------------------------------------------------------------------------
                                       lectively, "Subordinate Certificates") to
                                       one or more other classes of Certificates
                                       in respect of  certain  distributions  on
                                       the  Certificates;  (iii) be  entitled to
                                       principal       distributions,       with
                                       disproportionately  low,  nominal  or  no
                                       interest   distributions   (collectively,
                                       "Stripped Principal Certificates");  (iv)
                                       be entitled  to  interest  distributions,
                                       with  disproportionately  low, nominal or
                                       no principal distributions (collectively,
                                       "Stripped  Interest  Certificates");  (v)
                                       provide  for   distributions  of  accrued
                                       interest    thereon    commencing    only
                                       following   the   occurrence  of  certain
                                       events,  such as the retirement of one or
                                       more  other  classes of  Certificates  of
                                       such   series   (collectively,   "Accrual
                                       Certificates");    (vi)    provide    for
                                       distributions of principal  sequentially,
                                       based on specified  payment  schedules or
                                       other methodologies; and/or (vii) provide
                                       for distributions  based on a combination
                                       of two or more  components  thereof  with
                                       one  or  more   of  the   characteristics
                                       described in this paragraph,  including a
                                       Stripped Principal  Certificate component
                                       and  a  Stripped   Interest   Certificate
                                       component,  to the  extent  of  available
                                       funds,  in each case as  described in the
                                       related Prospectus  Supplement.  Any such
                                       classes  may  include  classes of Offered
                                       Certificates.     With     respect     to
                                       Certificates with two or more components,
                                       references herein to Certificate Balance,
                                       notional  amount  and  Pass-Through  Rate
                                       refer to the principal  balance,  if any,
                                       notional   amount,   if   any,   and  the
                                       Pass-Through Rate, if any, for any such component.

                                       The  Certificates  will not be guaranteed
                                       or insured by the Depositor or any of its
                                       affiliates, by any governmental agency or
                                       instrumentality  or by any other  person,
                                       unless otherwise  provided in the related
                                       Prospectus    Supplement.    See    "Risk
                                       Factors--Limited Assets" and "Description of the Certificates."

 (a) Interest .......................  Interest   on  each   class  of   Offered
                                       Certificates    (other   than    Stripped
                                       Principal    Certificates   and   certain
                                       classes     of     Stripped      Interest
                                       Certificates)  of each series will accrue
                                       at the  applicable  Pass-Through  Rate on
                                       the   outstanding   Certificate   Balance
                                       thereof  and  will  be   distributed   to
                                       Certificateholders  as  provided  in  the
                                       related  Prospectus  Supplement  (each of
                                       the    specified     dates    on    which
                                       distributions   are   to   be   made,   a
                                       "Distribution Date").  Distributions with
                                       respect to interest on Stripped  Interest
                                       Certificates   may  be   made   on   each
                                       Distribution  Date  on  the  basis  of  a
                                       notional   amount  as  described  in  the
                                       related      Prospectus       Supplement.
                                       Distributions of interest with respect to
                                       one or more classes of  Certificates  may
                                       be  reduced  to  the  extent  of  certain
                                       delinquencies,     losses,     prepayment
                                       interest     shortfalls,     and    other
                                       contingencies described herein and in the
                                       related Prospectus Supplement.  See "Risk
                                       Factors--Average  Life  of  Certificates;
                                       Prepayments;        Yields,"       "Yield
                                       Considerations"  and  "Description of the
                                       Certificates--Distributions of Interest on the Certificates."

 (b) Principal ......................  The Certificates of each series initially
                                       will   have  an   aggregate   Certificate
                                       Balance no greater  than the  outstanding
                                       principal
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                                       balance of the  Assets as of,  unless the
                                       related  Prospectus  Supplement  provides
                                       otherwise,  the close of  business on the
                                       first  day of the month of  formation  of
                                       the  related  Trust  Fund  (the  "Cut-off
                                       Date"),  after  application  of scheduled
                                       payments  due  on or  before  such  date,
                                       whether or not received.  The Certificate
                                       Balance of a Certificate outstanding from
                                       time  to  time   represents  the  maximum
                                       amount  that the  holder  thereof is then
                                       entitled   to   receive   in  respect  of
                                       principal  from  future  cash flow on the
                                       assets in the related Trust Fund.  Unless
                                       otherwise   provided   in   the   related
                                       Prospectus  Supplement,  distributions of
                                       principal    will   be   made   on   each
                                       Distribution Date to the class or classes
                                       of  Certificates  entitled  thereto until
                                       the   Certificate    Balances   of   such
                                       Certificates  have been  reduced to zero.
                                       Unless otherwise specified in the related
                                       Prospectus  Supplement,  distributions of
                                       principal  of any  class of  Certificates
                                       will be made on a pro  rata  basis  among
                                       all of the  Certificates of such class or
                                       by random selection,  as described in the
                                       related    Prospectus    Supplement    or
                                       otherwise   established  by  the  related
                                       Trustee.  Stripped Interest  Certificates
                                       with  no  Certificate  Balance  will  not
                                       receive   distributions   in  respect  of
                                       principal.   See   "Description   of  the
                                       Certificates--Distributions of Principal of the Certificates."

Advances ............................  Unless otherwise  provided in the related
                                       Prospectus    Supplement,    the   Master
                                       Servicer will be obligated as part of its
                                       servicing    responsibilities   to   make
                                       certain  advances  that in its good faith
                                       judgment   it  deems   recoverable   with
                                       respect to delinquent  scheduled payments
                                       on the Whole  Loans in such  Trust  Fund.
                                       Neither  the  Depositor  nor  any  of its
                                       affiliates  will have any  responsibility
                                       to make such advances. Advances made by a
                                       Master    Servicer    are    reimbursable
                                       generally from  subsequent  recoveries in
                                       respect of such Whole Loans and otherwise
                                       to the extent described herein and in the
                                       related Prospectus Supplement.  If and to
                                       the  extent  provided  in the  Prospectus
                                       Supplement  for any  series,  the  Master
                                       Servicer  will  be  entitled  to  receive
                                       interest  on  its  outstanding  advances,
                                       payable from amounts in the related Trust
                                       Fund. The  Prospectus  Supplement for any
                                       series  of  Certificates   evidencing  an
                                       interest  in a Trust  Fund that  includes
                                       MBS  will   describe  any   corresponding
                                       advancing  obligation  of any  person  in
                                       connection    with    such    MBS.    See
                                       "Description   of    the   Certificates--
                                       Advances in Respect of Delinquencies."

Termination .........................  If so specified in the related Prospectus
                                       Supplement,  a series of Certificates may
                                       be subject to optional early  termination
                                       through the  repurchase  of the Assets in
                                       the  related  Trust  Fund  by  the  party
                                       specified     therein,      under     the
                                       circumstances and in the manner set forth
                                       therein.  If so  provided  in the related
                                       Prospectus Supplement, upon the reduction
                                       of the Certificate Balance of a specified
                                       class or  classes  of  Certificates  by a
                                       specified  percentage or amount or on and
                                       after a date specified in such Prospectus
                                       Supplement,  the party specified  therein
                                       will solicit
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                                       10

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                                       bids  for  the  purchase  of  all  of the
                                       Assets  of  the  Trust  Fund,   or  of  a
                                       sufficient  portion  of  such  Assets  to
                                       retire such class or classes, or purchase
                                       such  Assets  at a price set forth in the
                                       related   Prospectus    Supplement.    In
                                       addition,  if so  provided in the related
                                       Prospectus Supplement, certain classes of
                                       Certificates may be purchased subject to similar conditions. See "Description of the Certificates--Termination."

Registration of Certificates ........  If so provided in the related  Prospectus
                                       Supplement,  one or more  classes  of the
                                       Offered  Certificates  will  initially be
                                       represented  by one or more  Certificates
                                       registered  in the name of Cede & Co., as
                                       the nominee of DTC.  No person  acquiring
                                       an  interest in Offered  Certificates  so
                                       registered  will be entitled to receive a
                                       definitive certificate  representing such
                                       person's  interest  except  in the  event
                                       that definitive  certificates  are issued
                                       under the limited circumstances described
                                       herein.  See  "Risk   Factors--Book-Entry
                                       Registration"  and  "Description  of  the
                                       Certificates--Book-Entry Registration and
                                       Definitive Certificates."

Tax Status of the Certificates ......  The  Certificates  of  each  series  will constitute either (i) "regular interests"
                                       ("REMIC   Regular    Certificates")   and
                                       "residual   interests"  ("REMIC  Residual
                                       Certificates") in a Trust Fund treated as
                                       a REMIC under  Sections 860A through 860G
                                       of the Code, or (ii) interests  ("Grantor
                                       Trust  Certificates")  in  a  Trust  Fund
                                       treated   as  a   grantor   trust   under
                                       applicable provisions of the Code.

 (a) REMIC ..........................  REMIC Regular Certificates generally will be  treated  as debt  obligations  of the
                                       applicable  REMIC for federal  income tax
                                       purposes.     Certain    REMIC    Regular
                                       Certificates  may be issued with original
                                       issue  discount  for  federal  income tax
                                       purposes. See "Certain Federal Income Tax
                                       Consequences"     in    the    Prospectus
                                       Supplement.

                                       A portion (or, in certain cases,  all) of
                                       the   income    from    REMIC    Residual
                                       Certificates (i) may not be offset by any
                                       losses  from  other   activities  of  the
                                       holder    of    such    REMIC    Residual
                                       Certificates,  (ii)  may  be  treated  as
                                       unrelated  business  taxable  income  for
                                       holders  of REMIC  Residual  Certificates
                                       that  are  subject  to tax  on  unrelated
                                       business  taxable  income (as  defined in
                                       Section  511 of the Code),  and (iii) may
                                       be subject to foreign  withholding rules.
                                       See   "Certain    Federal    Income   Tax
                                       Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates".

                                       The Offered  Certificates will be treated
                                       as  (i)  assets   described   in  section
                                       7701(a)(19)(C)  of the  Internal  Revenue
                                       Code of 1986, as amended (the "Code") and
                                       (ii)  "real  estate  assets"  within  the
                                       meaning  of section  856(c)(5)(A)  of the
                                       Code,   in  each   case  to  the   extent
                                       described  herein and in the  Prospectus.
                                       See   "Certain    Federal    Income   Tax
                                       Consequences"    herein    and   in   the
                                       Prospectus.
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                                       11

--------------------------------------------------------------------------------
 (b) Grantor Trust ..................  If no election is made to treat the Trust
                                       Fund relating to a Series of Certificates as a real estate mortgage investment conduit ("REMIC"), the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                                       Investors  are  advised to consult  their
                                       tax  advisors  and  to  review   "Certain
                                       Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations ................  A fiduciary  of an employee  benefit plan or other  retirement plan or arrangement,
                                       including   an   individual    retirement
                                       account or annuity or a Keogh  plan,  and
                                       any   collective   investment   fund   or
                                       insurance  company  general  or  separate
                                       account  in which such  plans,  accounts,
                                       annuities or  arrangements  are invested,
                                       that  is   subject  to  Title  I  of  the
                                       Employee  Retirement  Income Security Act
                                       of 1974, as amended ("ERISA"), or Section
                                       4975 of the Code should  carefully review
                                       with  its  legal  advisors   whether  the
                                       purchase    or    holding    of   Offered
                                       Certificates   could   give   rise  to  a
                                       transaction  that is prohibited or is not
                                       otherwise  permissible either under ERISA
                                       or Section  4975 of the Code.  See "ERISA
                                       Considerations" herein and in the related
                                       Prospectus  Supplement.   To  the  extent
                                       specified   in  the  related   Prospectus
                                       Supplement,     certain     classes    of
                                       Certificates   may  not  be   transferred
                                       unless the Trustee and the  Depositor are
                                       furnished     with    a     letter     of
                                       representations  or an opinion of counsel
                                       to the effect that such transfer will not
                                       result in a violation  of the  prohibited
                                       transaction  provisions  of ERISA and the
                                       Code,  will not cause  the  assets of the
                                       Trust  to be  deemed  "plan  assets"  for
                                       purposes  of ERISA  and the Code and will
                                       not subject the Trustee, the Depositor or
                                       the   Master   Servicer   to   additional
                                       obligations. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment ....................  The related  Prospectus  Supplement  will specify  whether  any class or classes of
                                       the Offered  Certificates will constitute
                                       "mortgage    related    securities"   for
                                       purposes of the Secondary Mortgage Market
                                       Enhancement  Act  of  1984,  as  amended.
                                       Investors whose  investment  authority is
                                       subject  to  legal  restrictions   should
                                       consult  their  own  legal   advisors  to
                                       determine  whether and to what extent the
                                       Offered  Certificates   constitute  legal
                                       investments    for   them.   See   "Legal
                                       Investment"  herein  and in  the  related
                                       Prospectus Supplement.

Rating ..............................  At  the  date  of  issuance,  as to  each
                                       series,    each    class    of    Offered
                                       Certificates will be rated not lower than
                                       investment   grade   by   one   or   more
                                       nationally recognized  statistical rating
                                       agencies (each, a "Rating  Agency").  See
                                       "Rating"   herein  and  in  the   related
                                       Prospectus Supplement.

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                                       12

                                  RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

Limited Liquidity

     There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the
Agreements--Evidence   as  to  Compliance"   for   information   concerning  the
Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See
"Description of the Certificates--Termination". Morgan Stanley & Co. Incorporated currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

Limited Assets

     The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Assets will be the obligations (if any) of the Warrantying Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's, any Special Servicer's and any Sub-Servicer's servicing obligations under the related Pooling and Servicing Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

     Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate

Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

Average Life of Certificates; Prepayments; Yields

     Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to
(a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

Limited Nature of Ratings

     Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such
Certificateholders  are entitled under the related  Agreement.  Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

     The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating."

Risks Associated with Mortgage Loans and Mortgaged Properties

     Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

     It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

     If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

Risks Associated with Commercial Loans and Leases

     If so described in the related Prospectus Supplement, each mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hospital, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

Balloon Payments

           Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related
Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

Junior Mortgage Loans

     To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

 Obligor Default

     If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer, a Sub-Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer, a Sub-Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

Mortgagor Type

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of single family mortgage loans. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Credit Support Limitations

     The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

           Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the

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

downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

Subordination of the Subordinate Certificates; Effect of Losses on the Assets

     The rights of Subordinate Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Certificateholders to the extent described herein. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Certificates. See "Description of the Certificates--General" and "--Allocation of Losses and Shortfalls."

     The yields on the Subordinate Certificates may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Certificates may be lower than anticipated.

Enforceability

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

Environmental Risks

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental

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

damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Sub-Servicer or the Special Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."

ERISA Considerations

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series.

Certain Federal Income Tax Considerations Regarding REMIC Residual Certificates

     Except as provided in the Prospectus Supplement, REMIC Residual Certificates, if offered hereunder, are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC Residual Certificates in the early years of the existence of the related REMIC, even if the REMIC Residual Certificates receive no distributions from the related REMIC, with a corresponding amount of losses allocated to the REMIC Residual Certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC Residual Certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC Residual Certificates may have a negative "value." Moreover, the REMIC Residual Certificates will in effect be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but such expenses will be deductible by holders of the REMIC Residual Certificates that are individuals only as itemized deductions (and be subject to all the limitations applicable to itemized deductions). Accordingly, investment in the REMIC Residual Certificates will generally not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Finally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued temporary regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Certain Federal Income Tax Consequences--REMICs."

Control

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

Book-Entry Registration

     If so provided in the  Prospectus  Supplement,  one or more  classes of the
Certificates  will  be  initially   represented  by  one  or  more  certificates
registered in the name of Cede,  the nominee for DTC, and will

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

not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                         DESCRIPTION OF THE TRUST FUNDS

Assets

     The primary assets of each Trust Fund (the "Assets") will include (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS"), (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"), or (iv) a combination of Mortgage Loans, MBS and Government Securities. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Morgan Stanley Capital I Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

     Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Assets.

Mortgage Loans

 General

     The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include
apartment   buildings  owned  by  private   cooperative   housing   corporations
("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold will exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

 Leases

     To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the mortgagor and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer.

     To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial
Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the mortgagor must rely entirely on rent paid by such Lessee in order for the mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

 Default and Loss Considerations with Respect to the Mortgage Loans

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

     As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

     The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor.

     Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

 Loan-to-Value Ratio

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

 Mortgage Loan Information in Prospectus Supplements

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category),
(iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

 Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

MBS

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying
MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund,
(ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS,
(x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

Government Securities

     The Prospectus Supplement for a series of Certificates evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities, (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government
Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

Accounts

     Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Certificate Account and Other Collection Accounts."

Credit Support

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

Cash Flow Agreements

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus
Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Assets and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

General

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

Pass-Through Rate

     Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

     Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

Payments of Principal; Prepayments

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Prepayments--Maturity and Weighted Average Life

     The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the MBS. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR.

     The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

Other Factors Affecting Weighted Average Life

 Type of Mortgage Asset

     A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

 Foreclosures and Payment Plans

     The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

 Due-on-Sale and Due-on-Encumbrance Clauses

     Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of the Depositor are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

General

     The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates. Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "Limited Assets."

Distributions

     Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

Available Distribution Amount

     All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

          (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution
          Date),

          (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

          (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, a Special Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

     (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

     (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

     (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

Distributions of Interest on the Certificates

     Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations."

Distributions of Principal of the Certificates

     The  Certificates  of each series,  other than certain  classes of Stripped
Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

Components

     To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

Allocation of Losses and Shortfalls

     If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

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

Advances in Respect of Delinquencies

     With respect to any series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer is required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

Reports to Certificateholders

     Unless  otherwise  provided  in  the  Prospectus   Supplement,   with  each
distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

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

     (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

     (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

     (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

     (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,
(e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice,
(g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

     (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and
(b) the amount of any loss to Certificateholders;

     (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

     (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such

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

Distribution  Date,  separately  identifying  any reduction in such  Certificate
Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xv) the aggregate amount of principal prepayments made during the related Due Period;

     (xvi)  the  amount   deposited  in  the  reserve  fund,  if  any,  on  such
Distribution Date;

     (xvii) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

     (xviii) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

     (xix) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xx) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xxi) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

     (xxii) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii), (xiv), (xviii) and (xix) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Termination

     The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however,

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

will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

Book-Entry Registration and Definitive Certificates

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

     DTC is a  limited-purpose  trust  company  organized  under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its
Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

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

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Unless   otherwise   specified  in  the  related   Prospectus   Supplement,
Certificates  initially  issued  in  book-entry  form  will be  issued  in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The Certificates of each series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

Assignment of Assets; Repurchases

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal

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

and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

     The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

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

     If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

     With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

Representations and Warranties; Repurchases

     Unless  otherwise  provided  in  the  related  Prospectus   Supplement  the
Depositor will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warrantying Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warrantying Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warrantying Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Whole

Loan from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warrantying Party.

     Neither the Depositor (except to the extent that it is the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Whole Loans.

     Unless otherwise provided in the related Prospectus Supplement the Warrantying Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warrantying Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

     A  Master  Servicer  will  make  certain   representations  and  warranties
regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights
(unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

Certificate Account and Other Collection Accounts

 General

     The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Certificate Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding

Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

 Deposits

     A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

     (i) all payments on account of principal, including principal prepayments, on the Assets;

     (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer, a Sub-Servicer or a Special Servicer as its servicing compensation and net of any Retained Interest;

     (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v)  any   advances   made  as   described   under   "Description   of  the
Certificates--Advances in Respect of Delinquencies";

     (vi) any amounts representing Prepayment Premiums;

     (vii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (viii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Certificates Termination" (also, "Liquidation Proceeds");

     (ix) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements Retained Interest; Servicing Compensation and Payment of Expenses";

     (x) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges,

Prepayment Premiums or Equity Participations on the Mortgage Assets; (xi) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

     (xii) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xiii) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.

 Withdrawals

     A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

     (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

     (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (iv) to reimburse a Master  Servicer  for any advances  described in clause
(ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related series;

     (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

     (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, Mortgaged Properties securing defaulted Whole Loans as described under "Realization Upon Defaulted Whole Loans";

     (vii) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

     (viii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

     (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

     (x) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

     (xi) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

     (xii) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

     (xiii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

     (xiv) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

     (xv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;

     (xvi) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

     (xvii) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

     (xviii) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement; and

     (xix) to clear and terminate the Certificate Account at the termination of the Trust Fund.

 Other Collection Accounts

     Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

Collection and Other Servicing Procedures

     The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

     The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

Sub-Servicers

           A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."

Special Servicers

           To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the rights, obligations and compensation of a Special Servicer. The Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement.

Realization Upon Defaulted Whole Loans

     A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage--Loans and the Leases."

     Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

     (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

     (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances (the cost of which actions will be an expense of the Trust Fund).

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.


           If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

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

     As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

Hazard Insurance Policies

     Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged
Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     In addition, to the extent required by the related Mortgage, the Master Servicer may require the mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer, Sub-Servicer or Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer, Sub-Servicer or Special Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

Rental Interruption Insurance Policy

     If so specified in the related Prospectus Supplement, the Master Servicer or the mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Master
Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

Fidelity Bonds and Errors and Omissions Insurance

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer and any Special Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as applicable. The related Agreement will allow the Master Servicer and any Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreement are met.

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

Due-on-Sale and Due-on-Encumbrance Provisions

     Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

Retained Interest; Servicing Compensation and Payment of Expenses

     The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a Sub-Servicer pursuant to the Agreement.

     The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

Evidence as to Compliance

     Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC"), the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit

Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

Certain Matters Regarding a Master Servicer and the Depositor

     The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the

Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

Events of Default

     Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

Rights Upon Event of Default

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the

Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

     Each Agreement may be amended by the parties thereto without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

The Trustee

     The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

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Duties of the Trustee

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

Certain Matters Regarding the Trustee

           Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or
(iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

Resignation and Removal of the Trustee

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master
Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.



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                          DESCRIPTION OF CREDIT SUPPORT

General

     For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit  Support  is  provided  with  respect  to one or more  classes of
Certificates of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

Subordinate Certificates

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

     If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to the Whole Loans

     If so provided in the Prospectus Supplement for a series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy

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of any such material  instrument  for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

Letter of Credit

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

Insurance Policies and Surety Bonds

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

Reserve Funds

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

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     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

Credit Support with respect to MBS

     If so provided in the Prospectus Supplement for a series of Certificates, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

General

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed

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to secure debt are governed by the express  provisions of the mortgage,  the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

Leases and Rents

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the mortgagor, which remains entitled to collect such revenues absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

Personalty

     Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such

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property is  generally  pledged or assigned as security to the lender  under the
UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

Foreclosure

 General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

 Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

 Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair

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consideration  and such sale occurred  while the mortgagor was insolvent (or the mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

 Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

 Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under

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federal or state law for the cost of cleaning up a  mortgaged  property  that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

 REO Properties

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

     In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code (an "REO Tax") at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO

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Taxes in connection  with the operation of commercial  REO Properties by REMICs.
See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

 Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than two years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

 Anti-Deficiency Legislation

     Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states

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permitting  such  election,  is that lenders will  usually  proceed  against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

 Leasehold Risks

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Bankruptcy Laws

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the

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outstanding  balance of the loan. Other  modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal
bankruptcy   law,  a   bankruptcy   court  may  permit  a  debtor   through  its
rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of Certificates in the event that a related Lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the

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extent  provided in the  related  Prospectus  Supplement,  the Lessee will agree under certain Leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or
(ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related series of Certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

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Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

     To the extent specified in the related Prospectus Supplement, some of the Mortgage Loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the related Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the Mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer or Special Servicer, as applicable, asserts its subordinate interest in a Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and

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

defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Environmental Legislation

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and under the law of certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a Mortgaged Property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

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

     Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which was signed into law by President Clinton on September 30, 1996 lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the Asset Conversion Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore, a federal statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act ("RCRA"), which governs the operation and management of underground petroleum storage tanks. Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

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     Unless  otherwise  provided  in  the  related  Prospectus  Supplement,  the
Warrantying Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association ("FNMA") Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly
conducts   environmental  audits,  that:  (i)  such  Mortgaged  Property  is  in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if such Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer or a Special Servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case
may  be,  will  in  fact  insulate  a  given  Trust  Fund  from   liability  for
Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

     Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the Certificates of a Series or as of another specified date, no related Mortgaged Property is affected by a Disqualifying Condition (as defined below). In the event that, following a default in payment on a Mortgage Loan that continues for 60 days, (i) the environmental inquiry conducted by the Master Servicer or Special Servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the Certificates of a Series and (ii) the Master Servicer or the Special Servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition the Warrantying Party, at its option, will reimburse the Trust Fund, cure such Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of initial issuance of the Certificates of the related Series, whether due to actions of the Mortgagor, the Master Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the Certificates of a Series.

     A "Disqualifying Condition" is defined generally as a condition, existing as a result of, or arising from, the presence of Hazardous Materials (as defined below) on a Mortgaged Property, such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the Certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the Certificates of such series.

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     "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA and RCRA, and specifically including, asbestos and asbestos containing
materials,   polychlorinated  biphenyls,  radon  gas,  petroleum  and  petroleum
products,   urea  formaldehyde  and  any  substances  classified  as  being  "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

Due-on-Sale and Due-on-Encumbrance

     Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the related Mortgaged Property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Subordinate Financing

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest, Prepayment Charges and Prepayments

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such

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prohibition,  will be enforceable  under  applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Acceleration on Default

     Unless otherwise specified in the related prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations; Types of Mortgaged Properties

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages

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

on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Americans With Disabilities Act

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

Soldiers' and Sailors' Civil Relief Act of 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures

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

contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.



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

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Sidley & Austin or Latham & Watkins or Brown & Wood LLP or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

General

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

Grantor Trust Funds

     If a REMIC election is not made, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

a. Single Class of Grantor Trust Certificates

     Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of

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

income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

     Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or such other counsel as may be specified in the related Prospectus Supplement will have advised the Depositor that:

          (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

          (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

          (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A

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

Certificateholder that makes this election for a Mortgage Asset or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate representing an interest in a Mortgage Asset or Mortgage Loan acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect
differences   between  an  assumed  prepayment  rate  and  the  actual  rate  of prepayments.

     Original Issue Discount. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount
("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID
Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount

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

and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The Internal Revenue Service can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Grantor Trust Certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

b. Multiple Classes of Grantor Trust Certificates

     1. Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

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

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on certain provisions of the OID Regulations, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the Certificateholder will not recover its investment. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be

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considered to represent  "real estate assets" within the meaning of Code Section
856(c)(5)(A)  and "loans . . . secured by, an interest in real property which is
 .  .  .  residential   real  property"   within  the  meaning  of  Code  Section
7701(a)(19)(C)(v),   and  interest   income   attributable   to  Grantor   Trust
Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption") on the issue date of such Grantor Trust Certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other

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rate. The prepayment  assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment
Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the stated redemption price at maturity received during such accrual period, and
(ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

     3. Grantor Trust Certificates Representing Interests in ARM Loans

     The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust

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

Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

c. Sale or Exchange of a Grantor Trust Certificate

     Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year). Lower capital gains rates generally will apply to individuals who hold Grantor Trust Certificates for more than 18 months.

     It is possible that capital gain realized by holders of one or more classes of Grantor Trust Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a Grantor Trust Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Grantor Trust Certificate substantially contemporaneously with acquiring the Grantor Trust Certificate, (ii) the Grantor Trust Certificate is part of a straddle, (iii) the Grantor Trust Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Grantor Trust Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition of the Grantor Trust Certificate would be treated as ordinary income instead of capital gain.

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d. Non-U.S. Persons

     Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United


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States  or a trust if a court  within  the  United  States  is able to  exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

e. Information Reporting and Backup Withholding

     The Master  Servicer  will furnish or make  available,  within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMICs

     The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation and any "regular interest" in another REMIC) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

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

     Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates, other than the residual interest in a Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code.

a.  Taxation of Owners of REMIC Regular Certificates

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue

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

price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates, stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the

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IRS with respect to contingent payment instruments.  These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the Depositor and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also

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be required to include in gross  income the sum of the daily  portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates "--that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption

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price at maturity.  In particular,  under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an

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election to amortize  bond premium with respect to all debt  instruments  having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. The proposed regulations generally would be effective for Certificates acquired on or after the date 60 days after the date they are published as final regulations in the Federal Register. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

     It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate, (ii) the REMIC Regular

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Certificate  is part of a  straddle,  (iii) the  REMIC  Regular  Certificate  is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or a portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.

     The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any

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period could significantly  exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets.

     Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S Persons that own directly or indirectly, a greater than 10% interest in any Mortgagor, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Mortgagor.

     For these purposes, a "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business or a trust as to which (i) a court in the United States is able to exercise primary supervision over its administration and (ii) one or more U.S. Persons have the right to control all substantial decisions of the trust.

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     Information  Reporting  and Backup  Withholding.  The Master  Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on
behalf  of  beneficial  owners.  If  a  holder,   beneficial  owner,   financial
intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

b. Taxation of Owners of REMIC Residual Certificates

     Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

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     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual

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Certificateholders  in the same manner as the REMIC's  taxable  income.  The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;
(ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

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     Except as discussed in the following  paragraph,  with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC
Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the

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distributions  received  thereon by such REMIC  Residual  Certificateholder.  In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

Prohibited Transactions and Other Taxes

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

     In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

Liquidation and Termination

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

Residual Certificate Payments--Non-U.S. Persons

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are

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

effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of REMIC Residual Certificates

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual

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

Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income

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

tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

General

     Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject thereto ("ERISA Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such ERISA Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments  by ERISA  Plans  are  subject  to  ERISA's  general  fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

Prohibited Transactions

 General

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code
imposes certain excise taxes on similar transactions between employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts or annuities and Keogh plans, subject thereto and disqualified persons with respect to such plans and arrangements (together with ERISA Plans, "Plans").

     The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Master Servicer, any Sub-Servicer, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust, may be fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise be parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or
Section 4975 of the Code unless such transactions are subject to a statutory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest (excluding equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or by affiliates of such persons)). "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans and foreign plans) and entities whose underlying assets include plan assets by reason of plan investment in such entities. The 25% limitation must be met with respect to each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

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

 Availability of Underwriter's Exemption for Certificates

     Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

          (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the Trust;

          (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Credit Rating Co., Fitch
     Investors Service, L.P., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

          (4) The Trustee is not an affiliate of the Depositor, any Underwriter, the Master Servicer, insurer of the Mortgage Assets, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

          (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Pooling Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

          (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     Before purchasing a Certificate in reliance on the Exemption, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the general conditions and other requirements set forth in the Exemption would be satisfied.

Review by Plan Fiduciaries

     Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 (for certain transactions

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

involving insurance company general accounts) may be available. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1 (for certain transactions involving mortgage pool investment trusts), or any other exemption, with respect to the Certificates offered thereby.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Those classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series representing interests in, or secured by, a Trust Fund consisting of Mortgage Loans or MBS, provided that such Mortgage Loans (or the Mortgage Loans underlying the MBS) are secured by first liens on Mortgaged Property and were originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in, or secured by, a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative
interpretation   by  the  OCC
defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series or classes of Offered Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy
Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain series or classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

     Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Investors should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION


     The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Offered Certificates, Morgan Stanley will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Offered Certificates as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Sidley & Austin, New York, New York or Latham & Watkins, New York, New York or Brown & Wood LLP, New York, New York or such other counsel as may be specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS



                                                               Page(s) on which
                                                                term is defined
Term                                                           in the Prospectus
----                                                           -----------------



Accrual Certificates ........................................................ 30
ADA ......................................................................... 72
Applicable Amount ........................................................... 93
ARM Loans ............................................................... 24, 79
Asset Conservation Act ...................................................... 68
Asset Seller ................................................................ 20
Assets ...................................................................1.. 20
Balloon Mortgage Loans ...................................................... 16
Bankruptcy Code ............................................................. 63
Book-Entry Certificates ..................................................... 31
Cash Flow Agreement ......................................................... 26
Cash Flow Agreements ........................................................  1
Cede ..................................................................... 3, 37
CERCLA .................................................................. 18, 68
Certificate Account ......................................................... 41
Certificate Owners .......................................................... 37
Certificateholders ..........................................................  3
Closing Date ................................................................ 83
Commercial Loans ............................................................ 20
Commercial Properties ....................................................... 20
Commission ..................................................................  3
Contributions Tax ........................................................... 95
Cooperatives ................................................................ 21
Covered Trust ........................................................... 17, 55
CPR ......................................................................... 29
Credit Support ........................................................... 1, 26
Crime Control Act ........................................................... 73
Deferred Interest ........................................................... 80
Definitive Certificates ................................................. 31, 38
Depositor ................................................................... 20
Determination Date .......................................................... 31
DTC ...................................................................... 3, 37
Due Period .................................................................. 31
Environmental Hazard Condition .............................................. 69
Equity Participations ....................................................... 24
ERISA Plans ................................................................. 99
Exchange Act ................................................................  3
Exemption ...................................................................100
FDIC ........................................................................ 41
FHLMC ....................................................................... 50
FNMA ........................................................................ 69
Government Securities .....................................................1, 20
Indirect Participants ....................................................... 37
Insurance Proceeds .......................................................... 42
IRS ......................................................................... 76
Labor ....................................................................... 99
L/C Bank .................................................................... 56
Lease .......................................................................  3
Lease Assignment ............................................................  1
Legislative History ......................................................... 83

Lessee ......................................................................  3
Liquidation Proceeds ........................................................ 42
Lock-out Date ............................................................... 24
Lock-out Period ............................................................. 24
Mark-to-Market Regulations .................................................. 93
Master REMIC ................................................................ 83
MBS ...................................................................... 1, 20
MBS Agreement ............................................................... 24
MBS Issuer .................................................................. 24
MBS Servicer ................................................................ 24
MBS Trustee ................................................................. 24
Morgan Stanley ..............................................................103
Mortgage Loans ........................................................... 1, 20
Mortgage Notes .............................................................. 21
Mortgage Rate ............................................................... 24
Mortgages ................................................................... 21
Multifamily Loans ........................................................... 20
Multifamily Properties ...................................................... 20
NCUA ........................................................................102
Nonrecoverable Advance ...................................................... 34
Offered Certificates ........................................................  1
OID ..................................................................... 74, 76
OID Regulations ............................................................. 76
Originator .................................................................. 21
Participants ................................................................ 37
Pass-Through Rate ........................................................... 32
Payment Lag Certificates .................................................... 89
Permitted Investments ....................................................... 41
Plans ....................................................................... 99
Prepayment Assumption ....................................................... 79
Prepayment Premium .......................................................... 24
Prohibited Transactions Tax ................................................. 95
RCRA ........................................................................ 68
Record Date ................................................................. 31
Related Proceeds ............................................................ 34
Relief Act .................................................................  72
REMIC Certificates .........................................................  82
REMIC Regular Certificateholders ...........................................  83
REMIC Regular Certificates .................................................  82
REMIC Regulations ..........................................................  74
REMIC Residual Certificateholder ...........................................  90
REMIC Residual Certificates ................................................  82
REO Extension ..............................................................  61
REO Tax ....................................................................  61
Restricted Group ........................................................... 100
RICO .......................................................................  73
Senior Certificates ........................................................  30
Servicing Standard .........................................................  45
SMMEA ...................................................................... 101
SMMEA Certificates ......................................................... 101
Special Servicer ...........................................................  45
Stripped ARM Obligations ...................................................  80
Stripped Bond Certificates .................................................  77
Stripped Coupon Certificates ...............................................  77
Stripped Interest Certificates .............................................  30

Stripped Principal Certificates ............................................  30
Subordinate Certificates ...................................................  30
Sub-Servicer ...............................................................  45
Sub-Servicing Agreement ....................................................  45
Subsidiary REMIC ...........................................................  83
Super-Premium Certificates .................................................  84
Title V ....................................................................  71
Trust Assets ...............................................................   2
Trust Fund .................................................................   1
UCC ........................................................................  37
Voting Rights ..............................................................  19
Warrantying Party .........................................................   40